     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 17, 2003
                                                  REGISTRATION NO. 333-98975

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        HARLEY-DAVIDSON MOTORCYCLE TRUSTS
                     (Issuer with respect to the Securities)


                     HARLEY-DAVIDSON CUSTOMER FUNDING CORP.
                    (Sponsor of the Trusts described herein)
             (Exact name of Registrant as specified in its charter)

            NEVADA                                                36-4396302
(STATE OR OTHER JURISDICTION OF                                 (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                               4150 TECHNOLOGY WAY
                            CARSON CITY, NEVADA 89706
                                 (775) 886-3200
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                DONNA F. ZARCONE
                      PRESIDENT AND CHIEF OPERATING OFFICER
                          HARLEY-DAVIDSON CREDIT CORP.
                             150 SOUTH WACKER DRIVE
                                   SUITE 3100
                             CHICAGO, ILLINOIS 60606
                                 (312) 368-9501
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                        COPIES OF ALL COMMUNICATIONS TO:

                               M. DAVID GALAINENA
                                WINSTON & STRAWN
                              35 WEST WACKER DRIVE
                             CHICAGO, ILLINOIS 60601
                                 (312) 558-5600

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
   As soon as practicable after the registration statement becomes effective.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
          If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE


===============================================================================================================================
                                                      PROPOSED MAXIMUM OFFERING
 TITLE OF EACH CLASS OF SECURITIES    AMOUNT TO BE               PRICE                 PROPOSED MAXIMUM           AMOUNT OF
        TO BE REGISTERED              REGISTERED(1)            PER UNIT(2)          AGGREGATE OFFERING PRICE   REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Asset Backed Notes and
Certificates                          $5,000,000,000              100%                  $ 5,000,000,000          $ 460,000(3)
===============================================================================================================================


(1) The amount of Securities being registered represents the maximum aggregate principal amount of Securities currently expected to be offered for sale. $22,000,000 aggregate principal amount of the Securities registered by Registrant under Registration Statement No. 333-37550 referred to below and not previously sold are consolidated in this Registration Statement pursuant to Rule 429. All registration fees in the amount of $5,808 in connection with such unsold amount of Securities have previously been paid under Registration Statement No. 333-37550. The total amount registered under this Registration Statement as so consolidated as of the date of this filing is $5,022,000,000.

(2)  Estimated solely for purposes of calculating the registration fee.

(3)  $92 of which was previously paid.


Pursuant to Rule 429 under the Securities Act of 1933, the prospectus and prospectus supplement filed as part of this Registration Statement also relate to $22,000,000 principal amount of Securities previously registered by the Registrant on Form S-3 (File No. 333-37550).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                INTRODUCTORY NOTE

         This registration statement contains (i) a prospectus relating to the offering of one or more series of Harley-Davidson Motorcycle Contract Backed Notes and/or Harley-Davidson Motorcycle Contract Backed Certificates by various Harley-Davidson Motorcycle Trusts created from time to time by Harley-Davidson Credit Corp. and (ii) two forms of prospectus supplement relating to the offering by a Harley-Davidson Motorcycle Trust of Harley-Davidson Motorcycle Contract Backed Notes and/or Harley-Davidson Motorcycle Contract Backed Certificates described in the forms of prospectus supplement. The forms of prospectus supplement relate only to the securities described therein and are forms that may be used by the Harley-Davidson Motorcycle Trusts to offer Harley-Davidson Motorcycle Contract Backed Notes and/or Harley-Davidson Motorcycle Contract Backed Certificates under this registration statement.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED [   ])

                   HARLEY-DAVIDSON MOTORCYCLE TRUST [________]
                                     ISSUER

    $[   ] [  ]% HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-1
    $[   ] [  ]% HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-2
     $[   ] [  ]% HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED NOTES, CLASS B

                     HARLEY-DAVIDSON CUSTOMER FUNDING CORP.
                                    DEPOSITOR

                          HARLEY-DAVIDSON CREDIT CORP.
                               SELLER AND SERVICER

CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-14 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 10 OF THE PROSPECTUS.

     The notes will represent obligations of the Harley-Davidson Motorcycle
Trust [   ] only, and will not represent obligations of or interests in
Harley-Davidson Financial Services, Inc., Harley-Davidson Credit Corp., Harley-Davidson Customer Funding Corp., Harley-Davidson, Inc. or any of their respective affiliates. This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

     The notes are contract backed notes issued by the trust. The assets underlying the notes are fixed-rate, simple interest, conditional sales contracts and promissory notes and security agreements relating to the purchase of new or used motorcycles.

                             -----------------------

THE TRUST WILL ISSUE THE FOLLOWING CLASSES OF NOTES:

                                  HARLEY-DAVIDSON             HARLEY-DAVIDSON            HARLEY-DAVIDSON
                                MOTORCYCLE CONTRACT         MOTORCYCLE CONTRACT        MOTORCYCLE CONTRACT
                              BACKED CLASS A-1 NOTES      BACKED CLASS A-2 NOTES       BACKED CLASS B NOTES           TOTAL
                              ----------------------      ----------------------       --------------------           -----
Principal Amount...........        $__________                 $__________                  $__________            $_________
Interest Rate..............            _______%                    _______%                     _______%
First Payment Date.........            _______                     _______                      _______
Final Scheduled Payment
 Date......................            _______                     _______                      _______
Price to Public............            _______%                    _______%                     _______%           $_________
Underwriting Discount......            _______%                    _______%                     _______%           $_________
Proceeds to Issuer.........            _______%                    _______%                     _______%           $_________

Credit Enhancement:
     o    Reserve fund with an initial deposit of $___________.
     o Subordination of the Class B notes to the Class A notes as described in this prospectus supplement.
     o    Excess spread.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [UNDERWRITERS]

                    Prospectus Supplement dated [__________]

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                                                               PAGE
                                                                                                               ----
Prospectus Supplement Summary...................................................................................S-1
Risk Factors...................................................................................................S-14
The Trust......................................................................................................S-18
The Seller and Servicer........................................................................................S-21
Use of Proceeds................................................................................................S-21
The Contracts..................................................................................................S-21
Yield and Prepayment Considerations............................................................................S-30
The Depositor..................................................................................................S-33
Description of the Notes.......................................................................................S-33
       General.................................................................................................S-33
       Interest................................................................................................S-33
       Principal...............................................................................................S-34
       Optional Redemption.....................................................................................S-34
       Mandatory Redemption Following the Funding Period.......................................................S-35
       Voting Rights...........................................................................................S-35
       Notices.................................................................................................S-35
Certain Information Regarding the Notes........................................................................S-35
       The Accounts............................................................................................S-35
       Determination of Outstanding Principal Balances.........................................................S-38
       Payments and Distributions on the Notes.................................................................S-39
Material Federal Income Tax Consequences.......................................................................S-42
ERISA Considerations...........................................................................................S-43
Legal Proceedings..............................................................................................S-44
Underwriting...................................................................................................S-44
Ratings of the Notes...........................................................................................S-46
Legal Matters..................................................................................................S-46
Experts........................................................................................................S-46
Reports to Noteholders.........................................................................................S-47
Global Clearance, Settlement and Tax Documentation Procedures..................................................S-49
Glossary of Terms..............................................................................................S-54
Report of Independent Accountants..............................................................................S-59
Harley-Davidson Motorcycle Trust [     ] Balance Sheet as of [         ].......................................S-60
Notes to Balance Sheet.........................................................................................S-60

        READING THE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

We provide information to you about the notes in two separate documents that offer varying levels of detail:

     o prospectus -- provides general information, some of which may not apply to the notes; and

     o prospectus supplement -- provides specific information relating to the terms of the notes.

To the extent that any statements in this prospectus supplement differ from or modify statements in the prospectus, you should rely on the information in this prospectus supplement. References to "we", "our" and "us" refer to Harley-Davidson Customer Funding Corp.

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents of this prospectus supplement provides pages on which these captions are located.

You can find a glossary of the principal capitalized terms used in this prospectus supplement beginning on page S-50 of this prospectus supplement.

If you have received a copy of this prospectus supplement and the accompanying prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and the accompanying prospectus from Harley-Davidson Credit Corp. or any of the underwriters by asking any of them for it.

                          PROSPECTUS SUPPLEMENT SUMMARY

     This summary highlights selected information from this prospectus supplement and does not contain all the information that you need to consider in making an investment decision. To understand all of the terms of the offering of the notes, you should read this entire prospectus supplement and the accompanying prospectus before making an investment decision. In addition, you may wish to read the documents governing the transfers and servicing of the contracts, the formation of the trusts and the issuance of the securities. Those documents have been filed as exhibits to the registration statement.

     There are material risks associated with an investment in the securities. See "RISK FACTORS" in this prospectus supplement and in the accompanying prospectus for a discussion of factors you should consider before investing in the securities.

The Issuer or the Trust ..... Harley-Davidson Motorcycle Trust [     ].

Seller and Servicer ......... Harley-Davidson Credit Corp., a 100% owned subsidiary of Harley-Davidson Financial Services,
                              Inc.

Trust Depositor ............. Harley-Davidson Customer Funding Corp., a wholly owned, limited-purpose subsidiary of
                              Harley-Davidson Credit Corp.

Trustee ..................... [      ].

Indenture Trustee ........... [      ]. The indenture trustee will also act as
                              paying agent under the indenture and the trust
                              agreement.

Closing Date ................ On or about [     ].

Terms of the Notes .......... The principal terms of the notes will be described below:

                          AGGREGATE PRINCIPAL
    CLASS                        AMOUNT                    INTEREST RATE
    -----                 -------------------              -------------
Class A-1 notes               $                               %
Class A-2 notes               $                               %
Class B notes                 $                               %

The notes represent indebtedness of the trust secured by assets of the trust.

Each class of notes will be issued in minimum denominations of $1,000 and will be available in book entry form only.

Payment Dates ............... The trust will pay interest and principal on the
                              notes on the [   ] day of each month or if that
                              day is not a business day, the next business day.
                              The first payment date is [   ].

Record Dates ................ The day immediately preceding the payment date.

Interest .................... INTEREST PERIODS:

                              Interest on the notes will accrue in the following manner:

                                                                        DAY COUNT
                              FROM (INCLUDING)      TO (EXCLUDING)      CONVENTION
                              ----------------      --------------      ----------
                               [    ] day of        [    ] day of         30/360
                                prior month         current month

                              The first interest period will begin on and
                              include the closing date and end on and exclude
                              [   ].

                              PAYMENT OF INTEREST:

                              On each payment date the trust will pay interest on the notes which will be made from available collections and other amounts.

                              Interest payments on the Class A-1 notes and Class A-2 notes will have the same priority. Interest payments on the Class B notes will be subordinated to interest payments on the Class A notes. The trust will make interest payments on the Class B notes after paying interest on the Class A-1 notes and Class A-2 notes.

                              See "CERTAIN INFORMATION REGARDING THE NOTES-- PAYMENTS AND DISTRIBUTIONS ON THE NOTES" and "DESCRIPTION OF THE NOTES-- INTEREST" for a discussion of the determination of the amounts available to pay interest.

Principal ................... On each payment date, the trust will pay principal on the notes which will be made from available collections and other amounts.

                              Principal payments on the Class A notes will be senior in priority to principal payments on the Class B notes. Principal payments on each payment date will generally be allocated [ ]% to the Class A notes and [ ]% to the Class B notes. However, any shortfall in the amount of funds available for principal payments on any payment date will reduce the principal payment on the Class B notes (up to the full amount of the payment) before the principal payment on the Class A notes will be reduced. Principal payments on the Class A notes will be paid sequentially, so that no principal will be paid on the Class A-2 notes until the Class A-1 notes have been paid in full.

                              See "CERTAIN INFORMATION REGARDING THE NOTES-- PAYMENTS AND DISTRIBUTIONS ON THE NOTES" and "DESCRIPTION OF THE NOTES-- PRINCIPAL" for a discussion of the determination of amounts available to pay principal.

Final Scheduled
Payment Dates ............... The principal of the notes of each class is due and payable on the dates shown on the cover of this prospectus supplement. If the notes have not already been paid in full prior to their respective final scheduled payment dates, we will be obligated to pay the outstanding principal amount of the notes in full on such dates. Certain circumstances could cause principal to be paid earlier or later, or in reduced amounts. See "DESCRIPTION OF THE NOTES--OPTIONAL REDEMPTION," "DESCRIPTION OF THE NOTES--MANDATORY REDEMPTION FOLLOWING THE FUNDING PERIOD" in this prospectus supplement and "DESCRIPTION OF THE NOTES AND THE INDENTURE--THE INDENTURE--EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" in the prospectus.

Optional Redemption ......... The seller has the option to purchase all of the contracts on any payment date on which the aggregate outstanding principal balance of the contracts owned by the trust declines to less than 10% of the sum of:

                                   o    the aggregate outstanding principal
                                        balance of the contracts owned by the
                                        trust as of the closing date; and

                                   o    the initial amount on deposit in the
                                        pre-funding account.

                              If the seller exercises this option, the notes will be redeemed at a price equal to the unpaid principal amount thereof plus accrued interest thereon. See "DESCRIPTION OF THE NOTES--OPTIONAL REDEMPTION."

Mandatory Redemption ........ The notes will be prepaid in part, without premium, on the payment date on or immediately following the last day of the funding period in the event that any amount remains on deposit in the pre-funding account. The aggregate principal amount of notes to be prepaid will be an amount equal to the amount then on deposit in the pre-funding account allocated pro rata among the notes; PROVIDED that if the amount remaining on deposit in the pre-funding account is less than $150,000, such amount will be allocated solely to the Class A-1 noteholders.

The Contracts and Other
Assets of the Trust ......... The property of the trust will be a pool of fixed-rate, simple interest conditional sales contracts and promissory notes and security agreements relating to motorcycles manufactured by Harley-Davidson, Inc., Buell Motorcycle Company, a wholly-owned subsidiary of Harley-Davidson, Inc., and certain other manufacturers. See "OTHER MANUFACTURERS" in the prospectus. The contracts were originated by the seller indirectly through
                              (i) Harley-Davidson motorcycle dealers or (ii) Eaglemark Savings Bank, a wholly-owned subsidiary of Harley-Davidson Credit Corp. Included in the trust's assets are security interests in the motorcycles securing the contracts and proceeds, if any, from certain insurance policies with respect to such motorcycles.

The Contracts ............... Our main source of funds for making payments on the notes will be collections on the contracts. The contracts transferred to the trust will be selected from contracts in the seller's portfolio based on the criteria specified in the transfer and sale agreement. The contracts arise and will arise from loans to obligors located in the 50 states of the United States, the District of Columbia, the U.S. Territories and military bases.

                              On the closing date, pursuant to the sale and servicing agreement, the depositor will transfer, and the trust will acquire, initial contracts with the characteristics set forth below as of the
                              close of business on [     ], the initial cutoff
                              date.

                              Following the closing date, pursuant to the sale and servicing agreement, the depositor will be obligated, subject only to the availability thereof, to transfer, and the trust will be obligated to acquire, subject to the satisfaction of certain conditions set forth therein, subsequent contracts. Following the transfer of subsequent contracts to the trust, the aggregate characteristics of the entire pool of contracts may vary from those of the initial contracts as to the characteristics set forth below.

                              The last scheduled payment on the initial contract
                              with the latest maturity will occur in [     ].

                              No contract (including any subsequent contract sold to the trust after the closing date) will
                              have a scheduled maturity later than [     ].
                              However, an obligor can generally prepay its contract at any time without penalty.

                                   COMPOSITION OF THE INITIAL CONTRACTS
                                     (AS OF THE INITIAL CUTOFF DATE)

                              Aggregate Principal Balance...................................  $[      ]
                              Number of Contracts...........................................   [      ]
                              Average Principal Balance.....................................  $[      ]
                              Weighted Average Annual Percentage Rate.......................   [      ]%
                                (Range).....................................................   [      ]%
                              Weighted Average Original Term (in months)....................   [      ]
                                (Range)........................................... [      ] to [      ]
                              Weighted Average Calculated
                              Remaining Term (in months)...................................... [      ]
                                (Range)........................................... [      ] to [      ]

                                           GEOGRAPHIC CONCENTRATION
                                       (AS OF THE INITIAL CUTOFF DATE)

                                                           PRINCIPAL BALANCE
                                      STATE                  CONCENTRATION
                                      -----                -----------------
                                    [_______]                   [   ]%
                                    [_______]                   [   ]%
                                    [_______]                   [   ]%

                              No other state represented more than 5.00% of the aggregate principal balance of the contracts as of the initial cutoff date.

Reserve Fund ................ On the closing date, the depositor will establish a trust account in the name of the indenture trustee which we refer to as the "RESERVE FUND." The reserve fund provides you with limited protection in the event collections from obligors on the contracts are insufficient to make payment on the notes. We cannot assure you, however, that this protection will be adequate to prevent shortfalls in amounts available to make payments on the notes.

                              The initial balance of the reserve fund will be
                              $[     ] ([     ]% of the aggregate principal
                              balance of the contracts as of the initial cut off
                              date). On any date on which subsequent contracts are transferred to the trust, an additional amount
                              equal to [     ]% of the principal balance of
                              those subsequent contracts will be deposited into the reserve fund. The amount required to be on deposit in the reserve fund on each payment date
                              will equal the greater of (a) [     ]% of the
                              principal balance of the contracts in the trust as of the last day of the immediately preceding
                              calendar month ([     ]% in the event a trigger
                              event occurs) or (b) [     ]% of the aggregate of
                              the initial note balances. In no event shall the amount required to be on deposit in the reserve fund exceed the aggregate outstanding principal balance of the notes.

                              If the amount on deposit in the reserve fund on any payment date is less than the required amount, the trust will use the funds available to it after payment of the servicing fee and the fee payable to the indenture trustee, reimbursement of servicer advances and payment of interest and principal on the notes to make a deposit into the reserve fund. Amounts on deposit in the reserve fund on any payment date in excess of the required amount will be paid to the depositor.

                              If on any payment date the funds available to the trust to pay principal and interest on the notes are insufficient to make payments on the notes, the trust will use funds in the reserve fund to cover any shortfalls.

                              If on the final scheduled payment date of any class of notes, the principal balance of that class has not been paid in full, the trust will use funds in the reserve fund to pay those notes in full.

Pre-Funding Account ......... On the closing date, the trust depositor will fund an account called the pre-funding account by
                              depositing $[     ] which will secure our
                              obligations to purchase subsequent contracts from the seller and transfer those contracts to the trust. The amount in the pre-funding account will be reduced by the amount used to purchase subsequent contracts from the seller. The trust depositor expects that the pre-funded amount will be reduced to less than $150,000 by the payment
                              date occurring in [     ]. Any pre-funded amount
                              remaining at the end of this funding period will be paid to the noteholders as described in "DESCRIPTION OF THE NOTES--MANDATORY REDEMPTION FOLLOWING THE FUNDING PERIOD."

Interest Reserve Account .... On the closing date, the trust depositor will fund an account called the interest reserve account by
                              depositing $[     ] which will provide additional
                              funds to account for the fact that the monthly investment earnings on amounts in the pre-funding account (until such amounts have been used to acquire subsequent contracts) are expected to be less than the weighted average of the interest payments on the notes, as well as the amount necessary to pay the indenture trustee's fee. In addition to the initial deposit, all investment earnings with respect to the pre-funding account will be deposited into the interest reserve account.

                              The interest reserve account is not intended to provide any protection against losses on the contracts in the trust. After the funding period, funds remaining in the interest reserve account will be paid to the trust depositor.

Ratings ..................... On the closing date, the notes must have received ratings from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and Moody's Investors Service, Inc. as set forth below:

                                           STANDARD &
                                             POOR'S                MOODY'S
                                           ----------              -------
                              Class A-1
                              Class A-2
                              Class B

                              A rating is not a recommendation to buy, sell or hold securities. There can be no assurance that the ratings will not be lowered or withdrawn at any time by either of the rating agencies. See "RATINGS OF THE NOTES."

Advances .................... The servicer is obligated to advance each month an amount equal to accrued and unpaid interest on the contracts which was 30 days or greater delinquent with respect to the related due period, but only to the extent that the servicer believes that the amount of such advance will be recoverable from collections on the contracts. The servicer will be entitled to reimbursement of its outstanding advances on any payment date by means of a first priority withdrawal of certain funds then held in the collection account. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--SERVICING-- ADVANCES" in the prospectus.

Mandatory Reacquisition
by the Depositor ............ Under the sale and servicing agreement, we have agreed, in the event of a breach of certain representations and warranties made by us which materially and adversely affects the trust's interest in any contract and which has not been cured, to reacquire such contract within two business days prior to the first determination date after the servicer, the trustee, the indenture trustee or we become aware of such breach. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--REPRESENTATIONS AND
                              WARRANTIES MADE BY THE SELLER AND THE DEPOSITOR" in the prospectus.

Servicing Fees .............. The servicer will be entitled to receive a monthly servicing fee equal to 1/12th of 1% of the principal balance of the contracts as of the first day of the prior calendar month. The servicer will also be entitled to receive any extension fees or late payment penalty fees paid by obligors. The servicing fees will be paid to the servicer prior to any payments to the noteholders. See "CERTAIN INFORMATION REGARDING THE NOTES--PAYMENTS AND DISTRIBUTIONS ON THE NOTES--SERVICING COMPENSATION AND REIMBURSEMENT OF SERVICER ADVANCES."

Priority of Payments ........ PRIOR TO ACCELERATION OF THE NOTES:

                              On each payment date prior to the acceleration of the notes, the trust will apply collections on the contracts received during the prior calendar month, servicer advances and, with respect to payments of principal and interest on the notes, funds transferred from the reserve fund to make the following payments in the following order of priority:

                                   o    to the noteholders, the amount of any
                                        mandatory redemption;

                                   o    reimbursement of servicer advances;

                                   o    servicing fee;

                                   o    indenture trustee's fee;

                                   o    interest on the Class A notes, PRO RATA;

                                   o    interest on the Class B notes;

                                   o    principal on the Class A notes and the
                                        Class B notes, in the priority set forth in "PRINCIPAL" above;

                                   o to the reserve fund, the amount, if any, needed to fund the reserve fund to the required amount; and

                                   o    any remaining amounts to the depositor
                                        as certificateholder under the trust
                                        agreement.

                              AFTER ACCELERATION OF THE NOTES:

                              After an event of default due to a breach of a material covenant or agreement by the trust and acceleration of the notes, all distributions available to the noteholders will be made in the following priority:

                                   o    interest on the Class A notes;

                                   o    interest on the Class B notes;

                                   o    principal on the Class A notes, PRO
                                        RATA, until paid in full; and

                                   o    principal on the Class B notes, until
                                        paid in full.

                              After an event of default due to a payment default or certain insolvency events and acceleration of the notes, all distributions available to the noteholders will be made in the following priority:

                                   o    interest on the Class A notes;

                                   o    principal on the Class A notes, PRO
                                        RATA, until paid in full;

                                   o    interest on the Class B notes; and

                                   o    principal on the Class B notes, until
                                        paid in full.

Credit Enhancement .......... The credit enhancement for the notes is as follows:

                                   Class A notes:  o subordination of the Class
                                                     B notes
                                                   o reserve fund
                                                   o excess spread

                                   Class B notes:  o  reserve fund
                                                   o  excess spread

Material Federal Income
Tax Consequences ............ Winston & Strawn, as federal tax counsel to the trust, has delivered its opinion that the notes will be characterized as debt for federal income tax purposes, and the trust will not be characterized as an association (or publicly traded partnership) taxable as a corporation. The purpose of obtaining the opinion of tax counsel is to provide investors with greater assurance that the notes will be characterized as debt for federal income tax purposes and that the issuer of the notes will not be subject to federal income tax at the entity level. However, an opinion of tax counsel is not binding on the Internal Revenue Service and there is no assurance that the Internal Revenue Service will not disagree with the opinion of federal tax counsel. By purchasing a note, you will agree to treat your note as debt for federal, state and local income tax purposes. Payments received by you will generally be treated as either interest or principal and you will not be considered an owner of an equity interest in the trust.

                              The foregoing is a very general summary of material federal income tax matters. These general statements are subject to the qualifications, clarifications, assumptions and expanded discussion set forth in the accompanying prospectus and in this prospectus supplement under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES."

ERISA Considerations ........ The notes are generally eligible for purchase by employee benefit plans and individual retirement accounts and similar arrangements, and by persons investing on behalf of or with plan assets of such plans, accounts and arrangements, subject to those considerations and exceptions discussed under "ERISA CONSIDERATIONS" in the accompanying prospectus and in this prospectus supplement.

                              You should refer to "ERISA CONSIDERATIONS" in the accompanying prospectus and in this prospectus supplement. If you are a benefit plan fiduciary considering a purchase of the notes you should, among other things, consult with your counsel in determining whether all required conditions have been satisfied.

Marketing Address and
Telephone Numbers of
Principal Executive
Offices ..................... The mailing address of the seller is 150 South
                              Wacker Drive, Chicago, Illinois 60606, telephone
                              (312) 368-9501. The mailing address of the
                              depositor is 4150 Technology Way, Carson City, Nevada 89706, telephone (775) 886-3200. The principal office of the trust is in care of
                              [             ].

                                  RISK FACTORS

     The following risk factors and the risk factors in the accompanying prospectus describe the principal risk factors relating to an investment in the notes.

     You should carefully consider the following risks before you invest in the securities. You should also carefully consider the risk factors beginning on page 10 of the accompanying prospectus.

SOME CLASSES OF SECURITIES WILL BE ENTITLED TO INTEREST OR PRINCIPAL PAYMENTS BEFORE OTHER CLASSES

     The trust will pay interest, principal or both on some classes of notes prior to paying interest, principal or both on other classes of notes. The subordination of some classes to others means that the subordinated classes are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the classes having prior payment rights. See "CERTAIN INFORMATION REGARDING THE NOTES--PAYMENTS AND DISTRIBUTIONS ON THE NOTES" in this prospectus supplement.

     Moreover, the more senior classes of notes could lose the credit enhancement provided by the more subordinate classes and the reserve fund if delinquencies and defaults on contracts increase and the collections on contracts and amounts in the reserve fund are insufficient to pay the more senior classes of notes.

ADVERSE EVENTS IN [    ] HIGH CONCENTRATION STATES MAY CAUSE INCREASED DEFAULTS
AND DELINQUENCIES

     If adverse events or economic conditions were particularly severe in a geographic region where there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the contracts may increase. As a result, the overall timing and amount of collections on the contracts may differ from what you expect, and you may experience delays or reductions in payments.

     The following are the approximate percentages of the initial contract pool principal balance whose obligors are located in the following states:

     o    [   ]% in [_______],
     o    [   ]% in [_______], and
     o    [   ]% in [_______].

     The remaining states accounted for [ ]% of the initial aggregate principal balance of the contracts, and none of these remaining states accounted for more than 5.00% of the aggregate principal balance of the contracts. For a discussion of the breakdown of the contracts by state, see "THE CONTRACTS" in this prospectus supplement.

     Although we do not know of any matters likely to increase the rate of delinquencies or defaults in these states, adverse events specific to a geographic region would include natural disasters and regional economic downturns. For example, a substantial downturn in the financial services industry, which is highly concentrated in the states of New York and New Jersey, or in the oil and gas industry, which is concentrated in the state of Texas could reduce the income of obligors in those states and ultimately reduce the related obligor's ability to make timely payments on their contracts. In addition, the following economic conditions may affect payments:

     o    unemployment,

     o    interest rates,

     o    inflation rates, and

     o    consumer perceptions of the economy.

THE SECURITIES MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS

     The securities may not be a suitable investment for any investor that requires a regular or predictable schedule of principal payments. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors consider purchasing the notes.

PREPAYMENTS, POTENTIAL LOSSES AND CHANGE IN ORDER OF PRIORITY OF PAYMENTS MAY OCCUR FOLLOWING ACCELERATION OF THE NOTES

     If the maturity dates of the notes are accelerated following an event of default resulting from a payment default or the insolvency of the trust, the trust will make no further distributions of interest in respect of the subordinated classes of notes until the more senior classes of notes are paid in full.

     If the maturity dates of the notes are accelerated following an event of default due to a payment default or certain insolvency events, the indenture trustee with the consent of the holders of all outstanding notes may sell the trust assets. In such event, the trust may not have sufficient funds to pay all of the securities in full.

     In addition, if the maturity dates of the notes are accelerated following an event of default and the indenture trustee determines that the trust assets will not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the maturity dates of the notes had not been accelerated, the indenture trustee with the consent of the holders of at least 66-2/3% of the Class A notes outstanding (or, if there are no Class A notes outstanding, the Class B notes) may sell the trust assets for an amount less than the aggregate outstanding principal amount of the notes. In such event, the trust may not have sufficient funds to pay all of the notes in full.

     If you receive your principal earlier than expected, you may not be able to reinvest the prepaid amount at a rate of return that is equal to or greater than the rate of return on your securities. If the trust is required to sell its assets in the circumstances described above, the amount received from the sale may not be sufficient to pay all amounts owed to you.

BECAUSE THE NOTES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE EXERCISED INDIRECTLY

     Because the notes will be issued in book-entry form, you will be required to hold your interest in the notes through The Depository Trust Company in the United States, or Clearstream, Luxembourg, or the Euroclear System in Europe. Transfers of interests in the notes must therefore be made in accordance with the usual rules and operating procedures of those systems. So long as the notes are in book-entry form, you will not be entitled to receive a physical note representing your interest. The notes will remain in book-entry form except in the limited circumstances described under the caption "INFORMATION REGARDING THE SECURITIES--BOOK-ENTRY REGISTRATION" in the accompanying prospectus. Unless and until the notes in this prospectus supplement cease to be held in book-entry form, the indenture trustee will not recognize you as a "NOTEHOLDER," as such term is used in the indenture. As a result, you will only be able to exercise the rights of noteholders indirectly through DTC, if in the United States, and its participating organizations, or Clearstream and Euroclear, in Europe, and their participating organizations. Holding the notes in book-entry form could also limit your ability to pledge your notes to persons or entities that do not participate in DTC, Clearstream or Euroclear and to take other actions that require a physical note representing the notes.

     Interest and principal on the notes will be paid by the trust to DTC as the holder of record of the notes while they are held in book-entry form. DTC will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to noteholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the trust.

THE HOLDERS OF THE CLASS B NOTES WILL HAVE LIMITED CONTROL WITH RESPECT TO CERTAIN TRUST ACTIONS WHICH COULD CONFLICT WITH THE INTERESTS OF THE HOLDERS OF THE CLASS A NOTES

     Because the trust has pledged the property of the trust to the indenture trustee to secure payment on the notes, the indenture trustee, acting at the direction of the holders of a specified percentage of the outstanding principal amount of the Class A notes, has the power to direct the trust to take certain actions in connection with the property of the trust until the Class A notes have been paid in full. Furthermore, the holders of a majority of the Class A notes, or the indenture trustee acting on behalf of the holders of Class A notes, under certain circumstances, has the right to terminate the servicer as the servicer of the contracts without consideration of the effect such termination would have on the holders of Class B notes. The holders of the Class B notes will not have the ability to remove the servicer until the Class A notes have been paid in full. In addition, the holders of not less than a majority in outstanding principal amount of the Class A notes will have the right to waive certain events of default with respect to the servicer, without consideration of the effect such waiver would have on the holders of Class B notes. See

"DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--SERVICING--SERVICER DEFAULT" and "--RIGHTS UPON SERVICER DEFAULT" in the prospectus and "DESCRIPTION OF THE NOTES--VOTING RIGHTS" in this prospectus supplement.

CHARACTERISTICS OF THE POOL OF CONTRACTS MAY CHANGE DUE TO PRE-FUNDING

     There will be no required characteristics of the contracts transferred to the trust during the pre-funding period, except for the criteria described in "THE CONTRACTS" in this prospectus supplement. Additional contracts may be originated at a later date using credit criteria different from those that were applied to the initial contacts and may be of a different credit quality and seasoning. In addition, following the transfer of subsequent contracts to the trust, the characteristics of the entire pool of contracts, including the composition of the contracts, the distribution by annual percentage rate, payment frequency, average maturity, current contract value and geographic distribution, may vary from those of the initial contracts. Since the weighted average life of the notes will be influenced by the rate at which the principal balances of the contracts are paid, some of these variations will affect the weighted average life of the notes. However, the requirements set forth in "THE CONTRACTS" above are intended to minimize the effect of the addition of subsequent contracts on the weighted average life of the notes.

PREPAYMENTS OF PRINCIPAL ON THE NOTES COULD RESULT FROM PRE-FUNDING

     If the principal amount of eligible contracts purchased or directly originated by the seller indirectly through Harley-Davidson or Buell motorcycle dealers or Eaglemark Savings Bank during the trust's pre-funding period, plus other pre-existing eligible contracts, is less than the amount deposited in the trust's pre-funding account, we will not have sufficient contracts to sell to the trust during the pre-funding period. This would result in a prepayment of principal in an aggregate amount equal to the amount remaining in the pre-funding account at the end of the pre-funding period to the noteholders in the same sequence and proportions that would apply in a normal principal distribution unless the amount remaining on deposit is less than $150,000. Any prepayment will shorten the weighted average life of the affected notes. The amount of the notes that will be prepaid is not known at this time, but the greater the prepayment, the shorter the weighted average life of the notes.

EFFECT OF RECENT TERRORIST ATTACKS IN THE UNITED STATES

     The effect of the terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 and related military action, as well as any other terrorist attacks, on the performance of the contracts is unclear, but there has been an adverse effect on general economic conditions, consumer confidence and general market liquidity. Investors should consider the possible effects on delinquency, default and prepayment experience of the contracts.

     In addition, under the Solders' and Sailors' Civil Relief Act of 1940, members of the military on active duty, including reservists, who have entered an obligation, such as a retail installment sales contract or installment loan contract for the purchase of a motorcycle, before entering military service may be entitled to reductions in interest rates to 6% and a stay of foreclosure and similar actions. No information can be provided as to the number of contracts that may be affected by the Soldiers' and Sailors' Civil Relief Act of 1940. If an obligor's obligation to make payments is reduced, adjusted or extended, the servicer will only be required to advance principal and interest which was 30 days or more delinquent with respect to the related due period, and only to the extent the servicer believes that such amounts will ultimately be recoverable through collection. Any resulting shortfalls in interest or principal will reduce the amount available for distribution on the notes and certificates.

     The Soldiers' and Sailors' Civil Relief Act of 1940 also limits the ability of the servicer to repossess the financed motorcycle securing a contract during the related obligor's period of active duty and, in some cases, may require the servicer to extend the maturity of the contract, lower the monthly payments and readjust the payment schedule for a period of time after completion of the obligor's military service. As a result, there may be delays in payment and increased losses on the contracts. Those delays and increased losses will be borne primarily by the holder of the certificate, but if such losses are greater than anticipated, you may suffer a loss.

     For more information regarding the effect of the Soldiers' and Sailors' Civil Relief Act of 1940, you should refer to "LEGAL ASPECTS OF THE CONTRACTS--OTHER LIMITATIONS" in the prospectus.

                                    THE TRUST
GENERAL

     The trust is a business trust formed under the laws of the State of Delaware pursuant to the trust agreement between the depositor and the trustee for the transactions described herein. After its formation, the trust will engage in only a limited set of activities. The trust's activities are limited to:

        o acquiring, holding and managing the contracts and the other assets of the trust and proceeds therefrom;
        o  issuing the notes and the certificate;
        o  making payments on the notes and the certificate; and
        o engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing purposes or that are incidental to or connected with the foregoing purposes.

     Under a transfer and sale agreement between the seller and the depositor, the seller will sell all of the contracts and the related property to the depositor.

     Under a sale and servicing agreement among the trust, the depositor, the servicer, the trustee and the indenture trustee, the depositor will transfer all of the contracts and related property to the trust.

     The property of the trust will consist of:

        o the contracts and the right to receive all scheduled payments and prepayments received on the contracts on or after the cut-off date, but excluding any scheduled payments due on or after, but received prior to, the cut-off date;

        o security interests in the financed motorcycles securing the contracts and any related property;

        o  rights with respect to any repossessed financed motorcycles;

        o the rights to proceeds from claims on theft, physical damage, credit life and disability insurance policies and debt cancellation agreements covering the financed motorcycles or the obligors;

        o certain rebates of premiums and other amounts relating to insurance policies, extended service contracts or other repair agreements and other items financed under the contracts;

        o the depositor's rights against the seller under the transfer and sale agreement pursuant to which the seller sold the pool of contracts to the depositor;

        o the right to receive payments from the depositor for the reacquisition of contracts which do not meet specified representations made by depositor in the sale and servicing agreement;

        o the trust's rights against the servicer under the sale and servicing agreement;

        o amounts held in the collection account, the note distribution account and the reserve fund to be established and maintained under the sale and servicing agreement; and

        o  all proceeds of the foregoing.

     The trust will issue a certificate to the depositor representing the entire beneficial ownership interest in the trust.

     The trust's principal offices will be in [     ], in care of [    ], as
trustee, at the address listed below under "THE TRUSTEE AND THE INDENTURE TRUSTEE."

CAPITALIZATION

     In addition to the notes, the trust will issue a certificate having no principal balance, which will be entitled to receive certain distributions of excess cash flow and releases from the reserve fund from time to time as set forth under "CERTAIN INFORMATION REGARDING THE NOTES--PAYMENTS AND DISTRIBUTIONS ON THE NOTES." Initially, the certificate will be retained by the trust depositor.

     The following table illustrates the capitalization of the trust as of the cut-off date, as if the issuance and sale of the notes had taken place on such date:

     Class A-1 notes..............................................$ [         ]
     Class A-2 notes..............................................$ [         ]
     Class B notes................................................$ [         ]
     Certificate..................................................$           0
     Cash ........................................................$       1,000
                                                                  -------------
        Total.....................................................$ [         ]
                                                                  =============

THE INDENTURE AND THE ADMINISTRATION AGREEMENT

     Under an indenture between the trust and the indenture trustee, the trust will pledge the trust assets to the indenture trustee to secure the payment of the notes.

     Under an administration agreement among the trust, the indenture trustee, the depositor and Harley-Davidson Credit Corp., as administrator, the administrator will agree to perform certain of the trust's administrative functions under the indenture and certain of the trustee's administrative functions under the trust agreement.

THE TRUSTEE AND THE INDENTURE TRUSTEE

     [   ] will be the trustee under the trust agreement. The trustee is a [   ]
and its principal offices are located at [   ].

     [   ] will be the indenture trustee under the indenture. The indenture
trustee is a [   ] and its principal offices are located at [   ].

     The servicer will separately pay the fees of the trustee in connection with its duties under the trust agreement. The indenture trustee's fees will be paid by the trust prior to any payments to the noteholders. Each of the trustee and the indenture trustee will also be entitled to indemnification by the depositor for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by it not resulting from its own willful misfeasance, bad faith or negligence. The depositor will also indemnify the trustee and the indenture trustee for specified taxes that may be asserted in connection with the transaction.

                             THE SELLER AND SERVICER

     Harley-Davidson Credit Corp. will act as seller and servicer of the contracts and will receive compensation and certain other fees for such services. Information regarding the seller and the servicer is set forth under the captions "THE SELLER AND SERVICER" in the accompanying prospectus.

                                 USE OF PROCEEDS

     The depositor will use the net proceeds received from the sale of the notes
(i) for the purchase of the initial contracts and related assets from the seller and (ii) the remainder for the funding of the pre-funding account. The seller will use the net proceeds from the depositor's purchase of the initial contracts, as well as subsequent contracts, to fund a new portfolio of motorcycle conditional sales contracts and promissory notes and security agreements.

                                  THE CONTRACTS

     The contracts are (or will be, in the case of subsequent contracts) fixed-rate simple interest conditional sales contracts or promissory notes and security agreements relating to motorcycles manufactured by Harley-Davidson, Inc., Buell Motorcycle Company, a wholly-owned subsidiary of Harley-Davidson, Inc., or certain other motorcycle manufacturers. See "OTHER MANUFACTURERS" in the prospectus. The contracts were originated by the seller indirectly through
(i) Harley-Davidson motorcycle dealers or (ii) Eaglemark Savings Bank and acquired by the depositor in the ordinary course of the depositor's business. Each contract has (or will have) a fixed annual percentage rate and provides for, if timely made, payments of principal and interest which fully amortize the loan on a simple interest basis over its term. The contracts have or will have the following characteristics:

     o the last scheduled payment of each initial contract is due no later than [ ], and with respect to the contracts as a whole (including any subsequent contracts conveyed to the trust after the closing date), the last scheduled payment will be due no later than [ ];
     o the first scheduled payment date of contracts representing approximately [ ]% of the aggregate principal balance of the initial contracts as of the initial cutoff date is due no later than [ ] and the first scheduled payment date of remaining contracts representing approximately [ ]% of the aggregate principal balance of the initial contracts as of the initial cutoff date is due no later than [ ];
     o approximately [ ]% of the principal balance of the initial contracts as of the initial cutoff date is attributable to loans to purchase motorcycles which were new and approximately [ ]% is attributable to loans to purchase motorcycles which were used at the time the related contract was originated;
     o approximately [ ]% of the principal balance of the initial contracts as of the initial cutoff date is attributable to loans to purchase motorcycles manufactured by Harley-Davidson or Buell and approximately [ ]% of the principal balance of the initial contracts as of the initial cutoff date is attributable to loans to purchase motorcycles not manufactured by Harley-Davidson or Buell;
     o all initial contracts have a contractual rate of interest of at least [ ]% per annum and not more than [ ]% per annum and the weighted average contractual rate of interest of the initial contracts as of the initial cutoff date is approximately [ ]% per annum (see Table 1 below);
     o the initial contracts have remaining maturities as of the initial cutoff date of at least [ ] months but not more than [ ] months and original maturities of at least [ ] months but not more than [ ] months;
     o the initial contracts have a weighted average term to scheduled maturity, as of origination, of approximately [ ] months, and a weighted average term to scheduled maturity as of the initial cutoff date of approximately [ ] months (see Tables 2 and 3 below);
     o the average principal balance per initial contract as of the initial cutoff date was approximately $[ ] and the principal balances on the initial contracts as of the initial cutoff date ranged from $[ ] to $[ ] (see Table 4 below);
     o the contracts arise (or will arise) from loans to obligors located in 50 states, the District of Columbia, the U.S. Territories[, Canada] and military bases and with respect to the initial contracts, constitute the following approximate amounts expressed as a percentage of the aggregate principal balance of the initial contracts as of the initial cutoff date: [ ]% in [ ], [ ]% in [ ] and [ ]% in [ ] (see Table 5 below). No other geographic location represented more than 5.00% by aggregate principal balance of the initial contracts.

     Except for certain criteria specified in the preceding paragraph, there will be no required characteristics of the subsequent contracts. Therefore, following the transfer of the subsequent contracts to the trust, the aggregate characteristics of the entire pool of the contracts, including the composition of the contracts, the distribution by weighted average annual percentage rate of the contracts, the distribution by calculated remaining term of the contracts, the distribution by original term to maturity of the contracts, the distribution by current balance of the contracts, and the geographic distribution of the contracts, described in the following tables, may vary from those of the initial contracts as of the initial cutoff date.

                                     TABLE 1

                  DISTRIBUTION BY APR OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                                   PERCENT OF
                              NUMBER OF             NUMBER OF            TOTAL OUTSTANDING              PERCENT OF
            RATE              CONTRACTS           CONTRACTS(1)          PRINCIPAL BALANCE             POOL BALANCE(1)
            ----              ---------           -------------          -----------------           ----------------
4.990 to 5.000%
5.001 to 6.000%
6.001 to 7.000%
7.001 to 8.000%
8.001 to 9.000%
9.001 to 10.000%
10.001 to 11.000%
11.001 to 12.000%
12.001 to 13.000%
13.001 to 14.000%
14.001 to 15.000%
15.001 to 16.000%
16.001 to 17.000%
17.001 to 18.000%
18.001 to 19.000%
19.001 to 20.000%
20.001 to 21.000%
21.001 to 22.000%
22.001 to 22.990%

              TOTALS:                                 100.00%                                              100.00%
                                                      ======                                               ======

(1)  Percentages may not add to 100.00% because of rounding.

                                     TABLE 2

                    DISTRIBUTION BY CALCULATED REMAINING TERM
                            OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

   CALCULATED                           PERCENT OF
    REMAINING           NUMBER OF        NUMBER OF        TOTAL OUTSTANDING              PERCENT OF
  TERM (MONTHS)         CONTRACTS      CONTRACTS(1)       PRINCIPAL BALANCE            POOL BALANCE(1)
  -------------         ---------      -------------      -----------------           ----------------
     0 to 12
    13 to 24
    25 to 36
    37 to 48
    49 to 60
    61 to 72
    73 to 84

        TOTALS:                           100.00%                                         100.00%
                                          ======                                          ======

                                     TABLE 3

                       DISTRIBUTION BY CALCULATED ORIGINAL
                    TERM TO MATURITY OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                        PERCENT OF
     ORIGINAL           NUMBER OF        NUMBER OF        TOTAL OUTSTANDING          PERCENT OF POOL
  TERM (MONTHS)         CONTRACTS       CONTRACTS(1)      PRINCIPAL BALANCE            BALANCE(1)
  -------------         ----------     -------------      -----------------          ---------------
     1 to 12
    13 to 24
    25 to 36
    37 to 48
    49 to 60
    61 to 72
    73 to 84

         TOTALS:                          100.00%                                         100.00%
                                          ======                                          ======

(1)  Percentages may not add to 100.00% because of rounding.

                                     TABLE 4

            DISTRIBUTION BY CURRENT BALANCE OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                                    PERCENT OF
                                    NUMBER OF        NUMBER OF        TOTAL OUTSTANDING          PERCENT OF POOL
  CURRENT BALANCE                   CONTRACTS       CONTRACTS(1)      PRINCIPAL BALANCE             BALANCE(1)
  ---------------                   ----------     -------------      -----------------          ---------------
$        0 to 1,000.00
$ 1,000.01 to 2,000.00
$ 2,000.01 to 3,000.00
$ 3,000.01 to 4,000.00
$ 4,000.01 to 5,000.00
$ 5,000.01 to 6,000.00
$ 6,000.01 to 7,000.00
$ 7,000.01 to 8,000.00
$ 8,000.01 to 9,000.00
$ 9,000.01 to 10,000.00
$ 10,000.01 to 11,000.00
$ 11,000.01 to 12,000.00
$ 12,000.01 to 13,000.00
$ 13,000.01 to 14,000.00
$ 14,000.01 to 15,000.00
$ 15,000.01 to 16,000.00
$ 16,000.01 to 17,000.00
$ 17,000.01 to 18,000.00
$ 18,000.01 to 19,000.00
$ 19,000.01 to 20,000.00
$ 20,000.01 to 21,000.00
$ 21,000.01 to 22,000.00
$ 22,000.01 to 23,000.00
$ 23,000.01 to 24,000.00
$ 24,000.01 to 25,000.00
$ 25,000.01 to 26,000.00
$ 26,000.01 to 27,000.00
$ 27,000.01 to 28,000.00
$ 28,000.01 to 29,000.00
$ 29,000.01 to 30,000.00
$ 30,000.01 to 31,000.00
$ 31,000.01 to 32,000.00
$ 32,000.01 to 33,000.00
$ 33,000.01 to 34,000.00
$ 34,000.01 to 35,000.00
$ 35,000.01 to 36,000.00
$ 36,000.01 to 37,000.00
$ 37,000.01 to 38,000.00
$ 38,000.01 to 39,000.00
$ 39,000.01 to [        ]

            TOTALS:                                   100.00%                                         100.00%
                                                      ======                                          ======

(1)  Percentages may not add to 100.00% because of rounding.

                                     TABLE 5

                GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                                    PERCENT OF
                                    NUMBER OF        NUMBER OF        TOTAL OUTSTANDING          PERCENT OF POOL
  STATE(1)                          CONTRACTS       CONTRACTS(2)      PRINCIPAL BALANCE             BALANCE(2)
  --------                          ---------      -------------      -----------------          ---------------
ALABAMA
ALASKA
ARIZONA
ARKANSAS
CALIFORNIA
COLORADO
CONNECTICUT
DELAWARE
DISTRICT OF COLUMBIA
FLORIDA
GEORGIA
HAWAII
IDAHO
ILLINOIS
INDIANA
IOWA
KANSAS
KENTUCKY
LOUISIANA
MAINE
MARYLAND
MASSACHUSETTS
MICHIGAN
MINNESOTA
MISSISSIPPI
MISSOURI
MONTANA
NEBRASKA
NEVADA
NEW HAMPSHIRE
NEW JERSEY
NEW MEXICO
NEW YORK
NORTH CAROLINA
NORTH DAKOTA
OHIO
OKLAHOMA
OREGON
PENNSYLVANIA

                                     TABLE 5

                GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                                   (CONTINUED)

                                                        PERCENT OF
                                        NUMBER OF        NUMBER OF        TOTAL OUTSTANDING          PERCENT OF POOL
      STATE(1)                          CONTRACTS       CONTRACTS(2)      PRINCIPAL BALANCE             BALANCE(2)
      --------                          ---------      -------------      -----------------          ---------------
RHODE ISLAND
SOUTH CAROLINA
SOUTH DAKOTA
TENNESSEE
TEXAS
UTAH
VERMONT
VIRGINIA
WASHINGTON
WEST VIRGINIA
WISCONSIN
WYOMING
OTHER(3)

             TOTALS:                                      100.00%                                          100.00%
                                                          ======                                           ======

     (1)  Based on billing addresses of obligors as of the Initial Cutoff Date.

     (2)  Percentages may not add to 100.00% because of rounding.

     (3)  Includes U.S. Territories [, Canada] and military bases.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

The following tables set forth the delinquency experience and loan loss and repossession experience of the seller's portfolio of conditional sales contracts for motorcycles. These figures include data in respect of contracts which the seller has previously sold with respect to prior securitizations and for which the seller acts as servicer.

                                                          DELINQUENCY EXPERIENCE(1)/
                                                            (DOLLARS IN THOUSANDS)
                                                               AT DECEMBER 31,
                             ----------------------------------------------------------------------------------
                                       2001                       2000                       1999
                                       ----                       ----                       ----
                              Number                      Number                      Number
                                of                          of                          of
                             Contracts      Amount      Contracts       Amount       Contracts      Amount
                             ---------   ------------    ----------   -------------   ---------   -----------
Portfolio..................   158,254   $1,663,819.7       117,884   $ 1,185,300.1      91,556   $ 914,545.5
Period of Delinquency(2)/
          30-59 Days.......     5,141       50,995.6         4,334   $    42,325.0       2,868   $  28,307.9
          60-89 Days.......     1,571       15,620.1         1,395        13,517.4         983       9,424.3

          90 Days or more..       800        8,325.9           518         5,255.6         371       3,569.9
                            ---------   ------------    ----------   -------------   ---------   -----------
Total Delinquencies........     7,512   $   74,901.7         6,247   $    61,098.0       4,222   $  41,302.1
                            =========   ============    ==========   =============   =========   ===========
Total Delinquencies as a
Percent of Total Portfolio.      4.75%         4.50%          5.30%           5.15%       4.61%        4.52%

                                          DELINQUENCY EXPERIENCE(1)/
                                            (DOLLARS IN THOUSANDS)
                                               AT DECEMBER 31,
                            ----------------------------------------------------
                                     1998                       1997
                                     ----                       ----
                              Number                     Number
                               of                         of
                            Contracts     Amount        Contracts      Amount
                            ----------   -----------   ----------   -----------
Portfolio..................     67,137   $ 651,248.7       45,258   $ 434,890.7
Period of Delinquency(2)/
          30-59 Days.......      1,970   $  17,768.1        1,264      11,454.6
          60-89                    745       6,153.9          559       5,112.1
Days.......
          90 Days or more..        304       2,591.0          269       2,196.5
                            ----------   -----------   ----------   -----------
Total Delinquencies........      3,019   $  26,513.0        2,092   $  18,763.2
                            ==========   ===========   ==========   ===========
Total Delinquencies as a
Percent of Total Portfolio.       4.50%         4.07%        4.62%         4.31%

                                                             At June 30,
                                         -------------------------------------------------------
                                                  2002                          2001
                                                  ----                          ----
                                           Number                      Number
                                             of                          of
                                         Contracts       Amount       Contracts       Amount
                                         ---------   -------------   -----------   -------------
         Portfolio......................   188,297   $ 2,072,449.3       140,823   $ 1,454,785.0
         Period of Delinquency(2)/

             30-59 Days.................     4,675   $    46,497.5         4,205   $    40,871.9
             60-89 Days.................     1,198        11,680.2         1,204        11,726.7
             90 Days or more............       418         4,344.7           375         3,588.7
                                         ---------   -------------   -----------   -------------
         Total Delinquencies............     6,291   $    62,522.4         5,784   $    56,187.3
                                         =========   =============   ===========   =============

         Total Delinquencies as
          a Percent of Total Portfolio..      3.34%           3.02%         4.11%           3.86%

----------
(1) Excludes delinquent contracts already in repossession, which contracts the servicer does not consider outstanding.

(2) The period of delinquency is based on the number of days payment is contractually past due (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the next month.

                        LOAN LOSS/REPOSSESSION EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                         Year Ended
                                                                       December 31,
                                           -------------------------------------------------------------------------
                                                2001           2000            1999           1998          1997
                                                ----           ----            ----           ----          ----
Principal Balance of All Contracts
    Serviced(1)/....................       $ 1,671,144.6   $  1,190,184.2   $ 918,481.6   $  653,836.0   $ 436,771.0
Contract Liquidations(2)/...........                2.05%            1.75%         1.59%          1.54%         1.42%
Net Losses:
    Dollars(3)/.....................       $    13,905.6   $      8,707.8   $   5,875.0   $    5,245.3   $   3,781.1
    Percentage(4)/..................                0.83%            0.73%         0.64%          0.80%         0.87%

                                                        Six Months Ended
                                                            June 30,
                                            -------------------------------------
                                                 2002                   2001
                                                 ----                   ----
Principal Balance of All Contracts
    Serviced(1)/.....................       $ 2,078,086.4          $  1,458,625.8
Contract Liquidations(2)/............                2.46%                   2.11%
Net Losses:
    Dollars(3)/......................       $     8,856.8          $      6,435.3
    Percentage(4)/...................                0.85%                   0.88%

----------
(1)    As of period end. Includes contracts already in repossession.
(2) As a percentage of the total number of contracts being serviced as of period end, calculated on an annualized basis.
(3) The calculation of net loss includes actual charge-offs, deficiency balances remaining after liquidation of repossessed vehicles and expenses of repossession and liquidation, net of recoveries.
(4) As a percentage of the principal amount of contracts being serviced as of period end, calculated on an annualized basis.

     The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan loss or repossession experience of the contracts included in the trust will be similar to that set forth above.

     Changes in the net loss and delinquency experience of the portfolio have generally been driven by the growth and seasoning of the portfolio, improvements in collection procedures and fluctuations in the general economic environment. In particular, in 2001 delinquencies decreased from 2000 as a result of improved collection processes and procedures, additional collections staff and improved overall credit quality of the portfolio due to the tiered pricing program as discussed below. In addition, liquidations and net losses increased in 2000 and 2001 and delinquencies increased in 2000 as a result of a downturn in the general economic environment. Between 1997 and 1999, delinquencies and liquidations increased primarily due to the growth of the Delta (non-prime) loan program. Net losses, as a percentage of the outstanding principal amount of contracts, decreased between 1998 and 1999 primarily due to more stringent collection procedures implemented by the servicer. Overall, the portfolio size increased during the period from 1997 through December 31, 2001 primarily due to increases in Harley-Davidson motorcycle production and the servicer's market share penetration of units financed.

     In addition, beginning in February 2001, the servicer implemented a tiered pricing program which tightened the range of available credit in an effort to better match customer risk with contract rates and improve the quality of its portfolio. The contracts included in the trust were originated under the tiered pricing program and may perform differently than the servicer's entire portfolio during the periods described in the foregoing tables during which the tiered pricing program was not in place for all originations. There is no assurance that contracts included in the trust and originated under the tiered pricing program will perform as expected under current or other economic conditions. In addition, if the general downturn in the economic environment continues, we expect that delinquencies and net loss rates for the portfolio may increase.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     By their terms, the contracts may be prepaid, in whole or in part, at any time. Each contract also contains a provision which permits the seller to require full prepayment in the event of a sale of the related motorcycle securing a contract. In addition, reacquisitions of the contracts from the trust by the depositor, and concurrently from the depositor by the seller, could occur in the event of a breach of certain representation and warranties with respect to the contracts. In addition, the seller may exercise its limited option to purchase all of the contracts from the trust when the aggregate outstanding principal balances of the contracts owned by the trust has declined to less than 10% of the sum of:

        o the aggregate outstanding principal balance of the contracts owned by the trust as of the closing date; and
        o  the initial amount on deposit in the pre-funding account.

Any prepayments and reacquisitions of contracts will reduce the average life of the notes and the interest received by the noteholders over the life of the notes (for this purpose the term "PREPAYMENT" includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability and casualty insurance policies and debt cancellation agreements). In addition, funds remaining in the pre-funding account at the end of the funding period will be used to prepay outstanding principal of the notes and as a result, the interest received by noteholders over the life of the notes will be reduced.

                       WEIGHTED AVERAGE LIVES OF THE NOTES

     Prepayments on the contracts can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. ABS further assumes that all the contracts in question are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1% ABS rate means that 100 contracts prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the contracts.

     As the rate of payment of principal of each class of notes will depend on the rate of payment (including prepayments) of the principal balance of the contracts, final payment of any class of notes could occur significantly earlier than the respective final scheduled payment dates for each class of notes. Reinvestment risk associated with early payment of the notes of any class will be borne exclusively by the holders of such notes.

     The table captioned "Percent of Initial Note Principal Amount at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the contracts described under "The Contracts." The ABS Table assumes that (i) the contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on each contract is scheduled to be made and is made on the last day of each month commencing [ ] and each month has 30 days, (iii) the notes are issued on [ ] and payments are made on the notes on each payment date (and each such date is assumed to be the fifteenth day of each applicable month), (iv) the balance in the reserve fund on each payment date is the required amount described in the summary under "The Reserve Fund", (v) except as otherwise indicated, the servicer exercises its option to purchase the contracts on the earliest payment date on which such option may be exercised, and (vi) there is no event resulting in the acceleration of the Class A Notes or involving an uncured payment default. The hypothetical pools each have an assumed cutoff date of [ ]. The ABS Table indicates the projected weighted average life of each class of notes and sets forth the percent of the initial principal amount of each class of notes that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

     The ABS Table also assumes that the contracts have been aggregated into hypothetical pools with all of the contracts within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                       AGGREGATE              REMAINING         ORIGINAL
                        NUMBER OF      PRINCIPAL               TERM TO           TERM TO
          POOL          CONTRACTS       BALANCE        APR    MATURITY          MATURITY
          ----          ---------      ---------       ---    ---------         --------
1
2
3
4
5
6
7
8

     The actual characteristics and performance of the contracts will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the contracts will prepay at a constant level of ABS until maturity or that all of the contracts will prepay at the same level of ABS. Any difference between such assumptions and the actual characteristics and performance of the contracts, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Notes.

       PERCENT OF INITIAL NOTE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                                         CLASS A-1 NOTES
                                                --------------------------------
DISTRIBUTION DATE
-----------------
Closing Date
Weighted Average Life (years)(1)
Weighted Average Life (years)(1)(2)

(1) The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on a note by the number of years from the date of issuance of the note to the related payment date, (y) adding the results and
(z) dividing the sum by the original principal amount of the note.
(2) This calculation assumes that the seller does not exercise its option to purchase the contracts.

     The foregoing table has been prepared on the basis of the assumptions described above under "Weighted Average Lives of the Notes" (including the assumptions regarding the characteristics and performance of the contracts, which will differ from the actual characteristics and performance of the contracts), and should be read in conjunction therewith.

                                  THE DEPOSITOR

     The depositor is a special purpose corporation formed in the State of Nevada. All of the common stock of the depositor is owned by the seller. All of the officers and directors of the depositor are employed by the seller, except that at least two directors of the depositor are required to be independent of the depositor. The depositor's business is limited to purchasing the contracts and related assets (and other similar retail motorcycle installment conditional sales contracts and similar promissory notes and security agreements) from the seller, acting as the beneficial owner of the trust and other similar trusts and performing the obligations described in the sale and servicing agreement and the transfer and sale agreement (as well as similar agreements entered into in connection with the formation of similar trusts).

                            DESCRIPTION OF THE NOTES

     This section supplements the information in the accompanying prospectus under the caption "DESCRIPTION OF THE NOTES AND INDENTURE". However, as these statements are only summaries, you should read the sale and servicing agreement and indenture, forms of which have been filed as exhibits to the registration statement of which the accompanying prospectus forms a part. The information in this section and in the accompanying prospectus under the caption "DESCRIPTION OF THE NOTES AND INDENTURE" describes the material terms of the notes, the indenture and the applicable transfer and servicing agreements, including the sale and servicing agreement. A copy of the indenture and the sale and servicing agreement are available to you upon request to the depositor and will be filed with the Securities and Exchange Commission following the issuance of the securities.

GENERAL

     The notes will be issued pursuant to the terms of the indenture between the trust and the indenture trustee.

     The trust will issue three classes of notes, consisting of two classes of senior notes, designated as the Class A-1 notes and Class A-2 notes. We refer to these notes as the "CLASS A NOTES." The trust will also issue one class of subordinate notes, designated as the Class B notes.

     The notes will be delivered in book-entry form only and will be issued in minimum denominations of $1,000.

INTEREST

     Each class of notes will bear interest at the fixed rate per annum for that class shown on the cover page of this prospectus supplement.

     The trust will pay interest on the notes on each payment date with Available Amounts and amounts withdrawn from the reserve fund as set forth under "CERTAIN INFORMATION REGARDING THE NOTES--PAYMENTS AND DISTRIBUTIONS ON THE NOTES--DISTRIBUTIONS" below.

     Interest will be payable to you monthly on the [ ] day of each month or, if that date is not a business day, on the next succeeding business day and will be calculated on the basis of a 360-day year consisting of twelve 30-day months for the interest period from and including the [ ] day of the prior month (or from and including the closing date, in the case of the initial payment date) to but excluding the [ ] day of the next month.

     After the acceleration of the notes following an event of default resulting from a payment default or certain insolvency events, the trust will not make interest payments on the Class B notes until the Class A notes have been paid in full.

     Interest payments on the Class A notes will have the same priority. Interest payments on the Class B notes will be subordinated to interest on the Class A notes. If on any payment date the trust has insufficient funds to make a full payment of interest on the Class A notes, the holders of the Class A notes will receive their pro rata share of the amount available for interest on the Class A notes.

     If on any payment date, the trust does not have sufficient funds to make a full payment of interest on any class of notes, the amount of the shortfall will be carried forward, and together with interest on the shortfall amount at the applicable interest rate for that class, added to the amount of interest the affected class of noteholders will be entitled to receive on the next payment date.

PRINCIPAL

     On each payment date, principal on the notes will be payable in an amount equal to the amount by which (1) the sum of the aggregate principal balances of the notes as of the close of business on the prior payment date exceeds (2) the aggregate principal balance of the contracts as of the end of the prior calendar month, excluding certain non-collectible or defaulted contracts and contracts to be reacquired by the depositor or purchased by the servicer due to certain breaches. The trust will pay principal on the notes on each payment date with Available Amounts and amounts withdrawn from the reserve fund as set forth under "CERTAIN INFORMATION REGARDING THE NOTES--PAYMENTS AND DISTRIBUTIONS ON THE NOTES--DISTRIBUTIONS" below.

     Principal of each class of notes is due and payable on the scheduled final payment date for that class shown on the cover page of this prospectus supplement.

OPTIONAL REDEMPTION

     The seller has the option to purchase all of the contracts on any payment date if the aggregate outstanding principal balance of the contracts owned by the trust declines to less than 10% of the sum of:

     o the aggregate outstanding principal balance of the contracts owned by the trust as of the closing date; and

     o    the initial amount on deposit in the pre-funding account.

     If the seller exercises this option, the notes will be redeemed at a price equal to the unpaid principal amount of the notes plus accrued interest thereon.

MANDATORY REDEMPTION FOLLOWING THE FUNDING PERIOD

     The notes will be prepaid in part, without premium, on the payment date on or immediately following the last day of the funding period if any amount remains on deposit in the pre-funding account after subsequent contracts are transferred to the trust. The aggregate principal amount of notes to be prepaid will be an amount equal to the amount then on deposit in the pre-funding account allocated pro rata. If the amount on deposit in the pre-funding account is less than $150,000, only the Class A-1 noteholders will be prepaid.

VOTING RIGHTS

     This prospectus supplement and the accompanying prospectus specify certain circumstances under which the consent, approval, direction or request of the holders of a specified percentage of the outstanding principal amount of the notes must be obtained, given or made, or under which such holders are permitted to take an action or give a notice. While the Class A notes are outstanding, only the holders of the Class A notes will have those rights, not the holders of all of the notes or the Class B notes.

NOTICES

     You will be notified in writing by the indenture trustee of any event of default, servicer default or termination of, or appointment of a successor to, the servicer promptly upon a responsible officer obtaining actual knowledge of these events. If notes are issued other than in book-entry form, those notices will be mailed to the addresses of noteholders as they appear in the register maintained by the indenture trustee prior to mailing. Those notices will be deemed to have been given on the date of that publication or mailing.

                     CERTAIN INFORMATION REGARDING THE NOTES

THE ACCOUNTS

THE COLLECTION ACCOUNT

     The indenture trustee will establish an account referred to as the collection account in accordance with the sale and servicing agreement. The servicer will cause all collections made on or in respect of the contracts during a due period to be deposited in or credited to the collection account. The servicer is required to deposit, without deposit into any intervening account, into the collection account as promptly as possible, but in any case not later than the second business day following the receipt thereof, all amounts received on or in respect of the contracts. The servicer is required to use its best efforts to cause an obligor to make all payments on the contracts directly to one or more lockbox banks, acting as agent for the trust pursuant to a lockbox agreement. Funds in the collection account will be invested in certain eligible investments. All income or other gain from such investments will be promptly deposited in, and any loss resulting from such investments shall be charged to, the collection account.

THE PRE-FUNDING ACCOUNT

     The indenture trustee will establish a trust account referred to as the pre-funding account in accordance with the sale and servicing agreement. During the funding period, the pre-funding account will be maintained by the indenture trustee for your benefit to secure the depositor's obligations under the sale and servicing agreement to purchase and transfer subsequent contracts to the trust. On the closing date, the depositor will deposit $[ ] into the pre-funding account. During the funding period, amounts on deposit in the pre-funding account will be reduced by the amount thereof that the depositor uses to purchase subsequent contracts from the seller and contemporaneously transfers to the trust. The depositor expects that the pre-funded amount will be reduced to less than $150,000 by the payment date occurring in [ ]. Any pre-funded amount remaining at the end of the funding period will be payable to the noteholders. See "DESCRIPTION OF THE NOTES--MANDATORY REDEMPTION FOLLOWING THE FUNDING PERIOD".

THE RESERVE FUND

     The servicer will establish pursuant to the sale and servicing agreement the reserve fund which will be a segregated account in the name of the indenture trustee. The reserve fund will be created with an initial deposit by the depositor on the closing date and will thereafter be funded as described below under "--CALCULATION OF RESERVE FUND REQUIRED AMOUNT" and "PAYMENTS AND DISTRIBUTIONS ON THE NOTES--DISTRIBUTIONS".

     Amounts held from time to time in the reserve fund will be held for the benefit of noteholders and may be invested in investments acceptable to the rating agencies rating the notes as being consistent with the ratings of the notes at the direction of the servicer. Investment income on those investments will be paid to the depositor, upon the direction of the servicer, to the extent that funds on deposit in the reserve fund on any payment date exceed the amount that is required to be on deposit in the reserve fund. If the amount on deposit in the reserve fund on any payment date exceeds the amount that is required to be on deposit in the reserve fund on that payment date, the indenture trustee will withdraw that excess and pay it to the depositor. Upon any distribution to the depositor of those excess amounts, the noteholders will not have any rights in, or claims to, those amounts.

     The servicer may, from time to time after the date of this prospectus supplement, request each rating agency rating the notes to approve a formula for determining the amount that is required to be on deposit in the reserve fund on each payment date that is different from that described below. If each rating agency delivers a letter to the indenture trustee and the trustee to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of the notes, then the amount that is required to be on deposit in the reserve fund will be determined in accordance with the new formula. The sale and servicing agreement will accordingly be amended, without the consent of any noteholder, to reflect the new calculation.

     If Available Amounts for any payment date, after paying the servicing fee, reimbursing the servicer for servicer advances and paying the indenture trustee's fee, are insufficient to pay principal and interest on the notes, the indenture trustee will withdraw funds from the reserve fund for distribution to the noteholders to cover any shortfalls. If on the final scheduled payment date of any class of notes, the principal amount of that class has not been paid in full, the indenture trustee will withdraw funds from the reserve fund to pay those notes in full.

     None of the noteholders, the indenture trustee, the servicer, or the depositor will be required to refund any amounts properly distributed or paid to them, whether or not there are sufficient funds on any subsequent payment date to make full distributions to the noteholders.

CALCULATION OF RESERVE FUND REQUIRED AMOUNT

     On the closing date, the depositor will deposit a total of $[ ] into the reserve fund. On any date on which subsequent contracts are transferred to the trust, an additional amount equal to [ ]% of the principal balance of those subsequent contracts will be deposited into the reserve fund. With respect to any payment date, the reserve fund required amount will equal the greater of (a) [ ]% of the principal balance of the contracts in the trust as of the last day of the immediately preceding due period; PROVIDED, HOWEVER, that if certain trigger events occur, the reserve fund required amount will be equal to [ ]% of the principal balance of the contracts in the trust as of the last day of the immediately preceding due period and (b) [ ]% of the aggregate of the initial note balances; PROVIDED, HOWEVER, in no event shall the reserve fund required amount be greater than the aggregate outstanding principal balance of the notes. As of any payment date, the amount of funds actually on deposit in the reserve fund initial deposit may, in certain circumstances, be less than the reserve fund required amount.

     A "RESERVE FUND TRIGGER EVENT" will have been deemed to occur with respect to any payment date if (i) the Average Delinquency Ratio for such payment date is equal to or greater than (a) [ ]% for any payment date which occurs within the period from the closing date to, and inclusive of, the first anniversary of the closing date, (b) [ ]% for any payment date which occurs within the period from the day after the first anniversary of the closing date to, and inclusive of, the second anniversary of the closing date, or (c) [ ]% for any payment date which occurs within the period from the day after the second anniversary of the closing date to, and inclusive of, the third anniversary of the closing date or (d) [ ]% for any payment date following the third anniversary of the closing date; (ii) the Average Loss Ratio for such payment date is equal to or greater than (a) [ ]% for any payment date which occurs within the period from the closing date to, and inclusive of, the second anniversary of the closing date, or (b) [ ]% for any payment date following the second anniversary of the closing date; or (iii) the Cumulative Loss Ratio for such payment date is equal to or greater than (a) [ ]% for any payment date which occurs within the period from the closing date to, and inclusive of, the first anniversary of the closing date, (b) [ ]% for any payment date which occurs within the period from the day after the first anniversary of the closing date to, and inclusive of, the second anniversary of the closing date, (c) [ ]% for any payment date which occurs within the period from the day after the second anniversary of the closing date to, and inclusive of, the third anniversary of the closing date, or (d) [ ]% for any payment date following the third anniversary of the closing date.

     A reserve fund trigger event will be deemed to have terminated with respect to a payment date if no reserve fund trigger event shall exist with respect to three consecutive payment dates (inclusive of the respective payment date).

INTEREST RESERVE ACCOUNT

     The depositor will establish, and fund with an initial deposit on the closing date, the interest reserve account, for the purpose of providing additional funds for payment to the trust of carrying charges to pay certain distributions on payment dates that occur during (and on the first payment date following the end of) the funding period. In addition to the initial deposit, all investment earnings with respect to the pre-funded account are to be deposited into the interest reserve account and, pursuant to the sale and servicing agreement, the depositor is obligated to pay to the trust, on each payment date described above, amounts in respect of carrying charges from such account.

     The interest reserve account will be established to account for the fact that a portion of the proceeds obtained from the sale of the notes will be initially deposited in the pre-funding account rather than invested in contracts, and the monthly investment earnings on amounts in the pre-funding account (until such amounts have been used to acquire subsequent contracts) are expected to be less than the weighted average of the interest rates of the respective classes of notes with respect to the corresponding portion of the principal balances of respective classes of notes, as well as the amount necessary to pay the indenture trustee's fee. The interest reserve account is not intended to provide any protection against losses on the contracts in the trust. After the funding period, funds in the interest reserve account will be released to the depositor.

THE DISTRIBUTION ACCOUNT

     The indenture trustee will establish and maintain with itself the distribution account, in the name of the indenture trustee on behalf of the noteholders, in which amounts released from the collection account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made.

DETERMINATION OF OUTSTANDING PRINCIPAL BALANCES

     Prior to each payment date, the servicer will calculate a seven-digit decimal factor which represents:

     o the unpaid principal amount of the Class A-1 notes, after giving effect to payments to be made on such payment date, as a fraction of the initial outstanding principal amount of the Class A-1 notes;

     o the unpaid principal amount of the Class A-2 notes, after giving effect to payments to be made on such payment date, as a fraction of the initial outstanding principal amount of the Class A-2 notes; and

     o the unpaid principal amount of the Class B notes, after giving effect to payments to be made on such payment date, as a fraction of the initial outstanding principal amount of the Class B notes.

     If the servicer were to perform such calculations on the closing date, the resulting decimal factor for each of the notes would be 1.0000000. Thereafter, these decimal factors will decline in correspondence with reductions in the outstanding principal amount of the notes. Your portion of the aggregate outstanding principal amount of notes will be the product of:

     o    the original denomination of the class of notes you own; and

     o the decimal factor relating to the class of notes at the time of determination (calculated as described above).

     You will receive reports on or about each payment date concerning payments received on the contracts, the aggregate outstanding principal balance of the contracts owned by the trust, the decimal factors described above and various other items of information. In addition, noteholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--SERVICING--STATEMENTS TO SECURITYHOLDERS" in the accompanying prospectus.

PAYMENTS AND DISTRIBUTIONS ON THE NOTES

     AVAILABLE AMOUNTS

     The trust will pay principal and interest in respect of the notes on each payment date from Available Amounts for the payment date, as well as amounts permitted to be withdrawn from the reserve fund. See "CERTAIN INFORMATION REGARDING THE NOTES--THE ACCOUNTS--THE RESERVE FUND". "AVAILABLE AMOUNTS" for any payment date are generally the sum of:

     o the following amounts on deposit in the collection account which the trust received during the prior calendar month;

          (1) all amounts allocable to scheduled principal or interest payments on the contracts;

          (2)  prepayments of contracts; and

          (3) proceeds of repossessed financed motorcycles and other proceeds of defaulted contracts;

     o the acquisition price paid by the depositor in reacquiring contracts from the trust on that payment date as a result of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement;

     o servicer advances made by the servicer on that payment date in respect of interest payments for the prior calendar month which were delinquent by 30 or more days; and

     o the amount paid by the seller to purchase the contracts when the aggregate outstanding principal balance of the contracts is reduced to less than 10% of the sum of (i) aggregate principal balance of the contracts owned by the trust as of the closing date and (ii) the initial amount on deposit in the pre-funding account.

     The precise calculation of the funds available to the trust on each payment date to make payments on the securities is set forth in the definition of "AVAILABLE AMOUNTS" and the definitions of the defined terms contained in that definition set forth in the Glossary. We refer you to those definitions.

     SERVICING COMPENSATION AND REIMBURSEMENT OF SERVICER ADVANCES

     On each payment date, the servicer will be entitled to receive the servicing fee in an amount equal to the product of one twelfth of one percent (1%) and the aggregate principal balance of the contracts as of the last day of the second calendar month preceding the month in which that payment date falls. The servicer will also be entitled to retain any late payment fees, prepayment charges, if any, and other similar fees and charges received during the prior calendar month.

     The servicer will reimburse itself for servicer advances out of:

     o amounts received by the servicer from the obligors on account of the related delinquent contract payments;

     o the proceeds, net of expenses incurred by the servicer, of the sale of the repossessed financed motorcycles securing the related delinquent contracts; and

     o payments on other contracts when the servicer has determined that an advance will not be recoverable from payments by the related obligor.

     DISTRIBUTIONS

     On each payment date prior to the acceleration of the notes, the servicer will direct the indenture trustee to apply the Available Amounts, together with amounts withdrawn from the reserve fund, to the following payments and distributions in the following order of priority:

     (1) to the noteholders, the amount of any mandatory redemption, in the manner described under "DESCRIPTION OF THE NOTES--MANDATORY REDEMPTION FOLLOWING THE FUNDING PERIOD";

     (2)  reimbursement of servicer advances;

     (3)  payment of the servicing fee;

     (4)  payment of the indenture trustee's fee;

     (5) all accrued and unpaid interest on the Class A notes, including any accrued and unpaid interest on the Class A notes payable on prior payment dates plus interest on that accrued and unpaid interest to the Class A-1 notes and the Class A-2 notes, PRO RATA;

     (6) all accrued and unpaid interest on the Class B notes, including any accrued and unpaid interest on the Class B notes payable on prior payment dates plus interest on that accrued and unpaid interest;

     (7) the Class A Note Principal Distributable Amount, FIRST, to the Class A-1 notes until the Class A-1 notes have been paid in full, and SECOND, to the Class A-2 notes until the Class A-2 notes have been paid in full;

     (8) the Class B Note Principal Distributable Amount to the Class B notes until the Class B notes have been paid in full;

     (9) to the reserve fund, any amount necessary to increase the amount on deposit in the reserve fund to the required amount; and

     (10) any remaining amounts to the depositor as certificateholder under the trust agreement.

     The trust is to make payments first from the Available Amounts, and second, but only as to amounts described in clauses (5), (6), (7) and (8) above, from amounts permitted to be withdrawn from the reserve fund as described under "CERTAIN INFORMATION REGARDING THE NOTES--THE ACCOUNTS--RESERVE FUND" above.

     On each payment date after an event of default due to a breach of a material covenant or agreement by the trust and acceleration of the notes, all distributions available to the noteholders will be made in the following priority:

     o all accrued and unpaid interest on the Class A notes, including any accrued and unpaid interest on the Class A notes payable on prior payment dates plus interest on that accrued and unpaid interest, to the Class A-1 notes and the Class A-2 notes, PRO RATA;

     o all accrued and unpaid interest on the Class B notes, including any accrued and unpaid interest on the Class B notes payable on prior payment dates plus interest on that accrued and unpaid interest;

     o any amounts remaining to the Class A notes, pro rata, until the Class A notes have been paid in full; and

     o any amounts remaining to the Class B notes until the Class B notes have been paid in full.

     On each payment date after an event of default due to a payment default or certain insolvency events and acceleration of the notes, all distributions available to the noteholders will be made in the following priority:

     o all accrued and unpaid interest on the Class A notes, including any accrued and unpaid interest on the Class A notes payable on prior payment dates plus interest on that accrued and unpaid interest, PRO RATA;

     o any amounts remaining to the Class A notes, PRO RATA, until the Class A notes have been paid in full;

     o all accrued and unpaid interest on the Class B notes, including any accrued and unpaid interest on the Class B notes payable on prior payment dates plus interest on that accrued and unpaid interest; and

     o any amounts remaining to the Class B notes until the Class B notes have been paid in full.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

TREATMENT OF TRUST

     Winston & Strawn, as federal tax counsel to the trust, has delivered its opinion that the trust will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion is based on the assumptions and qualifications described in the accompanying prospectus under the caption "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--OWNER TRUSTS".

TREATMENT OF INVESTORS IN NOTES

     Each purchaser of the notes agrees to treat the notes as debt for federal income tax purposes. An investor will be taxed on the amount of payments of interest on a note as ordinary interest income at the time it accrues or is received in accordance with the investor's regular method of accounting. An investor who disposes of a note will recognize taxable gain or loss equal to the difference between the amount realized and the investor's adjusted tax basis in the note. Any gain or loss will be a capital gain or loss assuming the notes constitute capital assets in the hands of the owner. Special rules apply to investors who purchase notes at a discount or a premium. The foregoing general description of the treatment of investors in notes is subject to the further explanation, assumptions and qualifications set forth in the accompanying prospectus.

                              ERISA CONSIDERATIONS

     The notes may be purchased by or with plan assets of an employee benefit plan, an individual retirement account or a similar arrangement (a "PLAN") subject to ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the "CODE"). A fiduciary of a Plan must determine that the purchase of a note is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or
Section 4975 of the Code. For additional information regarding treatment of the notes under ERISA, see "ERISA CONSIDERATIONS" in the accompanying prospectus. Each person that acquires a note and that is or is acquiring the note on behalf of or with plan assets of a Plan will be deemed to have represented that its acquisition and holding of the note do not give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or under any substantially similar applicable law, for which a statutory, regulatory or administrative exemption is not available.

     Because the trust, the indenture trustee, the owner trustee, the servicer and the underwriters may receive benefits in connection with a sale of the notes, the purchase of notes with assets of a plan over which any of these parties or their affiliates has investment authority may be deemed to be a violation of the prohibited transaction rules of ERISA and the Code for which no exemption may be available. Accordingly, the fiduciary of a Plan considering a purchase of the notes should consult with counsel concerning possible prohibited transactions if any of these parties

     o has investment or administrative discretion with respect to the assets of the Plan,

     o has authority or responsibility to give, or regularly gives, investment advice with respect to those plan assets for a fee and pursuant to an agreement or understanding that the advice will serve as a primary basis for investment decisions with respect to those assets and will be based on the particular investment needs of the Plan, or

     o unless Prohibited Transaction Class Exemption ("PTCE") 90-1, PTCE 91-38 or PTCE 95-60 applies to the transaction, is an employer maintaining or contributing to the Plan.

     The sale of any of the notes to a Plan is in no respect a representation by the trust, the depositor, the servicer, the seller or the underwriters that such an investment meets all relevant legal requirements relating to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

                                LEGAL PROCEEDINGS

     None of the depositor, the servicer, the seller, or the trust are parties to any legal proceeding which could have a material adverse impact on your interest in the securities or in the trust's assets.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement among the depositor, the seller and the underwriters, the depositor has agreed to sell to each of the underwriters named below and each of those underwriters has severally agreed to purchase the following respective initial principal amounts of notes at the respective public offering prices less the respective underwriting discounts shown on the cover page of this prospectus supplement:

                      INITIAL PRINCIPAL       INITIAL PRINCIPAL         INITIAL PRINCIPAL
                         AMOUNT OF               AMOUNT OF                 AMOUNT OF
     UNDERWRITER       CLASS A-1 NOTES         CLASS A-2 NOTES            CLASS B NOTES
     -----------      -----------------       -----------------         -----------------




Total................

     In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the notes being offered, if any of the notes are purchased. The underwriters have advised the depositor that they propose initially to offer the notes to the public at the respective public offering prices shown on the cover page of this prospectus supplement, and to certain dealers at that price, less a concession not in excess of the amount noted in the table below. The underwriters may allow and the dealers may reallow to other dealers a discount not in excess of the amount noted in the table below.

                                                            SELLING CONCESSION          REALLOWANCE
CLASS                                                          NOT TO EXCEED            NOT TO EXCEED
-----                                                       ------------------          -------------
Class A-1 notes.......................................
Class A-2 notes.......................................
Class B notes.........................................

     After the initial public offering of the securities, the offering prices and other selling terms may be varied by the underwriters.

     Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriters and certain selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes.

     If the underwriters create a short position in the notes in connection with this offering (i.e., they sell more notes than the aggregate initial principal amount set forth on the cover page of this prospectus supplement), the underwriters may reduce that short position by purchasing notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

     Neither the seller, the trust depositor, the trust nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that any of the transactions described above might have on the price of the notes. In addition, neither the seller, the trust depositor, the trust nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, if commenced, will not be discontinued without notice.

     There is currently no secondary market for the notes and you should not assume that one will develop. The underwriters currently expect, but are not obligated to make a market in the notes. You should not assume that any such market will develop, or if one does develop, that it will continue or provide sufficient liquidity.

     The underwriters have represented and agreed that:

     (i) they have not offered or sold and, prior to the expiration of the period of six months from the closing date, will not offer or sell any notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Notes Regulation 1995;

     (ii) they have complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom; and

     (iii) they have only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995, or is a person to whom such document may otherwise lawfully be issued or passed on.

     The underwriting agreement provides that the seller and the depositor will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect thereof.

     In the ordinary course of their respective businesses, the underwriters and their respective affiliates have engaged and may in the future engage in investment banking or commercial banking transactions with Harley-Davidson, Inc., Harley-Davidson Credit Corp., Harley-Davidson Financial Services, Inc. or any of their respective affiliates.

                              RATINGS OF THE NOTES

     It is a condition of issuance that each of the Class A-1 notes and Class A-2 notes be rated "[ ]" by Standard & Poor's Rating Services and "[ ]" by Moody's Investors Service, Inc. and the Class B notes be rated at least "[ ]" by Standard & Poor's Rating Services and "[ ]" by Moody's Investors Service, Inc.

     There is no assurance that any such rating will continue for any period of time or that it will not be revised or withdrawn entirely by the assigning rating agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse effect on the market price of the notes. A security rating is not a recommendation to buy, sell or hold the notes.

                                  LEGAL MATTERS

     Certain legal matters with respect to the notes, including certain federal income tax matters, will be passed upon for the seller, servicer, depositor and the trust by Winston & Strawn, Chicago, Illinois. Certain legal matters for the underwriters will be passed upon by [ ].

                                     EXPERTS

     The balance sheet of Harley-Davidson Motorcycle Trust [ ] at [ ], appearing in this prospectus supplement has been audited by [ ], independent auditors, as set forth in their report thereon incorporated by reference herein, and is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             REPORTS TO NOTEHOLDERS

     Unless and until the notes are issued in physical form, monthly and annual unaudited reports containing information concerning the contracts will be prepared by the servicer, and sent on behalf of the trust only to Cede & Co., as nominee of DTC and registered holder of the notes. No financial reports will be sent to you. See "INFORMATION REGARDING THE SECURITIES--BOOK-ENTRY REGISTRATION" and "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--SERVICING--STATEMENTS TO SECURITYHOLDERS" in the prospectus. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The servicer will file with the Securities and Exchange Commission such periodic reports with respect to the trust as are required under the Securities Exchange Act of 1934, as amended and the rules and regulations of the SEC thereunder.

     We filed a registration statement relating to the notes with the SEC. This prospectus is part of the registration statement, but the registration statement includes additional information.

     The servicer will file with the SEC all required reports and other information about the trust.

     You may read and copy any reports, statements or other information we file at the SEC's reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference rooms. Our filings with the SEC are also available to the public on the SEC Internet site (http://www.sec.gov).

     The SEC allows us to "incorporate by reference" information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. Information that we file later with the SEC will automatically update the information in this prospectus supplement. In all cases, you should rely on the later information over different information included in this prospectus supplement or in the accompanying prospectus. We incorporate by reference any future annual, monthly and special SEC reports and proxy materials filed by or on behalf of the trust until we terminate our offering of the notes.

     As a recipient of this prospectus, you may request a copy of any document we incorporate by reference, except exhibits to the documents (unless the exhibits are specifically incorporated by reference), at no cost, by writing or calling us at:

                             Harley-Davidson Financial Services, Inc.
                             150 South Wacker, Suite 3100
                             Chicago, Illinois 60606
                             Attention: Treasurer
                             (telephone (312) 368-9501;
                             facsimile (312) 368-4372).

                                                                         ANNEX 1

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Securities (the "GLOBAL SECURITIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC and, in the case of the Notes, Euroclear or Clearstream. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e. seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream (in such capacity) and as DTC participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues on pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "LOCK-UP" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     TRADING BETWEEN EUROCLEAR AND/OR CLEARSTREAM PARTICIPANTS. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND EUROCLEAR OR CLEARSTREAM PURCHASER. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date; (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Euroclear or Clearstream cash debit will be valued instead as of the actual settlement date.

     Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-positions funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

     As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date.

Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Euroclear participant's or Clearstream participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Euroclear participants or Clearstream participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     TRADING BETWEEN EUROCLEAR OR CLEARSTREAM SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases, Euroclear or Clearstream will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account, would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debit in anticipation or receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day-period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would instead be valued as of the actual settlement date. Finally, day traders that use, Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through Euroclear or Clearstream (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

          EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons that are Securityholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by the Securityholder or his agent.

          EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. FEDERAL INCOME TAX REPORTING PROCEDURES. The holder of a Global Security or in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

     The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other business entity treated as such) created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the United States Internal Revenue Code of 1986, as amended (the "CODE") and applicable Treasury regulations thereunder prior to such date, that elect to continue to be treated as United States persons under the Code or applicable Treasury regulations thereunder also will be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                GLOSSARY OF TERMS

AGGREGATE PRINCIPAL BALANCE is the sum of the Principal Balance of each outstanding contract and the amounts in the pre-funding account. At the time of initial issuance of the notes and certificate, the initial aggregate principal amount of the notes will equal the Aggregate Principal Balance plus the initial deposit into the pre-funding account.

AGGREGATE PRINCIPAL BALANCE DECLINE means, with respect to any payment date, the amount by which the Aggregate Principal Balance as of the payment date immediately preceding that payment date (or as of the cutoff date in the case of the first payment date) exceeds the Aggregate Principal Balance as of that payment date.

AVAILABLE AMOUNTS means, with respect to any payment date, the sum of the Available Interest and the Available Principal for such payment date.

AVAILABLE INTEREST means, with respect to any payment date, the total, without duplication, of the following amounts received by the servicer on or in respect of the contracts during the prior calendar month:

     o    all amounts allocable to scheduled interest payments on the contracts;

     o    the interest component of all prepayments of contracts;

     o the interest component of all proceeds of repossessed financed motorcycles and other proceeds of defaulted contracts;

     o the interest component of the purchase price paid by the depositor in reacquiring contracts from the trust on that payment date as a result of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement;

     o all amounts received in respect of carrying charges transferred from the interest reserve account;

     o all amounts received in respect of interest, dividends, gains, income and earnings on investment of funds in the trust accounts;

     o servicer advances made by the servicer on that payment date in respect of interest payments for the prior calendar month which were delinquent by 30 or more days; and

     o the interest component of the amount paid by the seller to purchase the contracts when the aggregate principal balance of the contracts is reduced to less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the closing date and (ii) the initial amount on deposit in the pre-funding account.

AVAILABLE PRINCIPAL means, with respect to any payment date, the total, without duplication, of the following amounts received by the servicer on or in respect of the contracts during the prior calendar month:

     o all amounts allocable to scheduled principal payments on the contracts;

     o    the principal component of all prepayments of contracts;

     o the principal component of all proceeds of repossessed motorcycles and other proceeds of defaulted contracts;

     o the principal component of the purchase price paid by the depositor in reacquiring contracts from the trust on that payment date as a result of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement; and

     o the principal component of the amount paid by the seller to purchase the contracts when the aggregate principal balance of the contracts is reduced to less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the closing date and (ii) the initial amount on deposit in the pre-funding account.

AVERAGE DELINQUENCY RATIO with respect to any payment date, is equal to the arithmetic average of the Delinquency Ratios for the payment date and the two immediately preceding payment dates.

AVERAGE LOSS RATIO for any payment date is equal to the arithmetic average of the Loss Ratios for such payment date and the two immediately preceding payment dates. The "LOSS RATIO" for any payment date is equal to the fraction (expressed as a percentage) derived by dividing (x) the Net Liquidation Losses for all contracts that became Liquidated Contracts during the immediately preceding month multiplied by 12 by (y) the outstanding Principal Balances of all contracts as of the beginning of the related month.

CLASS A NOTE MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT means, on any payment date, the Class A Note Percentage of the Principal Distributable Amount for that payment date.

CLASS A NOTE PERCENTAGE is (i) [     ]%, for each payment date to but excluding
the payment date on which the Class A notes are paid in full; (ii) on the payment date on which the Class A notes are paid in full, that percentage which represents the fraction of the Principal Distributable Amount necessary to reduce the principal amount of the Class A notes to zero; and (iii) 0.0% thereafter.

CLASS A NOTE PRINCIPAL CARRYOVER SHORTFALL means, as of the close of any payment date, the excess of the sum of the Class A Note Monthly Principal Distributable Amount and any outstanding Class A Note Principal Carryover Shortfall from the immediately preceding payment date over the amount in respect of principal that was actually paid to the Class A Notes on that payment date.

CLASS A NOTE PRINCIPAL DISTRIBUTABLE AMOUNT means, on any payment date, the sum of the Class A Note Monthly Principal Distributable Amount for that payment date and any outstanding Class A Note Principal Carryover Shortfall for the immediately preceding payment date; PROVIDED, HOWEVER, that the Class A Note Principal Distributable Amount shall not exceed the outstanding principal amount of the Class A notes. Notwithstanding the foregoing, the Class A Note Principal Distributable Amount on the scheduled final payment date for the Class A notes shall not be less than the amount that is necessary (after giving effect to other amounts to be paid to the Class A notes on that payment date and allocable to principal) to pay the Class A notes in full.

CLASS B NOTE MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT means, on any payment date, the Class B Note Percentage of the Principal Distributable Amount for that payment date.

CLASS B NOTE PERCENTAGE means (i) for each payment date to but excluding the
payment date on which the Class A notes are paid in full, [    ]%; (ii) on the
payment date on which the Class A notes are paid in full, that percentage that equals 100% minus the Class A Note Percentage; and (iii) 100% thereafter.

CLASS B NOTE PRINCIPAL CARRYOVER SHORTFALL means, as of the close of any payment date, the excess of the sum of the Class B Note Monthly Principal Distributable Amount and any outstanding Class B Note Principal Carryover Shortfall from the immediately preceding payment date, over the amount in respect of principal that was actually paid to the Class B notes on that payment date.

CLASS B NOTE PRINCIPAL DISTRIBUTABLE AMOUNT means, on any payment date, the sum of the Class B Note Monthly Principal Distributable Amount and any outstanding Class B Note Principal Carryover Shortfall as of the close of the immediately preceding payment date; PROVIDED, HOWEVER, that the Class B Note Principal Distributable Amount shall not exceed the principal balance of the Class B notes. Notwithstanding the foregoing, the Class B Note Principal Distributable Amount on the scheduled final payment date for the Class B notes shall not be less than the amount that is necessary (after giving effect to other amounts to be paid to the Class B notes on that payment date and allocable to principal) to pay the Class B notes in full.

CUMULATIVE LOSS RATIO for any payment date means the fraction (expressed as a percentage) computed by the servicer by dividing (a) the aggregate Net Liquidation Losses for all contracts since the cutoff date through the end of the related month by (b) the sum of (i) the principal balance of the contracts as of the cutoff date plus (b) the principal balance of any subsequent contracts as of the related subsequent cutoff date.

DELINQUENCY AMOUNT as of any payment date means the principal balance of all contracts that were delinquent 60 days or more as of the end of the related month (including contracts in respect of which the related motorcycles have been repossessed and are still inventory).

DELINQUENCY RATIO for any payment date is equal to the fraction (expressed as a percentage) derived by dividing (a) the Delinquency Amount during the immediately preceding month by (b) the Principal Balance of the contracts as of the beginning of the related month.

A LIQUIDATED CONTRACT means any defaulted contract as to which the servicer has determined that all amounts which it expects to recover from or on account of such contract have been recovered; PROVIDED that any defaulted contract in respect of which the related motorcycle has been realized upon and disposed of and the proceeds of such disposition have been realized shall be deemed to be a Liquidated Contract; and PROVIDED FURTHER, a contract which has been repossessed and has not been sold by the servicer for a period in excess of 90 days from such date of repossession or a contract which has been delinquent more than 150 days shall be deemed to be a Liquidated Contract with a zero balance.

NET LIQUIDATION LOSSES means, with respect to all Liquidated Contracts on an aggregate basis, the amount, if any, by which (a) the outstanding Principal Balance of all Liquidated Contracts plus accrued and unpaid interest thereon at the annual interest rate stated in such Liquidated Contracts to the date on which such Liquidated Contracts became Liquidated Contracts exceeds (b) the Net Liquidation Proceeds for such Liquidated Contracts.

NET LIQUIDATION PROCEEDS means, as to any Liquidated Contract, the proceeds realized on the sale or other disposition of the related motorcycle, including proceeds realized on the repurchase of such motorcycle by the originating dealer for breach of warranties, and the proceeds of any insurance relating to such motorcycle, after payment of all expenses incurred thereby, together, in all instances, with the expected or actual proceeds of any recourse rights relating to such contract as well as any post disposition proceeds or other amounts in respect of a Liquidated Contract received by the servicer.

PRINCIPAL BALANCE means, (a) with respect to any contract as of any date, an amount equal to the unpaid principal balance of such contract as of the opening of business on the cut-off date, reduced by all payments and other amounts received by the servicer as of such date allocable to principal; provided, however, that (i) if (x) a contract is reacquired by the depositor because of a breach of a representation or warranty, or if (y) the depositor gives notice of its intent to purchase the contracts in connection with an optional termination of the trust, in each case the Principal Balance of such contract or contracts shall be deemed to be zero for the prior calendar month in which such event occurs and for each calendar month thereafter and (ii) from and after the prior calendar month in which a contract becomes a defaulted contract, the Principal Balance of such contract shall be deemed to be zero; and (b) where the context requires, the aggregate Principal Balances described in clause (a) for all such contracts.

PRINCIPAL DISTRIBUTABLE AMOUNT means, on any payment date, the Aggregate Principal Balance Decline for that payment date.

UNITED STATES PERSONS means:

     o    A citizen or resident of the United States;

     o A corporation or partnership (or other business entity treated as such) created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia;

     o An estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source; or

     o A trust, (a) with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions, or (b) otherwise, the income of which is subject to U.S. federal income tax regardless of its source.

                        REPORT OF INDEPENDENT ACCOUNTANTS

     We have audited the accompanying balance sheet of Harley-Davidson
Motorcycle Trust [     ] as of [     ]. This balance sheet is the responsibility
of the Trust's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Harley-Davidson Motorcycle Trust
[     ] at [     ], in conformity with accounting principles generally accepted in the United States.

                                           /s/ [                      ]

Chicago, Illinois
[     ]

                      HARLEY-DAVIDSON MOTORCYCLE TRUST [  ]
                             BALANCE SHEET AS OF [  ]

               Assets--Cash ......................         $1,000
                                                           ======

               Liabilities .......................         $    0
                                                           ======

               Beneficial Equity .................         $1,000
                                                           ======

                           NOTES TO THE BALANCE SHEET

     Harley-Davidson Motorcycle Trust [ ] is a limited purpose business trust established under the laws of the State of Delaware. It was formed on [ ] under a trust agreement dated as of [ ] between the depositor and the trustee. The activities of the trust are limited by the terms of the trust agreement to acquiring, owning and managing loan contracts and related assets, issuing and making payments on notes and certificates and other related activities. Prior to and including [ ], the trust did not conduct any activities.

     The depositor will pay all fees and expenses related to the organization and operations of the trust, other than withholding taxes, imposed by the United States or any other domestic taxing authority. The depositor has also agreed to indemnify the indenture trustee and trustee and certain other persons involved in the sale of notes.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                    $[      ]

                    HARLEY-DAVIDSON MOTORCYCLE TRUST [      ]


  $[     ] [   ]% HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-1
  $[     ] [   ]% HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED NOTES, CLASS A-2
   $[     ] [   ]% HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED NOTES, CLASS B

                          HARLEY-DAVIDSON CREDIT CORP.
                               SELLER AND SERVICER

                     HARLEY-DAVIDSON CUSTOMER FUNDING CORP.
                                    DEPOSITOR

                              ---------------------

                              PROSPECTUS SUPPLEMENT

                                     [      ]

                              ---------------------

                                 [UNDERWRITERS]

                  SUBJECT TO COMPLETION, DATED [______________]

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED [______________]

THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                        HARLEY-DAVIDSON MOTORCYCLE TRUST
                                     ISSUER

 $[     ] [ ]% HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED CERTIFICATES, CLASS A
 $[     ] [ ]% HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED CERTIFICATES, CLASS B

                     HARLEY-DAVIDSON CUSTOMER FUNDING CORP.
                                    DEPOSITOR

                          HARLEY-DAVIDSON CREDIT CORP.
                               SELLER AND SERVICER

     CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-10 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 9 OF THE PROSPECTUS.

     The certificates will represent obligations of the Harley-Davidson Motorcycle Trust [ ] only, and will not represent obligations of or interests in Harley-Davidson Financial Services, Inc., Harley-Davidson Credit Corp., Harley-Davidson Customer Funding Corp., Harley-Davidson, Inc. or any of their respective affiliates. This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

     The certificates are contract backed securities issued by the trust. The assets underlying the certificates are fixed-rate, simple interest, conditional sales contracts and promissory notes and security agreements relating to the purchase of new or used motorcycles.

THE GRANTOR TRUST WILL ISSUE THE FOLLOWING CLASSES OF CERTIFICATES:

----------------------------------------------------------------------------------------------
                        PASS-     FIRST        FINAL                               PROCEEDS
           PRINCIPAL   THROUGH   PAYMENT     SCHEDULED    PRICE TO  UNDERWRITING     TO
 CLASS       AMOUNT     RATE      DATE      PAYMENT DATE   PUBLIC     DISCOUNT    DEPOSITOR
----------------------------------------------------------------------------------------------
   A      $_________      ___%  __________  ____________   ______      ______      ______

----------------------------------------------------------------------------------------------
   B      $_________      ___%  __________  ____________   ______      ______      ______
----------------------------------------------------------------------------------------------

The total price to the public is $_______________________

The total underwriting discount is $_____________________

The total proceeds to the depositor are $_____________________

Credit Enhancement:

     o  Reserve fund with an initial deposit of $_________.
     o Subordination of the Class B Certificates to the Class A Certificates as described in this prospectus supplement.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 [UNDERWRITERS]
                  Prospectus Supplement dated [______________]

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Important Notice About Information Presented in this Prospectus Supplement and the
Accompanying Prospectus..................................................................ii
Prospectus Supplement Summary...........................................................S-1
Risk Factors...........................................................................S-13
Use of Proceeds........................................................................S-15
The Trust..............................................................................S-15
The Trustee............................................................................S-14
The Seller the Servicer................................................................S-17
The Contracts..........................................................................S-17
Yield and Prepayment Considerations....................................................S-26
Pool Factors...........................................................................S-29
Description of the Certificates........................................................S-29
Distributions on the Certificates......................................................S-34
Ratings of the Certificates............................................................S-36
Material Federal Income Tax Consequences...............................................S-37
ERISA Considerations...................................................................S-38
Legal Proceedings......................................................................S-41
Underwriting...........................................................................S-41
Legal Matters..........................................................................S-43
Global Clearance, Settlement and Tax Documentation Procedures..........................S-44
Glossary of Terms......................................................................S-49

        READING THE PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We provide information to you about the certificates in two separate documents that offer varying levels of detail:

     o prospectus--provides general information, some of which may not apply to the certificates; and

     o prospectus supplement--provides specific information relating to the terms of the certificates.

     To the extent that any statements in this prospectus supplement differ from or modify statements in the prospectus, you should rely on the information in this prospectus supplement. References to "we", "our" and "us" refer to Harley-Davidson Customer Funding Corp.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents of this prospectus supplement provides pages on which these captions are located.

     You can find a glossary of the principal capitalized terms used in this prospectus supplement beginning on page S-42 of this prospectus supplement.

     If you have received a copy of this prospectus supplement and the accompanying prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and the accompanying prospectus from Harley-Davidson Credit Corp. or any of the underwriters by asking any of them for it.

                          PROSPECTUS SUPPLEMENT SUMMARY

          The following is only a summary of selected information from this prospectus supplement and provides a general overview of relevant terms of the certificates. It does not contain all the information that may be important to you. You should read carefully this entire prospectus supplement and the accompanying prospectus to understand all of the terms of the offering. In addition, you may wish to read the documents governing the transfers and servicing of the contracts, the formation of the trust and the issuance of the certificates. Those documents have been filed as exhibits to the registration statement.

          There are material risks associated with an investment in the securities. See "RISK FACTORS" in this prospectus supplement and in the accompanying prospectus for a discussion of factors you should consider before investing in the certificates.

Trust ....................... Harley-Davidson Motorcycle Trust [  ]. The
                              depositor will establish the trust pursuant to a pooling and servicing agreement.

Depositor ................... Harley-Davidson Customer Funding Corp., a 100%
                              owned subsidiary of Harley-Davidson Financial Services, Inc. See "THE DEPOSITOR" in this prospectus supplement.

Trustee ..................... The trustee will be [ ____________ ], acting not in its individual capacity but solely as trustee under the pooling and servicing agreement. The trustee's address and phone number is [ _________ ]. See "THE TRUST" in this prospectus supplement.

Cut-off Date ................ [        ].

Closing Date ................ On or about [      ].

Terms of the Certificates:

A. Payment Dates ............ The trust will distribute interest and principal in respect of the certificates on the [ ] day of each month or if that day is not a business day, the next business day. The first payment date is [____].

B. Record Dates ............. The day immediately preceding the payment date.

C. Interest ................. PASS-THROUGH RATE:

                              The trust will distribute interest in respect of the certificates at the pass-through rates shown on the cover of this prospectus supplement.

                              INTEREST PERIODS:

                              Interest on the certificates will accrue in the following manner:

                                      Interest Period
                              From                               Day Count
                              (including)     To (excluding)    Convention
                              -----------     --------------    ----------
                              ___ of prior    ___ of current      30/360
                              month           month

                              DISTRIBUTION OF INTEREST:

                              On each payment date after payment of the base servicing fee and reimbursement of servicer advances, the trust will distribute interest in respect of the certificates from the funds available to it to pay interest and expenses on each payment date.

                              The funds available to the trustee to distribute interest in respect of the certificates on each payment date will generally consist of interest collections on the contracts received by the servicer during the prior calendar month, less the base servicing fee payable to the servicer and amounts applied to reimburse servicer advances relating to delinquent interest payments, and amounts withdrawn form the reserve fund.

                              If the funds available to the trustee to distribute interest in respect of the Class A Certificates are insufficient on any payment date, funds available to the trustee on that payment date to distribute principal in respect of the Class B Certificates will be applied to distribute interest in respect of the Class A Certificates.

                              No distributions of interest in respect of the Class B Certificates will be made on any payment date until interest in respect of the Class A Certificates has been distributed.

                              See "DISTRIBUTIONS ON THE CERTIFICATES" in this prospectus supplement.

E. Principal ................ On each payment date, the trust will distribute principal in respect of the certificates.

                              The funds available to the trustee to distribute principal in respect of the certificates on each payment date will generally consist of collections on the contracts received by the servicer during the prior calendar month, less the base servicing fee payable to the servicer, amounts applied to reimburse servicer advances and amounts distributed in respect of interest on the certificates, and amounts withdrawn from the reserve fund.

                              The amount of principal distributable will be based on the amount by which:

                              o     the aggregate principal balance of the
                                    contracts as of the first day of the
                                    calendar month prior to the month in which that payment date occurs, exceeds

                              o     the aggregate principal balance of the
                                    contracts as of the first day of the
                                    calendar month in which that payment date occurs.

                              The holders of the Class A Certificates and the Class B Certificates will be entitled to receive a PRO RATA share of the amounts to be distributed in respect of principal. However, no distributions of principal in respect of the Class B Certificates will be made on any payment date until interest and principal in respect of the Class A Certificates has been distributed.

                              See "DESCRIPTION OF THE CERTIFICATES--PRINCIPAL" and "DISTRIBUTIONS ON THE CERTIFICATES-- DISTRIBUTIONS" in this prospectus supplement.

E. Final Scheduled
   Payment Date ............. The trust will reduce the outstanding principal balance of the certificates to zero no later than the date shown on the cover of this prospectus supplement.

F. Mandatory Prepayment ..... The seller, at its option, may repurchase the contracts on any payment date on which the aggregate of the Class A certificate balance and the Class B certificate balance is less than 10% of the initial aggregate Class A certificate balance and the Class B certificate balance. If the seller purchases the contracts the trust will prepay the certificates in full on the payment date.

                              See "DESCRIPTION OF THE CERTIFICATES--MANDATORY PREPAYMENT" in this prospectus supplement.

THE TRUST'S ASSETS

The Contracts ............... Our main source of funds for making payments on the certificates will be collections on the contracts. The contracts sold to the trust will be selected from contracts in the depositor's portfolio based on the criteria specified in the transfer and sale agreement. The contracts arise and will arise from loans to obligors located in the 50 states of the United States, Canada, the District of Columbia and the U.S. Territories.

                              Following the closing date, pursuant to the sale and servicing agreement, the depositor will be obligated, subject only to the availability thereof, to sell, and the trust will be obligated to purchase, subject to the satisfaction of certain conditions set forth therein, subsequent contracts from time to time. Following the transfer of subsequent contracts to the trust, the aggregate characteristics of the entire pool of contracts may vary from those of the initial contracts as to the criteria identified and described above and in "THE CONTRACTS" herein.

                              The last scheduled payment on the initial contract
                              with the latest maturity will occur in [        ].

                              No contract (including any subsequent contract sole to the trust after the closing date) will
                              have a scheduled maturity later than [         ].
                              However, an obligor can generally prepay its contract at any time without penalty.

                                    COMPOSITION OF THE INITIAL CONTRACTS

                                      (AS OF THE INITIAL CUTOFF DATE)

                              Aggregate Principal Balance...................$_______________
                              Number of Contracts.....................................______
                              Average Principal Balance...........................$_________
                              Weighted Average Annual Percentage Rate ("APR")........._____%
                                (Range).........................................___% to ___%
                              Weighted Average Original Term (in months)............._______
                                (Range)...........................................___ to ___
                              Weighted Average Calculated Remaining Term (in months)..._____
                                (Range)...........................................___ to ___

                                        GEOGRAPHIC CONCENTRATION

                                              Principal Balance
                              State             Concentration
                              [       ].........        %
                              [       ].........        %
                              [       ].........        %
                              [       ].........        %
                              [       ].........        %

                              No other state represented more than 5% of the aggregate principal balance of the contracts as of the initial cutoff date.

Reserve Fund ................ On the closing date, the depositor will establish a reserve fund in the name of __________, as collateral agent. The reserve fund provides you with limited protection in the event collections from obligors on the contracts are insufficient to make payment on the certificates. We cannot assure you, however, that this protection will be adequate to prevent shortfalls in amounts available to make distributions on the certificates.

                              The initial balance of the reserve fund will be $________. We will be required to maintain on deposit in the reserve fund on each payment date a specified amount as set forth under the caption "DESCRIPTION OF THE CERTIFICATES--CALCULATION OF RESERVE FUND REQUIRED AMOUNT".

                              If the amount on deposit in the reserve fund on any payment date is less than the required amount, the trustee will use the funds available on that payment date after payment of the base servicing fee, reimbursement of servicer advances and distributions of interest and principal in respect of the certificates to make a deposit into the reserve fund. Amounts on deposit in the reserve fund on any payment date in excess of the required amount will be paid to the depositor.

                              If on any payment date the funds available to the trustee to distribute principal and interest in respect of the certificates are insufficient, the trust will use funds in the reserve fund to make distributions to the certificateholders to cover any shortfalls.

                              If on the final scheduled payment date of the certificates, the certificate balances of the certificates has not been reduced to zero, the trustee will use funds in the reserve fund to reduce the certificates balances to zero.

Pre-Funding Account ......... On the closing date, we will fund an account called the pre-funding account by depositing $[ ] which will secure our obligation to purchase and transfer subsequent contracts to the trust. The amount in the pre-funding account will be reduced by the amount used to purchase subsequent contracts from the seller. We expect that the pre-funded amount will be reduced to less than $150,000 by the payment date occurring in [ ]. Any pre-funded amount remaining at the end of the funding period will be paid to the certificateholders as described below in "SUMMARY OF TERMS--MANDATORY SPECIAL REDEMPTION."

Mandatory Special
Redemption .................. The certificates will be prepaid in part, without premium, on the payment date on or immediately following the last day of the funding period in the event that any amount remains on deposit in the pre-funding account. The aggregate principal amount of certificates to be prepaid will generally be an amount equal to the amount then on deposit in the pre-funding account allocated pro rata.

Interest Reserve Account .... On the closing date, we will fund an account called the interest reserve account by depositing $[ ] which will provide additional funds to account for the fact that the monthly investment earnings on amounts in the pre-funding account (until such amounts have been used to purchase subsequent contracts) are expected to be less than the weighted average of the interest payments on the notes, as well as the amount necessary to pay trustees' fees. In addition to the initial deposit, all investment earnings with respect to the pre-funding account will be deposited into the interest reserve account.

                              The interest reserve account is not designed to provide any protection against losses on the contracts in the trust. After the funding period, money remaining in the interest reserve account will be released to us.

Mandatory Repurchases
by the Seller ............... Under the transfer and sale agreement, the seller has agreed, in the event of a breach of certain representations and warranties made by the seller and contained therein which materially and adversely affects the trust's interest in any contract, to repurchase such contract within two business days prior to the first determination date after the servicer, the trustee or we become aware of such breach. See "DESCRIPTION OF TRANSFER AND SALE AGREEMENT--REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER AND THE DEPOSITOR" in the prospectus.

Servicing; Servicing Fee .... Harley-Davidson Credit Corp., as the servicer, will be responsible for servicing, managing and administering the contracts and related interests, and enforcing and making collections on the contracts.

                              Advances:

                              The servicer will make advances for delinquent interest payments on contracts to the extent it determines that a contract as to which it has made advances is a defaulted contract.

                              Servicer advances will be reimbursed from the delinquent payments when made by the obligors and from collections on other contracts when the servicer determines that the servicer advances will not be recoverable from payments by the obligors.

                              Servicing Fee:

                              The servicer's base monthly fee payable on each payment date will equal the product of:

                              o     one twelfth (1/12th) of one percent (1%) and

                              o     the aggregate principal balance of the
                                    contracts as of the last day of the seconds calendar month preceding the month in which that payment date falls.

                              The trust will pay the base servicing fee to the servicer with the funds available to it to pay interest and expenses on each payment date after the reimbursement of servicer advances.

                              The servicer will also be entitled to retain any late payment fees, prepayment charges, if any, and other similar fees and charges.

                              See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENT--SERVICING" in the accompanying prospectus.

Credit Enhancement .......... Losses and other shortfalls of cash flow will be covered by payments on other contracts,
                              withdrawals from the reserve fund and allocations of available funds to the Class A Certificates.

                              The credit enhancement for the certificates is as follows:

                              Class A Certificates   o  subordination of the
                                                        Class B Certificates

                                                     o  reserve fund

                              Class B Certificates   o  reserve fund

Ratings ..................... On the closing date, each class of certificates will have the following ratings by Standard & Poor's Rating Services and Moody's Investors Service, Inc.:

                              Class         S&P         Moody's
                              -----         ---         -------
                              A

                              B

                              See "RATINGS OF THE CERTIFICATES" in this prospectus supplement and "RATINGS OF THE SECURITIES" in the accompanying prospectus.

Material Federal Income
Tax Consequences ............ Winston & Strawn, as federal tax counsel to the trust, will deliver an opinion that:

                                   o    the trust will be treated as a grantor
                                        trust for federal income tax purposes
                                        and not as an association (or publicly
                                        traded partnership) taxable as a
                                        corporation; and

                                   o    each certificateholder will be treated
                                        as the owner of a pro rata undivided
                                        interest in the income and assets of the trust.

ERISA Considerations ........ Subject to the considerations and conditions discussed under "ERISA CONSIDERATIONS" in this prospectus supplement and the accompanying prospectus, the Class A Certificates may be purchased by an employee benefit plan or other retirement arrangement that is subject to ERISA or
                              Section 4975 of the Code.

                              Employee benefit plans and other retirement arrangements that are subject to ERISA or Section 4975 of the Code are not permitted to acquire or hold Class B Certificates except through an "insurance company general account" in the manner discussed under "ERISA CONSIDERATIONS" in this prospectus supplement and the accompanying prospectus.

                              You should refer to "ERISA CONSIDERATIONS" in the accompanying prospectus for more detailed information regarding the ERISA eligibility of any class of certificates.

Mailing Address and
Telephone Number of
Principal Executive
Offices ..................... The mailing address of the seller is 150 South
                              Wacker Drive, Chicago, Illinois 60606, telephone
                              (312) 368-9501. The mailing address of the depositor is 4150 Technology Way, Carson City, Nevada 89706, telephone (775) 886-3200.

                                  RISK FACTORS

     The following risk factors and the risk factors in the accompanying prospectus describe the principal risk factors relating to an investment in the certificates.

     You should carefully consider the following risk factors before you invest in the certificates. You should also carefully consider the risk factors beginning on page 9 of the accompanying prospectus.

THE CLASS A CERTIFICATES WILL BE ENTITLED TO INTEREST OR PRINCIPAL DISTRIBUTIONS BEFORE THE CLASS B CERTIFICATES

     The holders of the Class B Certificates will not receive any distribution of interest until the full amount of interest is distributed to the holders of the Class A Certificates on each payment date. The holders of the Class B Certificates will not receive any distribution of principal until the full amount of principal and interest is distributed to the holders of the Class A Certificates on each payment date. The subordination of the Class B Certificates to the Class A Certificates means that the Class B Certificates are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the Class A Certificates having prior distribution rights. See "DISTRIBUTIONS ON THE CERTIFICATES--DISTRIBUTIONS" in this prospectus supplement.

     Moreover, the Class A Certificates could lose the credit enhancement provided by the Class B Certificates and the reserve fund if delinquencies and defaults on contracts increase and the collections on contracts and amounts in the reserve fund are insufficient to make distributions in respect of even the Class A Certificates.

ADVERSE EVENTS IN [_____] HIGH CONCENTRATION STATES MAY CAUSE INCREASED DEFAULTS AND DELINQUENCIES

     If adverse events or economic conditions were particularly severe in a geographic region where there is a substantial concentration of obligors, the amount of delinquent payments and defaults on the contracts may increase. As a result, the overall timing and amount of collections on the contracts may differ from what you expect, and you may experience delays or reductions in distributions.

     The following are the approximate percentages of the initial contract pool principal balance whose obligors are located in the following states:

     o    [_______%] in [_______],

     o    [_______%] in [_______],

     o    [_______%] in [_______],

     o    [_______%] in [_______], and

     o    [_______%] in [_______].

     The remaining states accounted for [___]% of the _______ aggregate principal balance of the contracts, and none of these remaining states accounted for more than 5% of the initial aggregate principal balance of the contracts. For a discussion of the breakdown of the contracts by state, see "THE CONTRACTS" in this prospectus supplement.

     Although we do not know of any matters likely to increase the rate of delinquencies or defaults in these states, an example of an adverse event specific to a geographic region would include natural disasters and regional economic downturns. For example, a substantial downturn in the financial services industry, which is highly concentrated in the states of New York and New Jersey, or in the oil and gas industry, which is concentrated in the state of Texas could reduce the income of obligors in those states and ultimately reduce the related obligor's ability to make timely payments on their contracts. In addition, the following economic conditions may affect payments:

     o    unemployment,

     o    interest rates,

     o    inflation rates, and

     o    consumer perceptions of the economy.

THE CERTIFICATES MAY NOT BE SUITABLE INVESTMENTS FOR ALL INVESTORS

     The certificates may not be a suitable investment for any investor that requires a regular or predictable schedule of principal payments. We suggest that only investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment and default risks, the tax consequences of an investment and the interaction of these factors consider purchasing the certificates.

BECAUSE THE CERTIFICATES ARE IN BOOK-ENTRY FORM, YOUR RIGHTS CAN ONLY BE EXERCISED INDIRECTLY

     Because the certificates will be issued in book-entry form, you will be required to hold your interest in the certificates through The Depository Trust Company in the United States, or Clearstream, Luxembourg, (formerly Cedelbank) or the Euroclear System in Europe. Transfers of interests in the certificates within DTC, Clearstream or Euroclear must be made in accordance with the usual rules and operating procedures of those systems. So long as the certificates are in book-entry form, you will not be entitled to receive a physical note representing your interest. The certificates will remain in book-entry form except in the limited circumstances described under the caption "INFORMATION REGARDING THE CERTIFICATES--BOOK-ENTRY REGISTRATION" in the accompanying prospectus. Unless and until the certificates in this prospectus supplement cease to be held in book-entry form, the trustee will not recognize you as a "certificateholder," as such term is used in the trust agreement. As a result, you will only be able to exercise the rights of securityholders indirectly through DTC, if in the United States, and its participating organizations, or Clearstream and Euroclear, in Europe, and their participating organizations. Holding the certificates in book-entry form could also limit your ability to pledge your certificates to persons or entities that do not participate in DTC, Clearstream or Euroclear and to take other actions that require a physical note representing the certificates.

     Interest and principal on the certificates will be paid by the trust to DTC as the record holder of the certificates while they are held in book-entry form. DTC will credit payments received from the trust to the accounts of its participants which, in turn, will credit those amounts to securityholders either directly or indirectly through indirect participants. This process may delay your receipt of principal and interest payments from the trust.

HOLDERS OF CLASS B CERTIFICATES MAY HAVE TO PAY TAXES ON AMOUNTS NOT ACTUALLY RECEIVED.

     For federal income tax purposes, amounts otherwise payable to the holders of the Class A Certificates will be deemed to have been received by the holders of the Class B Certificates and then paid by them to the holders of the Class A Certificates pursuant to a guaranty. Accordingly, the holders of the Class A Certificates could be liable for taxes on amounts not actually received. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in the accompanying prospectus.

                                 USE OF PROCEEDS

     The depositor will use the net proceeds received from the sale of the certificates (i) for the purchase of the initial contracts and related assets from the seller and (ii) the remainder for the funding of the pre-funding account. The seller will use the net proceeds from the depositor's purchase of the initial contracts, as well as subsequent contracts, for the repayment of a substantial portion of the outstanding principal of the warehouse lines through which it finances its motorcycle conditional sales contracts. Following each such repayment, it is expected that the warehouse lines will be used to fund a new portfolio of motorcycle conditional sales contracts.

                                    THE TRUST

GENERAL

     The depositor will create the trust pursuant to a pooling and servicing agreement among the depositor, the servicer and the trustee.

     Under a transfer and sale agreement, the seller and the depositor will sell all of the contracts and the related property to the depositor.

     Pursuant to the pooling and servicing agreement, the depositor will transfer all of the contracts and related property to the trust in exchange for the certificates.

     The property of the trust will consist of:

        o the contracts and the right to receive all scheduled payments and prepayments received on the contracts on or after the cut-off date, but excluding any scheduled payments due on or after, but received prior to, the cut-off date;

        o security interests in the financed vehicles securing the contracts and any related property;

        o  rights with respect to any repossessed financed vehicles;

        o the rights to proceeds from claims on theft, physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

        o certain rebates of premiums and other amounts relating to insurance policies, extended service contracts or other repair agreements and other items financed under the contracts;

        o the depositor's rights against the seller under the purchase agreement pursuant to which the seller sold the pool of contracts to the depositor and against the performance guarantor under the performance guarantee pursuant to which the performance guarantor guaranteed the seller's obligations under the purchase agreement;

        o the right to receive payments from the depositor obligated to repurchase contracts which do not meet specified representations made by depositor in the pooling and servicing agreement;

        o the trust's rights against the servicer under the pooling and servicing agreements;

        o amounts held in the collection account and the paid-ahead account to be established and maintained under the pooling and servicing agreement; and

        o  all proceeds of the foregoing.

           The reserve fund, the pre-funding account and the interest reserve account will be maintained in the name of ________, as collateral agent for the benefit of the certificateholders, but will not be part of the trust.

     The certificates represent fractional undivided interests in the trusts. See "DESCRIPTION OF THE CERTIFICATES" in this prospectus supplement.

                                   THE TRUSTEE

     [     ] will be the trustee under the pooling and servicing agreement. The trustee is a [_________] banking association and its principal offices are located at [_____________]. The trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the trustee if the trustee ceases to be eligible to continue as such under the pooling and servicing agreement or if the trustee becomes insolvent. In such circumstances, the servicer will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The servicer will pay the fees of the trustee in connection with its duties under the pooling and servicing agreement. The trustee will also be entitled to indemnification by the servicer for, and will be held harmless against, any loss, liability, fee, disbursement or expense incurred by the trustee not resulting from its own willful misfeasance, bad faith or negligence. The servicer will also indemnify the trustee for specified taxes that may be asserted in connection with the transaction.

                           THE SELLER AND THE SERVICER

     Harley-Davidson Credit Corp. will act as seller and servicer of the contracts and will receive compensation and fees for such services. Information regarding the seller and the servicer is set forth under the captions "THE SELLER AND THE SERVICER" in the accompanying prospectus.

                                  THE CONTRACTS

                                  THE CONTRACTS

     The contracts are (or will be, in the case of subsequent contracts) fixed-rate simple interest conditional sales contracts or promissory notes and security agreements relating to motorcycles manufactured by Harley-Davidson, Inc., Buell Motorcycle Company, a wholly-owned subsidiary of Harley-Davidson, Inc., or certain other motorcycle manufacturers. See "OTHER MANUFACTURERS" in the prospectus. The contracts were originated by the seller indirectly through
(i) Harley-Davidson motorcycle dealers or (ii) Eaglemark Savings Bank and acquired by the depositor in the ordinary course of the depositor's business. Each contract has (or will have) a fixed annual percentage rate and provides for, if timely made, payments of principal and interest which fully amortize the loan on a simple interest basis over its term. The contracts have or will have the following characteristics:

     o the last scheduled payment of each initial contract is due no later than [ ], and with respect to the contracts as a whole (including any subsequent contracts conveyed to the trust after the closing date), the last scheduled payment will be due no later than [ ];
     o the first scheduled payment date of contracts representing approximately [ ]% of the aggregate principal balance of the initial contracts as of the initial cutoff date is due no later than [ ] and the first scheduled payment date of remaining contracts representing approximately [ ]% of the aggregate principal balance of the initial contracts as of the initial cutoff date is due no later than [ ];
     o approximately [ ]% of the principal balance of the initial contracts as of the initial cutoff date is attributable to loans to purchase motorcycles which were new and approximately [ ]% is attributable to loans to purchase motorcycles which were used at the time the related contract was originated;
     o approximately [ ]% of the principal balance of the initial contracts as of the initial cutoff date is attributable to loans to purchase motorcycles manufactured by Harley-Davidson or Buell and approximately [ ]% of the principal balance of the initial contracts as of the initial cutoff date is attributable to loans to purchase motorcycles not manufactured by Harley-Davidson or Buell;
     o all initial contracts have a contractual rate of interest of at least [ ]% per annum and not more than [ ]% per annum and the weighted average contractual rate of interest of the initial contracts as of the initial cutoff date is approximately [ ]% per annum (see Table 1 below);

     o the initial contracts have remaining maturities as of the initial cutoff date of at least [ ] months but not more than [ ] months and original maturities of at least [ ] months but not more than [ ] months;

     o the initial contracts have a weighted average term to scheduled maturity, as of origination, of approximately [ ] months, and a weighted average term to scheduled maturity as of the initial cutoff date of approximately [ ] months (see Tables 2 and 3 below);

     o the average principal balance per initial contract as of the initial cutoff date was approximately $[ ] and the principal balances on the initial contracts as of the initial cutoff date ranged from $[ ] to $[ ](see Table 4 below);

     o the contracts arise (or will arise) from loans to obligors located in 50 states, the District of Columbia, the U.S. Territories[, Canada] and military bases and with respect to the initial contracts, constitute the following approximate amounts expressed as a percentage of the aggregate principal balance of the initial contracts as of the initial cutoff date: [ ]% in [ ], [ ]% in [ ] and [ ]% in [ ] (see Table 5 below). No other geographic location represented more than 5.00% by aggregate principal balance of the initial contracts.

     Except for certain criteria specified in the preceding paragraph, there will be no required characteristics of the subsequent contracts. Therefore, following the transfer of the subsequent contracts to the trust, the aggregate characteristics of the entire pool of the contracts, including the composition of the contracts, the distribution by weighted average annual percentage rate of the contracts, the distribution by calculated remaining term of the contracts, the distribution by original term to maturity of the contracts, the distribution by current balance of the contracts, and the geographic distribution of the contracts, described in the following tables, may vary from those of the initial contracts as of the initial cutoff date.

                                     TABLE 1

                  DISTRIBUTION BY APR OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                           PERCENT OF
                          NUMBER OF         NUMBER OF        TOTAL OUTSTANDING        PERCENT OF
        RATE              CONTRACTS        CONTRACTS(1)      PRINCIPAL BALANCE      POOL BALANCE(1)
        ----              ---------       -------------      -----------------     ----------------
4.990 to 5.000%
5.001 to 6.000%
6.001 to 7.000%
7.001 to 8.000%
8.001 to 9.000%
9.001 to 10.000%
10.001 to 11.000%
11.001 to 12.000%
12.001 to 13.000%
13.001 to 14.000%
14.001 to 15.000%
15.001 to 16.000%
16.001 to 17.000%
17.001 to 18.000%
18.001 to 19.000%
19.001 to 20.000%
20.001 to 21.000%
21.001 to 22.000%
22.001 to 22.990%

             TOTALS:                        100.00%                                    100.00%
                                            ------                                     ------

(1)  Percentages may not add to 100.00% because of rounding.

                                     TABLE 2

                    DISTRIBUTION BY CALCULATED REMAINING TERM
                            OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

 CALCULATED                                PERCENT OF
  REMAINING               NUMBER OF         NUMBER OF        TOTAL OUTSTANDING        PERCENT OF
TERM (MONTHS)             CONTRACTS        CONTRACTS(1)      PRINCIPAL BALANCE      POOL BALANCE(1)
-------------             ---------       -------------      -----------------      ----------------
   0 to 12
  13 to 24
  25 to 36
  37 to 48
  49 to 60
  61 to 72
  73 to 84

        TOTALS:                             100.00%                                    100.00%
                                            ------                                     ------

                                     TABLE 3

                       DISTRIBUTION BY CALCULATED ORIGINAL
                    TERM TO MATURITY OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                           PERCENT OF
  ORIGINAL                NUMBER OF         NUMBER OF        TOTAL OUTSTANDING     PERCENT OF POOL
TERM (MONTHS)             CONTRACTS        CONTRACTS(1)      PRINCIPAL BALANCE        BALANCE(1)
-------------             ---------       -------------      -----------------     ----------------
    1 to 12
   13 to 24
   25 to 36
   37 to 48
   49 to 60
   61 to 72
   73 to 84

        TOTALS:                             100.00%                                    100.00%
                                            ------                                     ------

(1)  Percentages may not add to 100.00% because of rounding.

                                     TABLE 4

            DISTRIBUTION BY CURRENT BALANCE OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                              PERCENT OF
                            NUMBER OF         NUMBER OF        TOTAL OUTSTANDING     PERCENT OF POOL
CURRENT BALANCE             CONTRACTS        CONTRACTS(1)      PRINCIPAL BALANCE       BALANCE(1)
---------------             ---------       -------------      -----------------     ----------------
$        0 to 1,000.00
$ 1,000.01 to 2,000.00
$ 2,000.01 to 3,000.00
$ 3,000.01 to 4,000.00
$ 4,000.01 to 5,000.00
$ 5,000.01 to 6,000.00
$ 6,000.01 to 7,000.00
$ 7,000.01 to 8,000.00
$ 8,000.01 to 9,000.00
$ 9,000.01 to 10,000.00
$ 10,000.01 to 11,000.00
$ 11,000.01 to 12,000.00
$ 12,000.01 to 13,000.00
$ 13,000.01 to 14,000.00
$ 14,000.01 to 15,000.00
$ 15,000.01 to 16,000.00
$ 16,000.01 to 17,000.00
$ 17,000.01 to 18,000.00
$ 18,000.01 to 19,000.00
$ 19,000.01 to 20,000.00
$ 20,000.01 to 21,000.00
$ 21,000.01 to 22,000.00
$ 22,000.01 to 23,000.00
$ 23,000.01 to 24,000.00
$ 24,000.01 to 25,000.00
$ 25,000.01 to 26,000.00
$ 26,000.01 to 27,000.00
$ 27,000.01 to 28,000.00
$ 28,000.01 to 29,000.00
$ 29,000.01 to 30,000.00
$ 30,000.01 to 31,000.00
$ 31,000.01 to 32,000.00
$ 32,000.01 to 33,000.00
$ 33,000.01 to 34,000.00
$ 34,000.01 to 35,000.00
$ 35,000.01 to 36,000.00
$ 36,000.01 to 37,000.00
$ 37,000.01 to 38,000.00
$ 38,000.01 to 39,000.00
$ 39,000.01 to [       ]

              TOTALS:                       100.00%                                  100.00%
                                            ------                                   ------

(1)  Percentages may not add to 100.00% because of rounding.

                                     TABLE 5

                GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                         (AS OF THE INITIAL CUTOFF DATE)

                                           PERCENT OF
                          NUMBER OF         NUMBER OF        TOTAL OUTSTANDING     PERCENT OF POOL
    STATE(1)              CONTRACTS        CONTRACTS(1)      PRINCIPAL BALANCE        BALANCE(1)
    --------              ---------       -------------      -----------------     ----------------
ALABAMA
ALASKA
ARIZONA
ARKANSAS
CALIFORNIA
COLORADO
CONNECTICUT
DELAWARE
DISTRICT OF COLUMBIA
FLORIDA
GEORGIA
HAWAII
IDAHO
ILLINOIS
INDIANA
IOWA
KANSAS
KENTUCKY
LOUISIANA
MAINE
MARYLAND
MASSACHUSETTS
MICHIGAN
MINNESOTA
MISSISSIPPI
MISSOURI
MONTANA
NEBRASKA
NEVADA
NEW HAMPSHIRE
NEW JERSEY
NEW MEXICO
NEW YORK
NORTH CAROLINA
NORTH DAKOTA
OHIO
OKLAHOMA
OREGON
PENNSYLVANIA

                                     TABLE 5

                GEOGRAPHIC DISTRIBUTION OF THE INITIAL CONTRACTS
                                   (CONTINUED)

                                           PERCENT OF
                          NUMBER OF         NUMBER OF        TOTAL OUTSTANDING     PERCENT OF POOL
    STATE(1)              CONTRACTS        CONTRACTS(1)      PRINCIPAL BALANCE        BALANCE(1)
    --------              ---------       -------------      -----------------     ----------------
RHODE ISLAND
SOUTH CAROLINA
SOUTH DAKOTA
TENNESSEE
TEXAS
UTAH
VERMONT
VIRGINIA
WASHINGTON
WEST VIRGINIA
WISCONSIN
WYOMING
OTHER (3)

            TOTALS:                           100.00%                                    100.00%
                                              ------                                     ------

(1)  Based on billing addresses of obligors as of the Initial Cutoff Date.

(2)  Percentages may not add to 100.00% because of rounding.

(3)  Includes U.S. Territories [, Canada] and military bases.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

     The following tables set forth the delinquency experience and loan loss and repossession experience of the seller's portfolio of conditional sales contracts for motorcycles. These figures include data in respect of contracts which the seller has previously sold with respect to prior securitizations and for which the seller acts as servicer.

                                                        DELINQUENCY EXPERIENCE(1)/
                                                         (DOLLARS IN THOUSANDS)
                                                             AT DECEMBER 31,
                             ----------------------------------------------------------------------------------
                                        2001                       2000                        1999
                                        ----                       ----                        -----
                               Number                      Number                       Number
                                of                          of                           of
                             Contracts       Amount      Contracts        Amount      Contracts       Amount
                             ---------   -------------   ----------   -------------   ----------   ------------
Portfolio....................  158,254   $ 1,663,819.7      117,884   $ 1,185,300.1       91,556   $  914,545.5
Period of Delinquency(2)
     30-59 Days..............    5,141        50,995.6        4,334   $    42,325.0        2,868   $   28,307.9
     60-89                       1,571        15,620.1        1,395        13,517.4          983        9,424.3
     90 Days or more.........      800         8,325.9          518         5,255.6          371        3,569.9
                             ---------   -------------   ----------   -------------   ----------   ------------
Total Delinquencies..........    7,512   $    74,901.7        6,247   $    61,098.0        4,222   $   41,302.1
                             =========   =============   ==========   =============   ==========   ============
Total Delinquencies as a
Percent of Total Portfolio...     4.75%           4.50%        5.30%           5.15%        4.61%          4.52%

                                            DELINQUENCY EXPERIENCE(1)/
                                             (DOLLARS IN THOUSANDS)
                                                 AT DECEMBER 31,
                             ------------------------------------------------------
                                        1998                       1997
                                        ----                       ----
                               Number                      Number
                                of                           of
                             Contracts       Amount       Contracts       Amount
                             ---------   -------------   ----------   -------------
Portfolio....................   67,137   $   651,248.7       45,258   $   434,890.7
Period of Delinquency(2)
     30-59 Days..............    1,970   $    17,768.1        1,264        11,454.6
     60-89                         745         6,153.9          559         5,112.1
     90 Days or more.........      304         2,591.0          269         2,196.5
                             ---------   -------------   ----------   -------------
Total Delinquencies..........    3,019   $    26,513.0        2,092   $    18,763.2
                             =========   =============   ==========   =============
Total Delinquencies as a
Percent of Total Portfolio...     4.50%           4.07%        4.62%           4.31%

                                                              At June30,
                                          ------------------------------------------------------
                                                     2000                       2001
                                                     ----                       ----
                                            Number                      Number
                                             of                           of
                                          Contracts       Amount       Contracts       Amount
                                          ---------   -------------   ----------   -------------
             Portfolio....................  188,297   $ 2,072,449.3      140,823   $ 1,454,785.0
             Period of Delinquency(2)
                  30-59 Days..............    4,675   $    46,497.5        4,205   $    40,871.9
                  60-89                       1,198        11,680.2        1,204        11,726.7
                  90 Days or more.........      418         4,344.7          375         3,588.7
                                          ---------   -------------   ----------   -------------
             Total Delinquencies..........    6,291   $    62,522.4        5,784   $    56,187.3
                                          =========   =============   ==========   =============

             Total Delinquencies as a
             Percent of Total Portfolio...     3.34%           3.02%        4.11%           3.86%

          ----------
          (1) Excludes delinquent contracts already in repossession, which contracts the servicer does not consider outstanding.


          (2) The period of delinquency is based on the number of days payment is contractually past due (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the next month.

                        LOAN LOSS/REPOSSESSION EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                                           Year Ended
                                                                           December 31,
                                        ------------------------------------------------------------------------------------
                                              2001            2000              1999            1998             1997
                                              ----            ----              ----            ----             ----
Principal Balance of All Contracts
  Serviced(1)/......................... $ 1,671,144.6    $ 1,190,184.2     $    918,481.6   $    653,836.0   $   436,771.0
Contract Liquidations(2)/..............          2.05%            1.75%              1.59%            1.54%           1.42%
Net Losses:
  Dollars(3)/.......................... $    13,905.6    $     8,707.8     $      5,875.0   $      5,245.3   $     3,781.1
  Percentage(4)/.......................          0.83%            0.73%              0.64%            0.80%           0.87%

                                                   Six Months Ended
                                                      June 30,
                                        --------------------------------------
                                             2002                2001
                                             ----                ----
Principal Balance of All Contracts
  Serviced(1)/........................  $ 2,078,086.4       $  1,458,625.8
Contract Liquidations(2)/.............           2.46%                2.11%
Net Losses:
  Dollars(3)/.........................  $     8,856.8       $      6,435.3
  Percentage(4)/......................           0.85%                0.88%

----------
(1)  As of period end. Includes contracts already in repossession.
(2) As a percentage of the total number of contracts being serviced as of period end, calculated on an annualized basis.
(3) The calculation of net loss includes actual charge-offs, deficiency balances remaining after liquidation of repossessed vehicles and expenses of repossession and liquidation, net of recoveries.
(4) As a percentage of the principal amount of contracts being serviced as of period end, calculated on an annualized basis.

     The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan loss or repossession experience of the contracts included in the trust will be similar to that set forth above.

     Changes in the net loss and delinquency experience of the portfolio have generally been driven by the growth and seasoning of the portfolio, improvements in collection procedures and fluctuations in the general economic environment. In particular, in 2001 delinquencies decreased from 2000 as a result of improved collection processes and procedures, additional collections staff and improved overall credit quality of the portfolio due to the tiered pricing program as discussed below. In addition, liquidations and net losses increased in 2000 and 2001 and delinquencies increased in 2000 as a result of a downturn in the general economic environment. Between 1997 and 1999, delinquencies and liquidations increased primarily due to the growth of the Delta (non-prime) loan program. Net losses, as a percentage of the outstanding principal amount of contracts, decreased between 1998 and 1999 primarily due to more stringent collection procedures implemented by the servicer. Overall, the portfolio size increased during the period from 1997 through December 31, 2001 primarily due to increases in Harley-Davidson motorcycle production and the servicer's market share penetration of units financed.

     In addition, beginning in February 2001, the servicer implemented a tiered pricing program which tightened the range of available credit in an effort to better match customer risk with contract rates and improve the quality of its portfolio. The contracts included in the trust were originated under the tiered pricing program and may perform differently than the servicer's entire portfolio during the periods described in the foregoing tables during which the tiered pricing program was not in place for all originations. There is no assurance that contracts included in the trust and originated under the tiered pricing program will perform as expected under current or other economic conditions. In addition, if the general downturn in the economic environment continues, we expect that delinquencies and net loss rates for the portfolio may increase.

                       YIELD AND PREPAYMENT CONSIDERATIONS

     By their terms, the contracts may be prepaid, in whole or in part, at any time. Each contract also contains a provision which permits the seller to require full prepayment in the event of a sale of the related motorcycle securing a contract. In addition, repurchases of the contracts from the trust by the depositor, and concurrently from the depositor by the seller, could occur in the event of a breach of certain representation and warranties with respect to the contracts. Repurchases of contracts from the trust by the depositor, and concurrently from the depositor by the seller, could also occur if the seller exercises its limited option to repurchase the contracts from the trust when the aggregate outstanding principal balances of the contracts owned by the trust has declined to less than 10% of the sum of:

          o the aggregate outstanding principal balance of the contracts owned by the trust as of the closing date; and
          o    the initial amount on deposit in the pre-funding account.

     Any prepayments and repurchases of contracts will reduce the average life of the certificates and the interest received by the certificateholders over the life of the certificate (for this purpose the term "PREPAYMENT" includes liquidations due to default, as well as receipt of proceeds from credit life, credit disability and casualty insurance policies). In addition, funds remaining in the pre-funding account at the end of the funding period will be used to prepay outstanding principal of the certificates and as a result, the interest received by certificateholders over the life of the certificates will be reduced.

     The last scheduled payment on the initial contract with the latest maturity will occur in [ ]. The last scheduled payment on the contract with the latest maturity among the contracts as a whole, including any subsequent contracts,
will not occur later than [        ].

                   WEIGHTED AVERAGE LIVES OF THE CERTIFICATES

     Prepayments on the contracts can be measured relative to a prepayment standard or model. The model used in this prospectus supplement, the Absolute Prepayment Model ("ABS"), represents an assumed rate of prepayment each month relative to the original number of contracts in a pool of contracts. ABS further assumes that all the contracts in question are the same size and amortize at the same rate and that each contract in each month of its life will either be paid as scheduled or be prepaid in full. For example, in a pool of contracts originally containing 10,000 contracts, a 1% ABS rate means that 100 contracts prepay each month. ABS does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of contracts, including the contracts.

     As the rate of payment of principal of each class of certificates will depend on the rate of payment (including prepayments) of the principal balance of the contracts, final payment of any class of certificates could occur significantly earlier than the respective final scheduled payment dates for each class of certificates. Reinvestment risk associated with early payment of the certificates of any class will be borne exclusively by the holders of such certificates.

     The table captioned "Percent of Initial Certificate Principal Amount at Various ABS Percentages" (the "ABS Table") has been prepared on the basis of the characteristics of the contracts described under "The Contracts." The ABS Table assumes that (i) the contracts prepay in full at the specified constant percentage of ABS monthly, with no defaults, losses or repurchases, (ii) each scheduled monthly payment on each contract is scheduled to be made and is made on the last day of each month commencing [ ] and each month has 30 days, (iii) the certificates are issued on [ ] and payments are made on the certificates on each payment date (and each such date is assumed to be the fifteenth day of each applicable month), (iv) the balance in the reserve fund on each payment date is the required amount described in the summary under "The Reserve Fund", (v) except as otherwise indicated, the servicer exercises its option to purchase the contracts on the earliest payment date on which such option may be exercised, and (vi) there is no event resulting in the acceleration of the Class A certificates or involving an uncured payment default. The hypothetical pools each have an assumed cutoff date of [ ]. The ABS Table indicates the projected weighted average life of each class of certificates and sets forth the percent of the initial principal amount of each class of certificates that is projected to be outstanding after each of the payment dates shown at various constant ABS percentages.

     The ABS Table also assumes that the contracts have been aggregated into hypothetical pools with all of the contracts within each such pool having the following characteristics and that the level scheduled monthly payment for each of the pools (which is based on its aggregate principal balance, APR, original term to maturity and remaining term to maturity as of the assumed cutoff date) will be such that each pool will be fully amortized by the end of its remaining term to maturity.

                                            AGGREGATE                  REMAINING TERM       ORIGINAL
                            NUMBER OF       PRINCIPAL                      TERM TO           TERM TO
             POOL           CONTRACTS        BALANCE         APR          MATURITY           MATURITY
             ----           ---------       ---------        ---       ---------------      --------
1
2
3
4
5
6
7
8

     The actual characteristics and performance of the contracts will differ from the assumptions used in constructing the ABS Table. The assumptions used are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the contracts will prepay at a constant level of ABS until maturity or that all of the contracts will prepay at the same level of ABS. Any difference between such assumptions and the actual characteristics and performance of the contracts, or actual prepayment experience, will affect the percentages of initial amounts outstanding over time and the weighted average lives of each class of Certificates.

   PERCENT OF INITIAL CERTIFICATE PRINCIPAL AMOUNT AT VARIOUS ABS PERCENTAGES

                                                   CLASS A CERTIFICATES
                                            ------------------------------------
DISTRIBUTION DATE
-----------------
Closing Date
Weighted Average Life (years) (1)
Weighted Average Life (years) (1)(2)

(1) The weighted average life of a certificate is determined by (x) multiplying the amount of each principal payment on a certificate by the number of years from the date of issuance of the certificate to the related payment date, (y) adding the results and (z) dividing the sum by the original principal amount of the certificate.
(2) This calculation assumes that the seller does not exercise its option to purchase the contracts.

     The foregoing table has been prepared on the basis of the assumptions described above under "Weighted Average Lives of the Certificates" (including the assumptions regarding the characteristics and performance of the contracts, which will differ from the actual characteristics and performance of the contracts), and should be read in conjunction therewith.

                                  POOL FACTORS

     The "CLASS A CERTIFICATE POOL FACTOR" will be a seven-digit decimal indicating the certificate balance of the Class A Certificates on the payment date as a fraction of the aggregate certificate balances of the contracts as of the closing date. The "CLASS B CERTIFICATE POOL FACTOR" will be a seven-digit decimal indicating the certificate balance of the Class B Certificates on the payment date as a fraction of the aggregate certificate balances of the contracts as of the closing date. The servicer will compute the pool factors each month. Initially, each factor will be 1.0000000 and thereafter will decline to reflect reductions in the certificate balances. The portion of the certificate balance for any class of certificates for a given month allocable to a certificateholder can be determined by multiplying the original denomination of the holder's certificate by the related pool factor, as the case may be, for that month.

     You will receive monthly reports concerning the distributions received on the contracts, the aggregate principal balance for the contracts, the related certificate factors and various other items of information pertaining to the trust. Furthermore, the trustee will furnish you with information for tax reporting purposes not later than the latest date permitted by law. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--SERVICING--STATEMENTS TO SECURITYHOLDERS" in the accompanying prospectus.

                         DESCRIPTION OF THE CERTIFICATES

     This section supplements the information in the accompanying prospectus under the caption "DESCRIPTION OF THE CERTIFICATES". However, as these statements are only summaries, you should read the pooling and servicing agreement, a form of which has been filed as an exhibit to the registration statement of which the accompanying prospectus forms a part. The information in this section and in the accompanying prospectus under the caption "DESCRIPTION OF THE CERTIFICATES" describes the material terms of the certificates and the pooling and servicing agreement. A copy of the pooling and servicing agreement is available to you upon request to the depositor and will be filed with the Securities Exchange Commission following the issuance of the certificates.

GENERAL

     The certificates will be issued pursuant to the terms of the pooling and servicing agreement among the trustee, the depositor and the servicer.

     Two classes of certificates evidencing undivided ownership interests in the trust, designated as the:

     o    Class A Certificates, and

     o    Class B Certificates

will be issued.

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     The Class A Certificates will evidence in the aggregate an undivided ownership interest of approximately ___% of the trust and the Class B Certificates will evidence in the aggregate an undivided ownership interest of approximately ____% of the trust.

     The certificates will be delivered in book-entry form only and be issued in minimum denominations of $1,000.

INTEREST

     Interest will be distributable in respect of the certificates at the fixed pass-through rates for each class of certificates shown on the cover page of this prospectus supplement.

     The trust will distribute interest in respect of the certificates on each payment date from Available Interest and amounts withdrawn from the reserve fund as set forth under "DISTRIBUTIONS ON THE CERTIFICATES--DISTRIBUTIONS" below.

     Interest will be distributable to you monthly on the [_______] of each month or, if that date is not a business day, on the next succeeding business day and will be calculated for the interest period from and including the ____th day of the prior month (or from and including the closing date, in the case of the initial payment date) to but excluding the ____th day of the next month on the basis of a 360-day year consisting of twelve 30-day months.

     If on any payment date, the trust does not have sufficient funds to make a full distribution of interest on any class the certificates, the amount of the shortfall will be carried forward, and together with interest on the shortfall amount at the applicable pass-through rate for that class, added to the amount of interest distributable in respect of that class of certificates on the next payment date.

PRINCIPAL

     On each payment date, principal in respect of the certificates will be distributable in an amount equal to the monthly principal for that payment date. The holders of the Class A Certificates and the Class B Certificates will be entitled to receive a PRO RATA share of the amounts to be distributed in respect of principal. However, no distributions of principal in respect of the Class B Certificates will be made on any payment date until interest and principal in respect of the Class A Certificates has been distributed. Principal in respect of the certificates will be distributed as set forth under "DISTRIBUTIONS ON THE CERTIFICATES--DISTRIBUTIONS" below.

OPTIONAL PREPAYMENT

     The seller, at its option, may repurchase all of the contracts owned by a trust on any payment date following the date on which the aggregate principal balance of the contracts is less than 10% of the aggregate principal balance of the contracts as of the cut-off date. The purchase price to be paid in connection with the purchase will be at least equal to the sum of:

     o the unpaid certificate balance of the certificates as of that payment date, together with all interest distributable in respect of the certificates as of that payment date;

     o    unreimbursed servicer advances;

     o    accrued but unpaid servicer fees;

     o    any other amounts payable at the time from Available Amounts; minus

     o    amounts on deposit in the reserve fund.

     If the seller does purchase the contracts, the certificates will be paid in full on the payment date on which the purchase occurs.

VOTING RIGHTS

     If a servicer default occurs, the trustee or holders of certificates evidencing more than 50% of the aggregate principal balance of the contracts may remove the servicer without the consent of any other holder of certificates. If a servicer default occurs, holders of certificates evidencing more than 50% of the aggregate principal balance of the contracts may waive any servicer default other than a default in making any required deposits into the collection account.

NOTICES

     Certificateholders will be notified in writing by the trustee of any servicer default or termination of, or appointment of a successor to, the servicer promptly upon a responsible officer obtaining actual knowledge of these events. Except for the monthly and annual reports to certificateholders described this prospectus supplement, the trustee is not obligated under the pooling and servicing agreement to forward any other notices to the certificateholders. There are no provisions in the pooling and servicing agreement for the regular or special meetings of certificateholders.

THE ACCOUNTS

     THE COLLECTION ACCOUNT

     The trustee will establish an account referred to as the collection account. The servicer will cause all collections made on or in respect of the contracts during a due period to be deposited in or credited to the collection account. The servicer is required to deposit, without deposit into any intervening account, into the collection account as promptly as possible, but in any case not later than the second business day following the receipt thereof, all amounts received on or in respect of the contracts. The servicer is required to use its best efforts to cause an obligor to make all payments on the contracts directly to one or more lockbox banks, acting as agent for the trust pursuant to a lockbox agreement. Funds in the collection account will be invested in certain eligible investments. All income or other gain from such investments will be promptly deposited in, and any loss resulting from such investments shall be charged to, the collection account.

     THE PRE-FUNDING ACCOUNT

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     The trustee will establish a trust account referred to as the pre-funding account in accordance with the sale and servicing agreement. During the funding period, the pre-funding account will be maintained by the trustee for your benefit to secure the depositor's obligations under the pooling and servicing agreement to purchase and transfer subsequent contracts to the trust. On the
closing date, the depositor will deposit $[    ] into the pre-funding account.
During the funding period, amounts on deposit in the pre-funding account will be reduced by the amount thereof that the depositor uses to purchase subsequent contracts from the seller and contemporaneously transfer to the trust. The depositor expects that the pre-funded amount will be reduced to less than
$150,000 by the payment date occurring in [    ]. Any pre-funded amount
remaining at the end of the funding period will be payable to the certificateholders. See "DESCRIPTION OF THE CERTIFICATES -- MANDATORY SPECIAL REDEMPTION".

     THE RESERVE FUND

     The reserve fund will be a segregated account in the name of [____________], as collateral agent. The reserve fund will be created with an initial deposit by the depositor on the closing date of an amount equal to $________ which is less than the amount that is required to be on deposit in the reserve fund. The reserve fund will thereafter be funded as described above under "DISTRIBUTIONS ON THE CERTIFICATES--DISTRIBUTIONS".

     Amounts held from time to time in the reserve fund will be held for the benefit of certificateholders and may be invested in investments acceptable to the rating agencies rating certificates as being consistent with the ratings of the certificates at the direction of the servicer. Investment income on those investments will be paid to the depositor, upon the direction of the servicer, to the extent that funds on deposit in the reserve fund on any payment date exceed the amount that is required to be on deposit in the reserve fund. If the amount on deposit in the reserve fund on any payment date exceeds the amount that is required to be on deposit in the reserve fund on that payment date, the collateral agent will withdraw that excess and pay it to the depositor. Upon any distribution to the depositor of those excess amounts, neither the holders of the Class A Certificates nor the holders of the Class B Certificates will have any rights in, or claims to, those amounts.

     The amount that is required to be on deposit in the reserve fund on each
payment date will initially be $[    ]. However, on any payment date, the amount
that is required to be on deposit in the reserve fund will be an amount equal to
$[    ].

     The servicer may, from time to time after the date of this prospectus supplement, request each rating agency rating the certificates to approve a formula for determining the amount that is required to be on deposit in the reserve fund on each payment date that is different from that described above. If each rating agency delivers a letter to the trustee to the effect that the use of any new formula will not result in a qualification, reduction or withdrawal of its then-current rating of any class of certificates, then the amount that is required to be on deposit in the reserve fund on each payment date will be determined in accordance with the new formula. The pooling and servicing agreement will accordingly be amended, without the consent of any certificateholder, to reflect the new calculation.

     If the amounts of Available Interest and/or Available Principal available to the trust for any payment date are insufficient to make distributions of principal and interest on the certificates, the collateral agent will withdraw funds from the reserve fund for distribution to the certificateholders to cover any shortfalls. If on the final scheduled payment date, the certificate balance of each class has not been reduced to zero, the collateral agent will withdraw funds from the reserve fund to pay those certificates in full.

     CALCULATION OF RESERVE FUND REQUIRED AMOUNT

     On the closing date, the depositor will deposit a total of $[    ] into the
reserve fund initial deposit. With respect to any payment date, the reserve fund required amount will equal the greater of (a) [ ]% of the principal balance of the contracts in the trust as of the first day of the immediately preceding due period; PROVIDED, HOWEVER, that if certain trigger events occur, the reserve fund required amount will be equal to [ ]% of the principal balance of the contracts in the trust as of the first day of the immediately preceding due period and (b) [ ]% of the aggregate of the initial certificate balances; PROVIDED, HOWEVER, in no event shall the reserve fund required amount be greater than the aggregate outstanding principal balance of the securities. As of any payment date, the amount of funds actually on deposit in the reserve fund initial deposit may, in certain circumstances, be less than the reserve fund required amount.

     A "RESERVE FUND TRIGGER EVENT" will have been deemed to occur with respect to any payment date if (i) the Average Delinquency Ratio for such payment date is equal to or greater than (a) [ ]% with respect to any payment date which occurs within the period from the closing date to, and inclusive of, the first anniversary of the closing date, (b) [ ]% with respect to any payment date which occurs within the period from the day after the first anniversary of the closing date to, and inclusive of, the second anniversary of the closing date, or (c) [ ]% for any payment date which occurs within the period from the day after the second anniversary of the closing date to, and inclusive of, the third anniversary of the closing date or (d) [ ]% for any payment date following the third anniversary of the closing date; (ii) the Average Loss Ratio for such payment date is equal to or greater than (a) [ ]% with respect to any payment date which occurs within the period from the closing date to, and inclusive of, the eighteen months following the closing date or (b) [ ]% with respect to any payment date which occurs following the eighteen month period following the closing date; or (iii) the Cumulative Loss Ratio for such payment date is equal to or greater than (a) [ ]% with respect to any payment date which occurs within the period from the closing date to, and inclusive of, the first anniversary of the closing date, (b) [ ]% with respect to any payment date which occurs within the period from the day after the first anniversary of the closing date to, and inclusive of, the second anniversary of the closing date,
(c) [ ]% for any payment date which occurs within the period from the day after the second anniversary of the closing date to, and inclusive of, the third anniversary of the closing date, or (d) [ ]% following the third anniversary of the closing date.

     A reserve fund trigger event will be deemed to have terminated with respect to a payment date if no reserve fund trigger event shall exist with respect to [ ] consecutive payment dates (inclusive of the respective payment date).

     INTEREST RESERVE ACCOUNT

     The depositor will establish, and fund with an initial deposit on the closing date, the interest reserve account, for the purpose of providing additional funds for payment to the trust of carrying charges to pay certain distributions on payment dates occurring during (and on the first payment date following the end of) the funding period. In addition to the initial deposit, all investment earnings with respect to the pre-funded account are to be deposited into the interest reserve account and, pursuant to the sale and servicing agreement, the depositor is obligated to pay to the trust, on each payment date described above, amounts in respect of carrying charges from such account.

     The interest reserve account will be established to account for the fact that a portion of the proceeds obtained from the sale of the certificates will be initially deposited in the pre-funding account rather than invested in contracts, and the monthly investment earnings on amounts in the pre-funding account (until such amounts have been used to purchase subsequent contracts) are expected to be less than the weighted average of the interest rates of the respective classes of certificates with respect to the corresponding portion of the principal balances of respective classes of certificates, as well as the amount necessary to pay the trustees' fees. The interest reserve account is not designed to provide any protection against losses on the contracts in the trust. After the funding period, money in the interest reserve account will be released to the depositor.

     THE DISTRIBUTION ACCOUNT

     The depositor will establish and maintain with an eligible institution the certificate distribution account, in the name of the trust on behalf of the certificateholders, in which amounts released from the collection account for distribution to certificateholders will be deposited and from which all distributions to certificateholders will be made.

MANDATORY REDEMPTION FOLLOWING THE FUNDING PERIOD

     Certificateholders will be prepaid in part, without premium, on the payment date on or immediately following the last day of the funding period if any amount remains on deposit in the pre-funding account after subsequent contracts are transferred to the trust. The aggregate principal amount of certificates to be prepaid will be an amount equal to the amount then on deposit in the pre-funding account allocated pro rata. If the amount on deposit in the pre-funding account is less than $150,000, only the Class A certificateholders will be prepaid.

                          PAYMENTS ON THE CERTIFICATES

AVAILABLE AMOUNTS

     The trust will pay principal and interest in respect of the certificates on each payment date from Available Amounts for the payment date, as well as amounts permitted to be withdrawn from the reserve fund. See "CERTAIN INFORMATION REGARDING THE CERTIFICATES--THE ACCOUNTS--RESERVE FUND". "Available Amounts" for any payment date are generally the sum of:

- the following amounts on deposit in the collection account which the trust received during the prior calendar month;

          (1) all amounts allocable to scheduled principal or interest payments on the contracts;

          (2)    prepayments of contracts; and

          (3) proceeds of repossessed financed motorcycles and other proceeds of defaulted contracts;

- the purchase price paid by the depositor in repurchasing contracts from the trust on that payment date as a result of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement;

- servicer advances made by the servicer on that payment date in respect of delinquent interest payments for the prior calendar month; and

- the amount paid by the seller to purchase the contracts when the aggregate outstanding principal balance of the contracts is reduced to less than 10% of the sum of (i) aggregate principal balance of the contracts owned by the trust as of the closing date and (ii) the initial mount on deposit in the pre-funding account.

     The precise calculation of the funds available to the trust on each payment date to make payments on the certificates is set forth in the definition of "Available Amounts" and the definitions of the defined terms contained in that definition set forth in the Glossary. We refer you to those definitions.

SERVICING COMPENSATION AND REIMBURSEMENT OF SERVICER ADVANCES

     On each payment date, the servicer will be entitled to receive:

     o the base servicing fee in an amount equal to the product of one twelfth of one percent (1%) and the aggregate principal balance of the contracts as of the last day of the second calendar month preceding the month in which that payment date falls; and
     o any investment income earned on amounts on deposit in the collection account during the prior calendar month.

     The servicer will also be entitled to retain any late payment fees, prepayment charges, if any, and other similar fees and charges received during the prior calendar month.

     The servicer will reimburse itself for servicer advances out of:

     o amounts received by the servicer from the obligors on account of the related delinquent contract payments;
     o the proceeds, net of expenses incurred by the servicer, of the sale of the repossessed financed vehicles securing the related delinquent contracts; and
     o payments on other contracts when the servicer has determined that an advance will not be recoverable from payments by the related obligor.

DISTRIBUTIONS

     On each payment date, the trustee will distribute the following amounts in the following order and priority from the following funds:

   (1) from the Available Amounts, to the servicer, reimbursement of servicer advances;

   (2) from Available Amounts, to the trustee, payment of the fees due and owing the trustee;

   (3) from Available Interest, to the servicer, payment of the base servicing fee;

   (4) from Available Interest, to the Class A certificateholders, an amount equal to the accrued and unpaid interest on the Class A Certificates, including any accrued and unpaid interest on the Class A Certificates payable on prior payment dates plus interest on that accrued and unpaid interest, and if the remaining Available Interest is insufficient, the Class A certificateholders will be entitled to receive interest first from funds withdrawn from the reserve fund and second, if those amounts are insufficient, from the Class B Percentage of Available Principal;

   (5) from Available Interest, to the Class B certificateholders, an amount equal to the accrued and unpaid interest on the Class B Certificates, including any accrued and unpaid interest on the Class B Certificates payable on prior payment dates plus interest on that accrued and unpaid interest and if the remaining Available Interest is insufficient, the Class B certificateholders will be entitled to receive interest from funds withdrawn from the reserve fund;

   (6) from Available Amounts, to the Class A certificateholders, an amount equal to the Class A Principal Distributable Amount for such payment date and if the remaining Available Amounts are insufficient, the Class A certificateholders will be entitled to receive principal from funds withdrawn from the reserve fund;

   (7) from Available Amounts, to the Class B certificateholders, an amount equal to the Class B Principal Distributable Amount for such payment date and if the remaining Available Amounts are insufficient, the Class B certificateholders will be entitled to receive principal from funds withdrawn from the reserve fund;

   (8) from Available Amounts, to the reserve fund, an amount necessary to increase the amount on deposit in the reserve fund to the required amount; and

   (9)  any remaining Available Amounts to the depositor.


                           RATINGS OF THE CERTIFICATES

     It is a condition of issuance that each of Standard & Poor's Rating Services and Moody's Investors Service, Inc.

     o    rate the Class A Certificates in its [___________] rating category,

     o    rate the Class B Certificates at least [___________] respectively.

     The ratings address the likelihood of the timely receipt of interest and distribution of principal in respect of each class of certificates on or before the scheduled final payment date. The ratings will be based primarily upon the contracts and the related property, the reserve fund, the yield supplement account and the subordination provided by the Class B Certificates, in the case of the Class A Certificates.

     We cannot assure you that any rating will not be lowered or withdrawn by the assigning rating agency. In the event that ratings with respect to the certificates are qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the certificates.

     The ratings should be evaluated independently from similar ratings on other types of certificates. A rating is not a recommendation to buy, sell or hold the certificates, inasmuch as these ratings do not comment as to market price or suitability for a particular investor. The ratings do not address the likelihood of distributions of principal in respect of any class of certificates prior to the scheduled final payment date or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

TREATMENT OF TRUST AS GRANTOR TRUST

     Winston & Strawn, as federal tax counsel to the trust, has delivered its opinion that the trust will be treated for federal income tax purposes as a grantor trust and not as an association (or a publicly traded partnership) taxable as a corporation. They have further opined that each certificateholder will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the income and assets of the trust. These opinions are subject to the further explanation, assumptions and qualifications described in the accompanying prospectus under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--GRANTOR TRUST". For federal income tax purposes, the trust will be deemed to have acquired the following assets: the principal and interest due with respect to each contract (excluding the portion retained by the seller), any rights to receive payments under a yield supplement agreement, and certain other rights in favor of the trust with respect to payments due on the contracts.

TAX TREATMENT OF INVESTORS

     Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with that certificateholder's method of accounting its pro rata share of the entire income from the contracts in the trust represented by certificates, including interest, original issue discount, prepayment fees, assumption fees, any gains on disposition of contracts, and late payment charges. A grantor trust certificateholder will also be required to report under its regular method of accounting any payments received under any yield supplement agreement to the extent that these payments are treated as income. Each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, and any losses recognized upon disposition of contracts. A grantor trust certificateholder's recognition of income required to be reported on its return and its ability to deduct expenses of the trust are subject to the further explanation, assumptions and qualifications described in detail in the accompanying prospectus.

                              ERISA CONSIDERATIONS

CLASS A CERTIFICATES

     Subject to the considerations set forth below and under "ERISA CONSIDERATIONS" in the accompanying prospectus, the Class A Certificates may be purchased by an employee benefit plan, an individual retirement account or a similar arrangement (a "Benefit Plan") subject to ERISA or Section 4975 of the United States Internal Revenue Code of 1986, as amended (the "Code"). A fiduciary of a Benefit Plan must determine that the purchase of a Class A Certificate is consistent with its fiduciary duties under ERISA and does not result in a nonexempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code.

     The United States Department of Labor (the "DOL") has granted to [    ] and
[ ] administrative exemptions (Prohibited Transaction Exemptions [ ] and [ ], as amended by Prohibited Transaction Exemption 97-34 (the "Exemptions")) from some of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Exemptions. The receivables covered by the Exemptions include motor vehicle installment obligations such as the contracts. The Exemptions also apply to transactions in connection with the servicing, management and operation of the trust which might otherwise constitute prohibited transactions.

     Among the conditions that must be satisfied for either of the Exemptions to apply to the acquisition by a Benefit Plan of the Class A Certificates are the following:

     1. The acquisition of the Class A Certificates by a Benefit Plan is on terms (including the price for that Class A Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's-length transaction with an unrelated party.

     2. The rights and interests evidenced by the Class A Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the trust.

     3. The Class A Certificates acquired by the Benefit Plan have received a rating at the time of the acquisition that is in one of the three highest generic rating categories from Standard & Poor's Rating Services ("S&P") or Moody's Investors Service, Inc. ("Moody's" and together with S&P, the "Rating Services").

     4. The trustee is not an affiliate of any member of the Restricted Group (as defined below).

     5. The sum of all payments made to and retained by the underwriters in connection with the purchase of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the depositor pursuant to the transfer of the contracts to the trust represents not more than the fair market value of those contracts. The sum of all payments made to and retained by any servicer represents not more than reasonable compensation for the servicer's services and reimbursement of the servicer's reasonable expenses in connection therewith.

     6. The Benefit Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended.

     The  trust must also meet the following requirements:

     1. The corpus of the trust must consist solely of assets of the type that have been included in other investment pools.

     2. Certificates in those other investment pools must have been rated in one of the three highest generic rating categories of any of the Rating Services for at least one year prior to the Benefit Plan's acquisition of certificates.

     3. Certificates evidencing interests in those other investment pools must have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan's acquisition of Class A Certificates.

     The Exemptions do not apply in all respects to Benefit Plans sponsored by the seller, the underwriters, the trustee, the servicer, any obligor with respect to the contracts included in the trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust or any affiliate of those parties (the "Restricted Group"). As of the date hereof, no obligor with respect to the contracts included in the trust constitutes more than 5% of the aggregate unamortized principal balance of the trust (i.e., the initial principal amount of the certificates). Moreover, each Exemption provides relief from specified self-dealing/conflict of interest prohibited transactions that may arise when a fiduciary causes a Benefit Plan to invest in a trust holding receivables on which the fiduciary (or its affiliate) is obligor only if, among other requirements,

     1. in the case of the acquisition of Class A Certificates in connection with the initial issuance, at least 50% of each class of certificates in which Benefit Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

     2. a Benefit Plan's investment in the Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding at the time of the acquisition;

     3. immediately after the acquisition, no more than 25% of the assets of a Benefit Plan with respect to which a person has discretionary authority or renders investment advice are invested in certificates representing interests in trusts containing assets sold or serviced by the same entity;

     4. the fiduciary (or its affiliate) is obligor with respect to 5 percent or less of the fair market value of receivables held in the trust; and

     5.   the Benefit Plan is not sponsored by a member of the Restricted Group.

     The seller believes that the Exemptions will apply to the acquisition, holding and resale of the Class A Certificates by a Benefit Plan and that all conditions of the Exemptions other than those within the control of investors will be met. However, there can be no assurance that the DOL or the IRS will not take a contrary position, nor that that position will be sustained. One or more alternative exemptions may be available with respect to specified prohibited transactions to which the Exemptions are not applicable, depending in part upon the type of a Benefit Plan's fiduciary making the decision to acquire the Class A Certificates and the circumstances under which that decision is made. See "ERISA CONSIDERATIONS" in the accompanying Prospectus. Any Benefit Plan which acquires a beneficial ownership interest in a Class A Certificates will be deemed, by virtue of the acceptance and acquisition of that ownership interest, to have represented to the depositor and the trustee that that Benefit Plan is an "accredited investor" for purposes of Rule 501(a)(1) of Regulation D under the Securities Act.

CLASS B CERTIFICATES

     Class B Certificates may not be acquired by an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA or a plan (as defined in Section 4975(e)(1) of the Code) or any person acting on behalf of such a plan or using the assets of such a plan to acquire the Class B Certificates or any entity whose underlying assets include plan assets by reason of a plan's investment in the entity, except as provided below with respect to insurance company general accounts. By its acceptance of a Class B Certificate, each holder thereof will be deemed to have represented and warranted that it is not subject to the foregoing limitation.

     In 1995, the DOL issued PTCE 95-60. Section III of PTCE 95-60 exempts from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the servicing, management and operation of a trust (such as the trust) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts would be allowed to purchase classes of certificates (such as the Class B Certificates) which do not meet the requirements of the Exemptions solely because they (i) are subordinated to other classes of certificates in the trust and/or (ii) have not received a rating at the time of the acquisition in one of the three generic highest rating categories from any of the Rating Services. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing Class B Certificates, an insurance company general account seeking to rely on Section III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

ALL CERTIFICATES

     A purchaser of the certificates should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

     Prospective Benefit Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemptions or any other exemptions, and the potential consequences of any purchase in their specific circumstances, prior to making an investment in a certificate.

     A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Code Section 4975. However, that governmental plan may be subject to federal, state or local law which is to a material extent similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and availability of any exemptive relief under such Similar Law.

                                LEGAL PROCEEDINGS

     None of the depositor, the servicer, the seller or the trust are parties to any legal proceeding which could have a material adverse impact on your interest in the certificates or in the trust's assets.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the underwriting agreement among the depositor, the seller and the underwriters, the depositor has agreed to sell to each of the underwriters named below and each of those underwriters has severally to purchase the following respective initial certificate balances of the certificates at the respective public offering prices less the respective underwriting discounts shown on the cover page of this prospectus supplement:

                          INITIAL CERTIFICATE BALANCE OF        INITIAL  CERTIFICATE BALANCE OF
       UNDERWRITER             CLASS A CERTIFICATES                  CLASS B CERTIFICATES
       -----------        ------------------------------        -------------------------------

     In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the certificates being offered, if any of the certificates are purchased. In the event of default by the underwriters, the underwriting agreement provides that, in certain circumstances, the underwriting agreement may be terminated.

     Distribution of the certificates may be made by the underwriters from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. The underwriters may effect such transactions by selling the certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the sale of the certificates, the underwriters may be deemed to have received compensation from the seller in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the certificates may be deemed to be an underwriter and any commissions received by them and any profit on the resale of the certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. The underwriters may allow and the dealers may reallow to other dealers a discount not in excess of the amount noted in the table below:

                             SELLING CONCESSION                REALLOWANCE
          CLASS                 NOT TO EXCEED                 NOT TO EXCEED
          -----                 -------------                 -------------
            A
            B

     After the initial public offering of the certificates, the offering prices and other selling terms may be varied by the underwriters.

     In connection with the offering of the certificates, [____________], on behalf of the underwriters, may engage in overallotment, stabilizing transactions or syndicate covering transactions in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment transactions involve syndicate sales in excess of the offering size creating a syndicate short position. Stabilizing transactions permit bids to purchase the certificates so long as the stabilizing bids do not exceed a specified minimum. Syndicate covering transactions involve purchases of certificates in the open market after the distribution has been completed in order to cover syndicate short positions. Such over-allotment transactions, stabilizing and syndicate covering transactions may cause the price of the certificates to be higher than they would otherwise be in the absence of those transactions. The underwriters do not represent that the underwriters will engage in those transactions nor that such transactions, once commenced, will not be discontinued without notice.

     The depositor and some of its affiliates have agreed to indemnify the underwriters against some liabilities in connection with the sale of certificates, including liabilities under the Securities Act of 1933, as amended.

     The certificates have no established trading market. The underwriters have advised us that the underwriters intend to make a market in the certificates but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the certificates.

     Neither the seller nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above, if engaged in, may have on the prices of the certificates. In addition, neither the seller nor the underwriters make any representation that the underwriter will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

     The underwriters have represented and agreed that:

          (i) they have not offered or sold and, prior to the expiration of the period of six months from the closing date, will not offer or sell any certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995;

          (ii) they have complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by them in relation to the certificates in, from or otherwise involving the United Kingdom; and

          (iii) they have only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995, or is a person to whom such document may otherwise lawfully be issued or passed on.

                                  LEGAL MATTERS

     Winston & Strawn, Chicago, Illinois, has provided a legal opinion relating to the certificates in its capacity as special counsel to the depositor and the servicer. Certain legal matters for the underwriters will be passed upon by [___________]. The pooling and servicing agreement and the certificates will be governed by the laws of the State of Illinois.

                                                                         ANNEX I

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered Securities (the "GLOBAL SECURITIES") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through DTC and, in the case of the Notes, Euroclear or Clearstream. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Euroclear and Clearstream will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e. seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Euroclear or Clearstream and DTC participants holding Global Securities will be effected on a delivery-against-payment basis through the respective depositaries of Euroclear and Clearstream (in such capacity) and as DTC participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Euroclear and Clearstream will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as DTC participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues on pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Euroclear or Clearstream accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "LOCK-UP" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     TRADING BETWEEN EUROCLEAR AND/OR CLEARSTREAM PARTICIPANTS. Secondary market trading between Euroclear participants or Clearstream participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     TRADING BETWEEN DTC SELLER AND EUROCLEAR OR CLEARSTREAM PURCHASER. When Global Securities are to be transferred from the account of a DTC participant to the account of a Euroclear participant or a Clearstream participant, the purchaser will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. Euroclear or Clearstream will instruct the respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear participant's or Clearstream participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date; (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (I.E., the trade fails), the Euroclear or Clearstream cash debit will be valued instead as of the actual settlement date.

     Euroclear participants and Clearstream participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-positions funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream. Under this approach, they may take on credit exposure to Euroclear or Clearstream until the Global Securities are credited to their accounts one day later.

     As an alternative, if Euroclear or Clearstream has extended a line of credit to them, Euroclear participants or Clearstream participants can elect to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Euroclear participants or Clearstream participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Euroclear participant's or Clearstream participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Clearstream Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     TRADING BETWEEN EUROCLEAR OR CLEARSTREAM SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Euroclear participants and Clearstream participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC participant. The seller will send instructions to Euroclear or Clearstream through a Euroclear participant or Clearstream participant at least one business day prior to settlement. In these cases, Euroclear or Clearstream will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Euroclear participant or Clearstream participant the following day, and receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account, would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Euroclear participant or Clearstream participant have a line of credit with its respective clearing system and elect to be in debit in anticipation or receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day-period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the Euroclear participant's or Clearstream participant's account would instead be valued as of the actual settlement date. Finally, day traders that use, Euroclear or Clearstream and that purchase Global Securities from DTC participants for delivery to Euroclear participants or Clearstream participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

              (a) borrowing through Euroclear or Clearstream for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream accounts) in accordance with the clearing system's customary procedures;

              (b) borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Euroclear or Clearstream account in order to settle the sale side of the trade; or

              (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Euroclear participant or Clearstream participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENT

     A beneficial owner of Global Securities holding securities through CEDEL or Clearstream (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issued discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          EXEMPTION FOR NON-U.S. PERSONS (FORM W-8BEN). Beneficial owners of Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

          EXEMPTION FOR NON-U.S. PERSONS WILL EFFECTIVELY CONNECTED INCOME (FORM W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM W-8BEN). Non-U.S. Persons that are Securityholders residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8BEN.

          EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. FEDERAL INCOME TAX REPORTING PROCEDURES. The holder of a Global Security or in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

     The term "U.S. PERSON" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other business entity created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons under the Code and applicable Treasury regulations thereunder prior to such date, that elect to continue to be treated as United States persons under the Code or applicable Treasury regulations thereunder also will be a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                GLOSSARY OF TERMS

     AVAILABLE AMOUNTS means, with respect to any payment date, the sum of the Available Interest and the Available Principal for such payment date.

     AVAILABLE INTEREST means, with respect to any payment date, the total, without duplication, of the following amounts received by the servicer on or in respect of the contracts during the prior calendar month:

  o  all amounts allocable to scheduled interest payments on the contracts;

  o  the interest component of all prepayments of contracts;

  o the interest component of all proceeds of repossessed financed motorcycles and other proceeds of defaulted contracts;

  o the interest component of the purchase price paid by the depositor in repurchasing contracts from the trust on that payment date as a result of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement;

  o all amounts received in respect of carrying charges transferred from the interest reserve account;

  o all amounts received in respect of interest, dividends, gains, income and earnings on investment of funds in the trust accounts;

  o servicer advances made by the servicer on that payment date in respect of delinquent interest payments for the prior calendar month; and

  o the interest component of the amount paid by the seller to purchase the contracts when the aggregate principal balance of the contracts is reduced to less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the closing date and (ii) the initial mount on deposit in the pre-funding account.

     AVAILABLE PRINCIPAL means, with respect to any payment date, the total, without duplication, of the following amounts received by the servicer on or in respect of the contracts during the prior calendar month:

  o  all amounts allocable to scheduled principal payments on the contracts;

  o  the principal component of all prepayments of contracts;

  o the principal component of all proceeds of repossessed motorcycles and other proceeds of defaulted contracts;

  o the principal component of the purchase price paid by the depositor in repurchasing contracts from the trust on that payment date as a result of a breach of the representations and warranties with respect to those contracts in the sale and servicing agreement; and

  o the principal component of the amount paid by the seller to purchase the contracts when the aggregate principal balance of the contracts is reduced to less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts as of the closing date and (ii) the initial amount on deposit in the pre-funding account.

     AVERAGE DELINQUENCY RATIO with respect to any payment date, is equal to the arithmetic average of the Delinquency Ratios for the payment date and the two immediately preceding payment dates.

     AVERAGE LOSS RATIO for any payment date is equal to the arithmetic average of the Loss Ratios for such payment date and the two immediately preceding payment dates. The "LOSS RATIO" for any payment date is equal to the fraction (expressed as a percentage) derived by dividing (x) the Net Liquidation Losses for all contracts that became Liquidated Contracts during the immediately preceding month multiplied by 12 by (y) the outstanding Principal Balances of all contracts as of the beginning of the related month.

     CUMULATIVE LOSS RATIO for any payment date means the fraction (expressed as a percentage) computed by the servicer by dividing (a) the aggregate Net Liquidation Losses for all contracts since the cutoff date through the end of the related month by (b) the sum of (i) the principal balance of the contracts as of the cutoff date plus (b) the principal balance of any subsequent contracts as of the related subsequent cutoff date.

     DELINQUENCY AMOUNT as of any payment date means the principal balance of all contracts that were delinquent 60 days or more as of the end of the related month (including contracts in respect of which the related motorcycles have been repossessed and are still inventory).

     DELINQUENCY RATIO for any payment date is equal to the fraction (expressed as a percentage) derived by dividing (a) the Delinquency Amount during the immediately preceding month by (b) the Principal Balance of the contracts as of the beginning of the related month.

     A LIQUIDATED CONTRACT means any defaulted contract as to which the servicer has determined that all amounts which it expects to recover from or on account of such contract have been recovered; PROVIDED that any defaulted contract in respect of which the related motorcycle has been realized upon and disposed of and the proceeds of such disposition have been realized shall be deemed to be a Liquidated Contract; and PROVIDED FURTHER, a contract which has been repossessed and has not been sold by the servicer for a period in excess of [___] days from such date of repossession or a contract which has been delinquent more than [___] days shall be deemed to be a Liquidated Contract with a zero balance.

     NET LIQUIDATION LOSSES means, with respect to a Liquidated Contract, the amount, if any, by which (a) the outstanding Principal Balance of such Liquidated Contract plus accrued and unpaid interest thereon at the annual interest rate stated in such Liquidated Contract to the date on which such Liquidated Contract became a Liquidated Contract exceeds (b) the Net Liquidation Proceeds for such Liquidated Contract.

     NET LIQUIDATION PROCEEDS means, as to any Liquidated Contract, the proceeds realized on the sale or other disposition of the related motorcycle, including proceeds realized on the repurchase of such motorcycle by the originating dealer for breach of warranties, and the proceeds of any insurance relating to such motorcycle, after payment of all expenses incurred thereby, together, in all instances, with the expected or actual proceeds of any recourse rights relating to such contract as well as any post disposition proceeds received by the servicer.

     PRINCIPAL BALANCE means, (a) with respect to any contract as of any date, an amount equal to the unpaid principal balance of such contract as of the opening of business on the cut-off date, reduced by all payments and other amounts received by the servicer as of such date allocable to principal; provided, however, that (i) if (x) a contract is repurchased by the depositor because of a breach of a representation or warranty, or if (y) the depositor gives notice of its intent to purchase the contracts in connection with an optional termination of the trust, in each case the Principal Balance of such contract or contracts shall be deemed to be zero for the prior calendar month in which such event occurs and for each calendar month thereafter and (ii) from and after the prior calendar month in which a contract becomes a defaulted contract, the Principal Balance of such contract shall be deemed to be zero; and (b) where the context requires, the aggregate Principal Balances described in clause (a) for all such contracts.

     UNITED STATES PERSONS means:

        o  A citizen or resident of the United States;

        o A corporation, partnership or other business entity created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia;

        o An estate the income of which is includible in gross income for United States federal income tax purposes, regardless of its source; or

A trust, (a) with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States fiduciaries have the authority to control all of its substantial decisions, or (b) which was in existence on August 20, 1996 and has elected to be treated as a United States person under the Code.

                    HARLEY-DAVIDSON MOTORCYCLE TRUST [     ]
                    BALANCE SHEET AS OF [__________], [_____]

                Assets -- Cash............................    $
                                                              -

                Beneficial Equity.........................    $
                                                              -

                Liabilities...............................    $
                                                              -

                           NOTES TO THE BALANCE SHEET

     Harley-Davidson Motorcycle Trust [  ] is a limited purpose business trust
established under the laws of the State of Delaware. It was formed on [        ]
under a trust agreement dated as of [        ] between the depositor and the
trustee. The activities of the trust are limited by the terms of the trust agreement to acquiring, owning and managing loan contracts and related assets, issuing and making payments on certificates and other related activities. Prior
to and including [        ], the trust did not conduct any activities.

     The depositor will pay all fees and expenses related to the organization and operations of the trust, other than withholding taxes, imposed by the United States or any other domestic taxing authority. The depositor has also agreed to indemnify the trustee and certain other persons involved in the sale of certificates.

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES OFFERED BY THIS PROSPECTUS SUPPLEMENT, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                        $


                     HARLEY-DAVIDSON MOTORCYCLE TRUST [   ]

 $[      ] [ ]% HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED CERTIFICATES, CLASS A
 $[      ] [ ]% HARLEY-DAVIDSON MOTORCYCLE CONTRACT BACKED CERTIFICATES, CLASS B

                          HARLEY-DAVIDSON CREDIT CORP.
                               SELLER AND SERVICER

                     HARLEY-DAVIDSON CUSTOMER FUNDING CORP.
                                    DEPOSITOR

                                 ---------------
                              PROSPECTUS SUPPLEMENT
                                 ---------------

                                 [UNDERWRITERS]

                  SUBJECT TO COMPLETION, DATED [______________]

PROSPECTUS

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                        HARLEY-DAVIDSON MOTORCYCLE TRUSTS
                               ASSET BACKED NOTES
                            ASSET BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)

                     HARLEY-DAVIDSON CUSTOMER FUNDING CORP.
                                  AS DEPOSITOR

                          HARLEY-DAVIDSON CREDIT CORP.,
                             AS SELLER AND SERVICER

THE TRUSTS:

     The depositor will form a new trust to issue each series of securities. The trust will offer the securities under this prospectus and a prospectus supplement which will be prepared separately for each series. Each trust will own a pool of motorcycle installment contracts.

THE OFFERED SECURITIES:

     o will consist of motorcycle contract backed securities sold periodically in one or more series which may include one or more classes of notes and/or one or more classes of certificates;

     o    will be paid only from the assets of the related trust;

     o will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization;

     o    may have one or more forms of credit enhancement; and

     o will be issued as part of a designated series that may include one or more classes with payment rights that are senior or subordinate to the rights of one or more of the other classes of securities.

                                -----------------

     YOU SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" ON PAGE 10 OF THIS PROSPECTUS AND THE OTHER RISK FACTORS INCLUDED IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT.

                               -----------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED THAT THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               -----------------

     The amounts, prices and terms of each offering of securities will be determined at the time of sale and will be described in a prospectus supplement that will be attached to this prospectus.

     This prospectus may not be used to offer and sell any series of securities unless accompanied by the prospectus supplement for that series.

                         Prospectus dated [____________]

                                TABLE OF CONTENTS



                                                                                                                PAGE
                                                                                                                ----
Important Notice About Information Presented in this Prospectus and the Accompanying Prospectus Supplement.....................................................................ii
Prospectus Summary................................................................................................1
Risk Factors.....................................................................................................10
Harley-Davidson Motorcycles......................................................................................20
Other Manufacturers..............................................................................................20
Harley-Davidson Financial Services, Inc..........................................................................21
The Seller and Servicer..........................................................................................21
The Depositor....................................................................................................23
The Trusts.......................................................................................................23
Use of Proceeds..................................................................................................25
The Trustee......................................................................................................25
Weighted Average Lives of the Securities.........................................................................26
Factors and Trading Information..................................................................................27
Description of the Notes and Indenture...........................................................................28
Description of the Certificates..................................................................................36
Information Regarding the Securities.............................................................................39
Description of the Transfer and Servicing Agreements.............................................................51
Legal Aspects of the Contracts...................................................................................67
Material Federal Income Tax Consequences.........................................................................75
ERISA Considerations.............................................................................................98
Ratings of the Securities.......................................................................................101
Plan of Distribution............................................................................................101
Legal Matters...................................................................................................102
Where You Can Find More Information.............................................................................103

    IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE
                       ACCOMPANYING PROSPECTUS SUPPLEMENT

     We provide information to you about the securities in two separate documents that offer varying levels of detail:

     o this prospectus - which provides general information, some of which may not apply to a particular series of securities including your series, and

     o the accompanying prospectus supplement - which provides a summary of the specific terms of your series of securities.

     If the terms of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

     We have included cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further discussions. The table of contents included in this prospectus and the accompanying prospectus supplement provide the pages on which these captions are located. References to "we", "our" and "us" refer to Harley-Davidson Customer Funding Corp.

     Whenever we use words like "intends," "anticipates" or "expects" or similar words in this prospectus, we are making a forward-looking statement, or a projection of what we think will happen in the future. Forward-looking statements are inherently subject to a variety of circumstances, many of which are beyond our control and could cause actual results to differ materially from what we anticipate. Any forward-looking statements in this prospectus speak only as of the date of this prospectus. We do not assume any responsibility to update or review any forward-looking statement contained in this prospectus to reflect any change in our expectation about the subject of that forward-looking statement or to reflect any change in events, conditions or circumstances on which we have based any forward-looking statement.

     You should rely only on the information contained in this document, including the information described under the heading "WHERE YOU CAN FIND MORE INFORMATION" in the prospectus. We have not authorized anyone to provide you with any different information or make any representation not contained in this prospectus. If anyone makes such a representation to you, you should not rely on it.

                               PROSPECTUS SUMMARY

     The following is only a summary of selected information from the prospectus and provides a general overview of relevant terms of the securities. It does not contain all the information that may be important to you. You should read carefully this entire prospectus and the accompanying prospectus supplement to understand all of the terms of the offering. In addition, you may wish to read the documents governing the transfers and servicing of the contracts, the formation of the trusts and the issuance of the securities. Those documents have been filed as exhibits to the registration statement of which this prospectus is a part.

     There are material risks associated with an investment in the securities. See "RISK FACTORS" in this prospectus and in the accompanying prospectus supplement for a discussion of factors you should consider before investing in the securities.

     Trust.........................For each series of securities, the depositor will form either a grantor trust or an owner trust. An "owner trust" will issue notes and certificates and will be formed by a trust agreement between the depositor and the trustee of the owner trust. A "grantor trust" will issue only certificates and will be formed by a pooling and servicing agreement among the depositor, the servicer and the trustee of the grantor trust.

     Depositor.....................Harley-Davidson Customer Funding Corp., a
                                   wholly-owned subsidiary of Harley-Davidson
                                   Credit Corp. The depositor will deposit the contracts into the trust.

     Seller........................Harley-Davidson Credit Corp. will sell the contracts to the depositor for deposit into the trust.

     Originators...................Motorcycle dealers or Eaglemark Savings Bank, a Nevada corporation, state chartered thrift, and wholly-owned subsidiary of Harley-Davidson Credit Corp., will originate the contracts in accordance with the underwriting standards set by Harley-Davidson Credit Corp. under agreements governing the assignment of the contracts to the seller. The seller acquires the contracts from motorcycle dealers or Eaglemark Savings Bank, in the ordinary course of its business pursuant to such agreements.

     Servicer......................Harley-Davidson Credit Corp. will service the contracts unless otherwise specified in your prospectus supplement.

     Trustee.......................The trustee of the trust for your series of securities will be identified in your
                                   prospectus supplement.

     Indenture Trustee.............If the trust issues notes, the trustee for the indenture pursuant to which the notes will be issued will be identified in your prospectus supplement.

     Administrator.................Harley-Davidson Credit Corp. will provide notices and perform other administrative functions for each trust.

     The Securities................A series of securities may include:

                                        o    one or more of classes of notes
                                             which will be issued pursuant to an
                                             indenture; and/or

                                        o    one or more classes of
                                             certificates, whether or not a
                                             class of notes is issued as part of
                                             the series.

     Terms of the Securities.......Your prospectus supplement provides the particular terms of your class of notes
                                   and/or certificates, including:

                                        o    the stated principal amount of each
                                             class of notes and the stated
                                             certificate balance of each class
                                             of certificates; and

                                        o    the interest rate, which may be
                                             fixed, variable, adjustable or some
                                             combination of these rates, or
                                             method of determining the interest
                                             rate.

                                   The terms of a class of notes may differ from those of other classes of notes of the same series and the terms of a class of certificates may differ from those of other classes of certificates of the same series in one or more aspects, including:

                                        o    timing and priority of payments;

                                        o    seniority;

                                        o    allocations of losses;

                                        o    interest rate or formula for
                                             calculating the interest rate;

                                        o    amount of interest or principal
                                             payments;

                                        o    whether interest or principal will
                                             be payable to holders of the class
                                             if specified events occur;

                                        o    the right to receive collections
                                             from designated portions of the
                                             contracts owned by the trust;

                                        o    scheduled final payment date; and

                                        o    the ability of holders of a class
                                             of notes or certificates to direct
                                             the indenture trustee or the
                                             trustee to take specified remedies.

     Trust Assets..................The property of each trust will primarily be a pool of contracts secured by new and used motorcycles and amounts due or collected under the contracts on or after a cut-off date specified in your prospectus supplement and will include related assets including:

                                        o    security interests in the financed
                                             motorcycles;

                                        o    proceeds from claims on insurance
                                             policies and debt cancellation
                                             agreements covering the financed
                                             motorcycles or the obligors;

                                        o    certain rebates of premiums and
                                             other amounts relating to insurance
                                             policies and other items financed
                                             under the contracts;

                                        o    the rights of the depositor in the
                                             agreements identified in your
                                             prospectus supplement;

                                        o    amounts deposited in bank accounts
                                             specified in your prospectus
                                             supplement; and

                                         o   proceeds from liquidated assets,
                                             including repossessed motorcycles.

                                   With respect to contracts from Canadian
                                   obligors that may from time to time be
                                   included, a trust may hold its interest in such contracts either directly or indirectly through one or more notes, certificates, participations or other interests issued to the trust by a Canadian special purpose entity and secured by such contracts.

     The Contracts.................The contracts will be retail installment contracts or promissory notes and security agreements originated directly by the seller or purchased by the seller from the originators or other entities that finance the retail purchase of new and used motorcycles.

                                   Your prospectus supplement provides
                                   information about:

                                        o    the initial aggregate principal
                                             balance of the contracts
                                             transferred to the trust;

                                        o    the number of contracts;

                                        o    the average contract principal
                                             balance;

                                        o    the geographical distribution of
                                             the contracts;

                                        o    the distribution of the contracts
                                             by annual percentage rate;

                                        o    the remaining term of the
                                             contracts;

                                        o    the weighted average remaining term
                                             of the contracts; and

                                        o    the weighted average annual
                                             percentage rate on the contracts.


     Mandatory Purchase or
     Replacement of a Contract.....The depositor will make representations and warranties regarding the contracts when it transfers the contracts to the trust, and the seller will make representations and warranties regarding the contracts when it sells the contracts to the depositor. In the event of an uncured breach of any of these representations that materially and adversely affects the trust's or securityholders' interest in a contract or the collectibility of a contract, the depositor will be obligated to repurchase that contract from the trust and the seller will be obligated to repurchase that contract from the depositor. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--REPRESENTATIONS AND
                                   WARRANTIES MADE BY THE SELLER AND THE
                                   DEPOSITOR" in this prospectus.

     Credit and Cash Flow
     Enhancement...................The depositor may arrange for protection from losses to one or more classes of the
                                   securities. Credit enhancement may include:

                                        o    a cash collateral account;

                                        o    a spread account;

                                        o    subordination of one or more other
                                             classes of securities;

                                        o    one or more reserve funds;

                                        o    over-collateralization;

                                        o    letters of credit or other credit
                                             or liquidity facilities;

                                        o    surety bonds;

                                        o    guaranteed investment contracts;

                                        o    repurchase obligations;

                                        o    yield supplement agreements;

                                        o    cash deposits;

                                        o    swap or other interest rate
                                             protection agreements;

                                        o    third party payments or other
                                             support; or

                                        o    other arrangements which may become
                                             suitable in light of credit
                                             enhancement practices or
                                             developments in the future.

                                   In addition, the depositor may develop and include in the trusts features designed to ensure the timely payment of amounts owed to you. These cash flow enhancement features may include any one or more of the following:

                                        o    yield supplement agreements;

                                        o    liquidity facilities;

                                        o    cash deposits;

                                        o    third party payments or other
                                             support; or

                                        o    other arrangements which may become
                                             suitable in light of cash flow
                                             enhancement practices or
                                             developments in the future.

                                   Your prospectus supplement will describe the specific terms of any credit or cash flow enhancement applicable to your securities.

     Servicing; Servicing Fee......The servicer will be responsible for servicing, managing and administering the contracts and financed motorcycles, and maintaining custody of, enforcing and making collections on the contracts.

                                   The trust will pay the servicer a monthly fee equal to a percentage of the principal balance of the contracts at the beginning of each month. The fee will be payable out of amounts received on the contracts.

                                   The servicer will also receive additional servicing compensation in the form of investment earnings on certain bank accounts of the trust (to the extent expressly provided therefor) and late fees, prepayment fees and other administrative fees and expenses or similar charges received by the servicer during that month in respect of the contracts. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--SERVICING--
                                   SERVICING COMPENSATION AND PAYMENT OF
                                   EXPENSES" in this prospectus.

     Advances......................The servicer may be obligated to advance interest that is due but unpaid by an
                                   obligor. The servicer will not be obligated to make an advance if it determines that it will not be able to recover that advance from an obligor. The trust will reimburse the servicer for the advances the servicer has made from late collections on the contracts for which it has made advances or from collections generally if the servicer determines that an advance will not be recoverable from an obligor.

                                   Your prospectus supplement will describe the nature of the servicer's obligation to make advances to the trust and the reimbursement of those advances.

                                   You should refer to "DESCRIPTION OF THE
                                   TRANSFER AND SERVICING AGREEMENTS--
                                   SERVICING--ADVANCES" in this prospectus for more detailed information on advances and reimbursement of advances.

     Optional Purchase of
     Contracts.....................Once the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts owned by the trust as of the closing date and (ii) the initial amount on deposit in the prefunding account, if any, the seller, at its option, may purchase all of the contracts held by the trust. Upon such a purchase, the securities of that trust will be prepaid in full. See "DESCRIPTION OF THE NOTES AND
                                   INDENTURE--OPTIONAL PURCHASE OF CONTRACTS AND REDEMPTION OF NOTES" and "DESCRIPTION OF THE CERTIFICATES--OPTIONAL PURCHASE OF CONTRACTS AND REDEMPTION OF Certificates" in this prospectus.

     MATERIAL FEDERAL INCOME
     TAX CONSEQUENCES:

     Grantor Trusts................If your prospectus supplement specifies that the related trust will be treated as a
                                   "grantor trust," Winston & Strawn, as special tax counsel to the trust, will deliver an opinion that:

                                        o    the trust will be treated as a
                                             grantor trust for federal income
                                             tax purposes and not as an
                                             "ASSOCIATION" or "PUBLICLY-TRADED
                                             PARTNERSHIP" taxable as a
                                             corporation; and

                                        o    each certificateholder will be
                                             treated as the owner of a pro rata
                                             undivided interest in the income
                                             and assets of the trust.

     Owner Trusts..................If your prospectus supplement specifies that the related trust will be treated as an
                                   "owner trust":

                                   1.   Winston & Strawn will deliver an
                                        opinion that:

                                        o    the notes will be characterized as
                                             debt for federal income tax
                                             purposes; and

                                        o    the trust will not be characterized
                                             as an "ASSOCIATION" or "PUBLICLY
                                             TRADED PARTNERSHIP" taxable as a
                                             corporation;

                                   2.   by purchasing a note, you will agree to
                                        treat your note as debt for federal,
                                        state and local income tax purposes; and

                                   3.   by purchasing a certificate, you will
                                        agree to treat the trust as a
                                        partnership in which you are a partner
                                        for federal, state and local income tax
                                        purposes.

     FASITs........................If your prospectus supplement specifies that an election will be made for the trust to be treated as a "financial asset securitization investment trust," or FASIT, Winston & Strawn will deliver an opinion that, assuming timely filing of a FASIT election and compliance with the terms of the governing documents, the trust, or one or more segregated pools of trust assets, will qualify as one or more FASITs.

                                   You should refer to "MATERIAL FEDERAL INCOME
                                   TAX CONSEQUENCES" in this prospectus and your prospectus supplement for more detailed information on the application of federal income tax laws and consult your tax advisor about the federal income tax consequences of purchasing, owning and disposing of notes and/or certificates, and the tax consequences in any state or other taxing jurisdiction.

     ERISA:

     ERISA Considerations..........Subject to the considerations described in
                                   "ERISA CONSIDERATIONS" in this prospectus and your prospectus supplement, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, may purchase:

                                        o   notes issued by an "owner trust";
                                             and

                                        o    certificates of a class issued by a
                                             "grantor trust" that have an
                                             investment grade rating.

                                   Unless your prospectus supplement specifies otherwise, employee benefit plans and individual retirement accounts may not purchase:

                                        o    non-investment grade certificates
                                             issued by a "grantor trust"; or

                                        o    certificates issued by an "owner
                                             trust".

                                   You should refer to "ERISA CONSIDERATIONS" in this prospectus and your prospectus supplement for more detailed information regarding the ERISA eligibility of any class of securities.

                                  RISK FACTORS

          The following risk factors and the risk factors in your prospectus supplement describe the principal risk factors relating to an investment in the securities. You should carefully consider the following risk factors and the additional risk factors described in the section captioned "RISK FACTORS" in your prospectus supplement before you invest in any class of securities.

YOU MUST RELY ON THE TRUST'S ASSETS FOR REPAYMENT WHICH MAY NOT BE SUFFICIENT TO MAKE FULL PAYMENTS ON YOUR SECURITIES

          The securities represent interests solely in the trust or indebtedness of the trust and will not be insured or guaranteed by the originators, the seller, the servicer, the depositor, or any of their respective affiliates, or the related trustee or any other person or entity. The only source of payment for your securities is payments received on the contracts held by the trust and credit enhancement, if any, for your securities. The amount of credit enhancement available to cover shortfalls in distributions of interest on and principal of your securities may be limited. If the credit enhancement is exhausted, you will be paid solely from payments on the contracts.

YOU MAY EXPERIENCE REDUCED RETURNS ON YOUR INVESTMENT DUE TO PREPAYMENTS ON THE CONTRACTS, REPURCHASES OF THE CONTRACTS, LIQUIDATIONS OF DEFAULTED CONTRACTS AND EARLY TERMINATION OF THE TRUST

          A higher than anticipated level of prepayments of the contracts or liquidations of defaulted contracts may cause a trust to pay principal on your securities sooner than you expected. Also, a trust may pay principal on your securities sooner than you expected if the depositor or the servicer repurchases contracts from the trust. You may not be able to reinvest the principal paid to you at yields that are equivalent to the yields on your securities; therefore, the ultimate return you receive on your investment in the securities may be less than the return you expected on the securities.

          The contracts included in the trust may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related motorcycles or for other reasons. The depositor will be required to repurchase a contract from the trust if a breach of its representations and warranties relating to that contract materially and adversely affects the trust's or the securityholders' interest in the contract or the collectibility of the contract. In that event, the seller will be obligated to repurchase the contract from the depositor. Certain motorcycle dealer agreements between each of the motorcycle dealers and the seller require the motorcycle dealer to repurchase certain motorcycles repossessed by the seller in the event of a default by the obligor pursuant to contracts designated as full recourse. This recourse to the dealers will be assigned by the seller to the depositor pursuant to the transfer and sale agreement, assigned from the depositor to the trust pursuant to the pooling and servicing or sale and servicing agreement and, if applicable, pledged by the trust to the indenture trustee pursuant to the indenture. There can be no assurance that a motorcycle dealer will perform its obligations under such motorcycle dealer agreements if and when required to do so. In addition, the seller will be required to purchase contracts from the trust if it breaches certain covenants with respect to those contracts. The seller may purchase all remaining contracts from the trust when the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts owned by the trust as of the closing date and (ii) the initial amount on deposit in the pre-funding account, if any.

          The depositor cannot fully predict the extent to which prepayments on the contracts by the related obligors will shorten the life of the securities. The rate of prepayments on the contracts may be influenced by a variety of economic, social and other factors including:

          o    changes in customer requirements;

          o    the level of interest rates;

          o    the level of casualty losses; and

          o    the overall economic environment.

          The depositor cannot assure you that prepayments on the contracts held by the trust will conform to any historical experience. The depositor cannot predict the actual rates of prepayments which will be experienced on the contracts. However, your prospectus supplement may present information as to the principal balances of the securities remaining on each payment date under several hypothetical prepayment rates. You will bear all reinvestment risk resulting from prepayments on the contracts and the corresponding acceleration of payments on the securities. See "WEIGHTED AVERAGE LIVES OF THE SECURITIES" in this prospectus.

CERTAIN EVENTS OF DEFAULT UNDER THE INDENTURE MAY RESULT IN INSUFFICIENT FUNDS TO MAKE PAYMENTS ON YOUR SECURITIES

          If the trust fails to pay principal of any class of notes on its final scheduled payment date, or fails to pay interest on any class of notes within five days of its due date, the indenture trustee or the holders of more than 50% of the notes or the class or the classes of notes described in your prospectus supplement may declare the entire amount of the notes to be due immediately. If this happens, the holders of more than 50% (or such higher percentage as specified in your prospectus supplement) of the notes or the class or classes of notes described in your prospectus supplement may direct the indenture trustee to sell the contracts and prepay the notes. In such event, there may not be sufficient funds to pay all of the classes of securities in full.

PAID-AHEAD SIMPLE INTEREST CONTRACTS MAY AFFECT THE WEIGHTED AVERAGE LIFE OF THE SECURITIES

          If an obligor on a simple interest contract makes a payment on the contract ahead of schedule, the weighted average life of the securities could be affected. This is because the additional scheduled payments will be treated as a principal prepayment and applied to reduce the principal balance of the related contract. Obligors are generally not required to make any scheduled payments during the period for which the contract was paid-ahead. During this period, interest will continue to accrue on the contract principal balance, but the contract would not be considered delinquent. Furthermore, when an obligor resumes the required payments, they may be insufficient to cover the interest that has accrued since the last payment by that obligor.

          Generally paid-ahead payments shorten the weighted average lives of the securities when the paid-ahead amount is applied to the payment of principal on the securities; however, in certain circumstances the weighted average lives of the securities may be extended. In addition, liquidation proceeds will be applied first to reimburse any advances made by the servicer. Therefore, to the extent the servicer makes advances on a paid-ahead simple interest contract which subsequently goes into default, the loss on this contract may be larger than would have been the case had advances not been made.

          The seller's portfolio of contracts has historically included simple interest contracts which have been paid-ahead by one or more scheduled monthly payments. We cannot predict the number of contracts which may become paid-ahead simple interest contracts or the amount of scheduled payments which may be paid ahead.

THE PRICE AT WHICH YOU CAN RESELL YOUR SECURITIES MAY DECREASE IF THE RATINGS OF YOUR SECURITIES DECLINE

          At the initial issuance of the offered securities, at least one nationally recognized statistical rating organization will rate the offered securities in one of the four highest rating categories. A security rating is not a recommendation to buy, sell or hold securities. A rating will reflect the rating agency's assessment of the likelihood that the holders of the securities will receive the payment of interest on the securities on each payment date and the payment of principal on the final scheduled payment date. Similar ratings on different types of securities do not necessarily mean the same thing. You should analyze the significance of each rating independently from any other rating. At any time, a rating agency may lower its ratings of the offered securities or withdraw its ratings entirely. If a rating assigned to any security is lowered or withdrawn for any reason, you may not be able to resell your securities or you may be able to resell them only at a substantial discount. For more detailed information regarding the ratings assigned to the offered securities, see "RATINGS OF THE SECURITIES" in this prospectus and in your prospectus supplement.

SUBORDINATION MAY CAUSE SOME CLASSES OF SECURITIES TO BEAR ADDITIONAL CREDIT RISK AND DOES NOT ENSURE PAYMENT OF THE MORE SENIOR CLASSES OF SECURITIES

          The trust may pay interest and principal on some classes of securities prior to paying interest and principal on other classes of securities. The subordination of some classes of securities to others means that the subordinated classes of securities are more likely to suffer the consequences of delinquent payments and defaults on the contracts than the more senior classes of securities.

          The senior classes of securities could lose the credit enhancement provided by the subordinate classes if delinquencies and defaults on the contracts increase and if the collections on the contracts and any credit enhancement described in your prospectus supplement are insufficient to pay even the senior classes of securities.

          Your prospectus supplement will describe any subordination provisions applicable to your securities.

FUTURE DELINQUENCY AND LOSS EXPERIENCE OF THE CONTRACTS MAY VARY SUBSTANTIALLY FROM THE SERVICER'S HISTORICAL EXPERIENCE

          In your prospectus supplement, we will present the historical delinquency and loss experience of the portfolio of contracts originated directly or purchased by the seller and serviced by the servicer. However, the actual results for the contracts transferred to your trust could be substantially worse. If so, you may not receive interest and principal payments on your securities in the amounts and at the times you expect.

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INTERESTS OF OTHER PERSONS IN THE CONTRACTS OR THE FINANCED MOTORCYCLES COULD
REDUCE THE FUNDS AVAILABLE TO MAKE PAYMENTS ON YOUR SECURITIES

          A person could acquire an interest in a contract that is superior to that of the trust because the servicer will retain possession of the contracts. If a person purchases contracts, or takes a security interest therein, for value in the ordinary course of its business and obtains possession of the contracts without actual knowledge of the trust's interest, that person will acquire an interest in the contracts superior to the interest of the trust and some or all of the collections on the contracts may be not available to make payments on the securities.

          A person could also acquire an interest in a financed motorcycle that is superior to that of the trust because of the failure to identify the trust as the secured party on the related certificate of title. The seller will assign its security interests in the financed motorcycles to the depositor, and the depositor will assign its security interests in the financed motorcycles to the trust. The seller's assignment to the depositor, and the depositor's subsequent assignment to the trust, are subject to state vehicle registration laws. These registration laws require that the secured party's name appear on the certificate or similar registration of title in order for the secured party's security interest to be perfected. To facilitate servicing and reduce administrative costs, the servicer will continue to hold the certificates of title or ownership for the motorcycles and will not endorse or otherwise amend the certificates of title or ownership to identify the trust as the new secured party. As a result, the trust may not have a perfected security interest in the financed motorcycles in certain states because the certificates or similar registrations of title will not be amended to reflect the assignment of the security interests in the financed motorcycles to the trust. In addition, because the trust will not be identified as the secured party on any certificate of title or similar registration of title, the security interest of the trust in the motorcycles may be defeated through fraud, forgery, negligence or error.

          The holders of some types of liens, such as tax liens or mechanics liens, may have priority over the trust's security interest in the financed motorcycles. The trust may lose its security interest in a financed motorcycle confiscated by the government.

          In the event that the trust must rely upon repossession and sale of the financed motorcycle securing a defaulted contract to recover amounts due on the defaulted contract, the trust's ability to realize upon the financed motorcycle would be limited by the failure to have a perfected security interest in the related financed motorcycle or the existence of a senior security interest in the financed motorcycle. In this event, you may be subject to delays in payment and may incur losses on your investment in the securities as a result of defaults or delinquencies by obligors. See "LEGAL ASPECTS OF THE CONTRACTS--SECURITY INTERESTS" in this prospectus.

LIMITATIONS ON ENFORCEABILITY OF SECURITY INTERESTS IN THE FINANCED MOTORCYCLES MAY HINDER THE TRUST'S ABILITY TO REALIZE THE VALUE OF THE FINANCED MOTORCYCLES

          State law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit or delay the trust's ability to obtain or sell the financed motorcycles. This could reduce or delay the availability of funds to make payments on your securities. Under these state law limitations:

          o some jurisdictions require that the obligor be notified of the default and be given a period of time within which it may cure the default prior to or after repossession; and

          o the obligor may have the right to redeem collateral for its obligations prior to actual sale by paying the secured party the unpaid balance of the obligation plus the secured party's expenses for repossessing, holding and preparing the collateral for disposition.

CONTRACTS THAT FAIL TO COMPLY WITH CONSUMER PROTECTION LAWS MAY BE UNENFORCEABLE, WHICH MAY RESULT IN LOSSES ON YOUR INVESTMENT

          The contracts are consumer contracts subject to many federal and state consumer protection laws. If any of the contracts do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the contracts. If that happens, payments on the securities could be delayed or reduced. See "LEGAL ASPECTS OF THE CONTRACTS--CONSUMER PROTECTION LAWS" in this prospectus.

          Each of the depositor and seller will make representations and warranties relating to the contracts' compliance with consumer protection laws and the enforceability of the contracts. If those representations and warranties are not true as to any contract and the breach materially and adversely affects the trust's or the securityholders' interest in the contract or the collectibility of the contract, the depositor will be obligated to repurchase the contract from the trust and the seller will be required to repurchase the contract from the depositor.

REPURCHASE OBLIGATION OF THE DEPOSITOR AND THE SELLER PROVIDES YOU ONLY LIMITED PROTECTION AGAINST PRIOR LIENS ON THE CONTRACTS

          Federal or state law may grant liens on contracts that have priority over the trust's interest. If the creditor associated with any prior lien on a contract exercises its remedies, the cash proceeds from the contract and related financed motorcycle available to the trust will be reduced. In that event, there may be a delay or reduction in distributions to you. An example of a lien arising under federal or state law is a tax lien on property of the seller or depositor arising prior to the time a contract is conveyed to the trust. Such a tax lien would have priority over the interest of the trust in the contracts.

          The seller will represent and warrant to the depositor, and the depositor will represent and warrant to the trust, that there are no prior liens on the contracts. In addition, the seller will represent and warrant to the depositor, and the depositor will represent and warrant to the trust, that it will not grant any lien on the contracts. If those representations and warranties are not true as to any contract and the breach materially and adversely affects the trust's or the securityholders' interest in the contract or the collectibility of the contract, the depositor will be obligated to repurchase the contract from the trust and the seller will be required to repurchase the contract from the depositor. There can be no assurance that the depositor or the seller will be able to repurchase a contract at the time when it is asked to do so.

CONTRACTS WITH CANADIAN OBLIGORS HAVE ADDITIONAL RISKS WHICH MAY REDUCE THE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON YOUR SECURITIES

          Certain of the contracts included in the trust were originated in Canada by Harley-Davidson motorcycle dealers. Canada may impose a 10% non-resident withholding tax on the gross amount of any interest payments paid or credited by Canadian obligors to the seller, the depositor and the trust, as assignees, each as residents of the United States for the purposes of the Canada-United States Income Tax Convention. As a result, the interest payments actually received by the seller, and the trust as the assignee, from Canadian obligors may be reduced by the amount of the withholding tax. Therefore, the effective interest rate on contracts that were originated in Canada may be lower than the stated interest rate on such contracts.

          In addition, payments under the Canadian contracts are made in Canadian dollars. Since the trust will make payments on the securities in U.S. dollars and receive payments on the Canadian contracts in Canadian dollars, the trust may be exposed to changes in currency exchange rates. If the trust enters into a currency swap to protect against this risk, its ability to protect itself from shortfalls in cash flow caused by currency changes will depend to a large extent on the terms of the swap agreement and whether the swap counterparty performs its obligations under the swap. If the trust does not receive the payments it expects from the swap counterparty, the trust may not have adequate funds to make all payments to securityholders when due, if ever. A currency swap requires one party to provide a specified amount of a currency to the other party at specified times in exchange for the other party providing a different currency at a predetermined exchange ratio. For example, if the trust issues securities denominated in U.S. dollars, it might enter into a swap agreement with a swap counterparty under which the trust would use the collections on the receivables to pay Canadian dollars to the swap counterparty in exchange for receiving U.S. dollars at a predetermined exchange rate to make the payments owed on the securities. The terms of any swap will be described in more detail in the applicable prospectus supplement.

          Canadian provincial law limitations on the enforceability of security interests and the manner in which a secured party may dispose of collateral may limit or delay the trust's ability to enforce its security and dispose of the motorcycles financed under Canadian contracts. This could reduce or delay the availability of funds to make payments on your securities. Under these Canadian law limitations, most provinces require that the obligor and certain other persons with an interest in the collateral be notified of the disposition of the collateral and be given a period of time within which they may satisfy the obligation secured by the collateral prior to actual sale of the collateral by paying the secured party the unpaid balance of the obligation plus the secured party's expenses for repossessing, holding and preparing the collateral for disposition.

          Those contracts which are originated in Canada are consumer contracts subject to many Canadian federal and provincial consumer protection laws which impose requirements on the making and enforcement of consumer credit sales and the granting of consumer credit generally. If any of the contracts do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the contracts. If that happens, payments on the securities could be delayed or reduced. See "LEGAL ASPECTS OF THE CONTRACTS--CONSUMER PROTECTION LAWS" in this prospectus.

BANKRUPTCY OF THE OBLIGORS MAY REDUCE OR DELAY COLLECTIONS ON THE CONTRACTS, AND THE SALE OF FINANCED MOTORCYCLES RELATING TO DEFAULTING OBLIGORS MAY BE DELAYED OR MAY NOT RESULT IN COMPLETE RECOVERY OF AMOUNTS DUE

          Bankruptcy and insolvency laws affect the risk of loss on the contracts of obligors who become subject to bankruptcy proceedings. Those laws could result in the write-off of contracts of bankrupt obligors or result in delay in payments due on the contracts. For example, if the obligor becomes bankrupt or insolvent, the trust may need the permission of a bankruptcy court to obtain and sell its collateral. As a result, you may be subject to delays in receiving payments, and you may also suffer losses if available credit enhancement for losses is insufficient.

IF A BANKRUPTCY COURT DETERMINES THAT THE TRANSFER OF CONTRACTS FROM THE MOTORCYCLE DEALERS TO THE SELLER OR FROM THE SELLER TO THE DEPOSITOR WAS NOT A TRUE SALE, OR IF A CONSERVATOR OR RECEIVER WERE APPOINTED FOR EAGLEMARK SAVINGS BANK, THEN PAYMENTS ON THE CONTRACTS COULD BE DELAYED RESULTING IN LOSSES OR DELAYS IN PAYMENTS ON YOUR SECURITIES

          If a motorcycle dealer or the seller became a debtor in a bankruptcy case, creditors of that party, or that party acting as debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party's estate. In that case, the distribution of payments on the contracts to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code. This would delay the distribution of those payments to you for an uncertain period of time. Furthermore, reductions in payments under the contracts to the trust may result if the bankruptcy court rules in favor of the creditors or the debtor-in-possession. In either case, you may experience delays or reductions in distributions or payments to you. In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the motorcycle dealer or the seller, as the case may be. The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the motorcycle dealer or the seller were to file for reorganization under Chapter 11 of the United States Bankruptcy Code. Any of these actions could result in losses or delays in payments on your securities. The motorcycle dealers and the seller will each represent and warrant that its conveyance of the contracts is a valid sale and transfer of the contracts. See "LEGAL ASPECTS OF THE CONTRACTS--CERTAIN BANKRUPTCY CONSIDERATIONS."

          By statute, the FDIC as conservator or receiver is authorized to repudiate any "contracts" of Eaglemark Savings Bank upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of contracts to the seller. Under an FDIC regulation, however, the FDIC as conservator or receiver will not reclaim, recover or recharacterize a bank's transfer of financial assets if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. We believe the FDIC regulation will apply to the transfer of contracts to the seller and intend on satisfying the conditions of the regulation. If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transactions, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize Eaglemark Savings Bank's transfer of contracts to the seller. In that case, distribution of payments on the contracts to the trust may be delayed and possibly reduced. Also, the FDIC could require the trust and securityholders to comply with the administrative claims procedure established by the FDIC to establish their rights to payments on the contracts, could request a stay of any actions to enforce the participation agreement against Eaglemark Savings Bank, or could repudiate the participation agreement pursuant to which the seller purchases the contracts from Eaglemark Savings Bank and limit claims of the trust and securityholders to "actual direct compensatory damages." Additionally, the trust could be limited to seeking recovery based upon the obligation of the seller to repurchase contracts for which it did not have good and marketable title. Any of these actions could result in losses or delays in payments on your securities.

IF A BANKRUPTCY COURT DECIDES TO CONSOLIDATE THE ASSETS AND LIABILITIES OF THE DEPOSITOR AND THE SELLER, PAYMENTS ON THE CONTRACTS COULD BE DELAYED RESULTING IN LOSSES OR DELAYS IN PAYMENTS ON THE SECURITIES

          If the seller became a debtor in a bankruptcy case, the seller, a creditor or party acting as debtor-in-possession could request a bankruptcy court to order that the seller's assets and liabilities be substantively consolidated with the depositor's assets and liabilities. If the bankruptcy court consolidated the assets and liabilities of the seller and the depositor, delays and possible reductions in the amounts of distributions on the securities could occur. See "LEGAL ASPECTS OF THE CONTRACTS--CERTAIN BANKRUPTCY CONSIDERATIONS."

PROCEEDS OF THE SALE OF CONTRACTS MAY NOT BE SUFFICIENT TO PAY YOUR SECURITIES IN FULL; FAILURE TO PAY PRINCIPAL ON YOUR SECURITIES WILL NOT CONSTITUTE AN EVENT OF DEFAULT UNTIL MATURITY

          If so directed by the holders of the requisite percentage of outstanding notes following an acceleration of the notes upon an event of default, the indenture trustee in certain circumstances will sell the contracts owned by the trust. However, there is no assurance that the market value of those contracts will at any time be equal to or greater than the aggregate outstanding principal balance of the securities. Therefore, upon a sale of the contracts, there can be no assurance that sufficient funds will be available to repay your securities in full. In addition, the amount of principal required to be paid to you on each payment date will generally be limited to amounts available in the collection account and the reserve fund, if any. The failure to pay principal of your securities generally will not result in the occurrence of an event of default until the final scheduled payment date for your securities. See "DESCRIPTION OF THE NOTES AND INDENTURE--THE INDENTURE--EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT" in this prospectus.

COMMINGLING OF COLLECTIONS COULD RESULT IN REDUCED PAYMENTS TO YOU

          If permitted by the rating agencies, rating the securities the servicer may hold collections it receives from the obligors on the contracts with its own funds until the day prior to the next date on which distributions will be made on the securities. If the servicer does not pay these amounts to the trust when required to do so, the trust may be unable to make the payments owed on your securities. In the event the servicer becomes a debtor in a bankruptcy case, the trust may not have a perfected security interest in these collections. In either case, you may suffer losses on your investment.

YOU MAY NOT BE ABLE TO RESELL YOUR SECURITIES

          There is currently no secondary market for the securities. We cannot assure you that a secondary market will develop and if it does develop how liquid it will be. Thus, you may not be able to resell your securities at all, or may be able to do so only at a substantial discount. The underwriters may assist in resales of the securities but they are not obligated to do so.

IF THE TRUST ENTERS INTO A CURRENCY OR AN INTEREST RATE SWAP, PAYMENTS ON THE SECURITIES WILL BE DEPENDENT ON PAYMENTS MADE UNDER THE SWAP AGREEMENT

          If the trust enters into a swap agreement, its ability to protect itself from shortfalls in cash flow caused by currency or interest rate changes will depend to a large extent on the terms of the swap agreement, whether the swap agreement is legally enforceable and whether the swap counterparty performs its obligations under the swap. If the trust does not receive the payments it expects under the swap agreement, the trust may not have adequate funds to make all payments owed on your securities when due.

THE RATING OF A SWAP COUNTERPARTY MAY AFFECT THE RATINGS OF THE SECURITIES

          If a trust enters into a swap, the rating agencies that rate the trust's securities will consider the provisions of the swap agreement and the rating of the swap counterparty. If a rating agency downgrades the debt rating of the swap counterparty, it may downgrade the rating of the securities. In such an event, you may not be able to resell your securities or you may be able to resell them only at a substantial discount.

YOU MAY EXPERIENCE REINVESTMENT RISK ASSOCIATED WITH PRE-FUNDING ACCOUNTS

          If so provided in the prospectus supplement, on the closing date an amount will be deposited into the pre-funding account. The amount on deposit in the pre-funding account will be used to purchase subsequent contracts from the depositor (which, concurrently will acquire such subsequent contracts from the seller) from time to time during the funding period specified in the prospectus supplement. If the principal amount of the eligible subsequent contracts acquired by the seller from the originators during the funding period is less than the amount on deposit in the pre-funding account, the seller may have insufficient subsequent contracts to transfer to the depositor.

          Any conveyance of subsequent contracts to a trust is also subject to the satisfaction, on or before the related subsequent transfer date, of the following conditions precedent, among others: (i) each such subsequent contract must satisfy the eligibility criteria specified in the related transfer and sale agreement, pooling and servicing agreement or sale and servicing agreement, as applicable; (ii) the seller and the depositor shall not have selected such subsequent contracts in a manner that is adverse to the interests of holders of the securities; and (iii) as of the cutoff dates for such subsequent contracts, all of the contracts in the trust, including the subsequent contracts to be conveyed to the trust as of such date, must satisfy the parameters described in the prospectus supplement.

          To the extent that the amount on deposit in the pre-funding account has not been applied to the purchase of subsequent contracts by the end of the funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to you, in the amounts and pursuant to the priorities set forth in the prospectus supplement. To the extent you receive such a prepayment of principal, there may not then exist a comparably favorable reinvestment opportunity and you will bear all reinvestment risk resulting from such prepayments.

THE TRUST HAS LIMITED RECOURSE AGAINST THE SELLER AND THE DEPOSITOR

          None of the seller, the depositor or any of their affiliates is generally obligated to make any payments in respect of any notes, the certificates or the contracts of the trust. However, in connection with the sale of contracts by the depositor to the trust, the depositor will make representations and warranties with respect to the characteristics of such contracts and, in certain circumstances, the depositor may be required to repurchase contracts with respect to which such representations and warranties have been breached. The seller will correspondingly be obligated to the depositor under the transfer and sale agreement (which rights of the depositor against the seller will be assigned to the trust) to repurchase the contracts from the depositor contemporaneously with the depositor's repurchase of the contracts from the trust. See "TRANSFER AND SERVICING AGREEMENTS--SALE AND ASSIGNMENT OF CONTRACTS BY SELLER" AND "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER AND THE DEPOSITOR."

THE TRUST DOES NOT HAVE SIGNIFICANT ASSETS OR SOURCES OF FUNDS OTHER THAN THE CONTRACTS

          The trust does not have and will not be permitted or expected to have, any significant assets or sources of funds other than the contracts and, to the extent provided in your prospectus supplement, a pre-funding account, a reserve fund and any other credit enhancement or trust property. The notes will represent obligations solely of, and the certificates will represent interests solely in, the trust, and neither the notes nor the certificates will be insured or guaranteed by the depositor, the servicer, the trustee, the indenture trustee or any other person or entity (except as may be described in your prospectus supplement). Consequently, you must rely for repayment upon payments on the contracts and, if and to the extent available, amounts on deposit in the pre-funding account (if any), the reserve fund (if any) and any other credit enhancement, all as specified in your prospectus supplement. Any such credit enhancement will not cover all contingencies, and losses in excess of amounts available pursuant to any credit enhancement will be borne directly by you.

SOCIAL, ECONOMIC AND OTHER FACTORS MAY AFFECT THE PERFORMANCE OF THE CONTRACTS AND THE AVAILABILITY OF SUBSEQUENT CONTRACTS

          Economic conditions in countries, states or U.S. territories where obligors reside may affect the delinquency, loan loss and repossession experience of the trust with respect to the contracts. The performance by such obligors, or the ability of the seller to acquire from the originators sufficient subsequent contracts for purchase with the amount on deposit in the pre-funding account (if any), may be affected by a variety of social and economic factors including, but not limited to, interest rates, unemployment levels, the rate of inflation, and consumer perception of economic conditions generally. However, neither the seller nor the depositor is able to determine or predict whether or to what extent economic or social factors will affect the performance by any obligors, or the availability of subsequent contracts in cases where subsequent contracts are to be transferred to the trust as specified in the prospectus supplement.

THE HOLDERS OF THE NOTES OR THE CLASS OR CLASSES OF NOTES DESCRIBED IN YOUR PROSPECTUS SUPPLEMENT MAY REMOVE THE SERVICER WITHOUT THE CONSENT OF THE HOLDERS OF THE CERTIFICATES OR THE OTHER CLASSES OF NOTES

          To the extent specified in your prospectus supplement, if there is a servicer default under the sale and servicing agreement, the indenture trustee or the holders of either the notes or the class or classes of notes described in your prospectus supplement may remove the servicer without the consent of the indenture trustee or the holders of the certificates or the other classes of notes. Neither the trustee nor the holders of the certificates will have the ability, without the concurrence of the holders of the notes or certain classes of notes, to remove the servicer if a servicer default occurs.

THE RATINGS ON YOUR SECURITIES MAY BE LOWERED OR WITHDRAWN

          It is a condition to the issuance of the offered securities that they be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization. A rating is not a recommendation to purchase, hold or sell securities inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of securities will address the likelihood of the payment of principal and interest thereon pursuant to their terms. The ratings of securities will not address the likelihood of an early return of invested principal. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances in the future so warrant. For more detailed information regarding the ratings assigned to any class of a particular series of securities, see "RATINGS OF THE SECURITIES" in your prospectus supplement.

                           HARLEY-DAVIDSON MOTORCYCLES

          All of the motorcycles securing contracts were manufactured by Harley-Davidson, Inc. ("HARLEY-DAVIDSON"), except that not more than 10.0% of the contracts (including all subsequent contracts) may relate to, and be secured by, motorcycles manufactured by Buell Motorcycle Company, a wholly-owned subsidiary of Harley-Davidson ("BUELL"), and not more than 12.0% of the contracts (including all subsequent contracts) may relate to, and be secured by, motorcycles manufactured by other manufacturers as described below.

          Harley-Davidson produces and sells premium heavyweight motorcycles. Within the heavyweight class, Harley-Davidson sells touring motorcycles which are equipped for long-distance touring, as well as custom motorcycles which emphasize the distinctive styling associated with certain classic Harley-Davidson motorcycles. Harley-Davidson motorcycles are based on variations of five basic chassis designs and are powered by one of five air cooled, twin cylinder engines of "V" configuration which have displacements of 883cc, 1200cc, 1340cc, 1450cc and 1550cc. In 2001, Harley-Davidson introduced the "V-ROD" motorcycle, which has its own unique chassis design and is powered by a liquid-cooled, twin-cylinder engine of "V" configuration which has a displacement of 1130cc. The V-Rod combines the styling of a custom motorcycle with the characteristics of a performance motorcycle. Harley-Davidson manufactures its own engines and frames and is the only major manufacturer of motorcycles in the United States.

          Buell produces heavyweight "PERFORMANCE" motorcycles powered by Harley-Davidson's 1200cc "V" twin-cylinder engines that are further modified in the manufacturing process. The heavyweight "PERFORMANCE" aspect of the motorcycles refers to the overall handling characteristics of the motorcycle, including cornering, acceleration and braking. In 2000, Buell introduced the "BLAST," a new motorcycle designed to attract new customers to the sport of motorcycling. This motorcycle is considerably smaller, lighter and less expensive than traditional heavyweight Buell motorcycles and is powered by a 492cc single-cylinder engine.

                               OTHER MANUFACTURERS

          Except as otherwise specified in your prospectus supplement, contracts aggregating not more than 12.0% of the aggregate principal balances of all contracts in a trust (including subsequent contracts) may relate to, and be secured by, motorcycles manufactured by Honda, Yamaha, Suzuki, Kawasaki as well as certain other manufacturers. Such motorcycles fall within two categories:
"touring cycles" (with displacements typically over 650cc) which are generally intended for use in long distance travel, "standard cycles" which emphasize simplicity and cost, "performance cycles" which emphasize handling and acceleration and "custom cycles" which emphasize styling and individual owner customization.

                    HARLEY-DAVIDSON FINANCIAL SERVICES, INC.

          Harley-Davidson Financial Services, Inc. ("HDFS") is the financing division of Harley-Davidson. HDFS was originally formed in June 1992 with a capital infusion of $10,000,000 from Harley-Davidson and an additional $15,000,000 capital contribution from a major institutional investor in January 1993. In November 1995, Harley-Davidson purchased the equity owned by the major institutional investor and, since December 31, 1999, HDFS is a wholly-owned subsidiary of Harley-Davidson. The business of HDFS has been to provide financial services programs to Harley-Davidson and Buell motorcycle dealers and customers in the United States, Canada and Europe.

          In addition, HDFS markets the Harley-Davidson Chrome VISA card, through licensing agreements, in the United States and Canada. HDFS also provides financial services programs for personal aircraft products in the United States.

                             THE SELLER AND SERVICER

GENERAL

          Harley-Davidson Credit Corp. ("HDCC") is a Nevada corporation and is a wholly-owned subsidiary of HDFS. HDCC began operations in January 1993 when it purchased the $85 million wholesale financing portfolio of certain Harley-Davidson dealers from ITT Commercial Finance; subsequently, HDCC entered the retail consumer finance business. HDCC provides wholesale and retail financial services programs to Harley-Davidson and Buell dealers and consumers in the United States and Canada.

          Wholesale financial services include floorplan and open account financing for motorcycles and motorcycle parts and accessories, real estate loans, computer loans, showroom remodeling loans and, through Harley-Davidson Insurance Services, Inc., a wholly-owned subsidiary of HDFS ("HDI"), the brokerage of a range of commercial insurance products.

          Retail financial services include installment lending for new and used Harley-Davidson and Buell motorcycles and the brokerage of a range of motorcycle insurance policies and extended service contracts through HDI. HDI acts as an insurance agent and does not assume any underwriting risk with regard to insurance policies and extended service agreements.

          HDCC's financing, insurance and credit card programs are designed to work together as a package that appeals to the needs of Harley-Davidson's customers. The intent of such a package is to increase dealer and customer loyalty to HDCC while improving revenue and profits over time. HDCC's principal executive offices are located at 4150 Technology Way, Carson City, Nevada 89706 (telephone 775/886-3200). As of December 31, 2001, HDCC had total assets of $1,059.3 million, and stockholder's equity of $284.3 million.

UNDERWRITING AND ORIGINATION

          The contracts in each trust have been or will be purchased by the seller from (i) a network of Harley-Davidson dealers located throughout the United States and, in certain instances, Canada or (ii) Eaglemark Savings Bank. In the case of the dealers, the seller's personnel contact dealers and explain the seller's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to use the seller's available customer financing, the dealer must make an application to the seller for approval. In the case of Eaglemark Savings Bank, Eaglemark Savings Bank underwrites and approves each customer's credit application and purchase order in accordance with the guidelines established by the seller.

          Contracts that the seller purchases from the originators are written on forms provided or approved by the seller and are purchased on an individually approved basis in accordance with the seller's guidelines. In the case of the dealers, the dealer submits the customer's credit application and purchase order to the seller's office where an analysis of the creditworthiness of the proposed buyer is made. The analysis includes a review of the proposed buyer's paying habits, collateral information, length and likelihood of continued employment and certain other procedures. With respect to the contracts purchased by the seller, the seller's current underwriting guidelines for such contracts generally require that the monthly payment on the contract, together with the obligor's other fixed monthly obligations, not exceed 40% of the obligor's monthly gross income; provided, however, that the seller may originate a contract with a monthly payment in excess of 40% of an obligor's monthly gross income if the obligor makes a larger down payment or has an exceptionally good credit rating or other offsetting factors exist. With respect to contracts for new and used Harley-Davidson or Buell motorcycles, the seller generally finances up to 90% of the motorcycle's sales price. With respect to contracts for new and used motorcycles not manufactured by Harley-Davidson or Buell, the seller generally finances up to 85% of the motorcycle's sales price. The seller will also finance, as part of the principal balance of the respective contract, certain dealer installed accessories, sales tax and title fees as well as premiums for the term of the contract on optional credit life and accident and health insurance, debt cancellation agreements, premiums for extended warranty insurance, premiums for GAP insurance and premiums for required physical damage insurance on the motorcycle. If the application meets the seller's guidelines and the credit is approved, the seller purchases the contract when the customer accepts delivery of the motorcycle.

INDIVIDUAL MOTORCYCLE INSURANCE

          The terms of each contract require that for the life of the contract, each motorcycle is to be covered by a collision and comprehensive insurance policy which covers physical damage risks and names the seller as a loss payee. The amount of insurance coverage is limited to the value of the motorcycle. In the transfer and sale agreement, the seller will represent and warrant that each motorcycle was covered by the required insurance at the time of the related contract's origination. Pursuant to the contract terms, the servicer may "FORCE PLACE" (I.E., purchase on its own, with a corresponding claim for reimbursement against the obligor to the extent provided in the applicable contract) collision and comprehensive insurance with respect to the related motorcycle in those situations in which the obligor has not maintained the required insurance. If the servicer does "FORCE PLACE" insurance, as conveyee and assignee of the contracts, the trust will be entitled to the benefits of such insurance. Following repossession of a motorcycle by the servicer, the servicer does not maintain such insurance. In the event the servicer repossesses a motorcycle on behalf of the trust, the servicer will act as self-insurer for any damage to such motorcycle until it is resold.

COLLECTION PROCEDURES

          The servicer will make reasonable efforts to collect all payments due with respect to the contracts held by any trust and will, consistent with the related sale and servicing agreement or pooling and servicing agreement, follow such collection procedures as it follows with respect to comparable motorcycle retail installment sale contracts and installment loans it services for itself or others.

          The servicer's collection efforts include having personnel, using a predictive dialer, call a delinquent obligor on a pre-determined basis every third day in the event such obligor is eleven to twenty-nine days delinquent (with the exception of first payment defaults and loans classified as "DELTA ACCOUNTS" which are called beginning on the second day of delinquency). At thirty days delinquent, the account is reassigned from the predictive dialer team to a dedicated collection associate and is called every third day in the event the obligor is thirty to less than ninety days delinquent and every day in the event the obligor is greater than ninety days delinquent. The servicer's general approach is to restructure a delinquent loan as opposed to repossessing the related motorcycle; however, the servicer's approach with respect to a specific obligor is affected by the obligor's responsiveness and attitude. Consistent with this approach, the servicer may, in its discretion, arrange with the obligor on a contract to extend or modify the payment schedule, but no such arrangement will, for purposes of any sale and servicing agreement or pooling and servicing agreement, modify the original due dates or the amount of the scheduled payments or extend the final payment date of any contract beyond the last day of the due period relating to the latest maturity date (as specified with respect to the pool of contracts in the related prospectus supplement). The servicer may sell the motorcycle securing the respective contract at public or private sale, or take any other action permitted by applicable law. See "LEGAL ASPECTS OF THE CONTRACTS" in this prospectus.

REPOSSESSION

          Certain information concerning the experience of the seller pertaining to delinquencies, repossessions and net losses with respect to new and used motorcycle contracts will be set forth in the prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any particular pool of contracts will be comparable to prior experience or to such information.

                                  THE DEPOSITOR

          The depositor will be Harley-Davidson Customer Funding Corp., a special-purpose finance subsidiary of Harley-Davidson Credit Corp. All of the common stock of the depositor will be owned by Harley-Davidson Credit Corp. All of the officers and directors of the depositor will also be employed by Harley-Davidson Credit Corp. or Harley-Davidson Financial Services, Inc., except that at least two directors of the depositor will at all times be independent of Harley-Davidson Credit Corp., Harley Davidson Financial Services, Inc. and Harley-Davidson, Inc.

                                   THE TRUSTS

          The depositor will establish each trust pursuant to a trust agreement or a pooling and servicing agreement for the transactions described in this prospectus. Each trust will be a statutory trust or a common law trust. Each trust may issue one or more classes of securities, representing debt of or beneficial ownership interests in the trust.

          On or before the date of the initial issuance of any securities by a trust, unless otherwise provided for in the prospectus supplement, the seller will sell the pool of contracts and the related property to the depositor pursuant to a transfer and sale agreement and the depositor will transfer the pool of contracts and the related property to the trust in exchange for the securities issued by the trust pursuant to a sale and servicing agreement or a pooling and servicing agreement.

          To the extent provided in the prospectus supplement, the depositor may convey additional contracts to the trust after the closing date as frequently as daily during a funding period specified in the prospectus supplement. The trust will purchase any contracts subsequently added to the trust with amounts deposited in a pre-funding account on the closing date. Any subsequent contracts will be required to conform to the requirements described in the prospectus supplement. Any subsequent contracts will also be assets of the trust. Any funds remaining on deposit in a pre-funding account at the end of the funding period will be used to prepay principal on the securities as specified in your prospectus supplement.

          To the extent provided in the prospectus supplement, all or a portion of the principal collected on the contracts may be applied by the trustee to the acquisition of subsequent contracts during a period specified in the prospectus supplement rather than used to make or distribute payments of principal to securityholders during that period. These securities would then possess an interest only period, also commonly referred to as a "REVOLVING PERIOD", which will be followed by an "AMORTIZATION PERIOD", during which principal will be paid. Any interest only or revolving period may terminate prior to the end of the specified period and result in the earlier than expected principal repayment of the securities.

          The property of each trust, as further specified in your prospectus supplement, will consist of:

          o the contracts and the right to receive all scheduled payments and prepayments received on the contracts on or after the cut-off date, but excluding any scheduled payments due on or after, but received prior to, the cut-off date;

          o amounts that may be held in separate trust accounts maintained by the trustee or the indenture trustee for the trust, including any reserve fund or interest reserve account;

          o security interests in the financed motorcycles securing the contracts and any related property;

          o    rights with respect to any repossessed financed motorcycles;

          o the rights to proceeds from claims on physical damage, or other insurance policies and debt cancellation agreements covering the financed motorcycles or the obligors;

          o the depositor's rights against the seller under the transfer and sale agreement pursuant to which the seller sold the pool of contracts to the depositor;

          o the right to receive payments from the depositor obligated to repurchase contracts which do not meet specified representations made by depositor in the sale and servicing agreement or the pooling and servicing agreement;

          o the trust's rights against the servicer under the sale and servicing agreement or the pooling and servicing agreement;

          o credit or cash flow enhancement for the securities specified in the prospectus supplement; and

          o    all proceeds of the foregoing.

          To the extent provided in the prospectus supplement, with respect to contracts from Canadian obligors, property of a trust may include one or more notes, certificates, participations or other interests issued to the trust by a Canadian special purpose entity and secured by such Canadian contracts. The property of a trust may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement. If the property of the trust includes any of these types of assets, additional information concerning them will be provided to you in your prospectus supplement.

          If the trust issues notes, the trust will pledge its assets to the indenture trustee for the benefit of the noteholders to secure its obligations under the notes.

          No trust will engage in any business activity other than:

          o    issuing notes and/or ownership interests in the trust;

          o purchasing contracts, security interests in the related financed motorcycles and related property;

          o    holding and dealing with assets of the trust;

          o    making payments on the securities it issued;

          o entering into and performing the duties, responsibilities and functions required under the pooling and servicing agreement, the sale and servicing agreement, the indenture and related documents; and

          o    matters incidental to the foregoing.

          The assets of a trust will be separate from the assets of all other trusts created by the depositor. Accordingly, the assets of one trust will not be available to make payments on the securities issued by any other trust.

                                 USE OF PROCEEDS

          Unless otherwise provided in the related prospectus supplement, the trust will use the net proceeds received from the sale of the securities (i) to purchase the initial contracts and related assets from the trust depositor, and
(ii) to make a deposit into the pre-funding account, if any. The seller will use the net proceeds from the trust depositor's purchase of the initial contracts, as well as subsequent contracts, for general corporate purposes.

                                   THE TRUSTEE

          The prospectus supplement will specify the trustee for each trust and, if the trust is issuing notes, the indenture trustee under the indenture. The trustee's or the indenture trustee's liability in connection with the issuance and sale of the related securities is limited solely to the express obligations set forth in the related trust agreement, pooling and servicing agreement, sale and servicing agreement or indenture. A trustee may resign at any time, in which event, the depositor will be obligated to appoint a successor. An indenture trustee may resign at any time, in which event, the trust or the administrator, on the trust's behalf, will be obligated to appoint a successor. A trustee that becomes insolvent or otherwise ceases to be eligible to continue in that capacity under the related pooling and servicing agreement or trust agreement may be removed by the depositor. An indenture trustee that becomes insolvent or otherwise ceases to be eligible to continue in its capacity under the indenture may be removed by the trust or the administrator, on the trust's behalf. In those circumstances, the servicer or the administrator, as the case may be, will be obligated to appoint a successor. Any resignation or removal of a trustee will not become effective until acceptance of the appointment of a successor trustee.

          In addition, the holders of more than 50% of the aggregate principal amount of the notes or the class or classes of the notes described in your prospectus supplement may remove the indenture trustee without cause and may appoint a successor indenture trustee. If a trust issues a class of notes that is subordinated to one or more other classes of notes and an event of default occurs under the indenture, the indenture trustee may be deemed to have a conflict of interest under the Trust Indenture Act of 1939 and may be required to resign as trustee for one or more of the classes of notes. In any such case, the indenture will provide for a successor indenture trustee to be appointed for those classes of notes. Each of the trustee and the indenture trustee and any of its respective affiliates may hold securities in its own name or as a pledgee. For the purpose of meeting the legal requirements of some jurisdictions, the servicer and the related trustee will have the power to appoint co-trustees or separate trustees of all or any part of the trust.

          You will find the addresses of the principal offices of the trust, the trustee and, if applicable, the indenture trustee in your prospectus supplement.

                   DELINQUENCIES, REPOSSESSIONS AND NET LOSSES

          Certain information concerning HDCC's experience relating to delinquencies, repossessions and net losses with respect to its portfolio of new and used motorcycles contracts will be set forth in your prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on the pool of contracts included in any trust will be comparable to prior experience.

                    WEIGHTED AVERAGE LIVES OF THE SECURITIES

          The weighted average lives of the securities of any trust will be a function of the weighted average lives of the contracts held by the trust. The weighted average lives of the contracts will be influenced by the rate at which the principal balances of the related contracts are paid. The term "WEIGHTED AVERAGE LIFE" means the average amount of time during which each dollar of principal of a contract is outstanding.

          All of the contracts will be prepayable at any time without penalty to the obligor. If full or partial prepayments are received on the contracts, the actual weighted average lives of the contracts will be shorter than the scheduled weighted average lives of the contracts set forth in your prospectus supplement. Prepayments include optional prepayments by obligors, liquidations due to default, partial prepayments from rebates of extended warranties and insurance premiums, as well as receipts of proceeds from physical damage, credit life and disability insurance policies and debt cancellation agreements. Prepayment rates are influenced by a variety of economic, social and other factors, including the fact that an obligor generally may not sell or transfer the financed motorcycle securing a contract without obtaining the certificate of title from the servicer.

          We cannot predict the rate of prepayment on the contracts in either stable or changing interest rate environments. The servicer maintains limited records of the historical prepayment experience of the contracts included in its portfolio but is not aware of any publicly available industry statistics for the entire industry that set forth prepayment experience for receivables similar to the contracts. The servicer believes that its prepayment experience is consistent with that generally found in the industry. However, neither the servicer nor the depositor can assure you that prepayments will conform to historical experience. The weighted average lives of the securities will also be impacted to the extent that the depositor or the seller is obligated to repurchase contracts from a given trust as a result of breaches of particular representations and warranties relating to the contracts. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--SALE AND ASSIGNMENT OF CONTRACTS BY SELLER" and "--TRANSFER OF CONTRACTS BY DEPOSITOR" in this prospectus. The weighted average lives of the securities will also be impacted to the extent the servicer is obligated to purchase contracts from a given trust as a result of breaches of certain covenants relating to the contracts. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--SERVICING" in this prospectus. In addition, early retirement of the securities may be effected by the exercise of the option of the seller to purchase all of the contracts remaining in the trust when the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts owned by the trust as of the closing date and (ii) the initial amount on deposit in the pre-funding account, if any. You will bear all of the reinvestment risk resulting from the rate of prepayments of the contracts.

          Your prospectus supplement may set forth additional information regarding the maturity and prepayment considerations applicable to your pool of contracts and your securities.

                         FACTORS AND TRADING INFORMATION

          The "NOTE FACTOR" or, if applicable, the "CERTIFICATE FACTOR" for any class of securities issued by an "owner trust" will be a seven-digit decimal indicating the principal amount of that class of securities on the payment date as a fraction of the respective principal amount of that class as of the closing date. The servicer will compute the note factor and, if applicable, the certificate factor each month. Initially, each factor will be 1.0000000 and thereafter will decline to reflect reductions in the principal amount of each class of notes and, if applicable, the reductions in the certificate balance. The servicer will compute the principal amount by allocating payments in respect of the contracts to principal and interest using the simple interest method. The portion of the principal amount of any class of notes and of the certificate balance for any class of certificates for a given month allocable to a securityholder can be determined by multiplying the original denomination of the holder's security by the related note factor or certificate factor, as the case may be, for that month.

          The "POOL FACTOR" for any class of certificates issued by a "grantor trust" will be a seven-digit decimal indicating the principal amount of that class of certificates on the payment date as a fraction of the respective principal amount thereof as of the closing date. The servicer will compute the pool factor each month and will calculate the pool factor by dividing the certificate balance for that class of certificates as of the close of business on the last day of the preceding month by the aggregate certificate balance of the certificates as of the closing date.

          You will receive monthly reports concerning the payments received on the contracts, the aggregate principal balance of the contracts, the related note factors, certificate factors, pool factors and various other items of information pertaining to the trust. Furthermore, the trustee or the indenture trustee will furnish you with information for tax reporting purposes not later than on the latest date permitted by law. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS--SERVICING--STATEMENTS TO SECURITYHOLDERS" in this prospectus.

                     DESCRIPTION OF THE NOTES AND INDENTURE

GENERAL

          The issuance of each series of notes will be under an indenture, a form of which was filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part. In addition, a copy of the indenture for a series of notes will be filed with the Securities and Exchange Commission following the issuance of each series of securities. This summary describes the material terms of each indenture and the notes. This summary is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture and the notes.

          The notes will be issued in fully registered form only and will represent the obligations of a separate trust. Notes will be available for purchase by you in the denominations specified in your prospectus supplement.

          Your prospectus supplement will provide additional information specific to your notes.

PAYMENTS

          Your prospectus supplement will describe as to your class of notes:

          o    the timing and priority of payments of principal and interest;

          o the amount and method of determining payments of principal and interest;

          o the priority of the application of the trust's available funds to its expenses and payments on its securities; and

          o the interest rates or the formula for determining the interest rates.

          Your rights to receive payments may be senior or subordinate to the rights of holders of other classes of notes. Furthermore, each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of the foregoing. See "INFORMATION REGARDING THE SECURITIES--INTEREST RATES" in this prospectus.

          Payments of principal and interest on any class of notes will be made on a pro rata basis among all noteholders of that class. If the amount of funds available to make a payment on a class of notes is less than the required payment, the noteholders will receive their pro rata share of the amount available for that class.

PRO-RATA PAY/SUBORDINATE NOTES

     One or more classes of notes may be payable on an interest only or principal only basis. In addition, the notes may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of payments of principal or interest or both. Payments of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the trust. A series may include one or more classes of notes, as to which accrued interest will not be distributed but rather will be added to the principal or notional balance of the notes on each payment date.

VARIABLE FUNDING NOTE

     A trust may issue one or more classes of notes having particular maturity dates and at the same time the trust may issue variable funding notes which relate to those particular maturity dates. These notes may have a balance that may decrease based on the amortization of contracts or increase based on principal collections used to purchase additional contracts.

OPTIONAL PURCHASE OF CONTRACTS AND REDEMPTION OF NOTES

     At its option, the seller may purchase all of the contracts owned by a trust on any payment date following the date on which the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts owned by the trust as of the closing date and (ii) the initial amount on deposit in the pre-funding account, if any. Except as otherwise described in your prospectus supplement, the purchase price to be paid in connection with the purchase shall be at least equal to the sum of:

     o    the unpaid principal balance of the contracts as of that payment date;

     o    accrued but unpaid interest on the securities to that payment date;

     o    unreimbursed servicer advances;

     o    accrued but unpaid fees to the trustee and the indenture trustee; and

     o    accrued but unpaid servicer fees.

If the seller purchases the contracts, the related notes will be repaid in full on the payment date on which the purchase occurs. In no event will you or the trust be subject to any liability to the seller as a result of or arising out of the seller's optional purchase of the contracts.

VOTING RIGHTS

     Your prospectus supplement may specify certain circumstances under which the consent, approval, direction or request of the holders of a specified percentage of the outstanding principal amount of the notes or certain classes of notes must be obtained, given or made, or under which such holders are permitted to take an action or give a notice. Your prospectus supplement may further specify that one class of notes will control the voting with respect to all classes of notes.

THE INDENTURE

     MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT

     The trust and the indenture trustee may, without your consent, enter into one or more supplemental indentures for any of the following purposes:

     o to correct or amplify the description of any property at any time subject to the lien of the indenture;

     o to evidence the succession of another person to the trust and the assumption by any such successor of the covenants of the trust;

     o to add to the covenants of the trust or to surrender any right or power conferred upon the trust in the indenture;

     o to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

     o to cure any ambiguity, to correct or supplement any provision in the indenture which may be inconsistent with any other provision in the indenture;

     o to evidence and provide for the acceptance of the appointment by a successor indenture trustee with respect to the notes and to add to or change any of the provisions of the indenture as shall be necessary to facilitate the administration of the trusts by more than one indenture trustee;

     o to modify, eliminate or add to the provisions in the indenture to the extent necessary to qualify the indenture under the Trust Indenture Act; or

     o to elect into the FASIT provisions of the Code, provided the indenture trustee receives an opinion of counsel that such election will not adversely affect the noteholders.

     In addition, if the indenture trustee receives an opinion of counsel that a modification will not have a material adverse effect on the noteholders, the trust and the indenture trustee may, without your consent, enter into one or more supplemental indentures to, among other things, add, modify or eliminate any provisions of the indenture or modify your rights as a noteholder.

     MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT

     With the consent of the holders of more than 50% (or such higher percentage as specified in your prospectus supplement) of the outstanding principal amount of the notes or the class or classes of notes described in your prospectus supplement, the trust and the indenture trustee may modify the indenture and your rights under it.

     Without the consent of the holder of each outstanding note affected, however, no modification may:

     o reduce the principal amount or interest rate or change the due date of any payment;

     o modify the manner of application of collections in respect of the contracts to payment on the notes;

     o impair your right to sue to enforce payment provisions of the indenture;

     o reduce the percentage of the aggregate principal amount of the notes to amend certain sections of the indenture or certain other related agreements;

     o permit the creation of any lien on collateral under the indenture ranking prior to or on a parity with the lien of the indenture;

     o adversely affect the manner of determining notes outstanding for voting purposes;

     o reduce the percentage of the aggregate principal amount of the notes needed to sell or liquidate the assets of a trust if the proceeds of sale will be insufficient to pay the notes in full; or

     o modify the provisions of the indenture relating to these types of indenture modifications without the consent of all noteholders.

         EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         Events of default under each indenture will consist of:

     o a default for five days or more in the payment of interest due on any note;

     o failure to pay the unpaid principal amount of any class of notes when due and payable;

     o a default in the observance or performance of any covenant or agreement of the trust (other than those specifically addressed above), which default has a material adverse effect on the noteholders and continues for 30 days after written notice thereof is given to the trust by the indenture trustee or by holders of at least 25% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement;

     o any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto was incorrect as of the time made, and continues to be incorrect for a period of 30 days after notice thereof is given to the trust by the indenture trustee or by holders of at least 25% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement; or

     o events of bankruptcy, insolvency, receivership or liquidation of the trust.

     If an event of default should occur and be continuing with respect to the notes of a series, other than an event of default caused by an event of bankruptcy, insolvency, receivership or liquidation of the trust, the indenture trustee or the holders of more than 66 2/3% (or a lesser percentage as specified in your prospectus supplement, but in no case not less than 50%) of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement may declare the principal amount of the notes to be immediately due and payable. If an event of default caused by an event of bankruptcy, insolvency, receivership or liquidation of the trust should occur and be continuing with respect to the notes of a series, the principal amount of the notes will be immediately due and payable. This declaration may be rescinded by the holders of more than 66 2/3% (or a lesser percentage as specified in your prospectus, but in no case not less than 50%) of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement if:

     o the trust has made all payments of principal and interest then due on the notes (assuming the notes had not been accelerated); and

     o    the trust has paid all amounts then owing to the indenture trustee.

     If the notes of a series have been declared to be due and payable following an event of default, the indenture trustee may:

     o institute proceedings to collect amounts due or foreclose on the trust assets;

     o    exercise remedies as a secured party; or

     o sell the trust assets, or elect to have the trust maintain possession of the trust assets.

     The indenture trustee, however, may not sell the trust assets following an event of default other than a default in the payment of principal or a default for five days or more in the payment of interest, unless:

     o    the holders of all the outstanding notes consent to the sale;

     o the proceeds of the sale are sufficient to pay in full the principal and accrued interest on all the outstanding notes at the date of the sale; or

     o there has been an event of default for failure to pay principal or interest on the notes and the indenture trustee determines that the trust assets would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the obligations had not been declared due and payable and the indenture trustee provides written notice to the rating agencies and obtains the consent of the holders of more than 66-2/3% (or a lesser percentage as specified in your prospectus supplement, but in no case not less than 50%) of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement.

Following a declaration upon an event of default that the notes are immediately due and payable, the application of any proceeds of any sale of the trust assets will be in the order of priority described in the prospectus supplement for your class of notes.

     If an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the noteholders if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which it may incur in complying with that request. Holders of more than

50% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee subject to the preceding sentence. Additionally, holders of more than 50% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement may, in some cases, waive any default, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding notes.

     No holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

     o the holder previously has given to the indenture trustee written notice of a continuing event of default;

     o the holders of not less than 25% in principal amount of the outstanding notes or the class or classes of notes described in your prospectus supplement make written request of the indenture trustee to institute the proceeding in its own name as indenture trustee;

     o the holder or holders offer the indenture trustee reasonable indemnity;

     o the indenture trustee has for 60 days failed to institute the proceeding; and

     o no direction inconsistent with that written request has been given to the indenture trustee during the 60-day period by the holders of more than 50% of the notes or the class or classes of notes described in your prospectus supplement.

     Notwithstanding the foregoing, noteholders will have the absolute and unconditional right to receive payment of principal of and interest on a note and to institute suit for the enforcement of such payment, which right will not be impaired without the individual noteholder's consent.

     In addition, the indenture trustee and noteholders, by accepting the notes, will covenant that they will not at any time institute against the depositor or the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the trustee, the holder of any certificate, the seller, the depositor, or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the notes or for any agreement or covenant of the trust contained in the indenture.

     COVENANTS

     Each indenture will provide that the trust may not consolidate with or merge into any other entity, unless:

     o the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

     o the entity expressly assumes the trust's obligation to make due and punctual payments upon the notes and the performance or observance of every agreement and covenant of the trust under the indenture;

     o no event of default shall have occurred and be continuing immediately after the merger or consolidation;

     o the rating agencies rating the notes (and, if so provided in the indenture, the certificates) advise the indenture trustee that the ratings then in effect would not be reduced or withdrawn as a result of the merger or consolidation;

     o the indenture trustee has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the trust or to any noteholder or certificateholder;

     o any action as is necessary to maintain the lien and security interest of the indenture trustee shall have been taken; and

     o the trust or the person, if other than the trust, formed by or surviving the consolidation or merger has a net worth, immediately after the consolidation or merger, that is (a) greater than zero and
          (b) not less than the net worth of the trust immediately prior to giving effect to the consolidation or merger.

     Each indenture will provide that the trust will not, among other things:

     o except as expressly permitted by the related indenture, trust agreement, sale and servicing agreement or pooling and service agreement, transfer any of the assets of the trust;

     o claim any credit on or make any deduction from, the principal and interest payable in respect of the related notes, other than amounts withheld under the United States Bankruptcy Code or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the trust;

     o    dissolve or liquidate in whole or in part;

     o permit the validity or effectiveness of the indenture to be impaired or permit the release of any person from any covenants or obligations relating to the notes under the indenture except as expressly permitted in the indenture; or

     o except as expressly permitted in the indenture, permit any lien or claim to burden any assets of the trust.

     Each indenture will provide that each trust may engage in only those activities specified above under "THE TRUSTS." Each trust will be prohibited from incurring, assuming or guaranteeing any indebtedness other than indebtedness incurred under the notes and the indenture or otherwise in accordance with the related indenture, trust agreement and sale and servicing agreement.

     ANNUAL COMPLIANCE STATEMENT

     Each trust will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

     INDENTURE TRUSTEE'S ANNUAL REPORT

     Each indenture trustee will be required to mail each year to all noteholders of the related series a brief report relating to:

     o its eligibility and qualification to continue as indenture trustee under the related indenture;

     o    amounts, if any, advanced by it under the indenture;

     o the amount, interest rate and maturity date of certain indebtedness owing by the trust to the indenture trustee in its individual capacity;

     o    the property and funds physically held by the indenture trustee; and

     o any action taken by it that materially affects the notes and that has not been previously reported.

     SATISFACTION AND DISCHARGE OF INDENTURE

     The discharge of an indenture will occur with respect to the assets securing the notes of a series upon the delivery to the related indenture trustee for cancellation of all the notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of the notes and payment of all amounts and obligations, if any, which the trust owes to the noteholders or indenture trustee on behalf of the noteholders.

     TRUST ACCOUNTS

     Under each indenture, if the applicable indenture trustee has a rating of A-1+/P-1 by Standard & Poor's Rating Services and Moody's Investors Service, Inc., the indenture trustee will establish and maintain segregated bank accounts for the trust. If the applicable indenture trustee has a rating lower than A-1+/P-1, the indenture trustee will establish and maintain segregated trust accounts or accounts in a qualified institution. These accounts will include, among others, a "COLLECTION ACCOUNT" and a "DISTRIBUTION ACCOUNT." The trust accounts may, as described in the prospectus supplement for your notes, also include a cash collateral or reserve fund account as credit enhancement.

     "QUALIFIED INSTITUTION" means the corporate trust department of the indenture trustee or any other depositary institution:

     o organized under the laws of the United States or any state or any domestic branch of a foreign bank;

     o the deposits of which are insured by the Federal Deposit Insurance Corporation; and

     o which has, or whose parent corporation has, short-term or long-term debt ratings acceptable to Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

     The indenture trustee will invest funds in the trust accounts at the direction of the servicer. All investments will be generally limited to investments acceptable to the rating agencies rating the notes as being consistent with the ratings of those notes that will mature not later than the business day preceding the applicable payment date or any later date approved by the rating agencies. If the rating agencies permit the investment of funds on deposit in a cash collateral or reserve fund account in investments that mature beyond a payment date, the amount of cash available in the cash collateral or reserve fund account may be less than the amount required to be withdrawn from that trust account to cover shortfalls in collections on the contracts and a temporary shortfall in the amounts paid to the noteholders may result. Investment earnings on funds deposited in the trust accounts will be paid to the person described in your prospectus supplement.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The issuance of each series of certificates will be under the terms of a trust agreement or a pooling and servicing agreement, a form of each of which has been filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part. In addition, a copy of the trust agreement or the pooling and servicing agreement for a series of certificates will be filed with the Securities and Exchange Commission following the issuance of the certificates. This summary describes the material terms of the certificates issued by each trust. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the certificates, the trust agreement or pooling and servicing agreement, as applicable.

     The certificates of each series will be issued in fully registered form only and will represent an ownership interest in the trust. Certificates will be available for purchase by you in the denominations specified in your prospectus supplement.

     Your prospectus supplement will provide additional information specific to your certificates.

DISTRIBUTIONS

     Your prospectus supplement will describe as to your class of certificates:

     o the timing and priority of distributions on account of principal and interest;

     o the amount and method of determining distributions on account of principal and interest;

     o the priority of the application of the trust's available funds to its expenses and distributions on its securities;

     o allocation of losses on the contracts among the classes of certificates; and

     o    the interest rates or the formula for determining the interest rates.

     Your rights to receive distributions may be senior or subordinate to holders of other classes of certificates. Furthermore, each class of certificates may have a different interest rate, which may be a fixed, variable or adjustable interest rate or any combination of the foregoing. See "INFORMATION REGARDING THE SECURITIES--INTEREST RATES" in this prospectus.

     Distributions of principal and interest with respect to any class of certificates will be made on a pro rata basis among all certificateholders of that class. If the amount of funds available to make a distribution with respect to a class of certificates is less than the required payment, the certificateholders will receive their pro rata share of the amount available for that class.

PRO-RATA PAY/SUBORDINATE CERTIFICATES

     One or more classes of certificates may be payable on an interest only or principal only basis. In addition, the certificates may include two or more classes that differ as to timing, sequential order, priority of payment, interest rate or amount of distributions of principal or interest or both. Distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated assets of the trust. A series may include one or more classes of certificates, as to which accrued interest will not be distributed but rather will be added to the principal or notional balance of the certificates on each payment date.

OPTIONAL PURCHASE OF CONTRACTS AND PREPAYMENT OF CERTIFICATES

     At its option, the seller may purchase all of the contracts owned by a trust on any payment date following the date on which the aggregate outstanding principal balance of the contracts is less than 10% of the sum of (i) the aggregate outstanding principal balance of the contracts owned by the trust as of the closing date and (ii) the initial amount on deposit in the pre-funding account, if any. Except as otherwise described in your prospectus supplement, the purchase price to be paid in connection with the purchase shall be at least equal to the sum of:

     o    the unpaid principal balance of the contracts as of that payment date;

     o    accrued but unpaid interest on the certificates to the payment date;

     o    unreimbursed servicer advances;

     o    accrued but unpaid fees to the trustee; and

     o    accrued but unpaid servicer fees.

If the seller purchases the contracts, the related certificates will be paid in full on the payment date on which the purchase occurs. In no event will you or the trust be subject to any liability to the seller as a result of or arising out of the seller's optional purchase of the contracts.

THE POOLING AND SERVICING AGREEMENT

     MODIFICATION OF THE POOLING AND SERVICING AGREEMENT WITHOUT
     CERTIFICATEHOLDER CONSENT

     In the case of a "grantor trust", the depositor and the trustee may, without your consent, correct or supplement any provision in the pooling and servicing agreement that is ambiguous or inconsistent with any other provision of the pooling and servicing agreement. In addition, if the trustee receives an opinion of counsel that a modification will not have a material adverse effect on the certificateholders, the depositor and the trustee may, without your consent, enter into one or more supplements to the pooling and servicing agreement to, among other things, add, modify or eliminate any provisions of the pooling and servicing agreement or modify your rights as a certificateholder.

     MODIFICATION OF POOLING AND SERVICING AGREEMENT WITH CERTIFICATEHOLDER CONSENT

     With the consent of the holders of more than 50% of the outstanding principal amount of the certificates or the class or classes of certificates described in your prospectus supplement, the depositor and the trustee may modify the pooling and servicing agreement and your rights under it.

     Without the consent of the holder of each outstanding certificate affected, however, no modification may:

     o reduce the principal amount or pass-through rate or change the due date of any distribution;

     o modify the manner of application of collections in respect of the contracts to distributions in respect of the certificates;

     o impair your right to sue to enforce payment provisions of the pooling and servicing agreement;

     o reduce the percentage of the aggregate certificate balance of the certificates needed for consents of certificateholders;

     o permit the creation of any lien on collateral under the pooling and servicing agreement ranking prior to or on a parity with the lien of the pooling and servicing agreement;

     o adversely affect the manner of determining certificates outstanding for voting purposes; or

     o modify the provisions of the pooling and servicing agreement relating to these types of pooling and servicing agreement modifications without the consent of all certificateholders.

TRUST ACCOUNTS

     Under the pooling and servicing agreement or trust agreement, if the applicable trustee has a rating of A-1+/P-1 by Standard & Poor's Rating Services and Moody's Investors Service, Inc., the trustee will establish and maintain segregated bank accounts for the trust. If the applicable trustee has a rating lower than A-1+/P-1, the trustee will establish and maintain segregated trust accounts or accounts in a qualified institution. These accounts will include, among others, a "COLLECTION ACCOUNT".

     "QUALIFIED INSTITUTION" means the corporate trust department of the trustee or any other depositary institution:

     o organized under the laws of the United States or any state or any domestic branch of a foreign bank;

     o the deposits of which are insured by the Federal Deposit Insurance Corporation; and

     o which has, or whose parent corporation has, short-term or long-term debt ratings acceptable to Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

The trustee will invest funds in the trust accounts at the direction of the servicer. All investments will be generally limited to investments acceptable to the rating agencies rating the certificates as being consistent with the ratings of those certificates that will mature not later than the business day preceding the applicable payment date or any later date approved by the rating agencies.

     See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS" in this prospectus for summaries of the material terms of the trust agreements, sale and servicing agreements and pooling and servicing agreements pursuant to which certificates will be issued.

                      INFORMATION REGARDING THE SECURITIES

INTEREST RATES

     A class of securities may bear interest at a fixed, variable or adjustable rate per annum, as more fully described below and in your prospectus supplement.

     FIXED RATE SECURITIES. Each class of fixed rate securities will bear interest at the applicable per annum interest rate or pass through rate, specified in the applicable prospectus supplement. Interest on each class of fixed rate securities will be computed on the basis of a 360-day year consisting of twelve 30-day months or on such other day count basis as is specified in your prospectus supplement.

     FLOATING RATE SECURITIES. Each class of floating rate securities will bear interest during each applicable interest period at a rate per annum determined by reference to a base rate, plus or minus a specified spread, if any, or multiplied by the spread multiplier, if any, as specified in the applicable prospectus supplement. The "SPREAD" is a number of basis points to be added to or subtracted from the related base rate. The "SPREAD MULTIPLIER" is a percentage of the related base rate by which that base rate will be multiplied to determine the applicable interest rate. Your prospectus supplement will designate one of the following base rates as applicable to a floating rate security:

     o    London interbank offered rate;

     o    commercial paper rates;

     o    Treasury rate;

     o    federal funds rate;

     o    negotiable certificates of deposit rate; or

     o    any other base rate that is set forth in your prospectus supplement.

     Your prospectus supplement will specify whether the interest rate will be reset daily, weekly, monthly, quarterly, semiannually, annually or some other specified period and the dates on which that interest rate will be reset. If the reset date does not fall on a business day, then the reset date will be postponed to the next succeeding business day; except that with respect to securities having a base rate based on the London interbank offered rate, if the reset date falls in the next succeeding calendar month, then the reset date will be the immediately preceding business day.

     Interest on each class of floating rate security will accrue on an Actual/360 basis, an Actual/Actual basis, or a 30/360 basis. For floating rate securities calculated on an Actual/360 basis and Actual/Actual basis, accrued interest for each interest period will be calculated by multiplying:

          1.   the face amount of that floating rate security;

          2.   the applicable interest rate; and

          3. the actual number of days in the related interest period, and dividing the resulting product by 360 or the actual number of days in the related year, as applicable.

     For floating rate securities calculated on a 30/360 basis, accrued interest for an interest period will be computed on the basis of a 360-day year consisting of twelve 30-day months, irrespective of how many days are actually in that interest period.

     Floating rate securities may also have either or both of the following:

     o a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period; and

     o a minimum limitation, or floor, on the rate at which interest may accrue during any interest period.

The applicable interest rate will not exceed the maximum rate permitted by applicable law.

     Each trust issuing floating rate securities will appoint a calculation agent to calculate interest rates on each class of floating rate securities. Your prospectus supplement will set forth the identity of the calculation agent, which may be the related trustee or indenture trustee with respect to that series. All determinations of interest by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class. All percentages resulting from any calculation on floating rate securities will be rounded to the nearest one hundred-thousandth of a percentage point, with five one millionths of a percentage point rounded upwards, and all dollar amounts used in or resulting from that calculation on floating rate securities will be rounded to the nearest cent.

     CD RATE SECURITIES. The base rate for any securities having a base rate based on a CD rate for each reset date shall be either:

     o the rate for negotiable certificates of deposit having the index maturity designated in the applicable prospectus supplement as published in H.15(519) under the heading "CDs (Secondary Market)" as of the second business day prior to the reset date; or

     o if that rate is not published prior to 3:00 p.m., New York City time on that business day, the rate for negotiable certificates of deposit having the index maturity designated in the applicable prospectus supplement as published in H.15 Daily Update under the heading "CDs (Secondary Market)" or such other recognized electronic source used for the purpose of displaying such rate; or

     o if by 3:00 p.m., New York City time on that business day, that rate is not yet published in either H.15(519) or H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time on that business day, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in the City of New York selected by the calculation agent for negotiable certificates of deposit of major United States money market banks with a remaining maturity closest to the index maturity designated in the applicable prospectus supplement in an amount that is representative for a single transaction in that market at that time.

     "H.15(519)" means the publication entitled "Federal Reserve Statistical Release H.15(519), Selected interest rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

     "H.15 DAILY UPDATE" means the publication entitled "H.15 Daily Update, Selected interest rates," or any successor publication, published by the Board of Governors of the Federal Reserve System.

     COMMERCIAL PAPER RATE SECURITIES. The base rate of any securities having a base rate based on commercial paper rates for each reset date shall be either:

     o the money market yield on the reset date of the rate for commercial paper having the index maturity specified in your prospectus supplement, as published in H.15(519) under the heading "Commercial Paper--Nonfinancial" as of the second business day prior to the reset date; or

     o if that rate is not published prior to 3:00 p.m., New York City time on that business day, the money market yield on the second business day prior to the reset date of the rate for commercial paper of the specified index maturity as published in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading "Commercial Paper--Nonfinancial"; or

     o if by 3:00 p.m., New York City time on that business day, that rate is not yet published in either H.15(519) or H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, the money market yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on that date of three leading dealers of commercial paper in the City of New York selected by the calculation agent for commercial paper of the specified index maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency.

     "MONEY MARKET YIELD" means a yield calculated in accordance with the following formula:

                                          D x 360
                                        ------------
               Money Market Yield =     360 - (D x M)    x 100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

     FEDERAL FUNDS RATE SECURITIES. The base rate for any securities having a base rate based on the federal funds rate for each reset date shall be either:

     o the rate set forth in H.15(519) for that date opposite the caption "Federal Funds (Effective)" as such rate is displayed on Bridge Telerate, Inc. Page 120 (or any other page as may replace that page); or

     o if that rate does not appear on Bridge Telerate, Inc. Page 120 or is not published in H.15(519) prior to 3:00 p.m., New York City time, the rate set forth in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate under the heading "Federal Funds/Effective Rate"; or

     o if by 3:00 p.m., New York City time, that rate does not appear on Bridge Telerate, Inc. Page 120 or is not yet published in either H.15(519) or H.15 Daily Update or such other recognized electronic source used for the purpose of displaying such rate, the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of federal funds transactions in the City of New York selected by the calculation agent prior to 9:00 a.m., New York City time.

     LIBOR SECURITIES. The base rate for any securities having a base rate based on LIBOR will be determined by the calculation agent as follows:

     1. On the second London business day prior to the reset date, the calculation agent will determine the offered rates for deposits in U.S. dollars for the period of the index maturity specified in the applicable prospectus supplement, as either

          o if "LIBOR Bloomberg" is specified in the applicable prospectus supplement, the arithmetic mean of the offered rates for deposits in the index currency having the index maturity designated in the applicable prospectus supplement, commencing on the reset date, that appear on the page specified in the applicable prospectus supplement as of 11:00 a.m. London time, on the second London business day prior to the reset date, if at least two offered rates appear (unless, described above, only a single rate is required) on that page, or

          o if "LIBOR Telerate" is specified in the applicable prospectus supplement, the rate for deposits in the index currency having the index maturity designated in the applicable prospectus supplement, commencing on reset date that appears on the page specified in the applicable prospectus supplement as of 11:00 a.m. London time, on the second London business day prior to the reset date.

     2. If "LIBOR Bloomberg" is specified and fewer than two offered rates appear on the designated page or if LIBOR Telerate is specified and no rate appears on the designated page, the calculation agent will request the principal London offices of each of four major banks in the London interbank market to provide the calculation agent with its offered quotations for deposits in the index currency for the period of the index maturity designated in the applicable prospectus supplement, commencing on the reset date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on the second London business day prior to the reset date and in a principal amount that is representative for a single transaction in that index currency in that market at that time.

          o If at least two of those quotations are provided, LIBOR will be the arithmetic mean of those quotations.

          o If fewer than two quotations are provided, LIBOR will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., in the applicable principal financial center, on the second London business day prior to the reset date by three major banks in that principal financial center for loans in the index currency to leading European banks, having the index maturity designated in the applicable prospectus supplement and in a principal amount that is representative for a single transaction in that index currency in that market at that time; provided, however, that if the banks so selected by the calculation agent are not quoting offered rates as mentioned in this sentence, LIBOR will be LIBOR in effect on the reset date.

     "INDEX CURRENCY" means the currency specified in the applicable prospectus supplement as the currency for which LIBOR shall be calculated. If no currency is specified in the applicable prospectus supplement, the index currency shall be U.S. dollars.

     "PRINCIPAL FINANCIAL CENTER" will generally be the capital city of the country of the specified index currency, except that with respect to U.S. dollars, Deutsche marks, Canadian dollars, Australian dollars, Italian lira, Swiss francs, Dutch guilders and Euros, the principal financial center shall be New York, Frankfurt, Toronto, Sydney, Milan, Zurich, Amsterdam and London, respectively.

     TREASURY RATE SECURITIES. The base rate for any securities having a base rate based on the Treasury rate for each reset date shall be either:

     o the rate for the most recent auction of Treasury bills having the index maturity specified in the applicable prospectus supplement, as that rate shall be set forth under the heading "Investment Rate" on the display on Bridge Telerate, Inc. Page 56 or Bridge Telerate, Inc. Page 57 (or such other page as may replace either of those pages opposite the index maturity) or,

     o if Treasury bills of the index maturity have been auctioned but that rate for those Treasury bills does not appear on either Bridge Telerate, Inc. Page 56 or Bridge Telerate, Inc. Page 57 prior to 3:00 p.m., New York City time, the auction average rate for those Treasury bills announced by the United States Department of the Treasury, or

     o if the results of the auction of Treasury bills having the specified index maturity are not announced as provided above by 3:00 p.m., New York City time, or if that auction is not held in a particular week, the rate published in H.15(519) under the heading "U.S. Government Securities--Treasury bills--Secondary market", or

     o if that rate does not appear on H.15(519) by 3:00 p.m., New York City time, the rate set forth in H.15 Daily Update or such other recognized electronic source used for the purpose of displaying that rate under the heading "U.S. Government Securities--Treasury bills--Secondary market," or

     o if those results are not published in H.15 Daily Update or another recognized electronic source used for the purpose of displaying such rate, by 3:00 p.m. New York City time, the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on that date, of three leading primary United States government securities dealers selected by the calculation agent for the issue of Treasury bills with a remaining maturity closest to the specified index maturity.

     INDEXED SECURITIES. Any class of securities may consist of securities in which the amounts payable on the final scheduled payment date and/or the interest payable on any payment date is determined by reference to a measure which will be related to the exchange rates of one or more currencies or composite currencies or the price of commodities or stocks, on dates as specified in the applicable prospectus supplement. Holders of indexed securities may receive a principal amount on the related final scheduled payment date that is greater than or less than the face amount of the indexed securities depending upon the relative value on the related final payment date of the specified indexed item. The applicable prospectus supplement will contain information as to the method for determining the principal amount payable on the related final scheduled payment date, if any, and, where applicable, historical information with respect to the specific indexed item or items and special tax considerations associated with an investment in indexed securities. For purposes of determining the rights of a holder of a security indexed as to principal in respect of voting for or against amendments to the related trust agreement, indenture, or other related agreements, as the case may be, and modifications and the waiver of rights under those agreements, the principal amount of that indexed security shall be deemed to be the face amount thereof upon issuance less any payments allocated to principal of that indexed security.

     If the principal amount of an indexed security is based on an index calculated or announced by a third party and that third party either suspends the calculation or announcement of that index or changes the basis upon which that index is calculated, then that index shall be calculated by an independent calculation agent named in the applicable prospectus supplement on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason that index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the principal amount of that indexed security shall be calculated in the manner set forth in the applicable prospectus supplement. Any determination of that independent calculation agent shall, in the absence of manifest error, be binding on all parties.

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         The applicable prospectus supplement will describe whether the principal amount of the related indexed security, if any, that would be payable upon repayment prior to the applicable final scheduled payment date will be the face amount of that indexed security, the principal amount of that indexed security at the time of repayment or another amount described in that prospectus supplement.

CREDIT AND CASH FLOW ENHANCEMENT

         The amounts and types of credit and cash flow enhancement arrangements and the applicable provider, if any, will be set forth in the applicable prospectus supplement. This credit or cash flow enhancement may be in one or more of the following forms:

         o  subordination of one or more classes of securities;

         o  spread account;

         o  reserve fund;

         o  over-collateralization;

         o  letter of credit;

         o  credit or liquidity facility;

         o  financial guaranty insurance policy;

         o  surety bond;

         o guaranteed investment contract or other interest rate protection agreement;

         o  repurchase obligation;

         o  yield supplement agreement;

         o  swap or other interest rate protection agreement;

         o other agreements with respect to third party payments or other support; or

         o cash deposit or other arrangement that may be described in your prospectus supplement.

         Credit and cash flow enhancement is intended to enhance the likelihood that you will receive the full amount of principal and interest due on your securities and to decrease the likelihood that that you will experience losses. The enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal of and interest on those securities. If losses occur which exceed the amount covered by any credit or cash flow enhancement or which are not covered by any credit or cash flow enhancement, you will bear your allocable share of deficiencies, as described in your prospectus supplement. In addition, if a form of enhancement covers more than one class or series of securities, you will be subject to the risk that the enhancement will be exhausted by the claims of securityholders of other classes or series.

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

         If so provided in the prospectus supplement, the depositor or the trust may replace the credit or cash flow enhancement for any class of securities with another form of credit or cash flow enhancement without the consent of the securityholders, provided that the rating agencies rating that class of securities confirm that that substitution will not result in the reduction or withdrawal of the rating of that class of securities.

         RESERVE FUND

         The depositor or a third party may establish for a series or class of securities an account or reserve fund, which will be maintained with a collateral agent or the related trustee or indenture trustee. The reserve fund will be funded by an initial deposit by the depositor or a third party on the closing date in the amount set forth in your prospectus supplement and, if the related trust has a pre-funding account, will also be funded on each date that the trust acquires subsequent contracts from the depositor to the extent described in the applicable prospectus supplement. The amount on deposit in the reserve fund will be increased on each payment date thereafter up to the reserve fund required amount by the deposit in the reserve fund of the amount of collections on the related contracts available therefor as described in the prospectus supplement.

         Your prospectus supplement will describe the circumstances and manner under which payments may be made out of the reserve fund, either to make payments or distributions to you or to the servicer or a third party. Monies on deposit in the reserve fund may be invested in investments acceptable to the rating agencies rating the securities as being consistent with the ratings of those securities under the circumstances and in the manner described in the related sale and servicing agreement, pooling and servicing agreement or indenture. Earnings on investment of funds in the reserve fund in eligible investments will be paid to the person described in your prospectus supplement under the circumstances described in your prospectus supplement on each payment date. Any monies remaining on deposit in the reserve fund upon termination of the trust also will be released to the depositor or its assignee.

BOOK-ENTRY REGISTRATION

         Each class of securities offered by this prospectus will be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. Unless your prospectus supplement states otherwise, you may hold your securities through DTC in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe, if you are a participant of those systems, or indirectly through organizations that are participants in those systems.

         DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under to Section 17A of the Securities Exchange Act of 1934. DTC was created to hold securities for its direct participants and to facilitate the clearance and settlement of securities transactions between its direct participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. DTC's direct participants include:

         o  the underwriters offering the securities to you;

         o  securities brokers and dealers;

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

         o  banks;

         o  trust companies; and

         o  clearing corporations, and may include other organizations.

         Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

         To facilitate subsequent transfers, DTC will register all deposited securities in the name of DTC's nominee, Cede & Co. DTC has no knowledge of the actual holders of the securities; DTC's records only identify its direct participants to whose accounts the securities are credited, which may or may not be the securityholders. DTC's direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

         You have no entitlement to receive a certificate representing your interest in a class of securities. As long as the securities are registered in the name of Cede & Co., any action to be taken by you or any other holders will be taken by DTC upon instructions from DTC's participants. All distributions, notices, reports and statements to you will be delivered to Cede & Co., as the registered holder of the securities, for distribution to you in compliance with DTC procedures.

         You will receive all payments of principal and interest on the securities through direct participants or indirect participants. DTC will forward the payments to its direct participants which will forward them to the indirect participants or securityholders. Under a book-entry format, you may experience some delay in their receipt of payments, since payments will be forwarded to Cede & Co. as nominee of DTC. The trustee or indenture trustee will not recognize you as a holder of securities under the trust agreement, pooling and servicing agreement or indenture. You may exercise the rights as a holders of securities only indirectly through DTC and its direct participants and indirect participants. Because DTC can act only on behalf of direct participants, who in turn act on behalf of indirect participants, and on behalf of banks, trust companies and other persons approved by it, there may be limits on your ability to pledge the securities to persons or entities that do not participate in the DTC system, or to otherwise act with respect to securities, due to the absence of physical certificates for the securities.

         Arrangements among the various parties govern conveyance of notices and other communications by:

         o  DTC to direct participants;

         o  by direct participants to indirect participants; and

         o by direct participants and indirect participant to holders, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Standing instructions and customary practices govern payments by DTC participants to you, as is the case with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of the DTC participant and not of DTC, the indenture trustee, the trustee, the depositor or the seller, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment or distribution of principal and interest to DTC is the responsibility of the indenture trustee or trustee, disbursement of the payments or distributions to direct participants shall be the responsibility of DTC and disbursement of payments to you shall be the responsibility of the direct participants and the indirect participants.

         Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC's records. The ownership interest of each actual holder is in turn to be recorded on the direct participants' and indirect participants' records. You will not receive written confirmation from DTC of your purchase, but you are expected to receive written confirmations providing details of the transaction, as well as periodic statements of your holdings, from the direct participant or indirect participant through which you entered into the transaction. Entries made on the books of DTC's participants acting on behalf of you evidence transfers of ownership interests in the securities.

         DTC has advised the depositor that it will take any action permitted to be taken by a holder of securities only at the direction of one or more direct participants to whose accounts with DTC the securities are credited. Additionally, DTC has advised the depositor that to the extent that the pooling and servicing agreement, the trust agreement or the indenture, as applicable, requires that any action may be taken only by holders representing a specified percentage of the aggregate outstanding principal amount of the securities, DTC will take the action only at the direction of and on behalf of direct participants, whose holdings include undivided interests that satisfy the specified percentage.

         DTC may discontinue providing its services as securities depositary with respect to any class of securities at any time by giving reasonable notice to the trustee or the indenture trustee, as applicable. Under these circumstances, in the event that a successor securities depositary is not obtained, fully registered, certificated securities are required to be printed and delivered. A trust may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depositary. In that event, fully registered, certificated securities will be delivered to you. See "--ISSUANCE OF DEFINITIVE SECURITIES."

         The information in this section concerning DTC and DTC's book-entry system are from sources that the depositor believes to be reliable, but the depositor does not take any responsibility for the accuracy of this information.

         Clearstream and Euroclear will hold omnibus positions on behalf of the participants in the Clearstream and Euroclear systems, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold these positions in customers' securities accounts in the depositaries' names on the books of DTC.

         Clearstream is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates.

         Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

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

         Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear's participants through simultaneous electronic book entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Brussels, Belgium office of Morgan Guaranty Trust Company of New York operates Euroclear, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. Euroclear's operator conducts all operations and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear's operator. Euroclear Clearance Systems S.C. establishes policy for Euroclear on behalf of Euroclear's participants, including banks, securities brokers and dealers, and other professional financial intermediaries.

         Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

         The Brussels, Belgium office of Morgan Guaranty Trust Company of New York is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission, regulates and examines it.

         Euroclear holds all securities on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Euroclear terms and conditions only on behalf of Euroclear's participants, and has no record of or relationship with persons holding through Euroclear's participants.

         Transfers between direct participants will comply with DTC rules. Transfers between Clearstream's participants and Euroclear's participants will comply with their rules and operating procedures.

         DTC will effect, under DTC rules, cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through Clearstream or Euroclear, on the other, through the relevant European international clearing system through its depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in this system as required by its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirement, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment using its normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the depositories.

         Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing day, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing day will be reported to the relevant Clearstream participant or Euroclear participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

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

         Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

         Except as required by law, none of the seller, the servicer, the depositor, the trustee or the indenture trustee will have any liability for any aspect of the records relating to, actions taken or implemented by, or payments made on account of, beneficial ownership interests in the securities held through DTC, or for maintaining, supervising or reviewing any records or actions relating to beneficial ownership interests.

         ISSUANCE OF DEFINITIVE SECURITIES

         The trust will issue the notes, if any, and certificates in fully registered, definitive form to beneficial owners or their nominees rather than to DTC or its nominee, only if:

                  (1) DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities, and the trustee or the indenture trustee is unable to locate a qualified successor;

                  (2) The administrator of the trust or the trustee, as applicable, at its option, elects to terminate the book-entry system through DTC; or

                  (3) After the occurrence of an event of default under the indenture or a servicer default under the sale and servicing agreement or the pooling and servicing agreement, holders representing more than 50% of the notes or the certificates, as the case may be, of that series, acting together as a single class, advise the applicable indenture trustee or trustee through DTC in writing that the continuation of a book-entry system through DTC with respect to those notes or certificates is no longer in the best interests of the holders of those securities.

         Upon the occurrence of any of the three events described immediately above, the applicable indenture trustee or trustee must notify all beneficial owners for each class of securities held through DTC of the availability of securities in fully registered, definitive form. Upon surrender by DTC of the global note representing the securities and instructions for reregistration, the indenture trustee or trustee will issue these fully registered, definitive securities, and the indenture trustee or trustee will recognize the holders of fully registered, definitive securities.

         Additionally, upon the occurrence of any event described above, the indenture trustee or trustee will distribute principal of and interest on the securities directly to you as required by the indenture, trust agreement or pooling and servicing agreement, as applicable. Distributions will be made by check, mailed to your address as it appears on the register maintained by the applicable trustee or indenture trustee. Upon at least five days' notice to holders of a class of securities, however, the indenture trustee or trustee will make the final payment on any security only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution to the securityholders. The indenture trustee or trustee will make the final payment in this manner whether the securities are in book-entry form or definitive form.

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         You may transfer any fully registered, definitive security of any class at the offices of the indenture trustee or trustee or its agent in New York, New York, which the indenture trustee or trustee shall designate on or prior to the issuance of any fully registered, definitive securities with respect to that class. There is no service charge for any registration of transfer or exchange, but the indenture trustee or trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

              DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS

         This section summarizes the material terms of the following agreements:

         o the transfer and sale agreement pursuant to which the seller will sell and assign all right, title and interest in the pool of contracts and the related property to the depositor;

         o the sale and servicing agreement or pooling and servicing agreement pursuant to which the depositor will deposit the pool of contracts and the related property to the trust and the servicer will agree to service those contracts;

         o the trust agreement, or in the case of a grantor trust, the pooling and servicing agreement, pursuant to which a trust will be created and certificates will be issued; and

         o the administration agreement pursuant to which Harley-Davidson Credit Corp. will undertake specified administrative duties with respect to a trust that issues notes.

         Forms of these documents, which we collectively refer to as the "TRANSFER AND SERVICING AGREEMENTS", have been filed as exhibits to the registration statement of which this prospectus is a part. In addition, a copy of the relevant transfer and servicing agreements relating to a series of securities will be filed with the Securities and Exchange Commission following the sale of those securities. This summary describes the material terms of each transfer and servicing agreement. This summary is subject to, and qualified in its entirety by reference to, all the provisions of the transfer and servicing agreements relating to a particular series. You should read the forms of the transfer and servicing agreements filed as noted above.

SALE AND ASSIGNMENT OF CONTRACTS BY SELLER

         Harley-Davidson Credit Corp. will be the seller of the contracts and the related property to the depositor for deposit into the trust. The seller will acquire (i) the contracts originated by the motorcycle dealers throughout the United States and, in certain instances, Canada, pursuant to dealer agreements and (ii) the contracts originated by Eaglemark Savings Bank pursuant to a participation agreement.

         On or before the applicable closing date, the seller will sell to the depositor under a transfer and sale agreement all of its interest in the following:

         o the contracts and the right to receive all scheduled payments and prepayments received on the contracts on or after the cut-off date, but excluding any scheduled payments due on or after, but received prior to, the cut-off date;

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         o  security interests in the financed motorcycles securing the contracts and any related property;

         o the rights to proceeds from claims on theft, physical damage, credit life and disability insurance policies and debt cancellation agreements covering the financed motorcycles or the obligors;

         o certain rebates of premiums and other amounts relating to insurance policies, extended service contracts or other repair agreements and other items financed under the contracts; and

         o  all proceeds of the foregoing.

TRANSFER OF CONTRACTS BY THE DEPOSITOR

         Pursuant to a sale and servicing agreement or pooling and servicing agreement, on the applicable closing date, the depositor will transfer to the trust all of its interest in the following:

         o all property acquired by the depositor from the seller under the transfer and sale agreement;

         o amounts that may be held in separate trust accounts maintained by the trustee or indenture trustee for the trust, including any reserve fund or interest reserve account;

         o the depositor's rights against the seller under the transfer and sale agreement pursuant to which the seller sold the pool of contracts to the depositor; and

         o  all proceeds of the foregoing.

         The depositor will designate the servicer as custodian to maintain physical possession, as the trust's agent, of the retail installment contracts and promissory notes and security agreements and any other documents relating to the contracts. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the servicer's possession. However, UCC financing statements will be filed in the applicable jurisdictions reflecting:

         o the sale and assignment of the contracts and the security interests in the financed motorcycles by the originators to the seller;

         o the sale and assignment of the contracts and the security interests in the financed motorcycles and the related property by the seller to the depositor;

         o the transfer of the contracts, the security interests in the financed motorcycles, the related property and the depositor's rights against the seller under the transfer and sale agreement; and

         o if applicable, the pledge by the trust of the trust assets to the indenture trustee.

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         The seller and servicer's accounting records and computer systems will also reflect these assignments and, if applicable, the pledge. Because the contracts will remain in the servicer's possession, if a subsequent purchaser were able to take physical possession of the contracts without knowledge of the assignment, the trust's interest in the contracts could be defeated. In addition, in some cases, the trust's security interest in collections that have been received by the servicer but not yet remitted to the related collection account could be defeated. See "LEGAL ASPECTS OF THE CONTRACTS--SECURITY INTERESTS" in this prospectus.

         The depositor will cause the applicable trustee and the indenture trustee, if any, concurrently with the depositor's transfer and assignment of the contracts and related property to the trust, to execute and deliver the related notes and/or certificates to the depositor. The depositor will apply the net proceeds received from the sale of the certificates and the notes of a given series to the purchase of the related contracts from the seller and, to the extent specified in the applicable prospectus supplement, to make any required initial deposit into the reserve fund and the interest reserve account, if any.

CONVEYANCE OF CONTRACTS

         On the closing date:

         o the seller will sell, transfer, assign, set over and otherwise convey the initial contracts and related assets to the depositor;

         o the depositor will sell, transfer, assign, set over and otherwise convey to the trust all right, title and interest in the initial contracts and related assets; and

         o if applicable, the trust will pledge to the indenture trustee all right, title and interest in the initial contracts and related assets.

         The initial contracts will be described on a list delivered to the trustee and, if applicable, the indenture trustee. Such list will include the amount of monthly payments due on each initial contract as of the initial cutoff date, the contractual rate of interest on each contract and the maturity date of each contract. Such list will be available for inspection by any securityholder at the principal office of the servicer. Shortly after the conveyance of the initial contracts to the trust, the servicer's compliance officer will have completed a review of all the documents that the seller has customarily kept on file relating to the contracts, including the certificates of title to, or other evidence of a perfected security interest in, the related motorcycles, and confirmed the accuracy of the list of initial contracts delivered to the trustee and, if applicable, the indenture trustee. The depositor will deliver to the trustee, and, if applicable, the indenture trustee, a report of a nationally recognized independent public accounting firm which states that such firm has performed specific procedures for a sample of the initial contracts supplied by the seller. Any contract discovered not to agree with such list in a manner that is materially adverse to the interests of the noteholders and, if applicable, certificateholders, will be required to be repurchased by the seller, or, if the discrepancy relates to the unpaid principal balance of a contract, the seller may deposit cash in the collection account in an amount sufficient to offset such discrepancy.

         In addition to the initial contracts, the trust's assets will include the trust's rights under the sale and servicing agreement in respect of the depositor's obligation to purchase from the seller, and concurrently convey to the trust, subsequent contracts purchased as of the applicable subsequent cutoff

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

date. Any conveyance of subsequent contracts will be subject to the satisfaction of certain conditions including:

         o each such subsequent contract satisfies the eligibility criteria specified in the transfer and sale agreement and the related subsequent purchase agreement executed thereunder;

         o the depositor shall have delivered certain opinions of counsel to the trustee, the underwriters and the rating agencies with respect to the validity and other aspects of the conveyance of all such subsequent contracts; and

         o the rating agencies shall have each notified the depositor and the trustees in writing that the ratings on the notes and, if applicable, certificates will not be lowered following the addition of such subsequent contracts.

REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER AND THE DEPOSITOR

         The seller will make certain representations and warranties in the transfer and sale agreement with respect to each contract, including that (references to the closing date below being deemed, in respect of subsequent contracts, to refer to the date such subsequent contracts are transferred to the depositor):

         (a) as of the related cutoff date, the most recent scheduled payment was made or was not delinquent more than 30 days and, to the best of the seller's knowledge, all payments on the contract were made by the obligor;
         (b) as of the closing date, no provision of a contract has been waived, altered or modified in any respect, except by instruments or documents contained in the files customarily maintained by the servicer for each contract;
         (c) each contract is a genuine, legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally);
         (d) as of the closing date, no contract is subject to any right of rescission, set-off, counterclaim or defense;
         (e) as of the contract's origination date, each motorcycle securing a contract is covered by certain insurance policies described under "THE SELLER AND SERVICER--INDIVIDUAL MOTORCYCLE INSURANCE";
         (f) each contract originated by a Harley-Davidson motorcycle dealer was originated in the ordinary course of such dealer's business (which dealer had all necessary licenses and permits to originate the contracts in the state where such dealer was located), was fully and properly executed by the parties thereto and was sold by such dealer to the seller without any fraud or misrepresentation on the part of such dealer;
         (g) each contract originated by Eaglemark Savings Bank was originated in the ordinary course of Eaglemark Savings Bank's business (and Eaglemark had all necessary licenses and permits to originate the contracts in the state where it is located), was fully and properly executed by the parties thereto and was sold by Eaglemark Savings Bank to the seller without any fraud or misrepresentation on the part of Eaglemark Savings Bank;
         (h) no contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer, sale and assignment of the contract pursuant to the transfer and sale agreement or the sale and servicing agreement unlawful, void or voidable;

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

         (i) each contract and each sale of the related motorcycle complies with all requirements of any applicable federal, state, provincial, or local law and regulations thereunder, including, without limitation, usury, truth in lending, motor vehicle installment loan and equal credit opportunity laws, with such compliance not being affected by the depositor's conveyance and assignment of the contracts to the trust, or, if applicable, the trust's pledge of the contracts to the indenture trustee, and the seller will maintain in its possession, available for inspection by or delivery to the depositor, the trustee, and, if applicable, the indenture trustee, evidence of compliance with all such requirements;
         (j) as of the closing date no contract has been satisfied, subordinated in whole or in part or rescinded and the motorcycle securing the contract has not been released from the lien of the contract in whole or in part;
         (k) each contract creates a valid, subsisting and enforceable first priority security interest in favor of the seller in the motorcycle securing such contract; such security interest has been conveyed and assigned by the seller to the depositor;

         (l) the original certificate of title, the certificate of lien or other notification or evidence (the "LIEN CERTIFICATE") issued by the body responsible for the registration of, and the issuance of certificates of title or other evidence relating to, motor vehicles and liens thereon (the "REGISTRAR OF TITLES") of the applicable state indicates Eaglemark Savings Bank as original secured party under each contract and as the holder of a first priority security interest in such motorcycle (and, with respect to each contract for which the Lien Certificate has not yet been received, the seller has received written evidence that such Lien Certificate showing Eaglemark Savings Bank as lienholder has been applied for or the seller has such other documents evidencing the security interest in the related motorcycle);

         (m) the seller's security interest has been validly assigned by the seller to the depositor pursuant to UCC financing statements in order that immediately after the sale, each contract will be secured by an enforceable and perfected first priority security interest in the related motorcycle in favor of the trust as secured party, which security interest is prior to all other liens upon and security interests in such motorcycle which now exist or may hereafter arise or be created (except, as to priority, for any lien for taxes, labor, materials or any state law enforcement agency affecting a motorcycle and for the lien of the indenture, if applicable);
         (n) all parties to each contract had capacity to execute such contract;
         (o) no contract has been sold, conveyed and assigned or pledged to any other person other than the depositor, as transferee of the seller and the trust as transferee of the depositor and, if applicable, the indenture trustee as pledgee of the trust and prior to the transfer of the contract to the depositor, the seller had good and marketable title to each contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and as of the closing date, the trust and the owner trustee or, if applicable, the indenture trustee, will have a first priority perfected security interest therein;
         (p) as of the related cutoff date, there was no default, breach, violation or event permitting acceleration under any contract (except for payment delinquencies permitted by clause (a)

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               above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such contract, and the seller has not waived any of the foregoing;
         (q) as of the closing date, there are, to the best of the seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting a motorcycle securing a contract, which are or may be liens prior or equal to the lien of the contract;
         (r) each contract has a fixed rate of interest and provides for monthly payments of principal and interest which, if timely made, would fully amortize the loan on a simple interest basis over its term;
         (s) each contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;
         (t) the description of each contract set forth in the list delivered to the trustee and, if applicable, the indenture trustee is true and correct; and
         (u)   there is only one original of each contract.

         The seller will also make certain representations and warranties with respect to the contracts in the aggregate as set forth in your prospectus supplement.

         In the event of a breach of any representation or warranty with respect to a contract that materially and adversely affects the trust's or any noteholder's or certificateholder's interest in the contract or the collectibility of the contract, the depositor will be obligated to repurchase the contract from the trust and the seller will be obligated to repurchase the contract from the depositor. Any purchase shall be made at least two business days prior to the first determination date after the date on which the servicer, the trustee or the indenture trustee becomes aware and gives notice to the depositor or the seller of the breach or the depositor or the seller becomes aware of the breach at a price equal to the required payoff amount of the contract. The related trustee or the indenture trustee may enforce this purchase obligation on your behalf, and will constitute your sole remedy available against the depositor or the seller for any uncured breach of its representations and warranties in the sale and servicing agreement or pooling and servicing agreement, as applicable, and the transfer and sale agreement, except that the seller will indemnify the trust, the trustee, and, if applicable, the indenture trustee against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to that breach.

         Upon the purchase by the seller of a contract, the indenture trustee, if any, the trust and the depositor will release the contract and its interest in the related financed motorcycles to the seller.

COLLECTION ACCOUNT

         In the case of a trust issuing notes, the indenture trustee will establish and maintain the collection account in the name of the indenture trustee for the benefit of the noteholders under the indenture. In the case of a trust issuing only certificates, the trustee will maintain the collection account in the name of the trustee for the benefit of the certificateholders under the pooling and servicing agreement.

         The servicer will deposit the following amounts into the collection account no later than the second business day after processing by the servicer:

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         o  all payments made by the obligors under the contracts;

         o  all proceeds of the contracts and the financed motorcycles; and

         o all payments made by the seller under the related transfer and sale agreement, or the depositor under the sale and servicing agreement or pooling and servicing agreement to repurchase any contract as a result of a breach of a representation or warranty, as described under "--REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER AND THE DEPOSITOR" above.

         However, if the conditions to making monthly deposits into the collection account set forth in the sale and servicing agreement or pooling and servicing agreement (including the satisfaction of the minimum ratings of the servicer and the absence of a servicer default) are satisfied and if permitted by the rating agencies rating the securities, the servicer may retain collections received on the contracts during each month until the business day immediately prior to the related payment date. Pending deposit into the collection account, the servicer will not be obligated to segregate collections from its own funds and may use collections for its own benefit. To the extent set forth in the applicable prospectus supplement, the servicer may, in order to satisfy the requirements set forth in the sale and servicing agreement or pooling and servicing agreement obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the contracts.

         The servicer may withdraw from the collection account any amounts deposited in error or required to be repaid to an obligor, based on the servicer's good-faith determination that the amount was deposited in error or must be returned to the obligor.

         Collections on a contract made during a month will be applied in the following order:

         o  first, to accrued interest;

         o  second, to pay any expenses and late or extension fees owing; and

         o  third, to principal until the principal balance is brought current.

         Any collections on a contract remaining after those applications will be considered an "EXCESS PAYMENT". Excess payments constituting prepayments of principal will be applied as a prepayment of principal. All other excess payments will be held by the servicer.

SERVICING

         The servicer will be obligated under the sale and servicing agreement or pooling and servicing agreement, as applicable, to service the contracts with reasonable care, using that degree of skill and attention that the servicer generally exercises with respect to all comparable motorcycle retail installment contracts or promissory notes and security agreements it services for itself and others in accordance with its credit and collection policies and applicable law. In performing these duties, the servicer shall comply in all material respects with its credit and collection policies and procedures described above under "THE SELLER AND SERVICER--UNDERWRITING AND ORIGINATION", as modified from time to time. The servicer may delegate servicing responsibilities to third parties or affiliates, provided that the servicer will remain obligated to the related trust for the proper performance of its servicing responsibilities.

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         The servicer is responsible for:

         o  reviewing the contract files in the normal course of business;

         o monitoring and tracking any property and sales taxes to be paid by obligors;

         o  billing, collecting and recording payments from obligors;

         o  communicating with and providing billing records to obligors;

         o  depositing funds into the collection account;

         o receiving payments as the trust's agent on the insurance policies maintained by the obligors and communicating with insurers;

         o issuing reports to the trustee and indenture trustee, if any, specified in the relevant transfer and servicing agreements;

         o repossessing and remarketing financed motorcycles following obligor defaults; and

         o paying the fees and ordinary expenses of the trusts, trustee and the indenture trustee.

         The servicer is obligated to act in a commercially reasonable manner with respect to the repossession and disposition of financed motorcycles following a contract default with a view to realizing proceeds at least equal to the financed motorcycle's fair market value.

         If the servicer determines that eventual payment in full of a contract is unlikely, the servicer will follow its normal practices and procedures to recover all amounts due upon that contract, including repossessing and disposing of the related financed motorcycle at a public or private sale, or taking any other action permitted by applicable law. See "LEGAL ASPECTS OF THE CONTRACTS" in this prospectus. The servicer will be entitled to recover all reasonable out-of-pocket expenses incurred by it in liquidating a contract and disposing of the related financed motorcycle.

         The servicer may, consistent with its customary servicing procedures, grant to the obligor on any contract an extension of payments due under such contract if:

                  (i)   the extension period is limited to 45 days;

                  (ii) the obligor has not received an extension during the previous twelve-month period;

                  (iii) the evidence supports the obligor's willingness and capability to resume monthly payments; and

                  (iv) such extension is consistent with the servicer's customary servicing procedures and with the sale and servicing agreement or pooling and servicing agreement.

Exceptions to this extension policy may be authorized by the servicer's management on a case-by-case basis consistent with the servicer's prudent business practices.

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         If so specified in your prospectus supplement, a "backup servicer" may be appointed and assigned certain oversight servicing responsibilities with respect to the contracts. The identity of any backup servicer, as well as a description of its responsibilities, of any fees payable to such backup servicer and the source of payment of such fees, will be included in your prospectus supplement.

         EVIDENCE AS TO COMPLIANCE

         Annually, the servicer will be obligated to deliver to the trustee and the indenture trustee if any, a report from a nationally recognized accounting firm stating that the accounting firm has audited the financial statements of the servicer and issued an opinion on those financial statements and that the accounting firm has examined and provided a report as to the servicer's controls over the servicing of the contracts.

         Annually the servicer will be obligated to deliver to the trustee and the indenture trustee, if any, a certificate signed by an officer stating that the servicer has fulfilled its obligations under the sale and servicing agreement or the pooling and servicing agreement, as applicable, during the preceding twelve-month period in all material respects or, if there has been a default in the fulfillment of any obligation, describing such default.

         You may obtain copies of these reports and certificates by delivering a request in writing to the trustee or the indenture trustee, as the case may be, at the address set forth in your prospectus supplement.

         SERVICER DEFAULT

         A servicer default under a sale and servicing agreement or pooling and servicing agreement will occur if:

         o the servicer fails to make any payment or deposit required under the securities, the sale and servicing agreement, the pooling and servicing agreement or the transfer and sale agreement and such failure continues for four business days after the date on which such payment or deposit was due;

         o the servicer fails to observe or perform in any material respect any covenant or agreement in the securities, the sale and servicing agreement, the pooling and servicing agreement or the transfer and sale agreement which continues unremedied for thirty days after the date on which such failure commences;

         o the servicer assigns its duties or rights under the sale and servicing agreement, the pooling and servicing agreement or the transfer and sale agreement, except as specifically permitted under the sale and servicing agreement, the pooling and servicing agreement or the transfer and sale agreement, or attempts to make such an assignment;

         o an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall have been commenced against the servicer and shall not have been dismissed within 90 days, or a court having jurisdiction in the premises enters a decree or order for relief in respect of the servicer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoints a receiver,

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

            liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the servicer, or for any substantial liquidation of its affairs;

         o the servicer commences a voluntary case under any applicable bankruptcy, insolvency or similar law, or consents to the entry of an order for relief in an involuntary case under any such law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of the servicer or for any substantial part of its property or shall have made any general assignment for the benefit of creditors, or fails to, or admits in writing its inability to, pay debts as they become due, or takes any corporate action in furtherance of the foregoing;

         o the failure of the servicer to deliver the monthly report pursuant to the terms of the sale and servicing agreement or the pooling and servicing agreement and such failure remains uncured for five business days after the date on which such failure commences; or

         o any representation, warranty or statement of the servicer made in the sale and servicing agreement, the pooling and servicing agreement or any certificate, report or other writing delivered pursuant to the sale and servicing agreement or the pooling and servicing agreement shall prove to be incorrect in any material respect as of the time when the same shall have been made and the incorrectness of such representation, warranty or statement has a material adverse effect on the trust and, within 30 days after written notice has been given to the servicer or the trust depositor by the trustee or, if applicable, the indenture trustee, the circumstances or condition in respect of which such representation, warranty or statement was incorrect have not been eliminated or otherwise cured.

The servicer will be required under the sale and servicing agreement or the pooling and servicing agreement to give the trustees and, if applicable, the indenture trustee, the rating agencies, the noteholders and the certificateholders notice of an event of termination promptly upon the occurrence of such event.

         RIGHTS UPON SERVICER DEFAULT

         If a servicer default remains unremedied, the indenture trustee or the holders of more than 50% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement or, if the trust has no notes outstanding, the trustee or the holders of more than 50% of the aggregate certificate balance of the certificates or the class or classes of certificates described in your prospectus supplement may terminate all of the rights and obligations of the servicer under the sale and servicing agreement or pooling and servicing agreement. When this happens, the indenture trustee, the trustee or a successor servicer selected by the indenture trustee or the trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the sale and servicing agreement or pooling and servicing agreement.

         If the indenture trustee or the trustee is unwilling or unable to act as the successor servicer, it may appoint, or petition a court to appoint, a successor servicer. The indenture trustee or the trustee may arrange for compensation to the successor servicer but that compensation may not exceed the base servicing fee payable to the servicer. Any successor servicer will not be liable for any acts or omissions of the prior servicer occurring prior to a transfer of the servicer's servicing and related functions or for any breach by the prior servicer of any of its obligations.

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         If a trust has notes outstanding, the holders of more than 50% of the aggregate principal amount of the notes or the class or classes of notes described in your prospectus supplement may waive any servicer default, other than a default in making any required deposits into the collection account. If a trust has no notes outstanding, the holders of more than 50% of the aggregate certificate balance of the certificates or the class or classes of certificates described in your prospectus supplement may waive any servicer default, other than a default in making any required deposits into the collection account.

         Following an event of termination, the indenture trustee will terminate the lockbox agreement and direct all obligors under the contracts to make all payments under the contracts to the indenture trustee, or to a lockbox established by the indenture trustee.

         CERTAIN MATTERS REGARDING THE SERVICER

         The servicer may not resign from its obligations under the sale and servicing agreement or pooling and servicing agreement except if its duties are no longer permissible under applicable law. No resignation will become effective until a successor servicer has assumed the servicer's obligations and duties under the sale and servicing agreement or pooling and servicing agreement. Removal of the servicer is permissible only upon the occurrence of a servicer default as discussed above.

         Each sale and servicing agreement and pooling and servicing agreement will provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trust or you for taking any action or for refraining from taking any action pursuant to that agreement or for errors in judgment; except that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer's duties under that agreement or by reason of reckless disregard of its obligations and duties under that agreement.

         In addition, the servicer will not be obligated to appear in, prosecute or defend any legal action that is not incidental to the servicer's servicing responsibilities under the related sale and servicing agreement or pooling and servicing agreement and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of that agreement, the rights and duties of the parties thereto and the interests of the securityholders under that agreement. In that event, the legal expenses and costs of that action and any liability resulting therefrom will be expenses, costs and liabilities of the servicer, and the servicer will not be entitled to be reimbursed therefor.

         Under the circumstances specified in each sale and servicing agreement or pooling and servicing agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer will be the successor of the servicer under that agreement.

         SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         Compensation to the servicer will include a base monthly fee equal:

         o to the product of the percentage per annum specified in your prospectus supplement multiplied by the monthly principal balance of the contracts at the beginning of the month,

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   plus any

     o   late fees;

     o   prepayment charges, if any;

     o   documentation fees;

     o   extension fees and other administrative charges; and

     o if specified in the prospectus supplement, investment earnings on funds deposited in the trust accounts.

The servicer will pay all expenses incurred by it in connection with its activities under the transfer and servicing agreements and the annual fees and expenses of the trustee and the indenture trustee, if any. The servicer will be authorized to waive any administrative fees or extension fees that may be collected in the ordinary course of servicing any contract.

         STATEMENTS TO TRUSTEES AND THE TRUST

         On or prior to each payment date the servicer will provide to the applicable indenture trustee, if any, and the applicable trustee a statement setting forth with respect to a series of securities substantially the same information that is required to be provided in the periodic reports to be provided to securityholders of that series described under "--STATEMENTS TO SECURITYHOLDERS" below.

         STATEMENTS TO SECURITYHOLDERS

         With respect to each series of securities that includes notes, on or prior to each payment date, the servicer will prepare and provide to the related indenture trustee a statement to be delivered to you on that payment date. With respect to each series of securities that includes certificates, on or prior to each payment date, the servicer will prepare and provide to the related trustee a statement to be delivered to you on the payment date. Each statement will include the following information:

     o the amount of the payment allocable to the principal amount of each class of those notes and to the certificate balance of each class of those certificates;

     o the amount of the payment allocable to interest on each class of securities of that series;

     o the amount of the distribution allocable to the yield supplement deposit, if any;

     o the aggregate principal balance of the contracts as of the close of business on the last day of the preceding month;

     o the amount of base servicing fees paid to the servicer and fees payable to the trustees;

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     o   the interest rate or pass-through rate for the interest period relating to the next succeeding payment date for any class of notes or certificates of that series with variable or adjustable rates;

     o the amount, if any, otherwise distributable to one or more subordinated classes of notes or certificates that has instead been distributed to more senior classes of notes or certificates on that payment date;

     o the outstanding principal amount and the note factor for each class of those notes, and either the certificate balance and the certificate factor for each class of those certificates or the outstanding principal amount and the pool factor for each class of those certificates, each after giving effect to all payments allocable to the principal of each class of notes and to the certificate balance of the certificates on that date;

     o the amount of advances made by the servicer in respect of the related contracts and the preceding month and the amount of unreimbursed advances in respect of contracts determined by the servicer to be defaulted contracts during that month;

     o the balance of any related reserve fund, interest reserve account or other credit or liquidity enhancement on that date, after giving effect to changes thereto on that date and the amount of those changes;

     o during the funding period, the remaining amount on deposit in the pre-funding account on the last day of the preceding month;

     o   the amount, if any, of any mandatory redemption payment;

     o the number and aggregate principal balance of contracts delinquent computed as of the end of the related due period;

     o the number and aggregate principal balance of contracts that became liquidated contracts during the immediately preceding due period, the amount of liquidation proceeds for such due period, the amount of liquidation expenses being deducted from liquidation proceeds for such due period, the net liquidation proceeds and the net liquidation losses for such due period;

     o average and cumulative loss and delinquency information as of such payment date;

     o the number of contracts and the aggregate principal balance of such contracts, as of the first day of the due period relating to such payment date (after giving effect to payments received during such due period and to any transfers of subsequent contracts to the trust occurring on or prior to such payment date);

     o the aggregate principal balance and number of contracts that were repurchased by the depositor with respect to the related due period, identifying such contracts and the repurchase price for such contracts; and

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     o   such other customary factual information as is available to the servicer as the servicer deems necessary and can reasonably obtain from its existing data base to enable securityholders to prepare their tax returns.

         You may obtain copies of the statements by delivering a request in writing addressed to the applicable trustee or indenture trustee at its address set forth in your prospectus supplement.

         Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each trust, the applicable trustee or indenture trustee will mail to each person who at any time during that calendar year has been a securityholder with respect to that trust and received any payment a statement containing information for the purposes of that securityholder's preparation of federal income tax returns. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" in this prospectus.

         COLLECTIONS

         With respect to each trust, the servicer will deposit all payments on the related contracts (from whatever source) and all proceeds of such contracts collected during each collection period specified in your prospectus supplement into the related collection account within two business days after receipt thereof. The servicer is required to use its best efforts to cause an obligor to make all payments on the contracts directly to one or more lockbox banks, acting as agent for the trust pursuant to a lockbox administration agreement. In addition, the servicer may in the future collect payments from obligors through other methods, including direct debit programs and the internet.

         ADVANCES

         The servicer will be obligated to advance each month an amount equal to accrued and unpaid interest on any contract which was delinquent with respect to the related due period, but only to the extent that the servicer believes that the amount of such advance will be recoverable from collections on the contracts. The servicer will deposit any advances in the collection account no later than the day preceding the related payment date. The servicer will be entitled to recoup advances on a contract by means of a first priority withdrawal from Available Amounts on any payment date. The servicer will not be obligated to make an advance to the extent that it determines, in its sole discretion, that the advance will not be recovered from subsequent collections on or in respect of the related contract.

         All advances are reimbursable to the servicer, without interest, if and when a payment relating to a contract with respect to which an advance has previously been made is subsequently received. In addition, upon the determination by the servicer that a contract is a defaulted contract, it will be entitled to recover unreimbursed advances in respect of that contract from collections on or in respect of other contracts. A defaulted contract means a contract with respect to which there has occurred one or more of the following:
(i) all or some portion of any payment under the contract is 120 days or more delinquent, (ii) repossession (and expiration of any redemption period) of a motorcycle securing a contract or (iii) the servicer has determined in good faith that an obligor is not likely to resume payment under a contract.

         NET DEPOSITS

         As an administrative convenience and as long as specified conditions are satisfied, the servicer will be permitted to make the deposit of collections, aggregate advances and payments for purchases of contracts from the trust for or with respect to a month net of payments to be made to the servicer with

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respect to that month. The servicer may cause to be made a single, net transfer to the collection account. The servicer, however, will account to the related trustee, and you with respect to each trust as if all deposits, payments and transfers were made individually. With respect to any trust that issues both certificates and notes, if the related payment dates are not the same for all classes of securities, all distributions, deposits or other remittances made on a payment date will be treated as having been distributed, deposited or remitted on the same payment date for the applicable month for purposes of determining other amounts required to be distributed, deposited or otherwise remitted on a payment date.

LIST OF SECURITYHOLDERS

         Three or more holders of the notes of any class in a series or one or more holders of those notes of that class evidencing not less than 25% of the aggregate principal amount of those notes then outstanding may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by that indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related indenture or under those notes. An indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of that series.

         Three or more holders of the certificates of any class in a series or one or more holders of those certificates of that class evidencing not less than 25% of the certificate balance of those certificates may, by written request to the related trustee, obtain access to the list of all certificateholders maintained by that trustee for the purpose of communicating with other certificateholders with respect to their rights under the related trust agreement or pooling and servicing agreement or under those certificates.

         The related trustee will provide to the servicer within 15 days after receipt of a written request from the servicer, a list of the names of all noteholders or certificateholders of record as of the most recent applicable record date.

         No transfer and servicing agreement will provide for the holding of annual or other meetings of securityholders.

INSOLVENCY OF TRUST

         Each trust agreement will provide that the related trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the related trust without the unanimous prior approval of all certificateholders of that trust and the delivery to that trustee by each certificateholder of a certificate certifying that that certificateholder reasonably believes that that trust is insolvent.

PAYMENT OF NOTES

         Upon the payment in full of all outstanding notes issued by a trust and the satisfaction and discharge of the related indenture, the trustee will succeed to all the rights of the indenture trustee, and the certificateholders of that series will succeed to all the rights of the noteholders of that series, under the related sale and servicing agreement, except as otherwise provided in the sale and servicing agreement.

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ADMINISTRATION AGREEMENT

         Harley-Davidson Credit Corp., in its capacity as administrator, will enter into an administration agreement with each trust that issues notes and the related indenture trustee pursuant to which the administrator will agree to provide notices and perform other administrative obligations of the trust under the related indenture. For its services under the administration agreement the administrator may be entitled to receive a monthly administration fee, which administration fee will be paid by the depositor. The amount of the administration fee, if any, will be set forth in your prospectus supplement.

AMENDMENT

         The parties may, without your consent, correct or supplement any provision in the transfer and servicing agreements that is ambiguous or inconsistent with any other provision in the transfer and servicing agreements. In addition, the parties may amend any transfer and servicing agreement without the consent of any securityholder to add any provisions to or change in any manner or eliminate any of the provisions of a transfer and servicing agreement if the indenture trustee or trustee receives an opinion of counsel that the modification will not have a material adverse effect on the securityholders.

         Any transfer and servicing agreement may also be amended in any respect by the parties with the consent of the holders of more than 50% of the aggregate principal amount of the notes or the class or classes of the notes described in your prospectus supplement issued by the trust or, if the trust has no notes outstanding, the holders of more than 50% of the aggregate certificate balance of the certificates or the class or classes of the certificates described in your prospectus supplement, except that no amendment:

          o that reduces the amount or changes the timing of any collections on any contracts or payments required to be distributed on any security;

          o that changes the interest rate on any security, that adversely affects the priority of payment of principal or interest to the securityholders; or

          o that reduces the percentage of securityholders required to consent to these amendments or any waiver under the transfer and servicing agreement,

may be effective without the consent of the holder of each security. Also, an amendment under the foregoing sentence will not be effective unless each rating agency rating the securities confirms that the amendment will not result in a reduction, qualification or withdrawal of the ratings on the securities.

TERMINATION

         The obligations of the servicer, the depositor, the trustee and indenture trustee with respect to you pursuant to the trust agreement, the sale and servicing agreement, pooling and servicing agreement or indenture will terminate upon the earlier to occur of (i) the maturity or other liquidation of the last contract and the disposition of any amounts received upon liquidation of any property remaining in the trust, or (ii) the payment to all securityholders of all amounts required to be paid to them pursuant to the indenture and the trust agreement or pooling and servicing agreement; PROVIDED, HOWEVER, in no event shall the trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the closing date (each a "TERMINATION EVENT"). The seller's representations, warranties and

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indemnities will survive any termination of the sale and servicing agreement or pooling and servicing agreement. Upon termination, amounts in the collection account, if any, will be paid to the depositor.

         The trustee and, if applicable, the indenture trustee will give written notice of termination to each securityholder of record. The final distribution to you will be made only upon surrender and cancellation of your notes or certificates at the office or agency of the trustee or, if applicable, the indenture trustee specified in the notice of termination. Any funds remaining in the trust, after the trustee or, if applicable, the indenture trustee has taken certain measures to locate you and such measures have failed, will be distributed to the depositor.

                         LEGAL ASPECTS OF THE CONTRACTS

GENERAL

         The transfer of the contracts to the applicable trust, the perfection of the security interests in the contracts and the enforcement of rights to realize on the motorcycles as collateral for the contracts are subject to a number of federal and state laws and, with respect to Canadian contracts, Canadian laws. Uniform Commercial Code ("UCC") financing statements in the United States will be filed in the applicable jurisdictions reflecting the transfer or pledge of the contracts and the security interests in the motorcycles and the related property by the seller to the depositor and by the depositor to the trust and, if applicable, by the trust to the indenture trustee. A person could acquire an interest in a contract that is superior to that of the trust or the indenture trustee because the servicer will retain possession of the contracts. If a person purchases contracts, or takes a security interest therein, for value in the ordinary course of its business and obtains possession of the contracts without actual knowledge of the trust's or indenture trustee's interest, that person will acquire an interest in the contracts superior to the interest of the trust or the indenture trustee. To the extent provided in the prospectus supplement, a trust that holds its interest in Canadian contracts indirectly through one or more notes, certificates, participations or other interests issued to the trust by a Canadian special purpose entity will be secured by such contracts held by Canadian special purpose entity.

SECURITY INTERESTS

         GENERAL

         In jurisdictions in which the contracts evidence the credit sale of new and used motorcycles by motorcycle dealers to obligors, the contracts also constitute personal property security agreements. Such contracts, and the promissory notes and security agreements originated by Eaglemark Savings Bank, include grants of security interests in the motorcycles under the applicable UCC in the United States and the applicable Personal Property Security Act or the equivalent thereof ("PPSA") in each applicable province and territory of Canada. Perfection of security interests in financed motorcycles is generally governed by the laws of the jurisdiction in which the motorcycle is located. In most states in the United States, a security interest in a motor vehicle is perfected by obtaining possession of the certificate of title to the motor vehicle or notation of the secured party's lien on the motor vehicle's certificate of title. In Canada, PPSA financing statements are filed against the obligor on the related contract in order to perfect the security interests in the financed motorcycles.

         All contracts acquired by the seller from the originators will name the seller as obligee or assignee and as the secured party. The seller will also take all actions necessary under the laws of the jurisdiction

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in which the related financed motorcycle is located to perfect its security interest in that financed motorcycle, including, where applicable, having a notation of its lien recorded on the related certificate of title and/or obtaining possession of that certificate of title and/or filing financing statements. Because Harley-Davidson Credit Corp. will continue to service the contracts as servicer under the sale and servicing agreement or the pooling and servicing agreement, as applicable, the obligors on the contracts will not be notified of the sale from the seller to the depositor or the sale from the depositor to the related trust or, if applicable, the pledge to the related indenture trustee.

         PERFECTION

         The seller will sell and assign its security interest in the financed motorcycles to the depositor and the depositor will assign its security interest in the financed motorcycles to the trust and, if applicable, the trust will assign its security interest in the financed motorcycles to the indenture trustee. However, because of the administrative burden and expense, none of the seller, the depositor or the related trust will amend any certificate of title to identify the trust or indenture trustee as the new secured party on that certificate of title relating to a financed motorcycle. However, UCC financing statements with respect to the transfer to the depositor of the seller's security interest in the financed motorcycles and the transfer to the trust of the depositor's security interest in the financed motorcycles and, if applicable, the transfer to the indenture trustee of the trust's security interest in the financed motorcycles will be filed. In addition, the servicer will continue to hold any certificates of title relating to the financed motorcycles in its possession as custodian for that trust. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS" in this prospectus.

         In most states, an assignment is an effective conveyance of a security interest without amendment of any lien noted on a motor vehicle's certificate of title. In most Canadian jurisdictions, the failure to record an assignment by the secured party of its interest therein does not diminish the effectiveness of the PPSA registrations. Although re-registration of the motor vehicle is not necessary to convey a perfected security interest in the financed motorcycles to the trust or the indenture trustee, because neither the trust nor the indenture trustee will be listed as lienholder on the certificates of title or any financing statements, the security interest of the trust or the indenture trustee in the motorcycle could be defeated through fraud, forgery, negligence or error. In the absence of fraud or forgery by the motorcycle owner or the servicer or administrative error by state or local agencies, the notation of the seller's lien on the certificates of title will be sufficient to protect the trust and the indenture trustee against the rights of subsequent purchasers of a financed motorcycle or subsequent lenders who take a security interest in a financed motorcycle. With respect to Canadian contracts, the effectiveness and priority of the interest of the trust and the indenture trustee in the motorcycles will be dependent upon the effectiveness and priority of the PPSA registrations made by the seller against such motorcycles. The seller and depositor will each represent and warrant that the seller has a perfected security interest in each financed motorcycle. If there are any financed motorcycles as to which the seller failed to obtain a perfected security interest, the security interest of the trust and the indenture trustee would be subordinate to, among others, subsequent purchasers of the financed motorcycles and holders of perfected security interests in the financed motorcycles. To the extent that such failure has a material and adverse effect on the trust's, the indenture trustee's or any securityholder's interest in the related contract or the collectibility of the contract, however, it would constitute a breach of the warranties of the seller and the depositor. Accordingly, the depositor would be required to repurchase the related contract from the trust and the seller will be required to purchase that contract from the depositor, unless the breach was cured. The depositor will assign to the related trust its rights to cause the seller to repurchase that contract under the related transfer

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and sale agreement and, if applicable, the related trust will pledge to the indenture trustee its rights to cause the depositor to repurchase that contract under the related sale and servicing agreement. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS" and "RISK FACTORS--INTERESTS OF OTHER PERSONS IN THE CONTRACTS OR THE FINANCED MOTORCYCLES COULD REDUCE FUNDS AVAILABLE TO MAKE PAYMENTS ON YOUR SECURITIES" in this prospectus.

         CONTINUITY OF PERFECTION

         Under the laws of most states, the perfected security interest in a vehicle would continue for four months after the motor vehicle is moved to a state that is different from the one in which it is initially registered and thereafter until the owner re-registers the motor vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a motor vehicle. In those states, such as California, that require a secured party to hold possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the request from the obligor under the related contract to surrender possession of the certificate of title. In the case of motor vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, such as Texas, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if through fraud, forgery or administrative error, the obligor somehow procures a new certificate of title that does not list the secured party's lien. Additionally, in states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing the contracts, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a financed motorcycle, the servicer must surrender possession of the certificate of title or will receive notice as a result of its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related contract before release of the lien. The servicer will be obligated to take appropriate steps, at the servicer's expense, to maintain perfection of security interests in the financed motorcycles and will be obligated to purchase the related contract if it fails to do so and that failure has a material and adverse effect on the trust's or any securityholder's interest in the contract or the collectibility of the contract.

         PRIORITY OF LIENS ARISING BY OPERATION OF LAW

         Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed motorcycle. The Internal Revenue Code also grants priority to specified federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle. The seller will represent and warrant to the depositor and the depositor will represent and warrant to the trust that, to its knowledge, as of the related closing date, each security interest in a financed motorcycle is prior to all other present liens upon and security interests in that financed motorcycle. However, liens for repairs or taxes could arise, or the confiscation of a financed motorcycle could occur, at any time during the term of a contract. No notice will be given to related trustee, indenture trustee or you in respect of a given trust if a lien arises or confiscation occurs that would not give rise to the depositor's or seller's repurchase obligation. In Canada, certain liens for, among other things, repairs and unpaid taxes may also in certain circumstances take priority over a perfected security interest in a financed motorcycle.

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REPOSSESSION

         In the event of default by an obligor, the holder of the related contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform repossession by self-help means, unless it would constitute a breach of the peace or is otherwise limited by applicable state law. Unless a motor vehicle financed by the seller is voluntarily surrendered, self-help repossession is the method employed by the servicer in most states and is accomplished simply by retaking possession of the financed motorcycle. In cases where an obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and that vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify that obligor of the default and the intent to repossess the collateral and to give that obligor a time period within which to cure the default prior to repossession. In some states, an obligor has the right to reinstate its contract and recover the collateral by paying the delinquent installments or other amounts due. In Canada, in the event of a default by an obligor, the secured party has, in addition to its contractual remedies, all the remedies of a secured party under the applicable PPSA and is also subject to certain obligations imposed by the applicable PPSA, such as the obligation to act in a commercially reasonable manner. These remedies include the right to take possession and dispose of the collateral.

NOTICE OF SALE; REDEMPTION RIGHTS

         The UCC and other state laws require the secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In most states, an obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees. In some states, an obligor has the right to redeem the collateral prior to actual sale by payment of delinquent installments or the unpaid balance. Under Canadian law, most provinces require that the obligor and certain other persons with an interest in the collateral be notified of the disposition of the collateral and be given a period of time within which they may satisfy the obligation secured by the collateral prior to actual sale of the collateral by paying the secured party the unpaid balance of the obligation plus the secured party's expenses for repossessing, holding and preparing the collateral for disposition.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

         The proceeds of resale of the motor vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit those judgments. In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be "commercially reasonable." Generally, courts have held that when a sale is not "commercially reasonable," the secured party loses its right to a deficiency judgment. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition, the UCC permits the obligor or other interested party to recover for any loss

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caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the obligor or other interested person to prohibit the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the "default" provisions under the UCC.

         Occasionally, after resale of a repossessed vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to that vehicle or if no lienholder exists, the UCC requires the creditor to remit the surplus to the obligor. The applicable PPSA requires that any surplus be paid to persons having a subordinate security interest in collateral or an interest in the surplus, and otherwise to the obligor or any other person known by the secured party to be an owner of such collateral.

CERTAIN BANKRUPTCY CONSIDERATIONS

         The depositor has taken steps that are intended to make it unlikely that the voluntary or involuntary application for relief by the seller under the United States Bankruptcy Code or similar applicable state laws will result in consolidation of the assets and liabilities of the depositor with those of the seller. These steps include the creation of the depositor as a wholly-owned, limited purpose subsidiary pursuant to articles of incorporation and bylaws containing restrictions on the nature of the depositor's business and on its ability to commence a voluntary case or proceeding under any insolvency law without the unanimous affirmative vote of all of its directors. In addition, to the extent that the seller granted a security interest in the contracts to the depositor, and that interest was validly perfected before the bankruptcy or insolvency of the seller and was not taken or granted in contemplation of insolvency or with the intent to hinder, delay or defraud the seller or its creditors, that security interest should not be subject to avoidance, and payments to the trust with respect to the contracts should not be subject to recovery by a creditor or trustee in bankruptcy of the seller.

         However, delays in payments on the securities and possible reductions in the amount of those payments could occur if:

         1. a court were to conclude that the assets and liabilities of the depositor should be consolidated with those of the seller in the event of the application of applicable insolvency laws to the seller, as the case may be;

         2. a filing were made under any insolvency law by or against the depositor; or

         3.  an attempt were to be made to litigate any of the foregoing issues.

         On each closing date, Winston & Strawn will give an opinion to the effect that, based on a reasoned analysis of analogous case law, although there is no precedent based on directly similar facts, and, subject to facts, assumptions and qualifications specified in the opinion and applying the principles set forth in the opinion, in the event of a voluntary or involuntary bankruptcy case in respect of the seller under Title 11 of the United States Bankruptcy Code at a time when the seller was insolvent, the property of the seller would not properly be substantively consolidated with the assets of the depositor. Among other things, that opinion will assume that each of the depositor and the seller will follow specified procedures in the conduct of its affairs, including maintaining records and books of account separate from those of the other, refraining from commingling its assets with those of the other, and refraining from holding itself out as having agreed to pay, or being liable for, the debts of the other. The depositor and the

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seller intend to follow these and other procedures related to maintaining their separate identities. However, there can be no assurance that a court would not conclude that the assets and liabilities of the depositor should be consolidated with those of the seller.

         The seller will represent and warrant that the sale of the related contracts to the depositor is a valid sale. Notwithstanding the foregoing, if the seller were to become a debtor in a bankruptcy case, a court could take the position that the sale of contracts to the depositor should instead be treated as a pledge of those contracts to secure a borrowing of the seller. If a court were to reach such conclusions, or a filing were made under any insolvency law by or against the depositor, or if an attempt were made to litigate any of the foregoing issues, delays and possible reduction in payments on the securities could occur. In addition, if the transfer of contracts to the depositor is treated as a pledge instead of a sale, a tax or government lien on the property of the seller arising before the transfer of a contract to the depositor may have priority over the depositor's interest in that contract.

         The seller and the depositor will treat the transactions described in this prospectus as a sale of the contracts to the depositor, so that the automatic stay provisions of the United States Bankruptcy Code should not apply to the contracts if the seller were to become a debtor in a bankruptcy case.

         Furthermore, if a motorcycle dealer or the seller became a debtor in a bankruptcy case, creditors of that party, or that party acting as debtor-in-possession, may assert that the transfer of the contracts was ineffective to remove the contracts from that party's estate. In that case, the distribution of payments on the contracts to the trust might be subject to the automatic stay provisions of the United States Bankruptcy Code. This would delay the distribution of those payments to you for an uncertain period of time. Furthermore, reductions in payments under the contracts to the trust may result if the bankruptcy court rules in favor of the creditors or the debtor-in-possession. In either case, you may experience delays or reductions in distributions or payments to you. In addition, a bankruptcy trustee would have the power to sell the contracts if the proceeds of the sale could satisfy the amount of the debt deemed owed by the motorcycle dealer or the seller, as the case may be. The bankruptcy trustee could also substitute other collateral in lieu of the contracts to secure the debt. Additionally, the bankruptcy court could adjust the debt if the motorcycle dealer or the seller were to file for reorganization under Chapter 11 of the United States Bankruptcy Code. Any of these actions could result in losses or delays in payments on your securities. Each of the motorcycle dealers and the seller will represent and warrant that the conveyance of the contracts by it is in each case a valid sale and transfer of the contracts.

         Also, cash collections on the contracts may be commingled with general funds of the servicer and, in the event of a bankruptcy of the servicer, a court may conclude that the trust does not have a perfected security interest in those collections.

         Eaglemark Savings Bank is organized as a Nevada corporation and is regulated and supervised by the Department of Business and Industry Financial Institutions Division which is authorized to appoint the FDIC as a conservator or receiver for Eaglemark Savings Bank if specified events occur relating to Eaglemark Savings Bank's financial condition or the propriety of its actions. In addition, the FDIC could appoint itself as conservator or receiver for Eaglemark Savings Bank.

         By statute, the FDIC as conservator or receiver is authorized to repudiate any "contracts" of Eaglemark Savings Bank upon payment of "actual direct compensatory damages." This authority may be interpreted by the FDIC to permit it to repudiate the transfer of contracts to the seller. Under an FDIC regulation, however, the FDIC as conservator or receiver will not reclaim, recover or recharacterize a

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bank's transfer of financial assets if certain conditions are met, including that the transfer qualifies for sale accounting treatment, was made for adequate consideration and was not made fraudulently, in contemplation of insolvency, or with the intent to hinder, delay or defraud the bank or its creditors. We believe the FDIC regulation will apply to the transfer of contracts to the seller and intend on satisfying the conditions of the regulation. If a condition required under the FDIC regulation, or other statutory or regulatory requirement applicable to the transactions, were found not to have been satisfied, the FDIC as conservator or receiver might refuse to recognize Eaglemark Savings Bank's transfer of contracts to the seller. In that case, distribution of payments on the contracts to the trust may be delayed and possibly reduced. Also, the FDIC could require the trust and securityholders to comply with the administrative claims procedure established by the FDIC to establish their rights to payments on the contracts, could request a stay of any actions to enforce the participation agreement (pursuant to which the seller purchases the contracts from Eaglemark Savings Bank) against Eaglemark Savings Bank, or could repudiate the participation agreement and limit claims of the trust and securityholders to "actual direct compensatory damages." Additionally, the trust could be limited to seeking recovery based upon the obligation of the seller to repurchase contracts for which it did not have good and marketable title. Any of these actions could result in losses or delays in payments on your securities.

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CONSUMER PROTECTION LAWS

         Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Soldiers' and Sailors' Civil Relief Act of 1940, the Texas Consumer Credit Code, state adoptions of the National Consumer Act and of the Uniform Consumer Credit Code and state motor vehicle retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the contracts.

         Those contracts which are originated in Canada are consumer contracts subject to many Canadian federal and provincial consumer protection laws which impose requirements on the making and enforcement of consumer credit sales and the granting of consumer credit generally. If any of the contracts do not comply with one or more of these laws, the servicer may be prevented from or delayed in collecting amounts due on the contracts.

         The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC RULE"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law in some states, has the effect of subjecting a seller (and specified creditors and their assignees) in a consumer credit transaction to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under that contract from the obligor.

         Most of the contracts will be subject to the requirements of the FTC Rule. Accordingly, each trust, as holder of the related contracts, will be subject to any claims or defenses that the purchaser of the applicable financed motorcycle may assert against the seller of the related financed motorcycle. As to each obligor, these claims are limited to a maximum liability equal to the amounts paid by the obligor on the related contract. Under most state motor vehicle dealer licensing laws, sellers of motorcycles are required to be licensed to sell motorcycles at retail sale. Furthermore, federal odometer regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used motorcycles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If the motorcycle dealer is not properly licensed or if a written odometer disclosure statement was not provided to the purchaser of the related financed motorcycle, an obligor may be able to assert a defense against the motorcycle dealer. If an obligor were successful in asserting any of those claims or defenses, that claim or defense would constitute a breach of the depositor's representations and warranties under the related sale and servicing agreement or pooling and servicing agreement and a breach of the seller's warranties under the related transfer and sale agreement and would, if the breach materially and adversely affects the collectibility of the contract or the interests of the trust or the securityholders in the contract, create an obligation of the depositor and the seller, respectively, to repurchase the contract unless the breach is cured. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS" in this prospectus.

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         Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

         In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

         The seller and the depositor will represent and warrant that each contract complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against a trust for violation of any law and that claim materially and adversely affects that trust's or the securityholder's interest in a contract or the collectibility of the contract, that violation would constitute a breach of the representations and warranties of the seller and the depositor would create an obligation of the seller and the depositor to repurchase the contract unless the breach is cured. See "DESCRIPTION OF THE TRANSFER AND SERVICING AGREEMENTS" in this prospectus.

OTHER LIMITATIONS

         In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws and, to the extent applicable, Canadian bankruptcy and insolvency laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the United States Bankruptcy Code, a court may prevent a creditor from repossessing a vehicle and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy, as determined by the court, leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

         Under the terms of the Soldiers' and Sailors' Relief Act of 1940 (the "Relief Act"), an obligor who enters the military service after the origination of that obligor's contract (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the obligor's contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of that obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, some states, including California, allow members of its national guard to extend payments on any contract obligation if called into active service by the Governor for a period exceeding 7 days. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest owing on some of the contracts. In addition, both the Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the servicer to repossess the released financed motorcycle during the obligor's period of active duty status. Thus, if that contract goes into default, there may be delays and losses occasioned by the inability to exercise the trust's rights with respect to the contract and the related financed motorcycle in a timely fashion.

         Any shortfall, to the extent not covered by amounts payable to the securityholders from amounts on deposit in the related reserve fund or from coverage provided under any other credit enhancement mechanism, could result in losses to the securityholders.

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                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of notes or certificates issued by a trust as described in this prospectus. The federal income tax consequences to certificate holders will vary depending on whether the trust is an owner trust or a grantor trust. As an alternative to those two types of trusts, a trust could elect to be treated as a financial asset securitization investment trust, generally referred to as a FASIT. The prospectus supplement for each series of notes or certificates will specify the treatment of the trust for federal income tax purposes. Winston & Strawn has delivered its opinion letter with respect to each type of trust contemplated by this prospectus regarding the federal income tax characterization of the trust and the notes or certificates to be issued by the trust. Each of those opinions is described fully below in connection with the discussion of each type of trust.

         The opinions of Winston & Strawn and this discussion of "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" are based upon current provisions of the Internal Revenue Code of 1986, as amended (the "CODE"), existing and proposed Treasury Regulations, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date of this prospectus, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service rulings on transactions or instruments comparable to those described in this prospectus. As a result, there can be no assurance that the Internal Revenue Service will not challenge the opinions of federal tax counsel and no ruling from the Internal Revenue Service has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements set forth below.


         This discussion does not attempt to deal with all aspects of federal income taxation that may be relevant to all holders of notes and certificates in light of their personal investment or tax circumstances. Also, this discussion does not describe tax consequences to certain types of holders who may be subject to special treatment under the federal income tax laws including, without limitation, financial institutions, dealers in securities or currencies, insurance companies, and persons who hold the notes or certificates as part of a straddle, hedging or conversion transaction.

         Investors and preparers of tax returns (including returns filed by any trust described in this prospectus) should be aware that under applicable Treasury Regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return even where the anticipated tax treatment has been discussed in this prospectus. The depositor suggests that you consult with your own tax advisors as to the federal, state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of the notes and the certificates.

         The tax opinions of Winston & Strawn with respect to each type of trust and the notes or certificates to be issued by the trusts which have been delivered in connection with the filing of this

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prospectus are subject to certain assumptions, conditions and qualifications as described in detail below. At the time a trust is established and notes or certificates are issued, Winston & Strawn will deliver another opinion, regarding the same tax issues, to either confirm the accuracy of those assumptions or conditions or to address any changes or differences which may exist at that time. To the extent any given series of notes or certificates, or the form of any trust, differs from the assumptions or conditions set forth in the following discussion or changes occur in the relevant tax laws, or in their application, any additional tax considerations will be disclosed in the applicable prospectus supplement. Each of those subsequent opinions of Winston & Strawn will be filed, together with the final documentation for the respective trust transaction, with the Securities and Exchange Commission under Form 8-K prior to sale.

OWNER TRUSTS

         A trust structured as an owner trust will typically issue one or more classes of notes, intended to be treated as debt for federal income tax purposes, and certificates, representing equity interests in the trust. The characterization of the trust for federal income tax purposes depends in part upon whether the certificates are owned by a single holder, such as the depositor, or by multiple holders. This summary of material federal income tax consequences with respect to the issuance of notes or certificates by an owner trust is divided into three parts. The first part describes characterization of the trust as a pass-through entity rather than as a corporation or other entity subject to tax at the entity level. The second part describes the taxation of an investor in the notes. The third part describes taxation of an investor in the certificates.

         TAX CHARACTERIZATION OF OWNER TRUSTS

         Winston & Strawn, as federal tax counsel to the depositor, is of the opinion that if the prospectus supplement specifies that the trust will be treated as an owner trust, it will not be an association (or a publicly traded partnership) taxable as a corporation for federal income tax purposes and therefore its income will not be subject to the federal income tax imposed by Subtitle A of the Code. This opinion is based on the assumptions that the terms of the trust agreement and related documents will be substantially in the form filed in connection with this prospectus and will be complied with. It is also assumed that the owner or owners of certificates issued by the trust will take all action necessary, if any, or refrain from taking any inconsistent action so as to ensure the trust is, for federal income tax purposes, either disregarded as a separate entity from the depositor (or other sole certificateholder) or treated as a partnership. Winston & Strawn's opinion is also based on its conclusions that (1) the trust will constitute a business entity, (2) the nature of the income of the trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations, and (3) the trust, if a corporation, would not constitute a regulated investment company under the federal income tax laws.

         If certificates issued by the trust are at all times required to be owned by a single person, such as the depositor, then, for federal income tax purposes, the trust may be disregarded as a separate entity from the owner of its certificates. Although it is the opinion of Winston & Strawn that the notes issued by the trust will be characterized as indebtedness for federal income tax purposes (as discussed below), no assurance can be given that this characterization of the notes will prevail. If the Internal Revenue Service successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. As a result, even if certificates issued by the trust are at all times owned by a single person, the trust would be considered to have multiple equity owners (rather than just the single owner of the trust certificates). In that case, the trust would be characterized as a partnership for federal income tax purposes and the tax consequences to holders of notes which were recharacterized as equity would be similar to those discussed below under "--TAX TREATMENT OF INVESTORS IN CERTIFICATES".

         Rather than having a single owner of certificates issued by the trust, it is possible that the trust may issue certificates to multiple owners. In that situation, the certificate owners would be treated as equity owners of the trust and the trust would be characterized as a partnership for federal income tax purposes.

         In any case where the trust is treated as a partnership for federal income tax purposes, it is the opinion of Winston & Strawn that it will not constitute a publicly traded partnership taxable as a corporation. That opinion is based upon Winston & Strawn's conclusions that (1) the nature of the income of the trust will exempt it from being taxed as a corporation and/or (2) the trust will at all times have fewer than 100 owners of its equity interests. If, contrary to the opinion of Winston & Strawn, the trust were treated as a publicly traded partnership taxable as a corporation for federal income tax purposes, it would be subject to corporate income tax on its taxable income. The trust's taxable income would include all its income on the receivables and other assets owned by the trust, which may be reduced by the interest expense on the notes issued by the trust to the extent the notes are properly characterized as debt. Any such corporate income tax could materially reduce cash available to make payments on the notes and distributions on the certificates. If the trust were classified as a partnership, other than a publicly traded partnership taxable as a corporation, the trust itself would not be subject to United States federal income tax. Instead, holders of equity interests in the partnership would be required to take into account their allocable share of the trust's income and deductions as discussed below under "--TAX TREATMENT OF INVESTORS IN CERTIFICATES".

         TAX TREATMENT OF INVESTORS IN NOTES

         TREATMENT OF THE NOTES AS INDEBTEDNESS. Winston & Strawn, as federal tax counsel, is of the opinion that the notes will be classified as debt for federal income tax purposes. This opinion is based upon the assumption that the terms of the trust agreement, the notes and the related documents will be substantially in the form filed in connection with this prospectus and will be complied with. The depositor and the owners of the notes, by their purchase of notes, will agree to treat the notes as debt for federal income tax purposes. Winston & Strawn's opinion also assumes that the terms and delinquency experience with respect to the contracts as described in this prospectus will remain substantially unchanged and that the terms of the notes will be as contemplated by this prospectus. The discussion below assumes that the characterization of the notes as debt is correct.

         INTEREST ON THE NOTES. An investor will be taxed on the amount of payments of interest on a note as ordinary interest income at the time it accrues or is received in accordance with the investor's regular method of accounting for United States federal income tax purposes. This treatment assumes that all payments on the notes are denominated in U.S. dollars. It also assumes that the payment of interest on the notes constitutes "QUALIFIED STATED INTEREST" under Treasury Regulations relating to original issue discount and that an investor does not acquire its notes as "STRIPPED NOTES" or at an original issue discount as discussed below. If these assumptions are incorrect with respect to any notes issued by a trust, additional tax considerations with respect to those notes will be disclosed in the related prospectus supplement.

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

         A holder of a note that has a fixed maturity date of not more than one year from the issue date of that note (which will be referred to in this paragraph as a "SHORT-TERM NOTE") may be subject to special rules. An accrual basis holder of a short-term note (and some cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis or under a constant-yield method over the term of each interest period. Other cash basis holders of a short-term note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the short-term note). However, a cash basis holder of a short-term note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the short-term note until the taxable disposition of the short-term note. A cash basis taxpayer may elect under
Section 1281 to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would not be subject to the interest expense deferral rule referred to in the preceding sentence. Special rules apply if a short-term note is purchased for more or less than its principal amount.

         SALE OR OTHER DISPOSITION OF A NOTE. An investor who disposes of a note, whether by sale, exchange for other property, or payment by the trust, will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition, not including any amount attributable to accrued but unpaid interest which will be taxable as such, and the investor's adjusted tax basis in the note. In general, an investor's adjusted tax basis in a note will be equal to the investor's initial purchase price increased by any accrued original issue discount or market discount previously included in income by the investor and decreased by the amount of any bond premium previously amortized and the amount of any payments, other than payments of stated interest, previously received by the investor with respect to the note. Any gain or loss recognized upon the sale or other disposition of a note will be capital gain or loss so long as the note is a "CAPITAL ASSET" in the hands of the investor. For non-corporate investors, capital gain recognized on the sale or other disposition of a note held by the investor for more than one year will be taxed at a maximum rate of 20%. Capital gain for a note held for one year or less is taxed at the rates applicable to ordinary income, I.E., up to 38.6%. Taxpayers must aggregate capital gains and losses for each taxable year. In the event a taxpayer realizes a net capital loss for any year there are limitations on the amount of these capital losses which can be deducted.

         PURCHASE AT A DISCOUNT. An investor who purchases a note as part of the initial offering by the trust for an issue price that is less than its "STATED REDEMPTION PRICE AT MATURITY" will generally be considered to have purchased the note at an original issue discount for United States federal income tax purposes. In general, the stated redemption price at maturity for a note is equal to the principal amount. If a note is acquired with original issue discount greater than a DE MINIMIS amount (one-fourth of one percent, or 0.25%, of the note's principal amount or other stated redemption price at maturity multiplied by the number of full years included in determining the weighted average maturity of the note) the investor will be required to include in income each year, taxable as ordinary income, a portion of the original issue discount. For cash basis investors, such as individuals, the requirement that original issue discount be accrued as income each year means the investor recognizes taxable income in advance of the receipt of some or all of the cash corresponding to that income. The amount of original issue discount accrued as income each year is based upon a formula which looks at the constant yield on the notes and the term to maturity so as to annually allocate a proportionate share of original issue discount. Under these rules, investors generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

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

         Generally, an investor that acquires a note that has more than a DE MINIMIS amount of original issue discount must include in gross income the sum of the "daily portions" of the original issue discount for each day on which it owns a note, including the date of purchase but excluding the date of disposition. In the case of an original holder of a note, the daily portions of original issue discount with respect to the note generally would be determined as follows. A calculation will be made of the portion of original issue discount that accrues on the note during each successive monthly accrual period (or shorter period in respect of the date of original issue or the final payment date). This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the note under the prepayment assumption used in respect of the contracts and (2) any payments received during that accrual period, and subtracting from that total the "adjusted issue price" of the note at the beginning of that accrual period. The adjusted issue price of a note at the beginning of the first accrual period is the amount of the purchase price paid by the holder for the note that is allocable to those contracts. The adjusted issue price of a note at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment on the note (other than qualified stated interest) made at the end of or during that accrual period. The original issue discount accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to a reasonable method, provided that the method is consistent with the method used to determine the yield to maturity of the note.

         For purposes of calculating the daily portion of original issue discount to be accrued as income, the method of determining yield to maturity is not clear, and in particular it is not clear whether prepayments on the underlying contracts should be taken into account in determining such yield. In determining the weighted average maturity of the notes for purposes of calculating original issue discount, the depositor expects to use a reasonable assumption regarding prepayment of the contracts owned by the trust. No representation is made as to the actual prepayments to be made on the contracts. This method of calculating the accrual of original issue discount will cause the accrual of original issue discount to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the contracts. In determining whether a note has original issue discount, the issue price of the note may not necessarily equal the investor's purchase price, although they generally should be the same. The issue price of a note will equal the initial offering price to the public, not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers, at which price a substantial amount of the notes is sold.

         If an investor acquires a note in a secondary market transaction for a purchase price which is less than the principal amount or other amount payable at maturity of the note, the difference is referred to for tax purposes as market discount. Similarly to original issue discount, an investor must accrue a portion of the market discount each year. Unlike original issue discount, however, an investor does not include accrued market discount in ordinary income each year. Rather, the aggregate amount of accrued market discount is included in income when an investor sells or otherwise disposes of the note. At that time, the portion of the amount realized by the investor on the sale or other disposition of the note equal to accrued market discount is taxed as ordinary income, which has a maximum tax rate of 38.6%, rather than the long-term capital gain maximum tax rate of 20%. The amount of market discount which accrues annually

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will be calculated on a straight-line basis over the remaining term to maturity of the note unless the investor elects to accrue market discount using a constant-yield method.

         An investor may elect to include market discount in income currently as it accrues rather than being taxed on the aggregate amount of all accrued market discount when the note is sold or otherwise disposed of. This election would apply to all of the investor's debt investments acquired with market discount in or after the taxable year in which the notes are acquired and not just to the notes issued by the trust.

         Limitations imposed by the federal tax laws which are intended to match deductions with the taxation of income may defer deductions for interest paid by an investor on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a note with market discount. A noteholder who elects to include market discount in gross income as it accrues is exempt from this rule.

         Whenever an investor accrues and includes in income an amount of original issue discount or market discount, the investor's adjusted basis in the corresponding note is increased by that same amount. As a result, the investor would recognize a lower capital gain or greater capital loss on the sale or other disposition of the note.

         In general, if the amount of original issue discount or market discount would be less than one-fourth of one percent (0.25%) of the note's principal or other stated redemption price at maturity multiplied by the number of full years included in determining the weighted average maturity of the notes, the investor can disregard the original issue discount or market discount rules.

         PURCHASE AT A PREMIUM. If an investor purchases a note for a price that exceeds the principal amount or other amount payable at maturity, the investor will be considered to have an amortizable bond premium. An investor can elect to accrue a portion of the premium each year as a deduction to offset interest income on the corresponding note. The amount of premium which can be amortized and deducted each year is calculated using a constant-yield method over the remaining term to maturity of the note. The deduction is available only to offset interest income on the corresponding note; it cannot be used as a deduction to the extent it exceeds taxable note interest. The adjusted tax basis which an investor has in a note must be reduced by the amount of premium for which a deduction is claimed. Because the basis is reduced, the investor would recognize a larger taxable capital gain, or a smaller capital loss, on the sale or other disposition of the note. If an investor elects to amortize and deduct premium, the election will apply to all of the investor's debt investments and not just to the notes.

         If an investor purchases in a secondary market transaction a note which was originally issued with original issue discount for an amount which is less than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest but in excess of its adjusted issue price, I.E., the original issue price plus any accrued original issue discount as those terms are described above, the excess is referred to for tax purposes as "ACQUISITION PREMIUM." The investor would be permitted to reduce the daily portions of original issue discount the investor would otherwise include in income by an amount corresponding to the ratio of (1) the excess of the investor's purchase price for the note over the adjusted issue price of the note as of the purchase date to (2) the excess of all amounts payable on the note after the purchase date, other than payments of qualified stated interest, over the note's adjusted issue price.

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         ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. An investor may elect to include in gross income all interest that accrues on a note using the constant-yield method described above under the heading "PURCHASE AT A DISCOUNT" with modifications described below. For purposes of this election, interest includes qualified stated interest, original issue discount, DE MINIMIS original issue discount, market discount, DE MINIMIS market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium.

          In applying the constant-yield method to a note with respect to which this election has been made, the issue price of the note will equal the electing investor's adjusted basis in the note immediately after its acquisition. The issue date of the note will be the date of its acquisition by the electing investor, and no payments on the note will be treated as payments of qualified stated interest. This election, if made, may not be revoked without the consent of the Internal Revenue Service. Investors should consult with their own tax advisors as to the effect in their circumstances of making this election.

         INFORMATION REPORTING AND BACKUP WITHHOLDING. The trust or an agent acting on its behalf will be required to report annually to the Internal Revenue Service, and to each non-corporate noteholder, the amount of interest paid on the notes for each calendar year. Each non-corporate noteholder, other than noteholders who are not subject to the reporting requirements, will be required to provide, under penalties of perjury, a certificate, Form W-9, containing the noteholder's:

         (1)  name,

         (2)  address,

         (3)  correct federal taxpayer identification number, and

         (4) a statement that the noteholder is not subject to backup withholding.

Should a non-exempt noteholder fail to provide the required certification, the trust will be required to withhold or cause to be withheld 30% of the interest otherwise payable to the noteholder and remit the withheld amounts to the Internal Revenue Service as a credit against the noteholder's federal income tax liability.

         FOREIGN NOTEHOLDERS. Special tax rules apply to the purchase of notes by foreign persons. For U.S. tax purposes, foreign investors include any person who is not

         (1)  a citizen or resident of the United States,

         (2) a corporation, partnership or other business entity treated as such created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia,

         (3) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source,

         (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

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         (5)  a trust that has a valid election in effect under applicable
United States Treasury Regulations to be treated as a United States person.

         If a partnership (including for this purpose any entity treated as a partnership for federal income tax purposes) is a beneficial owner of a note, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A noteholder that is a partnership and partners in such partnership should consult their tax advisors about the federal income tax consequences of holding and disposing of a note, as the case may be.

         Interest paid or accrued to a foreign investor holding a note on its own behalf that is not effectively connected with the conduct of a trade or business within the United States by the investor will generally be considered "portfolio interest" and not be subject to United States federal income tax or withholding tax as long as the foreign investor is not actually or constructively a 10 percent shareholder of the trust or a controlled foreign corporation related to the trust through stock ownership or a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business. Additionally, the foreign investor must provide or have a financial institution provide on its behalf to the trust or paying agent an appropriate statement (Form W-8BEN or successor form), that is signed under penalties of perjury, certifying that the beneficial owner of the note is a foreign person and providing that foreign person's name and address. Additional reporting requirements may apply to interest payments made to a foreign investor that is not an individual or corporation (or an entity treated as a corporation for federal income tax purposes) holding the note on its own behalf. If the information provided in this statement changes, the foreign investor must provide a new Form W-8BEN (or successor form) within 30 days. If the foreign investor fails to satisfy these requirements so that interest on the investor's notes was not portfolio interest, interest payments would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated under an applicable income tax treaty. To qualify for any reduction as the result of an income tax treaty, the foreign investor must provide the paying agent with Form W-8BEN (or successor form).

         The realization of any capital gain on the sale or other taxable disposition of a note by a foreign investor will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the investor, and (2) in the case of an individual foreign investor, the investor is not present in the United States for 183 days or more during the taxable year. If an individual foreign investor is present in the U.S. for 183 days or more during the taxable year, the gain on the sale or other disposition of the notes could be subject to a 30% withholding tax unless reduced by treaty.

         If the interest, gain or income on a note held by a foreign investor is effectively connected with the conduct of a trade or business in the United States by the investor, the noteholder will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. At the same time, the noteholder may be exempt from withholding tax if a Form W-8ECI (or successor form) is furnished to the paying agent. In addition, if the foreign investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its "EFFECTIVELY CONNECTED EARNINGS AND PROFITS" for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

         If a foreign investor fails to provide necessary documentation to the trust or its paying agent regarding the investor's taxpayer identification number or certification of exempt status, a 30% backup

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withholding tax may be applied to note payments to that investor. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the foreign investor's U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

         POSSIBLE ALTERNATIVE TREATMENTS OF THE NOTES. If, contrary to the opinion of Winston & Strawn, the Internal Revenue Service successfully asserted that one or more of the notes did not represent debt for federal income tax purposes, the notes might be treated as equity interests in the trust. If so treated, the trust might be a publicly traded partnership taxable as a corporation with the adverse consequences described above (and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity). See "--OWNER TRUSTS--TAX CHARACTERIZATION OF OWNER TRUSTS" in this prospectus. Alternatively, it is possible that the trust might be treated as a partnership that would not be taxable as a corporation. However, treatment of the notes as equity interests in a partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) could constitute "UNRELATED BUSINESS TAXABLE INCOME"; income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements; individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses; and income from the trust's assets would be taxable to noteholders without regard to whether cash distributions are actually made from the trust or any particular noteholder's method of accounting.

         TAX TREATMENT OF INVESTORS IN CERTIFICATES

         TREATMENT OF TRUST AS A PARTNERSHIP. As mentioned above, in any case where the trust issues certificates to multiple owners, the trust will be treated by the depositor as a partnership for federal income tax purposes. The depositor and the servicer will agree, and each certificateholder will agree by its purchase of certificates, to treat the trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the trust, the partners of the partnership being the certificateholders, and the notes being debt of the partnership. The trust, the depositor, and the certificateholders will take all necessary actions, if any, and refrain from taking any inconsistent actions, so as to ensure that the trust will be treated as a partnership under the final Treasury Regulations which allow an entity to elect status as a partnership.

         A variety of alternative characterizations are possible. For example, because the certificates have certain features characteristic of debt, the certificates might be considered debt of the depositor or the trust. Any such characterization should not result in materially adverse tax consequences to certificateholders as compared to the consequences from treatment of the certificates as equity in a partnership, described below. The following discussion assumes that the certificates represent equity interests in a partnership and that all payments on the certificates are denominated in U.S. dollars.

         PARTNERSHIP TAXATION. As a partnership, the trust will not be subject to federal income tax. Rather, each certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the trust. The trust's income will consist primarily of interest and finance charges earned on the contracts owned by the trust (including appropriate adjustments for any market discount, original issue discount and bond premium), any yield supplement deposits and any gain upon collection or disposition of the contracts. The trust's deductions will consist

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primarily of interest accruing with respect to the notes, servicing and other fees, and losses or deductions upon collection or disposition of the contracts.

         The tax items of a partnership are allocable to the partners in accordance with the applicable federal income tax laws and the partnership agreement (I.E., the trust agreement and related documents). The trust agreement will provide, in general, that the certificateholders will be allocated taxable income of the trust for each month equal to the sum of (1) the interest that accrues on the certificates in accordance with their terms for such month, including interest accruing at the pass-through rate for such month and interest on amounts previously due on the certificates but not yet distributed; (2) any trust income attributable to discount on the contracts that corresponds to any excess of the principal amount of the certificates over their initial issue price; (3) monthly prepayment premium payable to the certificateholders; and (4) any other amounts of income payable to the certificateholders for the month including, for example, any yield supplement deposits. That allocation of income will be reduced by any amortization by the trust of premium on contracts that corresponds to any excess of the issue price of certificates over their principal amount. All remaining taxable income of the trust will be allocated to the trust depositor. Based on the economic arrangement of the parties, this approach for allocating trust income should be permissible under the applicable Treasury Regulations, although no assurance can be given that the Internal Revenue Service would not require a greater amount of income to be allocated to certificateholders.

         Certificateholders may be allocated income equal to the entire pass-through rate plus the other items described above, even though the trust might not have sufficient cash to make current cash distributions equal to that amount. In that situation, cash basis holders will in effect be required to report income from the certificates on the accrual basis and certificateholders may become liable for taxes on trust income even if they have not received cash from the trust to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all certificateholders, but certificateholders may be purchasing certificates at different times and at different prices, certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the trust. See the discussion below under "--ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES."

         Most or all of the taxable income allocated to a certificateholder that is a tax-exempt entity (including an individual retirement account) will constitute "UNRELATED BUSINESS TAXABLE INCOME" generally taxable to such a holder for federal income tax purposes.

         With respect to any certificateholder who is an individual, an individual taxpayer's share of certain expenses of the trust (including fees to the servicer, but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the trust.

         The trust will make all tax calculations relating to income and allocations to certificateholders on an aggregate basis with respect to the entire pool of contracts owned by the trust. If the Internal Revenue Service were to require that such calculations be made separately for each contract, the trust might be required to incur additional expense but it is believed that there would not be a material adverse effect on certificateholders.

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         DISCOUNT AND PREMIUM. It is believed that the contracts will not be issued with original issue discount, and, therefore, the trust should not have income due to the accrual of original issue discount. However, the purchase price paid by the trust for contracts may be greater or less than the remaining principal balance of the contracts at the time of purchase. If so, the contracts will have been acquired at a premium or market discount as the case may be. As indicated above, the trust will make this calculation on an aggregate basis with respect to the entire pool of contracts owned by the trust, but might be required to recompute it on a contract-by contract basis.

         If the trust acquires the contracts at a market discount or premium, it will elect to include any such discount in income currently as it accrues over the life of such contracts or to offset any such premium against interest income on such contracts. See "--TAX TREATMENT OF INVESTORS IN NOTES--PURCHASE AT A DISCOUNT" and "--PURCHASE AT A PREMIUM" in this prospectus. As indicated above, a portion of such market discount income or premium deduction may be allocated to certificateholders.

         DISTRIBUTIONS TO CERTIFICATEHOLDERS. Certificateholders generally will not recognize gain or loss with respect to distributions from the trust. A certificateholder will recognize gain, however, to the extent that any money distributed exceeds the certificateholder's adjusted basis in the certificates (as described below under "--DISPOSITION OF CERTIFICATES") immediately before the distribution. If a certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the certificates that exceeds the aggregate cash distributions with respect thereto, the amount of that excess will generally give rise to a capital loss upon the retirement of the certificates. Any gain or loss will generally be long-term gain or loss if the holding period of the certificate is more than one year.

         SECTION 708 TERMINATION. Under Section 708 of the Code, if 50% or more of the outstanding equity interests in the trust are sold or exchanged within any 12-month period, the trust will be deemed to terminate and then be reconstituted for federal income tax purposes. If such a termination occurs, the assets of the terminated trust (the "OLD TRUST") are deemed to be constructively contributed to a reconstituted trust (the "NEW TRUST") in exchange for interests in the new trust. Such interests would be deemed distributed to the partners, or certificateholders, of the old trust in liquidation thereof, which would not constitute a sale or exchange. Accordingly, if the sale of the trust's interests terminated the partnership under Section 708 of the Code, the certificateholder's basis in its ownership interest would not change. The trust's taxable year would also terminate as a result of a constructive termination and, if the certificateholder was on a different taxable year than the trust, the termination could result in the bunching of more than twelve months of the trust's income or loss in the certificateholder's income tax return for the year in which the trust was deemed to terminate.

         DISPOSITION OF CERTIFICATES. Generally, capital gain or loss will be recognized on the sale of certificates, so long as the certificate is a "CAPITAL ASSET" in the hands of the investor, in an amount equal to the difference between the amount realized and the holder's tax basis in the certificates sold. A certificateholder's tax basis in a certificate will generally equal the holder's cost increased by the holder's share of trust income (that was includible in the certificateholder's income) and decreased by any distributions received with respect to such certificate. In addition, both the tax basis in the certificates and the amount realized on a sale of a certificate would include the holder's share of the notes and other liabilities of the trust. A holder acquiring certificates at different prices may be required to maintain a single aggregate adjusted tax basis in all of the certificates, and, upon sale or other disposition of some of the certificates, allocate a portion of that aggregate tax basis to the certificates sold (rather than

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maintaining a separate tax basis in each certificate for purposes of computing gain or loss on a sale of that certificate).

         Any gain on the sale of a certificate attributable to the holder's share of unrecognized accrued market discount on the contracts owned by the trust would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The trust does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the trust will elect to include market discount in income as it accrues as previously stated.

         ALLOCATIONS BETWEEN TRANSFERORS AND TRANSFEREES. In general, the trust's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the certificateholders in proportion to the principal amount of certificates owned by them as of the close of the last day of the month. As a result, a holder purchasing certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction. The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the trust might be reallocated among the certificateholders. The depositor will be authorized to revise the trust's method of allocation between transferors and transferees to conform to a method permitted by future regulations.

         SECTION 754 ELECTION. In the event that a certificateholder sells its certificates at a profit or loss, the purchasing certificateholder will have a higher or lower basis in the certificates than the selling certificateholder had. The tax basis of the trust's assets will not be adjusted to reflect that higher or lower basis unless the trust were to file an election under Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the trust will not make such election. As a result, certificateholders might be allocated a greater or lesser amount of trust income than would be appropriate based on their own purchase price for certificates.

         ADMINISTRATIVE MATTERS. The trustee is required to keep or have kept complete and accurate books of the trust. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the trust will be the calendar year. The trustee will file a partnership information return (Form 1065) with the Internal Revenue Service for each taxable year of the trust and will report each certificateholder's allocable share of items of trust income and expense to holders and the Internal Revenue Service on Schedule K-l. The trustee will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the certificates. Generally, holders must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the holder notifies the Internal Revenue Service of all such inconsistencies.

         Under Section 6031 of the Code, any person that holds certificates as a nominee at any time during a calendar year is required to furnish the trust with a statement containing certain information on the nominee, the beneficial owners and the certificates so held. Such information includes (1) the name, address and taxpayer identification number of the nominee and (2) as to each beneficial owner (a) the name, address and identification number of such person, (b) whether such person is a United States person, a tax-exempt entity, a foreign government or an international organization, or any wholly owned

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agency or instrumentality of either of the foregoing, and (c) certain information on certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold certificates through a nominee are required to furnish directly to the trust information as to themselves and their ownership of certificates (a registered clearing agency is not required to furnish any such information statements to the trust). The information referred to above for any calendar year must be furnished to the trust on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

         The trust depositor will be designated as the tax matters partner for the trust in the trust agreement and, as such, will be responsible for representing the certificateholders in any dispute with the Internal Revenue Service. The federal income tax laws provide for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the certificateholders, and, under certain circumstances, a certificateholder may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of a certificateholder's returns and adjustments of items not related to the income and losses of the trust.

         BACK-UP WITHHOLDING. Distributions made on the certificates and proceeds from the sale of the certificates will be subject to a back-up withholding tax of 30% if, in general, the certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable tax law provisions. See "--TAX TREATMENT OF INVESTORS IN NOTES--INFORMATION REPORTING AND BACKUP WITHHOLDING" in this prospectus.

         FOREIGN CERTIFICATEHOLDERS. It is not clear whether the trust would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Nevertheless, the trust will withhold as if it were so engaged in order to protect the trust from possible adverse consequences of a failure to withhold. The trust expects to withhold on the portion of its taxable income that is allocable to foreign certificateholders, as if such income were effectively connect to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 38.6% for all other foreign holders. In determining a holder's withholding status, the trust may generally rely on Form W-8BEN, Form W-9 (or successor forms) or the holder's certification of nonforeign status signed under penalties of perjury.

         Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the trust's income. Each foreign holder must obtain a taxpayer identification number from the Internal Revenue Service and submit that number to the trust on Form W-8BEN (or successor form) in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the Internal Revenue Service a claim for refund with respect to taxes withheld by the trust, taking the position that no taxes were due because the trust was not engaged in a U.S. trade or business (although no assurance can be given as to the prospects for success of the refund claim). However, even if such a position is successful, interest payments made (or accrued) to a certificateholder who is a foreign person may be

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considered to be guaranteed payments, to the extent such payments are determined without regard to the income of the trust. It is unclear whether the Internal Revenue Service would agree with that characterization. If these interest payments are properly characterized as guaranteed payments, then the interest will not constitute "PORTFOLIO INTEREST." As a result, certificateholders would be subject to 30% U.S. withholding tax, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments.

GRANTOR TRUSTS

         This summary of material federal income tax consequences with respect to the issuance of certificates by a grantor trust is divided into two parts. The first part describes characterization of the trust as a grantor trust. The second part describes taxation of an investor in certificates issued by a grantor trust.

         TAX CHARACTERIZATION OF GRANTOR TRUSTS

         Winston & Strawn, as federal tax counsel, is of the opinion that if the prospectus supplement specifies that the trust will be treated as a grantor trust, it will be classified for federal income tax purposes as a grantor trust and not as an association (or a publicly traded partnership) taxable as a corporation and therefore its income will not be subject to the federal income tax imposed by Subtitle A of the Code. Winston & Strawn is further of the opinion that, subject to the discussion below under "--STRIPPED BONDS AND STRIPPED COUPONS", each certificateholder will be treated for federal income tax purposes as the owner of a pro rata undivided interest in the income and assets of the trust. This opinion is based on the assumption that the terms of the pooling and servicing agreement, the certificates and the related documents will be substantially in the form as filed with this prospectus and will be complied with.

         For federal income tax purposes, the trust will be deemed to have acquired the following assets: (1) the principal of each contract, plus a portion of the interest due on each contract (the "TRUST STRIPPED BONDS"); (2) the portion of the interest due on each contract not allocable to the Trust Stripped Bonds or retained by the depositor (the "TRUST STRIPPED COUPONS"); (3) the right to receive any yield supplement deposits; (4) the proceeds of certain debt cancellation agreements and insurance policies on the financed assets; (5) rights under the trust agreement and (6) rights under the security agreement in favor of the trust securing the depositor's obligation to purchase subsequent contracts and deliver them to the trust. Although a grantor trust may have certain rights with respect to a reserve fund, pre-funding account or interest reserve account, such accounts would not be assets of the trust.

         It is possible, for federal income tax purposes, that the grantor trust may be viewed as owning a single debt obligation having a principal amount equal to the total stated principal amount of the entire pool of contracts and an interest rate equal to the pass-through rate. Accordingly, the owners of certificates would be viewed as owning an undivided interest in that single debt obligation. In that case, the tax consequences to the certificate owners would be the same as owners of notes owned by a trust structured as an owner trust described above under the heading "--OWNER TRUSTS--TAX TREATMENT OF INVESTORS IN NOTES."

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         The remainder of the discussion in this prospectus assumes that a grantor trust certificateholder will be treated as owning an interest in each contract, a portion of the interest payable on each contract, any right to receive yield supplement deposits, and any other assets of the trust. However, for administrative convenience, the servicer will report information to investors and to the Internal Revenue Service on an aggregate basis (as though all of the contracts and the rights to payments under the yield supplement agreement were a single obligation). The amount and, in some instances, character, of the income reported to a grantor trust certificateholder may differ under this method for a particular period from that which would be reported if income were reported on a precise asset-by-asset basis.

         TAX TREATMENT OF INVESTORS

         CHARACTERIZATION OF INVESTMENT. As mentioned above, Winston & Strawn is of the opinion that each grantor trust certificateholder will be treated as the owner of a pro rata undivided interest in each of the contracts in the trust, any right to receive yield supplement deposits, and any other trust property. Any amounts received by a grantor trust certificateholder in lieu of amounts due with respect to any contract because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

         In each case where the interest rate on a contract exceeds the sum of the certificate pass-through rate plus the servicing fee rate, for federal income tax purposes, the depositor will be treated as having retained a fixed portion of the interest due on the contract equal to the difference between (1) the interest rate on each contract and (2) the sum of the pass-through rate and the servicing fee rate. The depositor's retained yield with respect to the contracts will be treated as "STRIPPED COUPONS" within the meaning of Section 1286 of the Code and the contracts will be treated as "STRIPPED BONDS." See "--STRIPPED BONDS AND STRIPPED COUPONS" below.

         Each grantor trust certificateholder will be required to report on its federal income tax return in accordance with that certificateholder's method of accounting its pro rata share of the entire income from the contracts in the trust represented by certificates, including interest, original issue discount, prepayment fees, assumption fees, any gain recognized upon an assumption, late payment charges received by the servicer and any gain recognized upon collection or disposition of the contracts (but not including any portion of the depositor's retained yield). A grantor trust certificateholder will also be required to report under its usual method of accounting any payments received under any yield supplement agreement to the extent that these payments are treated as income. Each grantor trust certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption, and late payment charges retained by the servicer, provided that those amounts are reasonable compensation for services rendered to the trust. Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent those expenses exceed two percent of its adjusted gross income. Grantor trust certificateholders who are individuals may be subject to additional deduction limitations based on adjusted gross income.

         A grantor trust certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the servicer. A grantor trust certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid, whichever is earlier. Because (1) interest accrues on the contracts over differing monthly periods and is paid in arrears and (2) interest collected on a

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contract generally is paid to certificateholders in the following month, the amount of interest accruing to a grantor trust certificateholder during any calendar month will not equal the interest distributed in that month.

         PURCHASE PRICE ALLOCATION. A certificateholder must allocate the cost of its certificates among its allocable share of each of the separate assets of the trust, in accordance with the proportion of the relative fair market values of the assets as of the date the holder acquired its certificate, in order to determine its initial tax basis for its pro rata portion of each asset held by the trust. For this purpose, a certificateholder may treat the trust's rights in the security interests, the individual insurance contracts, the debt cancellation agreements, and other rights the trust may have which provide credit enhancement as part of the contracts such that no separate allocation of the certificate cost and determination of basis must be made to these rights.

         In addition to the contracts however, the purchase price for certificates should be allocated to the grantor trust certificateholder's undivided interest in accrued but unpaid interest, amounts collected at the time of purchase but not distributed, and, perhaps, rights to receive yield supplement deposits. As a result, the portion of the purchase price allocable to the grantor trust certificateholder's undivided interest in the contracts may be decreased. The allocation of purchase price among the assets is important for purposes of determining the amount of gain or loss recognized by a certificateholder when the trust disposes of a contract and for calculating discount or premium with respect to the contracts, all as discussed below.

         STRIPPED BONDS AND STRIPPED COUPONS. Although the tax treatment of stripped bonds is not entirely clear, based on guidance from the Internal Revenue Service, each purchaser of a grantor trust certificate will be treated as the purchaser of a stripped bond and coupon, to the extent that the contracts consist of contracts having an interest rate in excess of the sum of the pass-through rate plus the servicing fee rate. The stripped bond generally should be treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, under applicable Treasury Regulations, if the discount on a stripped bond is larger than a DE MINIMIS amount (one-fourth of one percent, or 0.25%, of the bond's principal amount or other stated redemption price at maturity multiplied by the number of full years included in determining the weighted average maturity of the bonds) that stripped bond will be considered to have been issued with original issue discount. See "--OWNER TRUSTS--TAX TREATMENT OF INVESTORS IN NOTES--PURCHASE AT A DISCOUNT." Although the matter is not entirely clear, each certificateholder's share of the interest income on the contracts at the sum of the pass-through rate and the fee servicing rate will be treated as "QUALIFIED STATED INTEREST." The trustee will treat each holder's share of the interest income in this manner for tax information reporting purposes. As a result, the amount of original issue discount for each certificateholder will equal the amount, if any, by which the portion of the certificate purchase price allocable to the contracts is less than the remaining principal balance of those contracts.

         Generally, a certificateholder that acquires an undivided interest in contracts constituting stripped bonds that have original issue discount (referred to in this discussion as "stripped contracts") must include in gross income the sum of the "DAILY PORTIONS" of the original issue discount for each day on which it owns a certificate, including the date of purchase but excluding the date of disposition. In the case of an original grantor trust certificateholder, the daily portions of original issue discount with respect to the stripped contracts generally would be determined as follows. A calculation will be made of the portion of original issue discount that accrues on those contracts during each successive monthly accrual period (or

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shorter period in respect of the date of original issue or the final payment date). This will be done, in the case of each full monthly accrual period, by adding (1) the present value of all remaining payments to be received on the stripped contracts under the prepayment assumption used in respect of the contracts and (2) any payments received during that accrual period, and subtracting from that total the "ADJUSTED ISSUE PRICE" of the stripped contracts at the beginning of that accrual period. The adjusted issue price of the stripped contracts at the beginning of the first accrual period is the amount of the purchase price paid by the certificateholder for the certificate that is allocable to those contracts. The adjusted issue price of the stripped contracts at the beginning of a subsequent accrual period is the adjusted issue price at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment on the stripped contracts (other than qualified stated interest) made at the end of or during that accrual period. The original issue discount accruing during that accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to a reasonable method, provided that the method is consistent with the method used to determine the yield to maturity of the stripped contracts.

         For purposes of calculating the daily portion of original issue discount to be accrued as income, the method of determining yield to maturity is not clear, and in particular it is not clear whether prepayments on the underlying contracts should be taken into account in determining such yield. The method of calculating the accrual of original issue discount as described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in any given accrual period to reflect the fact that prepayments are occurring at a faster or slower rate than the prepayment assumption used in respect of the stripped contracts. Subsequent purchasers that purchase interests in stripped contracts at more than a DE MINIMIS discount should consult their tax advisors with respect to the proper method to accrue that original issue discount.

         PREMIUM. A certificateholder that acquires an interest in contracts at a premium over the stated redemption price at maturity of the contracts may elect to amortize that premium under a constant interest method. A premium would occur if the purchase price for a certificate exceeded the holder's proportionate share of the remaining payments due on the contracts. Amortizable premium will be treated as an offset to interest income recognized by the holder on its grantor trust certificate. However, the holder's tax basis for the grantor trust certificate will be reduced to the extent that amortizable premium is claimed as a deduction to offset interest payments. A certificateholder that makes this election for a grantor trust certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder holds during the year of the election or thereafter.

         It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable as a deduction. If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a certificate acquired at a premium should recognize a loss if a contract is prepaid in full, equal to the difference between the portion of the prepaid principal amount of that contract that is allocable to the grantor trust certificate and the portion of the adjusted basis of the certificate that is allocable to that contract. On the other hand, if a reasonable prepayment assumption is used in calculating the amount of amortizable premium, it appears that a loss would be available, if at all, only if prepayments occur at a rate faster than the reasonable assumed prepayment rate.

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It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         YIELD SUPPLEMENT DEPOSITS. A grantor trust may, under certain circumstances, receive yield supplement deposits to augment the cash flows from interest income on the contracts. It is possible that the right to receive payments under a yield supplement agreement will be treated as a separate asset purchased by each grantor trust certificateholder. Accordingly, as previously discussed (see "--PURCHASE PRICE ALLOCATION") a portion of each grantor trust certificateholder's purchase price or other tax basis in the certificate may have to be allocated to the right to receive payments of yield supplement deposits based on the fair market value of that right.

         However, the sum of the income and deductions properly reportable by a certificateholder in any taxable year in which the trust receives yield supplement deposits may not equal the amounts that would be reportable if a grantor trust certificateholder, instead of holding its undivided interest in the contracts and the yield supplement deposits, held either (1) a debt instrument bearing interest at the applicable pass-through rate or (2) an interest in a trust holding contracts each of which paid interest at a rate at least equal to the sum of the pass-through rate plus the servicing fee rate.

         The right to receive yield supplement deposits may be treated as a loan made by a certificateholder to the depositor in an amount equal to the present value, discounted at a rate equal to the sum of the applicable pass-through rate and the servicing fee rate, of the projected yield supplement deposits. In that event, a portion of the yield supplement deposits generally representing a yield on such discounted value should be treated as interest includible in income as accrued or received, and the remainder should be treated as a return of the principal amount of the deemed loan. Alternatively, it is possible that the entire amount of each yield supplement deposit should be included in income as accrued or received, in which event a certificateholder should also be entitled to amortize the portion of its certificate purchase price allocable to its right to receive yield supplement deposits.

         The method of calculating that amortization is unclear, and could result in the inclusion of greater amounts of income than a certificateholder's actual yield on a contract. In addition, to the extent that the amounts payable pursuant to a yield supplement agreement decline during any period by reason of prepayments on the contracts, it is possible that the Internal Revenue Service might contend that none of the above methods is appropriate, and that income with respect to the yield supplement deposits should be reported by a certificateholder in some other manner. It is suggested that grantor trust certificateholders consult their tax advisors regarding the appropriate method of accounting for income attributable to yield supplement deposits.

         MARKET DISCOUNT. Generally, all discount on an interest in stripped contracts will be treated as original issue discount under the stripped bond rules of the Code, and the rules relating to market discount on bonds will not apply. However, if the difference between the interest rate on the contracts and the pass-through rate on the certificates were determined to constitute reasonable compensation for services rendered to the trust, then the stripped bond rules described above should not apply. In that event, a certificateholder will be subject to the market discount rules to the extent that its undivided interest in a contract is considered to have been purchased at a "MARKET DISCOUNT." Generally, the amount of market discount is equal to the excess of the portion of the principal amount of a contract allocable to a holder over that holder's tax basis (I.E., the portion of the certificate purchase price allocable to that contract). At the present time there is no express authority for determining whether market discount exists by reference

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to the entire pool of contracts rather than on a contract-by-contract basis.
Market discount with respect to a contract will be considered to be zero if the amount allocable to the contract is less than one-fourth of one percent (0.25%) of the stated redemption price at maturity of the contracts multiplied by the weighted average maturity remaining after the date of purchase.

         Any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount instrument is required to be treated as ordinary income up to the amount of the accrued market discount at that time. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount debt instrument is reduced by the amount so treated as ordinary income. Market discount will generally be considered to accrue ratably, unless a certificateholder elects to accrue on a constant interest method. In addition, special rules may apply to the determination of the accrual of market discount where the principal of an instrument is payable in more than one installment.

         A holder who acquired a grantor trust certificate at a market discount may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry that certificate. For these purposes, the DE MINIMIS rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. A holder may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply. A holder's election to include market discount in income currently, once made, applies to all market discount obligations acquired by the holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service.

         Because Treasury Regulations implementing the market discount rules have not yet been issued, it is suggested that investors consult their own tax advisors regarding the application of these rules and the advisability of making the election to accrue market discount.

         ELECTION TO TREAT ALL INTEREST AS ORIGINAL ISSUE DISCOUNT. The original issue discount regulations permit a certificateholder to elect to accrue all interest and discount (including DE MINIMIS discount), offset by any premium, in income as interest based on a constant-yield method. If that election were to be made with respect to a grantor trust certificate with market discount, the grantor trust certificateholder would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that the certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a certificate that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant-yield method with respect to a grantor trust certificate is irrevocable except with the approval of the Internal Revenue Service.

         SALE OR EXCHANGE OF A CERTIFICATE. Sale or exchange of a grantor trust certificate prior to its maturity will result in the recognition by the owner of gain or loss equal to the difference, if any, between the amount received and the owner's adjusted basis in the certificate. The adjusted basis generally will equal the seller's purchase price for the certificate, increased by any accrued market discount or original issue discount previously included in the seller's gross income with respect to the certificate and reduced

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by the amount of any previously amortized premium and by the amount of any payments on the certificate, other than payments of qualified stated interest, previously received by the seller. That gain or loss will be capital gain or loss to an owner for which a grantor trust certificate is a "CAPITAL ASSET" and will be long-term or short-term depending on whether the certificate has been owned for the long-term capital gain holding period (currently more than one year).

         FOREIGN CERTIFICATEHOLDERS. Interest or discount income attributable to contracts which is received by a foreign certificateholder will generally not be subject to the normal 30% withholding tax imposed with respect to such payments, provided that (1) the foreign certificateholder does not actively or constructively own 10% or more of the voting equity of the depositor, (2) the foreign certificateholder is not a controlled foreign corporation within the meaning of the Code to which the depositor is a related person for U.S. federal income tax purposes, (3) the foreign certificateholder is not a bank to whom the certificates would constitute an extension of credit pursuant to a loan agreement entered into in the ordinary course of its trade or business and (4) the foreign holder fulfills certain certification requirements. Under those requirements, the holder must certify, under penalties of perjury, that it is not a "UNITED STATES PERSON" and provide its name and address on Form W-8BEN (or successor form). For this purpose, United States person generally means (a) a citizen or resident of the United States, (b) a corporation, partnership or other business entity treated as such created or organized in or under the laws of the United States, any state or political subdivision thereof or the District of Columbia, (c) an estate the income of which is subject to United States federal income taxation regardless of its source, (d) a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (e) a trust that has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person. Gain realized upon the sale of a certificate by a foreign certificateholder generally will not be subject to United States withholding tax. If, however, such interest or gain is effectively connected to the conduct of a trade or business within the United States by such foreign certificateholder (or in the case of gain if the certificateholder is an individual who is present in the United States for a total of 183 days or more during the taxable year in which such gain is realized), such holder will be subject to United States federal income tax thereon at the regular rates and, in addition, an investor that is a foreign corporation may be subject to a branch profits tax equal to 30% (or lower applicable treaty rate) of its "effectively connected earnings and profits" within the meaning of the Code for the taxable year, as adjusted for certain items.

         It is not entirely clear whether amounts received by a foreign certificateholder that are attributable to payments of yield supplement deposits received pursuant to any yield supplement agreement would not be subject to withholding tax. Potential investors who are not United States persons should consult their own tax advisors regarding the specific tax consequences to them of owning a certificate issued by a grantor trust.

         INFORMATION REPORTING AND BACKUP WITHHOLDING. The servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a grantor trust certificateholder at any time during the year, the information that is deemed necessary or desirable to assist certificateholders in preparing their federal income tax returns, or to enable holders to make that information available to beneficial owners or financial intermediaries that hold grantor trust certificates as nominees on behalf of beneficial owners. If a non-exempt holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a non-exempt beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that that person has

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not reported all interest and dividend income required to be shown on its federal income tax return, 30% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax liability provided the required information is furnished to the Internal Revenue Service.

FASITS

         GENERAL DESCRIPTION OF FASIT

         Pursuant to legislation enacted by Congress in 1996, a new type of entity was created called a "financial asset securitization investment trust," or FASIT. On February 7, 2000, the Internal Revenue Service released proposed regulations regarding FASITs. As stated previously in this section of the prospectus under the caption "GENERAL", the discussion with respect to FASITs is based upon existing law, including the proposed FASIT regulations, all of which are subject to change, possibly with retroactive effect.

         Treatment of a trust as a FASIT is elective. The FASIT election will be made by attaching a statement to the income tax return for the owner of the "OWNERSHIP INTEREST" in the FASIT (as that interest is described below) for the taxable year that includes the startup day of the FASIT. The owner of the ownership interest may be the depositor or it may be an independent third party. There is no prescribed form for the statement electing FASIT status. If, as is likely to be the case, an entity is formed to be the FASIT, the election statement must be signed by the person who would be responsible for signing the entity's tax return in the absence of FASIT treatment. On the other hand, if instead of a separate entity the FASIT election is only to apply to a segregated pool of assets, the election statement must be signed by each person who is the owner, for federal income tax purposes, of assets in the pool immediately before the startup day of the FASIT.

         If a FASIT election is made for a trust, the accompanying prospectus supplement will so indicate. For each trust as to which one or more FASIT elections are made, Winston & Strawn, as federal tax counsel, is of the opinion that the trust, or one or more segregated pools of trust assets, will be treated as a FASIT, and therefore its income will not be subject to the federal income tax imposed by Subtitle A of the Code, assuming that there is (1) compliance with the terms of the pooling agreement (or similar governing documents pertaining to the acquisition of assets by the trust) and (2) compliance with any changes in the federal income tax laws pertaining to FASITs, including applicable provisions of the Code, the proposed FASIT regulations or other treasury regulations, or any judicial or administrative interpretations of the Code or regulations. The opinion is also based on the assumptions that the pooling agreement (or similar governing documents) will require that substantially all of the trust assets consist only of "PERMITTED ASSETS", as described below and also will contain certain other restrictions necessary for the trust to be and continue to qualify as a FASIT. Based upon those assumptions, Winston & Strawn is of the opinion that each trust, or one or more segregated pools of trust assets, for which a FASIT election is made is organized, operated and will continue to operate in a manner so as to qualify for FASIT status. Winston & Strawn in further of the opinion that the regular interests issued by each trust, or one or more segregated pools of trust assets, so qualifying for FASIT status will be treated as debt for federal income tax purposes.

         Although the Internal Revenue Service published regulations in proposed form with respect to FASITs, the regulations are only in proposed form and do not attempt to deal with all aspects of FASIT

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taxation. Accordingly, definitive statements cannot be made with respect to many aspects of the tax treatment of FASITs and the holders of certificates issued by FASITs. Investors should also note that the following FASIT discussion constitutes only a summary of the United States federal income tax consequences to FASIT certificateholders. With respect to each series of FASIT certificates, the related prospectus supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

         FASIT REQUIREMENTS

         A trust fund can qualify to elect FASIT status if it is not a "REGULATED INVESTMENT COMPANY" as described in Section 851(a) of the Code, it issues only "REGULAR INTERESTS" and one "OWNERSHIP INTEREST" (as described below), and substantially all of its assets are "permitted assets." For this purpose, permitted assets include (1) cash and cash equivalents, (2) any debt instrument that provides for interest payments which (A) are payable based on a fixed rate or certain variable rates, or (B) consist of a specified portion of the interest payments on the trust assets, which portion does not vary during the period such interest is outstanding, (3) foreclosure property, (4) certain hedging instruments (I.E., swap contracts, futures contracts, and guarantee arrangements) intended to hedge against the risks associated with being the obligor on FASIT regular interests, (5) contract rights to acquire debt instruments described in (2) above or hedges described in (4) above, and (6) any regular interest in a real estate mortgage investment conduit, or REMIC, or in another FASIT. The term "permitted asset" does not, however, include any debt instrument issued by the holder of the ownership interest or any person related to such holder.

         In order for substantially all of a FASIT's assets to consist of permitted assets, the aggregate adjusted basis of assets held by the FASIT which are not permitted assets must be less than 1% of the aggregate adjusted basis of all of the FASIT's assets. The pooling agreement (or similar governing documents) for each FASIT will require that substantially all of the FASIT's assets consist of permitted assets at all times. However, there is the possibility that changes in the assets owned by the FASIT could adversely affect the ability of the FASIT to comply with the permitted asset requirement. Failure of the FASIT to comply with this requirement could cause it to lose FASIT status, however, certain mitigation provisions exist which may be available.

         The Code does not provide comprehensive rules describing the consequences of a cessation of FASIT status. Under the proposed regulations the owner of the FASIT ownership interest would be deemed to dispose of all of the FASIT's assets in a "PROHIBITED TRANSACTION" and any gain would be subject to the prohibited transactions tax. The regular interests will be deemed satisfied for an amount which could generate cancellation of indebtedness income for the owner of the FASIT ownership interest. The FASIT which ceased to so qualify would, under the proposed rules, no longer be treated as a FASIT and would be prohibited from making a new FASIT election without the approval of the Internal Revenue Service. The trust would then be classified under general tax principles. In that event, the trust could be treated as an association or other entity subject to an entity level tax. Under the proposed rules, the regular interests owned by investors would be deemed to be exchanged for interests in the reclassified entity, which exchange could result in the recognition of gain by those investors. No loss may be recognized on the exchange. Any of the foregoing could adversely affect investors.

         TAX TREATMENT OF INVESTORS


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          FASIT interests will be classified as either FASIT regular interests, as to which Winston & Strawn is of the opinion that they will be treated as debt for federal income tax purposes, or a FASIT ownership interest, which is not treated as debt for such purposes, but rather represents the residual equity interest in a FASIT. The tax treatment of each type of interest is discussed briefly below.

          REGULAR INTERESTS. The terms of a FASIT regular interest generally must satisfy the following requirements: (1) a stated maturity of no greater than 30 years, (2) a specified principal amount, (3) the issue price of the interest does not exceed 125% of its stated principal amount, (4) the yield to maturity of the interest is less than the applicable federal rate published by the Internal Revenue Service for the month of issue plus five percentage points, and (5) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) certain permissible variable rates with respect to such principal amount. Regular interests which do not meet certain of those requirements, referred to as "HIGH-YIELD INTERESTS," may be issued by a FASIT but are permitted to be held by only certain types of investors such as domestic "C" corporations and other FASITs. Certain other limitations also apply to high-yield interests, such as limits on the amount of FASIT interest income able to be offset by non-FASIT losses and deductions otherwise available to the owner of the interest.

          FASIT regular interests generally will be subject to the same federal income tax treatment as applies to debt instruments generally. See "--OWNER TRUSTS--TAX TREATMENT OF INVESTORS IN NOTES" in this prospectus. One significant difference, however, is that the holder of a FASIT regular interest must report income from its interest under the accrual method of accounting, even if it otherwise uses the cash receipts and disbursement method. The sale or other disposition of a FASIT regular interest generally will be subject to the same rules as apply to debt instruments generally.

          OWNERSHIP INTEREST. One interest issued by a trust electing to be treated as a FASIT will be designated as the sole ownership interest in the FASIT. The ownership interest need not have any particular economic characteristics. However, the ownership interest must be held directly at all times by an "ELIGIBLE CORPORATION" which includes a domestic "C" corporation that is subject to tax and is not a pass-through entity for tax purposes such as a regulated investment company, real estate investment trust, real estate mortgage investment conduit, or cooperative.

          Because the ownership interest represents the residual equity interest in a FASIT, the holder of a FASIT ownership interest determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss and credit of the related FASIT. In general the character of the income to the holder of a FASIT ownership interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT ownership interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT ownership interest must use a constant-yield methodology and an accrual method of accounting and generally will be subject to the same rules of taxation for original issue discount, market discount, and amortizable premium as apply to debt instruments generally. See "--OWNER TRUSTS--TAX TREATMENT OF INVESTORS IN NOTES--PURCHASE AT A DISCOUNT" and "--PURCHASE AT A PREMIUM" in this prospectus. In addition, a holder of a FASIT ownership interest is subject to the same limitations on its ability to use non-FASIT losses and deductions to offset income from the FASIT ownership interest as are holders of FASIT high-yield regular interests.


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          Losses on dispositions of a FASIT ownership interest generally will be disallowed as a deduction if within six months before or after the disposition, the seller of the interest acquires any other FASIT ownership interest.

                              ERISA CONSIDERATIONS

          Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code prohibit a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and some types of Keogh Plans (each a "Benefit Plan"), from engaging in transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to that Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and some church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements nor to Section 4975 of the Code. However, governmental plans may be subject to state or local laws that impose similar requirements. In addition, governmental plans and church plans that are "qualified" under Section 401(a) of the Code are subject to restrictions with respect to prohibited transactions under Section 503(a)(1)(B) of the Code, the sanction for violation being loss of "qualified" status.

          Certain exemptions from the prohibited transaction rules could be applicable to the purchase and holding of securities by a Benefit Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the securities. Potentially available exemptions would include, without limitation, Prohibited Transaction Class Exemption ("PTCE") 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a "qualified professional asset manager"; and PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an "in-house asset manager." Insurance company general accounts should also discuss with their legal counsel the availability of exemptive relief under
Section 401(c) of ERISA. A purchaser of securities should be aware, however, that even if the conditions specified in one or more exemptions are met, the scope of the relief provided by the applicable exemption or exemptions might not cover all acts that might be construed as prohibited transactions.

          ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that such a Benefit Plan's investments be made in accordance with the documents governing the Benefit Plan. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of such Benefit Plan. Benefit Plan fiduciaries must determine whether the acquisition and holding of securities and the operations of the trust would result in prohibited transactions if Benefit Plans that purchase the securities were deemed to own an interest in the underlying assets of the trust under the rules discussed below. There may also be an improper delegation of the responsibility to manage Benefit Plan assets if Benefit Plans that purchase the securities are deemed to own an interest in the underlying assets of the trust.

          Some transactions involving a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased notes or certificates if assets of the trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States


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Department of Labor (the "Plan Assets Regulation"), the assets of a trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment in this context of notes and certificates of a given series will be discussed in your prospectus supplement. However, it is anticipated that the certificates will be considered equity interests in the trust for purposes of the Plan Assets Regulation, and that the assets of the trust may therefore constitute plan assets if certificates are acquired by Benefit Plans. In such event, the fiduciary and prohibited transaction restrictions of ERISA and section 4975 of the Code would apply to transactions involving the assets of the trust. As a result, except in the case of certificates with respect to which the Exemption is available (as described below), certificates generally shall not be transferred and the trustee shall not register any proposed transfer of certificates unless it receives (i) a representation substantially to the effect that the proposed transferee is not a Benefit Plan and is not acquiring the certificates on behalf of or with the assets of a Benefit Plan (including assets that may be held in an insurance company's separate or general accounts where assets in such accounts may be deemed "plan assets" for purposes of ERISA), or
(ii) an opinion of counsel in form and substance satisfactory to the trustee and the depositor that the purchase or holding of the certificates by or on behalf of a Benefit Plan will not constitute a prohibited transaction, will not result in the assets of the trust being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code or any similar law or and will not subject any trustee, the certificate administrator or the depositor to any obligation in addition to those undertaken in the trust agreement.

          CERTIFICATES ISSUED BY TRUSTS

          Unless otherwise specified in your prospectus supplement, the following discussion applies only to certificates with investment-grade ratings issued by a trust.

          The U.S. Department of Labor (the "DOL") has granted to the lead underwriter named in your prospectus supplement an exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Benefit Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include fully-secured motor vehicle installment sales contracts and promissory notes and security agreements like those contained in the trust. The Exemption may apply to the acquisition, holding and resale of the certificates by a Benefit Plan, provided that certain conditions (certain of which are described below) are met.

          Among the conditions which must be satisfied for the Exemption to apply to the certificates are the following:

               (1) The acquisition of the certificates by a Benefit Plan is on terms (including the price for the certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's length transaction with an unrelated party;

               (2) The certificates acquired by the Benefit Plan have received a rating at the time of such acquisition that is in one of the four highest generic rating categories from Standard & Poor's


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          Rating Services, a division of The McGraw-Hill Companies, Inc.,
          Moody's Investors Service, Inc. or Fitch, Inc.;

               (3) The trustee is not an affiliate of any other member of the Restricted Group (as defined below);

               (4) The sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the seller pursuant to the sale of the receivables to the trust represents not more than the fair market value of such receivables; and the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for that servicer's services under the sale and servicing agreement or pooling and servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith; and

               (5) The Benefit Plan investing in certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

          On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption, which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans or other secured receivables supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within a 90-day or three-month period following the closing date, instead of requiring that all such receivables be either identified or transferred on or before the closing date. The relief is available when the pre-funding account satisfies certain conditions.

          The Exemption would also provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the fiduciary (or its affiliate) is an obligor on receivables held in the trust only if, among other requirements, (i) in the case of the acquisition of certificates in connection with the initial issuance, at least fifty (50) percent of each class of certificates in which Benefit Plans invest and at least fifty (50) percent of the aggregate interest in the trust are acquired by persons independent of the Restricted Group (as defined below), (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust, (iii) the Benefit Plan's investment in certificates of any class does not exceed twenty-five (25) percent of all of the certificates of that class outstanding at the time of the acquisition, and (iv) immediately after the acquisition, no more than twenty-five (25) percent of the assets of any Benefit Plan with respect to which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. This relief is available to fiduciaries of Benefit Plans sponsored by the seller, any underwriter, the trustee, any servicer, any obligor with respect to receivables included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, any counterparty to an eligible swap agreement included in the trust, or any affiliate of, such parties (the "Restricted Group").

          Your prospectus supplement for each series of securities will indicate the classes of securities, if any, offered thereby to which it is expected that the Exemption will apply.


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          Due to the complexities of the "prohibited transaction" rules and the penalties imposed upon persons involved in prohibited transactions, it is important that the fiduciary of any Benefit Plan considering the purchase of securities consult with its tax and/or legal advisors regarding whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                            RATINGS OF THE SECURITIES

          No trust will sell securities under this prospectus unless one or more nationally recognized statistical rating organizations rate the offered securities in one of the four highest rating categories. Any rating that is made may be lowered or withdrawn by the assigning rating agency at any time if, in its judgment, circumstances so warrant. If a rating or ratings of securities is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the securities so qualified, reduced or withdrawn.

          The ratings of the securities should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities, inasmuch as a rating does not comment as to market price or suitability for a particular investor. The ratings of the securities do not address the likelihood of payment of principal on any class of securities prior to the stated maturity date of the securities, or the possibility of the imposition of United States withholding tax with respect to non-United States persons.

                              PLAN OF DISTRIBUTION

          Each trust may sell securities to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell securities directly to other purchasers or through agents. The depositor intends to offer the securities through these various methods from time to time.

          The seller, the depositor and certain of its affiliates may agree to indemnify the underwriters and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwritten may be required to make.

          Funds in cash collateral accounts and the trust accounts may, from time to time, be invested in certain investments acquired from the underwriters.

                                  LEGAL MATTERS

          Winston & Strawn, Chicago, Illinois, will provide a legal opinion relating to the securities in its capacity as special counsel to the trust, the depositor, the seller and the servicer. In addition, certain United States federal income tax matters will be passed upon for the related trust by Winston & Strawn. Other legal matters for the underwriters will be passed upon by counsel to the underwriters.

                       WHERE YOU CAN FIND MORE INFORMATION

          Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy the reports, proxy statements and other information at the following regional offices of the Securities and Exchange Commission:


          Northeast Regional Office           Midwest Regional Office
          The Woolworth Building              175 W. Jackson Blvd.
          233 Broadway                        Suite 900
          New York, NY  10279                 Chicago, IL  60604

          Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the public reference rooms or visit Securities and Exchange Commission's web site at http://www.sec.gov to access available filings.

          The Securities and Exchange Commission allows offerors of securities to incorporate by reference some of the information they file with it. This means that offerors can disclose important information to you by referring you to those documents. Documents incorporated by reference will be filed under the depositor's name. The information that the depositor incorporates by reference is considered to be part of this prospectus, and later information that the depositor files with the Securities and Exchange Commission will automatically update and supersede this information.

          All documents filed by the depositor, on behalf of a respective trust, under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the securities will be incorporated by reference into this prospectus.

          If you are a beneficial owner of the securities to whom a prospectus has been delivered, the depositor will, on request, send you a copy of the information that has been incorporated by reference in this prospectus. The depositor will provide this information at no cost to you. Please address requests to the depositor: c/o Harley-Davidson Credit Corp., 150 South Wacker Drive, Chicago, Illinois 60606.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.



                 SEC Registration Fee                            $460,000
                 Printing and Engraving Expenses                 $ 50,000
                 Trustee's Fees and Expenses                     $ 12,500
                 Legal Fees and Expenses                         $150,000
                 Blue Sky Fees and Expenses                      $ 10,000
                 Accountants' Fees and Expenses                  $ 30,000
                 Rating Agency Fees                              $ 30,000
                 Miscellaneous Fees                              $ 50,000
                                                                  -------
                 Total                                           $792,500
                                                                 ========

---------------------------
* All amounts except the SEC Registration Fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of the securities in an aggregate principal amount assumed for these purposes to be equal to $5,022,000,000 of securities registered hereby.


Item 15.  Indemnification of Directors and Officers

The Nevada General Corporation Law gives Nevada corporations broad powers to indemnify their present and former directors and officers and those affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes said corporation to buy director's and officers' liability insurance. The registrant's articles of incorporation authorize the registrant to indemnify its officers and directors to the maximum extent permitted by the Nevada General Corporation Law; provided that any indemnification payments are limited to the extent of funds actually received by the registrant in excess of funds necessary to pay in full all outstanding securities rated by a nationally recognized rating agency. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

The registrant has also purchased liability policies which indemnify the registrant's officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

Pursuant to agreements which the registrant may enter into with underwriters or agents (forms of which will be included as exhibits to this registration statement), officers and directors of the registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information which has been or will be furnished to the registrant by such underwriters or agents that appears in the registration statement or any prospectus.

Item 16.  Exhibits



              Exhibits
              --------
1.1       Form of Underwriting Agreement for the Notes and Certificates. Filed
          as Exhibit 1.1 to the Registration Statement No. 333-37550 and
          incorporated herein by reference.
3.1       Articles of Incorporation of the depositor. Filed as Exhibit 3.1 to the Registration Statement No. 333-37550 and incorporated herein by reference.
3.2       Bylaws of the depositor. Filed as Exhibit 3.2 to the Registration
          Statement No. 333-37550 and incorporated herein by reference.
4.1       Form of Trust Agreement between the depositor and the trustee
          (including form of certificate). Filed as Exhibit 4.1 to the
          Registration Statement No. 333-37550 and incorporated herein by reference.
4.2       Form of Indenture between the trust and the indenture trustee
          (including form of notes). Filed as Exhibit 4.2 to the Registration
          Statement No. 333-37550 and incorporated herein by reference.
5.1       Opinion of Winston & Strawn with respect to legality.*
8.1       Opinion of Winston & Strawn with respect to tax matters.*
10.1      Form of Transfer and Sale Agreement between the seller and the depositor. Filed as Exhibit 10.1 to the Registration Statement No.
          333-37550 and incorporated herein by reference.
10.2      Form of Sale and Servicing Agreement among the trust, the depositor, the servicer and the indenture trustee. Filed as Exhibit 10.2 to the
          Registration Statement No. 333-37550 and incorporated herein by reference.
10.3      Form of Pooling and Servicing Agreement among the depositor, the servicer and the trustee. Filed as Exhibit 10.3 to the Registration
          Statement No. 333-37550 and incorporated herein by reference.
10.4      Form of Administration Agreement between the trust, the administrator, the depositor and the indenture trustee. Filed as Exhibit 10.4 to the
          Registration Statement No. 333-37550 and incorporated herein by reference.
23.1      Consent of Winston & Strawn (included as part of Exhibit 5.1).*
23.2      Consent of Winston & Strawn (included as part of Exhibit 8.1).*
24.1      Powers of Attorney   (included on signature page).
25.1      Statement of Eligibility and Qualification under the Trust Indenture
          Act of 1939 of indenture trustee**
99.1      Agreement to Deposit Contracts the depositor and the trustee. Filed as
          Exhibit 99.1 to the Registration Statement No. 333-37550 and
          incorporated herein by reference.
99.2      Security Agreement between the depositor and the trustee. Filed as
          Exhibit 99.2 to the Registration Statement No. 333-37550 and
          incorporated herein by reference.

-------------------------------

*  PREVIOUSLY FILED.

** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.


Item 17.  Undertakings

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; or

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offer therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

          That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h)
under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

          That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, has reasonable grounds to believe that the security rating requirement set forth in the section captioned "RATINGS OF SECURITIES" will be met by the time of sale of the securities and has duly caused this Pre-Effective Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on January 10, 2003.

                              Harley-Davidson Customer Funding Corp.

                              By: /s/ Donna F. Zarcone
                                  --------------------
                              Name:  Donna F. Zarcone
                              Title: President


          Know all men by these presents, that each person whose signature appears below constitutes and appoints Perry A. Glassgow and Lawrence G. Hund and each of them, as his true and lawful attorney-in-fact and agent, with full powers of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 (and all post-effective amendments thereto), and to file the same, with all exhibits thereto and all documents in connection therewith with the Securities and Exchange Commission granting to said attorney-in-fact power and authority to perform any other act on behalf of the undersigned required to be done in connection therewith.


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Pre-Effective Amendment No. 1 to registration statement has been signed by the following persons in the capacities indicated on January 10, 2003:




              Signature                                     Title
              ---------                                     -----
              /s/ Donna F. Zarcone                          Director and President
              -------------------------
              Donna F. Zarcone                              (Principal Executive Officer)

              /s/ Lawrence G. Hund                          Director and Chief Financial Officer
              -------------------------
              Lawrence G. Hund                              (Principal Financial Officer and Principal Accounting
                                                            Officer)

                        ***
              -------------------------                     Director
              Donovan A. Langford, III

                        ***                                 Director
              -------------------------
              Peter M. Husting

              *** /s/ LAWRENCE G. HUND
              -------------------------
              LAWRENCE G. HUND
              ATTORNEY-IN-FACT

                                  EXHIBIT INDEX



1.1 Form of Underwriting Agreement for the Notes and Certificates. Filed as Exhibit 1.1 to the Registration Statement No. 333-37550 and incorporated herein by reference.
3.1 Articles of Incorporation of the depositor. Filed as Exhibit 3.1 to the Registration Statement No. 333-37550 and incorporated herein by reference.
3.2       Bylaws of the depositor. Filed as Exhibit 3.2 to the Registration
          Statement No. 333-37550 and incorporated herein by reference.
4.1       Form of Trust Agreement between the depositor and the trustee
          (including form of certificate). Filed as Exhibit 4.1 to the Registration Statement No. 333-37550 and incorporated herein by reference.
4.2       Form of Indenture between the trust and the indenture trustee
          (including form of notes). Filed as Exhibit 4.2 to the Registration
          Statement No. 333-37550 and incorporated herein by reference.
5.1       Opinion of Winston & Strawn with respect to legality.*
8.1       Opinion of Winston & Strawn with respect to tax matters.*
10.1 Form of Transfer and Sale Agreement between the seller and the depositor. Filed as Exhibit 10.1 to the Registration Statement No.
          333-37550 and incorporated herein by reference.
10.2 Form of Sale and Servicing Agreement among the trust, the depositor, the servicer and the indenture trustee. Filed as Exhibit 10.2 to the Registration Statement No. 333-37550 and incorporated herein by reference.
10.3 Form of Pooling and Servicing Agreement among the depositor, the servicer and the trustee. Filed as Exhibit 10.3 to the Registration
          Statement No. 333-37550 and incorporated herein by reference.
10.4 Form of Administration Agreement between the trust, the administrator, the depositor and the indenture trustee. Filed as Exhibit 10.4 to the Registration Statement No. 333-37550 and incorporated herein by reference.
23.1      Consent of Winston & Strawn (included as part of Exhibit 5.1).*
23.2      Consent of Winston & Strawn (included as part of Exhibit 8.1).*
24.1      Powers of Attorney (included on signature page).
25.1      Statement of Eligibility and Qualification under the Trust Indenture
          Act of 1939 of indenture trustee**
99.1 Agreement to Deposit Contracts the depositor and the trustee. Filed as Exhibit 99.1 to the Registration Statement No. 333-37550 and incorporated herein by reference.
99.2      Security Agreement between the depositor and the trustee. Filed as
          Exhibit 99.2 to the Registration Statement No. 333-37550 and incorporated herein by reference.

-------------------------------
*  PREVIOUSLY FILED.

** To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.